UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Presidio, Inc.

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PRESIDIO, INC.

October 7, 2019

Dear Fellow Stockholders:

You are cordially invited to attend a special meeting of the stockholders of Presidio, Inc. (“we,” “our,” “Presidio” or the “Company”), which we will hold at One Penn Plaza, Suite 2832, New York, New York 10119, on November 6, 2019, at 9:30 a.m. local time.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, as amended on September 25, 2019 (as so amended, modified or supplemented from time to time, the “Merger Agreement”), dated as of August 14, 2019, by and among Presidio, BCEC — Port Holdings (Delaware), LP, a Delaware limited partnership (“Parent”), and Port Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Presidio (the “Merger”), with Presidio continuing as the surviving company of the Merger and an indirect, wholly owned subsidiary of Parent.

If the Merger Agreement is adopted and the Merger is completed, each share of our common stock (other than certain shares specified in the Merger Agreement) will be converted into the right to receive $16.60 per share in cash, without interest and subject to any required tax withholding, representing a 22.7% premium to Presidio’s 60-day volume-weighted average share price prior to announcement of the original Merger Agreement and a 25.9% premium to the closing price of shares of our common stock as of Tuesday, August 13, 2019, the last trading day prior to announcement of the original Merger Agreement.

The Presidio board of directors unanimously recommends that our stockholders vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the other matters to be considered at the special meeting.

The enclosed proxy statement describes the Merger Agreement, the Merger and related matters, and attaches a copy of the Merger Agreement. We urge stockholders to read the entire proxy statement, including the Merger Agreement, carefully, as it sets forth the details of the Merger Agreement and other important information related to the Merger.

Your vote is very important. The Merger cannot be completed unless the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting vote in favor of the proposal to adopt the Merger Agreement. If you fail to vote in person or by proxy, or fail to instruct your broker on how to vote, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

More information about the special meeting, the Merger and the other proposals for consideration at the special meeting is contained in the accompanying proxy statement.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, with respect to banks and brokers, collect at (212) 750-5833 and, with respect to shareholders and all others, toll-free at (888) 750-5834.

On behalf of Presidio’s entire board of directors, we want to thank you for your continued support.

Sincerely,

Presidio, Inc.

Robert Cagnazzi

Chairman of the Board and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger, the Merger Agreement or the other transactions contemplated by the Merger Agreement or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated October 7, 2019 and is first being mailed to stockholders on or about October 7, 2019 .

PRESIDIO, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date:	November 6, 2019

Time:	9:30 a.m. local time

Place:	One Penn Plaza, Suite 2832, New York, New York 10119

Record Date:	September 27, 2019

Meeting Agenda:

To consider and vote upon the following proposals:

1.

to adopt the Agreement and Plan of Merger, dated as of August 14, 2019, by and among Presidio, Inc., a Delaware corporation (the “Company”), BCEC — Port Holdings (Delaware), LP, a Delaware limited partnership (“Parent”), and Port Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), as amended on September 25, 2019 (as it may be further amended, modified or supplemented from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving entity and an indirect, wholly owned subsidiary of Parent (the “Merger”);

2.	to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger; and

3.

to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum.

Please vote your shares.	If you are a stockholder of record, you may vote in the following ways:

We encourage stockholders to vote promptly. If you fail to vote, the effect will be the same as a vote “AGAINST” the proposal to adopt the Merger Agreement.	By Telephone	By Internet	By Mail	In Person
	In the U.S. or Canada you can vote by calling 1-800-690-6903.	You can vote online at www.proxyvote.com. You will need the 12-digit control number on the proxy card.	You can vote by mail by marking, dating and signing your proxy card and returning it in the postage-paid envelope.	You can vote in person at the special meeting. Please refer to the section of this proxy statement entitled “The Special Meeting — Date, Time and Place of the Special Meeting” for further information regarding attending the special meeting.

If your shares of common stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.

Presidio’s board of directors (the “Presidio Board”) has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, declared it advisable to enter into the Merger Agreement and approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger. The Presidio Board has unanimously directed that the adoption of the Merger Agreement be submitted for consideration by Presidio’s stockholders at the special meeting and recommends that the stockholders of Presidio, Inc. vote (i) “FOR” the proposal to adopt the Merger Agreement, (ii) “FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the Merger, and (iii) “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum. If you sign, date and return your proxy card without indicating how you wish to vote on a proposal, your proxy will be voted “FOR” each of the foregoing proposals in accordance with the recommendation of the Presidio Board.

Your vote is important, regardless of the number of shares of common stock you own. The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Presidio common stock, par value $0.01 per share (“Common Stock”), entitled to vote at the special meeting and is a condition to the completion of the Merger. The approval of the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the Merger and the approval of the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum, each requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon, but approval of these two proposals is not a condition to the completion of the Merger. If you fail to vote in person or by proxy, or fail to instruct your broker, bank or other nominee on how to vote, the shares of Common Stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Under Delaware law, stockholders who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Common Stock as determined by the Delaware Court of Chancery if the Merger is completed, but only if they submit a written demand for an appraisal before the vote on the proposal to adopt the Merger Agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement. See the section of this proxy statement entitled “Appraisal Rights.”

You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

Only holders of record of shares of Common Stock as of the close of business on September 27, 2019, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting.

Before voting your shares of Common Stock, we urge you to, and you should, read the entire proxy statement carefully, including its annexes and the documents incorporated by reference in the proxy statement.

By order of the Board of Directors,

Elliot Brecher

Senior Vice President, General Counsel and Secretary

New York, New York

-i-

ANNEX A	Agreement and Plan of Merger
ANNEX B	Opinion, dated August 13, 2019 of LionTree Advisors LLC
ANNEX C	Section 262 of the General Corporation Law of the State of Delaware

-ii-

SUMMARY

This summary highlights selected information contained in this proxy statement, including with respect to the Merger Agreement and the Merger. We encourage you to, and you should, carefully read this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you in determining how to vote. We have included page references to direct you to a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information.”

The Companies (page 20)

Presidio, Inc.

Presidio, Inc. (“we,” “our,” “Presidio” or the “Company”) is a Delaware corporation. Presidio is a leading North American IT solutions provider delivering Digital Infrastructure, Cloud and Security solutions to create agile, secure infrastructure platforms for commercial and public sector customers. The Company is publicly listed on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “PSDO” and headquartered in New York City.

Additional information about Presidio is contained in its public filings, certain of which are incorporated by reference herein. For more information, see the sections of this proxy statement entitled “Where You Can Find Additional Information” and “The Companies — Presidio, Inc.”

BCEC — Port Holdings (Delaware), LP

BCEC — Port Holdings (Delaware), LP (“Parent”) is a Delaware limited partnership. Parent is an affiliate of investment funds advised by BC Partners Advisors L.P. (“BC Partners”). Parent was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement and it has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities in connection with its acquisition of the Company. For more information, see the section of this proxy statement entitled “The Companies — BCEC — Port Holdings (Delaware), LP.”

Port Merger Sub, Inc.

Port Merger Sub, Inc. (“Merger Sub”) is a Delaware corporation and an indirect wholly owned subsidiary of Parent that will function as the merger subsidiary in the Merger. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement and it has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities in connection with Parent’s acquisition of the Company. Upon completion of the Merger, Merger Sub will merge with and into Presidio and Merger Sub will cease to exist. For more information, see the section of this proxy statement entitled “The Companies — Port Merger Sub, Inc.”

The Special Meeting (page 21)

Date, Time and Place of the Special Meeting

The special meeting of Presidio’s stockholders (the “special meeting”) will be held at One Penn Plaza, Suite 2832, New York, New York 10119, on November 6, 2019, at 9:30 a.m. local time.

Purposes of the Special Meeting

At the special meeting, Presidio stockholders will be asked to consider and vote on the following proposals:

•

to adopt the Agreement and Plan of Merger, dated as of August 14, 2019 (the “Original Agreement”), by and among the Company, Parent and Merger Sub, as amended on September 25, 2019 (as it may be further amended, modified or supplemented from time to time the, “Merger Agreement”) (the “Merger Proposal”);

•

to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, the value of which is disclosed in the table in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” (the “Compensation Proposal”); and

•

to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal or in the absence of a quorum (the “Adjournment Proposal”).

Our stockholders must approve the Merger Proposal for the Merger to occur. If our stockholders fail to approve the Merger Proposal, the Merger will not occur. For more information, see the sections of this proxy statement entitled “The Special Meeting” and “The Merger Agreement.”

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting.

Presidio’s board of directors (the “Presidio Board”) has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, declared it advisable to enter into the Merger Agreement, and approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger. The Presidio Board has unanimously directed that the Merger Proposal be submitted for consideration by Presidio’s stockholders at the special meeting and recommends that Presidio stockholders vote “FOR” the Merger Proposal at the special meeting and “FOR” the other proposals to be considered at the special meeting.

Record Date, Notice and Quorum

The holders of record of outstanding shares of Presidio common stock, par value $0.01 per share (“Common Stock”), as of the close of business on September 27, 2019, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, 83,337,147 shares of Common Stock were outstanding and entitled to vote at the special meeting.

The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the aggregate voting power of the shares of the capital stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

Abstentions will be counted as shares present for purposes of determining the presence of a quorum. If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf with respect to any of the proposals, and your shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Required Vote

Each share of Common Stock outstanding as of the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.

For the Company to complete the Merger, Presidio stockholders holding a majority of the shares of Common Stock outstanding as of the close of business on the record date must vote “FOR” the Merger Proposal. An abstention with respect to the Merger Proposal, or a failure to vote your shares of Common Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” this proposal.

Approval of each of (i) the Compensation Proposal and (ii) the Adjournment Proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon, but is not a condition to the completion of the Merger. An abstention with respect to either proposal will have the same effect as a vote “AGAINST” these proposals. A failure to return your proxy card or otherwise vote your shares of Common Stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have no effect on these proposals, assuming a quorum is present.

The Company’s directors and executive officers have informed us that they intend to vote their shares of Common Stock in favor of the Merger Proposal and the other proposals to be considered at the special meeting, although they have no obligation to do so.

As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, 733,586 shares of Common Stock, or approximately 0.9% of the outstanding shares of Common Stock entitled to vote at the special meeting.

AP VIII Aegis Holdings, L.P. (“Aegis”), an affiliate of investment funds managed by affiliates of Apollo Global Management, Inc. (together with its subsidiaries, “Apollo”), which owns 35,125,000 shares of Common Stock representing approximately 42% of the outstanding shares of Common Stock as of September 27, 2019, has entered into a voting agreement with Parent, dated as of August 14, 2019 (the “Voting Agreement”). Pursuant to the Voting Agreement, Aegis has agreed, among other things, to vote its shares of Common Stock in favor of the Merger Proposal, and against any competing transaction, so long as, among other things, the Presidio Board has not made a Change Of Recommendation (as described in the section of this proxy statement entitled “The Merger Agreement — Company Takeover Proposal; Non-Solicitation — Change in the Presidio Board Recommendation”). For more information, see the section of this proxy statement entitled “Agreements with Respect to Common Stock — The Voting Agreement.”

Proxies; Revocation

Any Presidio stockholder of record entitled to vote at the special meeting may submit a proxy by telephone or over the Internet, by returning the enclosed proxy card, or by attending the special meeting and voting in person. If your shares of Common Stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, bank or other nominee.

Any proxy may be revoked at any time prior to its exercise by submitting a properly executed, later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary at Presidio, Inc., One Penn Plaza, Suite 2832, New York, New York 10119, or by attending the special meeting and voting in person.

The Merger (page 26)

You will be asked to consider and vote upon the Merger Proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement and incorporated by reference herein in its entirety. The Merger Agreement provides, among other things, that at the effective time of the Merger (the “Effective Time”), Merger Sub will be merged with and into the Company, with the Company surviving the Merger.

In the Merger, each share of Common Stock (excluding Canceled Shares, Converted Shares and Dissenting Shares) will cease to be outstanding and automatically be canceled and converted into the right to receive $16.60 per share in cash, without interest, subject to applicable withholding taxes (the “Merger Consideration”), upon surrender of certificates or book-entry shares.

Upon completion of the Merger, the Company will be an indirect, wholly owned subsidiary of Parent, the Common Stock will no longer be publicly traded and the Company’s existing stockholders will cease to have any ownership interest in the Company. The Company will therefore become a privately held company, indirectly wholly owned by Parent.

Treatment of Company Equity Awards (page 59)

Company Options. At the Effective Time of the Merger, each option to purchase shares of Common Stock (“Company Option”) will vest (with performance-based Company Options vesting to the extent of achievement of any applicable performance goals) and be canceled and will be converted into the right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration less the applicable per share exercise price multiplied by (ii) the number of shares of Common Stock subject to such Company Option, less any applicable withholding taxes. Company Options with an exercise price that is greater than or equal to the Merger Consideration will be canceled for no consideration. The holder of the Company Option and Parent may agree in writing to an alternative treatment of the holder’s Company Option.

Company ESPP. The last offering period in effect under the Company’s Employee Stock Purchase Plan was completed on October 2, 2019. No new offering period will commence under the Company’s Employee Stock Purchase Plan until and unless the Merger Agreement is terminated in accordance with its terms.

Conditions to Completion of the Merger (page 76)

Each party’s obligation to complete the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

•

no law or order having been enacted, issued or promulgated by a governmental authority of competent jurisdiction that is in effect and that restrains, enjoins or prohibits the consummation of the Merger;

•	the approval of the Merger Proposal by the holders of a majority of the outstanding shares of Common Stock (“Company Stockholder Approval”);

•

the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and those of the antitrust laws of other specified jurisdictions; and

•	approval from the Committee on Foreign Investment in the United States (“CFIUS”).

The respective obligations of Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver by Parent and Merger Sub on or before the Effective Time of certain additional conditions, including:

•	the accuracy of the representations and warranties of the Company as of the date of the Merger Agreement and the closing date (except to the extent such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), subject to certain materiality standards described in the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Merger”;

•

the performance by the Company in all material respects of the covenants, obligations and agreements required to be performed or complied with under the Merger Agreement at or prior to the closing; and

•	no Company Material Adverse Effect having occurred after the date of the Merger Agreement.

The obligation of the Company to complete the Merger is subject to the satisfaction or waiver by the Company on or before the Effective Time of certain additional conditions, including:

•

the accuracy of the representations and warranties of Parent and Merger Sub as of date of the Merger Agreement and the closing date (except to the extent such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), subject to certain materiality standards described in the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Merger”; and

•

the performance by each of Parent and Merger Sub in all material respects of the covenants, obligations and agreements required to be performed or complied with under the Merger Agreement at or prior to the closing.

Additionally, if the marketing period has not ended when all of the conditions to closing are satisfied, then the closing will occur on the earlier to occur of (i) a business day during the marketing period determined by Parent with no less than three business days’ prior written notice to the Company or (ii) the third business day following the final day of the marketing period (subject, in each case, to the satisfaction or waiver of all conditions set forth in the Merger Agreement).

Recommendation of the Presidio Board (page 32)

The Presidio Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, declared it advisable to enter into the Merger Agreement, and approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger. The Presidio Board has unanimously directed that the Merger Proposal be submitted for consideration by Presidio’s stockholders at the special meeting and recommends that Presidio stockholders vote “FOR” the Merger Proposal at the special meeting and “FOR” the other proposals to be considered at the special meeting.

Reasons for the Merger (page 32)

For a description of the reasons considered by the Presidio Board in resolving to recommend in favor of the approval of the Merger Proposal, see the section of this proxy statement entitled “The Merger — Reasons for the Merger; Recommendation of the Presidio Board.”

Opinion of Presidio’s Financial Advisor (page 36)

On August 13, 2019 at a meeting of the Presidio Board, LionTree Advisors LLC (“LionTree”) rendered an oral opinion to the Presidio Board (which was subsequently confirmed in writing by delivery of LionTree’s written opinion dated August 13, 2019) as to the fairness, from a financial point of view, as of such date, of the Merger Consideration to be received by the holders of shares of Common Stock, excluding Canceled Shares, Converted Shares and Dissenting Shares, in the Merger pursuant to the Original Agreement based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion, as set forth in the written opinion. For purposes of LionTree’s analysis, the term “Merger Consideration” refers to the consideration of $16.00 per share of Common Stock, that would have been payable pursuant to the Original Agreement.

LionTree’s opinion was provided to, and for the benefit of, the Presidio Board in connection with its evaluation of the Merger and only addressed the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of shares of Common Stock (excluding Canceled Shares, Converted Shares and Dissenting Shares) in the Merger pursuant to the Original Agreement (without giving effect to any impact of the Merger and the other transactions contemplated by the Original Agreement on any particular stockholder of Presidio other than in its capacity as a holder of shares of Common Stock). The summary of LionTree’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and is incorporated herein by reference, and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion. However, neither LionTree’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement constitutes a recommendation to any holder of shares of Common Stock as to how such stockholder should vote or act on any matter relating to the Merger and the other transactions contemplated by the Original Agreement or any other matter.

Interests of the Company’s Directors and Executive Officers in the Merger (page 49)

In considering the recommendation of the Presidio Board that Presidio stockholders approve the Merger Proposal, Presidio stockholders should be aware that the directors and executive officers of Presidio have potential interests in the Merger that may be different from, or in addition to, the interests of Presidio stockholders generally, including, among others:

•	Mr. Robert Cagnazzi has committed to contribute, immediately prior to the Effective Time, a total of 363,656 shares of Common Stock to Parent in exchange for certain equity securities of Parent;

•

members of the Presidio Board and executive officers of the Company are entitled to new and continued rights of indemnification and advancement of expenses and insurance coverage under the Merger Agreement;

•	the Company’s executive officers as of the Effective Time will become the initial executive officers of the surviving corporation;

•	the treatment of the stock options awards held by the Company’s executive officers as of the Effective Time; and

•	severance payments upon a termination without cause or resignation with good reason during the two years following the Effective Time.

The Presidio Board was aware of these interests and considered them, among other matters, in making its recommendation that Presidio stockholders vote in favor of the Merger Proposal. For more information, see the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Termination Fee Commitment Letter (page 48)

Concurrently with the execution of the Merger Agreement, BCEC Management European Capital, for and on behalf of BC European Capital X-1 to 10 and 5A LP, and BCEC X Lux GP S.À R.L, for and on behalf of

BCEC X Luxembourg 1 SCSp. (the “Investor Group”), entered into a termination fee commitment letter with Parent, pursuant to which the Investor Group has committed to pay the termination fee payable by Parent under certain circumstances, as well as interest and expenses and certain reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the termination fee commitment letter and the Merger Agreement, in an amount not to exceed $84 million in the aggregate (the “Termination Fee Commitment Letter”).

Agreements with Respect to Common Stock (page 82)

Voting Agreement. Aegis, an affiliate of investment funds managed by affiliates of Apollo, which owns 35,125,000 shares of Common Stock representing approximately 42% of the outstanding shares of Common Stock as of September 9, 2019, has entered into the Voting Agreement with Parent. Pursuant to the Voting Agreement, Aegis has agreed, among other things, to vote its shares of Common Stock in favor of the Merger Proposal, and against any competing transaction, so long as, among other things, the Presidio Board has not made a Change of Recommendation.

Rollover Agreement. In connection with the Merger Agreement, Parent entered into a rollover agreement with the Mr. Robert Cagnazzi pursuant to which Mr. Cagnazzi has committed to contribute, immediately prior to the Effective Time, a total of 363,656 shares of Common Stock to Parent in exchange for certain equity securities of Parent.

Financing (page 49)

The Investor Group has committed to contribute or cause to be contributed to Parent at the closing of the Merger an aggregate amount in cash equal to $855 million, subject to the terms and conditions set forth in an equity commitment letter dated August 14, 2019, as amended on September 25, 2019 (the “Equity Commitment Letter”).

In addition, in connection with the Merger Agreement, Merger Sub entered into an amended and restated debt commitment letter dated August 30, 2019 (the “Debt Commitment Letter” and together with the Equity Commitment Letter, the “Financing Letters”) with JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Royal Bank of Canada, Bank of America, N.A. and MUFG Union Bank, N.A., and in some cases, certain of their affiliates (the “Debt Commitment Parties”), pursuant to which the Debt Commitment Parties have committed to provide, upon certain terms and subject to certain conditions, Merger Sub with debt financing in an aggregate principal amount of $1,775 million.

In addition, in connection with the execution of the Merger Agreement, Parent entered into a cash investment subscription agreement with Mr. Cagnazzi, pursuant to which Mr. Cagnazzi agreed to purchase a number of Class A-2 limited partnership units in Parent having an aggregate value equal to two-thirds of the aggregate cash consideration he will receive in the Merger in respect of his Company Options, net of all income taxes payable in respect thereof.

The Company has agreed to use its reasonable best efforts to provide, and to cause its subsidiaries to use their reasonable best efforts to provide, to Parent and Merger Sub such cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the financing contemplated by the Debt Commitment Letter, subject to the terms set forth in the Merger Agreement.

Material U.S. Federal Income Tax Consequences of the Merger (page 53)

The receipt of cash in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of Common Stock for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For more information, see the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”

Regulatory Approvals (page 55)

Antitrust Clearance. Completion of the Merger is conditioned on the expiration or early termination of the applicable waiting period under the HSR Act and the antitrust laws of other specified jurisdictions. The Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC on August 27, 2019 and August 28, 2019, respectively. Early termination of the waiting period under the HSR Act was granted on September 9, 2019. The Company and Parent made all required filings under foreign antitrust laws on August 28, 2019, and all required approvals under foreign antitrust laws have been received.

Commitments to Obtain Antitrust Approval. The Company, Parent, and Merger Sub are each required to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by the Merger Agreement, subject to certain limitations. See the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger — Antitrust Matters.”

CFIUS Approval & DCSA Arrangements. Parent must take all actions necessary, proper or advisable to obtain CFIUS approval. In addition, Parent must take all actions necessary, proper or advisable such that (i) it obtains written acknowledgement from the Defense Counterintelligence and Security Agency (“DCSA”) that it has accepted a foreign ownership control, or mitigation plan (“FOCI Mitigation Plan”) or (ii) if DCSA has not issued a written acknowledgement that it has accepted a FOCI Mitigation Plan, DCSA has not taken any action to reject a proposed FOCI Mitigation Plan and CFIUS Approval must have been obtained ((i) and (ii) collectively referred to as “DCSA Arrangements”). Parent shall use its reasonable best efforts to take all action necessary to secure CFIUS approval and obtain the DCSA Arrangements, including providing all such assurances as may be required, requested or imposed by CFIUS or DCSA.

Commitments to Obtain CFIUS Approval & DCSA Arrangements. Presidio must use its reasonable best efforts to cooperate in connection with any actions taken by Parent in connection with obtaining CFIUS approval and DCSA Arrangements. The two aforementioned obligations include the submission of a CFIUS notice and, with respect to DCSA Arrangements, the submission of a transaction notification and FOCI Mitigation Plan. The parties submitted the transaction notification to DCSA on August 19, 2019 and the draft commitment letter to DCSA on September 13, 2019. The parties submitted the draft CFIUS notice on August 28, 2019. The parties must cooperate in connection with any such filing and in connection with resolving any investigation or other inquiry of CFIUS, DCSA or any other governmental authority related to the CFIUS and DCSA review processes.

Filing Fees. Parent has agreed to pay all filing fees payable to any governmental authority in connection with any filings made to obtain any required regulatory approval.

Appraisal Rights (page 88)

Under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), Presidio stockholders who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the Merger Proposal and must not vote or otherwise submit a proxy in favor of the Merger Proposal. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety.

Delisting and Deregistration of the Common Stock (page 56)

If the Merger is completed, the Common Stock will be delisted from the NASDAQ and deregistered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Company Takeover Proposal; Non-Solicitation (page 65)

Pursuant to the Merger Agreement, until 11:59 p.m. (New York time) on September 23, 2019 (the “No-Shop Period Start Date”), Presidio, its subsidiaries, and their respective representatives were permitted to (i) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that could constitute a Company Takeover Proposal, (ii) provide information (including non-public information and data) relating to the Company and its subsidiaries and afford access to the business, properties, assets, books, records, or any personnel of the Company and its subsidiaries pursuant to an acceptable confidentiality agreement, (iii) engage in, enter into, continue or otherwise participate in, any discussions or negotiations regarding any Company Takeover Proposal (or inquiries, proposals or offers that would reasonably be expected to lead to a Company Takeover Proposal) and (iv) cooperate with, assist, participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any Company Takeover Proposal.

During the go-shop period that commenced on the date of the Original Agreement and continued until the No-Shop Period Start Date, 52 buyers were contacted regarding their potential interest in exploring a transaction with the Company. Five prospective buyers entered into Acceptable Confidentiality Agreements with the Company and were provided with non-public information relating to the Company. On September 23, 2019, a prospective buyer submitted a Company Takeover Proposal to the Company, which the Presidio Board determined in good faith, after consultation with its legal and financial advisors, would be reasonably expected to lead to a Company Superior Proposal. Accordingly, the Company Board determined that the prospective buyer constituted an “Excluded Party” and, as required under the Merger Agreement, within one business day following the No-Shop Period Start Date, the Company delivered a written notice to Parent listing the Excluded Party and any other party that to the Company’s knowledge has, or is expected to have, a more than 10% equity interest in such Excluded Party. After receipt of such notice, and after engaging with the Excluded Party in an attempt to strengthen its proposal, the Company, Parent and Merger Sub amended the Original Agreement to, among other things, increase the Merger Consideration from $16.00 per share to $16.60 per share of Common Stock (in each case without interest and subject to applicable withholding taxes). For more information, see the section of this proxy statement entitled “The Merger — Background of the Merger.”

From the No-Shop Period Start Date (or, with respect to an Excluded Party, 10 days following the No-Shop Period Start Date), the Company shall not, and shall cause each of its subsidiaries and their respective officers and directors, and shall instruct its representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any proposal or offer or inquiries regarding the making of any proposal or offer that constitutes or would reasonably be expected to lead to a Company Takeover Proposal; and (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish any information in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to Company Takeover Proposal (other than in response to an unsolicited inquiry that did not arise from a breach of the Company’s non-solicitation obligations (other than a breach that is both immaterial and unintentional), solely to ascertain facts from the person making such Company Takeover Proposal consistent with its fiduciary duties about such Company Takeover Proposal and the person that made it and to refer the inquiring person to the non-solicitation provisions of the Merger Agreement).

However, at any time following the No-Shop Period Start Date and prior to the time Company Stockholder Approval is obtained, if the Company receives a bona fide written Company Takeover Proposal from a third party that is not withdrawn and did not result from a breach (other than a breach that is both immaterial and unintentional) of the Company’s non-solicitation obligations and that the Presidio Board determines in good faith, after consultation with its independent financial advisors and outside legal counsel, (i) constitutes or would reasonably be expected to lead to a Company Superior Proposal and (ii) failure to take action under clauses (x) and (y) below would be inconsistent with its fiduciary duties under applicable law, then the Company and its representatives may (x) furnish information to such persons and their representatives pursuant to an acceptable confidentiality agreement and (y) engage in or otherwise participate in discussions or negotiations with such person and its representatives, in each case, subject to the requirement that the Company must give Parent written notice of such determination promptly (and in any event within 24 hours) after the Presidio Board makes such determination and make available to Parent and Merger Sub any non-public information or data concerning the Company or its subsidiaries that is provided to any such person which was not previously made available to Parent or Merger Sub.

Change in the Presidio Board Recommendation (page 67)

The Presidio Board has unanimously recommended that Presidio stockholders vote “FOR” the Merger Proposal. Generally, the Presidio Board shall not effect a Change of Recommendation.

However, the Merger Agreement permits the Presidio Board to effect a Change of Recommendation and/or, in response to a Company Superior Proposal, terminate the Merger Agreement in order to enter into an acquisition agreement providing for such Company Superior Proposal, if the Company has received a Company Superior Proposal that did not result from a breach of the Company’s non-solicitation obligations, subject to the requirements that:

•

the Company provides prior written notice to Parent, at least five business days in advance, that it intends to effect a Change of Recommendation and/or terminate the Merger Agreement to enter into a Company Superior Proposal, which notice specifies the identity of the person making such proposal and the material terms thereof and included a copy of the proposed Company Superior Proposal, the proposed acquisition agreement with respect thereto and all related documentation;

•

during the five business day period following the date on which notice was received (or a three business day period, in the event of any change to the financial terms or other material terms of such Company Superior Proposal), the Company and its representatives negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement as Parent may propose; and

•

upon the conclusion of the applicable negotiation period, the Presidio Board consider any revisions to the terms of the Merger Agreement proposed in writing by Parent in good faith and determine, after consultation with the Company’s independent financial advisors and outside legal counsel, that the Company Takeover Proposal constitutes a Company Superior Proposal.

In addition, the Presidio Board may also effect a Change of Recommendation in response to an Intervening Event if the Presidio Board determines in good faith after consultation with its independent financial advisors and outside legal counsel that the failure to effect a Change of Recommendation would be inconsistent with its fiduciary duties under applicable law, subject to a five business day negotiation period with Parent.

Termination and Termination Fees (page 77)

The Merger Agreement may be terminated by either party and the Merger may be abandoned in certain circumstances, including if (i) the Merger is not completed by May 14, 2020 (the “Termination Date”), subject to certain limitations, (ii) Presidio’s stockholders fail to adopt the Merger Proposal, (iii) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger and (iv) the other party materially breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases, to the right of the breaching party to cure the breach. Parent and the Company may also terminate the Merger Agreement by mutual written consent.

The Company is also entitled to terminate the Merger Agreement, and receive a termination fee of $80 million from Parent if (i) Merger Sub fails to consummate the Merger following the completion of a marketing period for Parent’s debt financing and satisfaction or waiver of certain closing conditions or (ii) if Parent or Merger Sub otherwise breaches its obligations under the Merger Agreement such that conditions to the consummation of the Merger cannot be satisfied.

If the Merger Agreement is terminated because (i) before receipt of the Company Stockholder Approval, the Presidio Board makes a Change of Recommendation or the Company willfully and materially breaches its non-solicitation obligations, (ii) the Company accepts a Company Superior Proposal, or (iii) the Merger has not closed by the Termination Date and (x) an acquirer publicly announced a bona fide Company Takeover Proposal after the date of the Merger Agreement and it is not withdrawn before the approval of the transaction and, (y) the Company enters into a definitive agreement with respect to any competing transaction, or completes a competing transaction, within 12 months of termination, the termination fee payable by the Company to Parent will be $40  million.

Market Price of the Common Stock (page 85)

Shares of Common Stock are listed on the NASDAQ under the symbol “PSDO.” The closing sale price of shares of Common Stock on August 13, 2019, the last trading day prior to the announcement of the Original Agreement, was $13.19 per share. On October 4, 2019 the most recent practicable date before the filing of this proxy statement, the closing price for shares of Common Stock was $16.79 per share. You are encouraged to obtain current market quotations for shares of Common Stock in connection with voting your shares of Common Stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposals to be voted on at the special meeting. These questions and answers may not address all of the questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the documents incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information.”

Q:	Why am I receiving this proxy statement?

A:

On August 14, 2019, the Company entered into the Original Agreement, which was amended on September 25, 2019, providing for the acquisition of the Company by Parent for a price of $16.60 per share in cash, without interest and subject to any required tax withholding. You are receiving this proxy statement in connection with the solicitation of proxies by the Presidio Board in favor of the Merger Proposal and to approve the other related proposals to be voted on at the special meeting.

Q:	As a stockholder of Presidio, what will I receive in the Merger?

A:

If the Merger is completed you will receive $16.60 in cash, without interest and subject to any required tax withholding, for each outstanding share of Common Stock that you own immediately prior to the Effective Time, unless you have properly exercised and perfected your demand for appraisal rights in accordance with Section 262 of the DGCL with respect to such shares.

Q:	When and where is the special meeting?

A:	The special meeting will be held at One Penn Plaza, Suite 2832, New York, New York 10119, on November 6, 2019, at 9:30 a.m. local time.

Q:	Who is entitled to vote at the special meeting?

A:

Only holders of record of Common Stock as of the close of business on September 27, 2019, the record date for the special meeting, are entitled to receive these proxy materials and to vote their shares at the special meeting. Each share of Common Stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the special meeting.

Q:	What matters will be voted on at the special meeting?

A:	At the special meeting, you will be asked to consider and approve the following proposals:

•	the Merger Proposal;

•	the Compensation Proposal; and

•	the Adjournment Proposal.

Q:	How do I attend the special meeting?

A:

If you plan to attend the special meeting in person, you must provide proof of ownership of Common Stock as of the record date, such as an account statement indicating ownership on that date, and a form of personal identification for admission to the meeting. If you hold your shares in “street name,” and you also wish to be able to vote at the meeting, you must obtain a legal proxy, executed in your favor, from your bank or broker.

Q:	How many shares are needed to constitute a quorum?

A:

A quorum will be present if holders of a majority of the aggregate voting power of the shares of capital stock issued and outstanding and entitled to vote at the special meeting are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

As of the close of business on September 27, 2019, the record date for the special meeting, there were 83,337,147 shares of Common Stock outstanding.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.

If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf with respect to any of the proposals, and your shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:	What vote of Presidio stockholders is required to approve the Merger Proposal?

A:

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the close of business on the record date for the special meeting.

An abstention with respect to the Merger Proposal, or a failure to vote your shares of Common Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” this proposal.

Q:	What vote of Presidio stockholders is required to approve the other proposals to be voted upon at the special meeting?

A:

Each of (i) the Compensation Proposal and (ii) the Adjournment Proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

An abstention with respect to either proposal will have the same effect as a vote “AGAINST” these proposals. A failure to return your proxy card or otherwise vote your shares of Common Stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), will have no effect on these proposals, assuming a quorum is present.

Q:	How does the Presidio Board recommend that I vote?

A:	The Presidio Board unanimously recommends that Presidio stockholders vote:

•	“FOR” the Merger Proposal;

•	“FOR” the Compensation Proposal; and

•	“FOR” the Adjournment Proposal.

For a discussion of the factors that the Presidio Board considered in determining to recommend in favor of the approval of the Merger Proposal, see the section of this proxy statement entitled “The Merger — Reasons for the Merger; Recommendation of the Presidio Board.” In addition, in considering the recommendation of the Presidio Board with respect to the Merger Agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Presidio stockholders generally. For a discussion of these interests, see the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Q:	How do Presidio’s directors and officers intend to vote?

A:

The Company’s directors and executive officers have informed us that they intend to vote their shares of Common Stock in favor of the Merger Proposal and the other proposals to be considered at the special meeting, although they have no obligation to do so. As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, 733,586 shares of Common Stock, or approximately 0.9% of the outstanding shares of Common Stock entitled to vote at the special meeting.

Q:	Have any Presidio stockholders already agreed to approve the Merger Proposal?

A:

Yes. Pursuant to the Voting Agreement, Aegis, an affiliate of investment funds managed by affiliates of Apollo, which owns 35,125,000 shares of Common Stock representing approximately 42% of the outstanding shares of Common Stock as of September 27, 2019, has agreed, among other things, to vote its shares of Common Stock in favor of the Merger Proposal, and against any competing transaction so long as, among other things, the Presidio Board has not made a Change of Recommendation. For more information, see the section of this proxy statement entitled “Agreements with Respect to Common Stock — Voting Agreement.”

Q:	Am I entitled to rights of appraisal under the DGCL?

A:

If the Merger is completed, stockholders who do not vote in favor of the Merger Proposal and who properly demand appraisal of their shares of Common Stock will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Common Stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest on the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. For more information, see the section of this proxy statement entitled “Appraisal Rights.”

Q:	When is the Merger expected to be completed?

A:

As of the date of this proxy statement, we expect to complete the Merger in the fourth quarter of 2019. However, completion of the Merger is subject to the satisfaction or waiver of the conditions to the completion of the Merger, including the expiration of the required regulatory waiting period under the HSR Act, CFIUS approval and the approval of Presidio’s stockholders, which are described in this proxy statement, and we cannot be certain when or if the conditions to the Merger will be satisfied or, to the extent permitted, waived. Early termination of the waiting period under the HSR Act was granted on September 9, 2019.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by the Company’s stockholders, or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Common Stock in connection with the Merger. Instead, the Company will remain a public company, and shares of Common Stock will continue to be registered under the Exchange Act, as well as listed and traded on the NASDAQ. In the event that either Presidio or Parent terminates the Merger Agreement, then, in certain specified circumstances, Presidio may be required to pay Parent a termination fee of $40 million, or Parent may be required to pay Presidio a termination fee of $80 million, as applicable. For more information, see the sections of this proxy statement entitled “The Merger Agreement — Company Termination Fee” and “The Merger Agreement — Parent Termination Fee.”

Q:	Why am I being asked to consider and cast a vote on the Compensation Proposal? What will happen if stockholders do not approve this proposal?

A:

The inclusion of this Compensation Proposal is required by the rules of the Securities and Exchange Commission (the “SEC”); however, the approval of the Compensation Proposal is not a condition to the completion of the Merger and the vote on this Compensation Proposal is an advisory vote by stockholders and will not be binding on the Company or Parent. If the Merger Proposal is approved by the Company’s stockholders and the Merger is completed, the Merger-related compensation will be paid to the Company’s named executive officers in accordance with the terms of their compensation agreements and arrangements even if stockholders fail to approve this Compensation Proposal.

Q:	How does the Merger Consideration compare to the market price of shares of Common Stock?

A:

The Merger Consideration of $16.60 per share represents an 22.7% premium to Presidio’s 60-day volume-weighted average share price and a 25.9% premium to the closing price of the Common Stock as of Tuesday, August 13, 2019, the last trading day prior to the announcement of the Original Agreement.

Q:	What do I need to do now? How do I vote my shares of Common Stock?

A:

We urge you to read this entire proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the Merger affects you. Your vote is important, regardless of the number of shares of Common Stock you own.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record but instead hold your shares of Common Stock in “street name” through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

It is not necessary to attend the special meeting in order to vote your shares of Common Stock. To ensure that your shares of Common Stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Attending the special meeting in person does not itself constitute a vote on any proposal.

Shares of Common Stock Held by Record Holder

You can ensure that your shares of Common Stock are voted at the special meeting by submitting your proxy via:

•	mail, by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope;

•	telephone, by using the toll-free number 1-800-690-6903; or

•	the Internet, at www.proxyvote.com.

The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. on November 5, 2019.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” (i) the Merger Proposal, (ii) the Compensation Proposal and (iii) the Adjournment Proposal.

We encourage you to vote by proxy even if you plan on attending the special meeting.

A failure to vote or an abstention will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.

Shares of Common Stock Held in “Street Name”

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	Can I revoke my proxy?

A:

Yes. You can revoke your proxy before the vote is taken at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company in writing, in care of the Secretary, at Presidio, Inc., One Penn Plaza, Suite 2832, New York, New York 10119, or by submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to 11.59 p.m. on November 5, 2019, or by completing, signing, dating and returning a new proxy card by mail to the Company. In addition, you may revoke your proxy by attending the special meeting and voting in person; however, simply attending the special meeting will not cause your proxy to be revoked. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

If you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting in person at the special meeting if you obtain a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

Q:	What happens if I do not vote or if I abstain from voting on the proposals?

A:

The requisite number of shares to approve the Merger Proposal is based on the total number of shares of Common Stock outstanding on September 27, 2019, the record date, not just the shares that are voted. If you do not vote, or abstain from voting, on the Merger Proposal, or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal.

The requisite number of shares to approve the other two proposals is based on the total number of shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon. If you abstain from voting on (i) the Compensation Proposal and (ii) the Adjournment Proposal, it will have the same effect as a vote “AGAINST” these proposals. If you do not return your proxy card or otherwise fail to vote your shares of Common Stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), it will have no effect on these proposals, assuming a quorum is present.

Q:	Will my shares of Common Stock held in “street name” or held in another form of record ownership be combined for voting purposes with shares I hold of record?

A:

No. Because any shares of Common Stock you may hold in “street name” will be deemed to be held by a different stockholder (that is, your broker, bank, or other nominee) than any shares of Common Stock you hold of record, any shares of Common Stock held in “street name” will not be combined for voting purposes with shares of Common Stock held of record. Similarly, if you own shares of Common Stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of Common Stock because they are held in a different form of record ownership. Shares of Common Stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card.

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:

If your shares of Common Stock are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the Internet) to ensure that all of your shares of Common Stock are voted.

Q:	What happens if I sell my shares of Common Stock before completion of the Merger?

A:

In order to receive the Merger Consideration, you must hold your shares of Common Stock through completion of the Merger. Consequently, if you transfer your shares of Common Stock before completion of the Merger, you will have transferred your right to receive the Merger Consideration.

The record date for stockholders entitled to vote at the special meeting is earlier than the completion of the Merger. If you transfer your shares of Common Stock after the record date but before the closing of the Merger, you will have the right to vote at the special meeting but not the right to receive the Merger Consideration.

Q:	If the Merger is completed, how do I obtain the Merger Consideration for my shares of Common Stock?

A:

Following the completion of the Merger, your shares of Common Stock will automatically be converted into the right to receive your portion of the Merger Consideration. After the Merger is completed, if your shares of Common Stock are evidenced by stock certificates, you will receive a letter of transmittal and related materials from the paying agent for the Merger with detailed written instructions for exchanging your shares of Common Stock evidenced by stock certificates for the Merger Consideration (without interest and subject to any required tax withholding). If your shares of Common Stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration (without interest and subject to any required tax withholding).

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:

No. You should not return your stock certificates or send in other documents evidencing ownership of Common Stock with the proxy card. If the Merger is completed and if your shares of Common Stock are evidenced by stock certificates, the paying agent for the Merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of Common Stock for the Merger Consideration (without interest and subject to any required tax withholding).

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Where can I find more information about Presidio?

A:	You can find more information about us from various sources described in the section of this proxy statement entitled “Where You Can Find Additional Information.”

Q:	Who will solicit and pay the costs of soliciting proxies?

A:

The Presidio Board is soliciting your proxy, and we will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Presidio has retained Innisfree M&A Incorporated (which we refer to as “Innisfree”), a proxy solicitation firm, to assist the Presidio Board in the solicitation of proxies for the special meeting, and we expect to pay Innisfree approximately $15,000, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or via the Internet by Innisfree or, without additional compensation, by certain of Presidio’s directors, officers and employees.

Q:	Who can help answer my other questions?

A:

If you have more questions about the Merger or any of the other matters set forth in this proxy statement, or require assistance in submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, please contact Innisfree, which is acting as the proxy solicitation agent and information agent for Presidio in connection with the special meeting. Presidio stockholders can contact Innisfree, with respect to banks and brokers, collect at (212) 750-5833 and, with respect to shareholders and all others, toll-free at (888) 750-5834.

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

(212) 750-5833 (Call Collect)

or

Call Toll-Free (888) 750-5834

Email: info@innisfreema.com

or

Presidio, Inc.

Attn: Secretary

One Penn Plaza, Suite 2832

New York, New York 10119

(212) 652-5700

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary,” or “potential.” Forward-looking statements in this proxy statement may include, without limitation: statements about the potential benefits of the proposed Merger; Presidio’s plans, objectives, expectations; and the anticipated timing of closing the Merger. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the Merger (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, obtaining the requisite approval of Presidio’s stockholders; risks related to the debt financing arrangements; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed Merger; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; competitive developments; and other risks and uncertainties discussed in Presidio’s filings with the SEC, including the “Risk Factors” and “Cautionary Statements Concerning Forward-Looking Statements” sections of Presidio’s most recent annual report on Form 10-K and subsequently filed Form 10-Qs. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation to reflect events or circumstances after the date of this presentation, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

THE COMPANIES

Presidio, Inc.

Presidio, Inc. is a Delaware corporation. Presidio is a leading North American IT solutions provider delivering Digital Infrastructure, Cloud and Security solutions to create agile, secure infrastructure platforms for commercial and public sector customers. The Company is publicly listed on the NASDAQ under the symbol “PSDO”.

Presidio’s principal executive offices are located at One Penn Plaza, Suite 2832, New York, New York 10119 and its telephone number is (212) 652-5700.

A detailed description of the Company’s business is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the SEC on August 29, 2019, which is incorporated by reference into this proxy statement. For more information, see the section of this proxy statement entitled “Where You Can Find Additional Information.”

BCEC — Port Holdings (Delaware), LP

BCEC — Port Holdings (Delaware), LP is a Delaware limited partnership and an affiliate of investment funds advised by BC Partners. Parent was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement and it has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities in connection with its acquisition of the Company.

Parent’s principal executive offices are located at 650 Madison Avenue, New York, New York 10022 and its telephone number is (212) 891-2880.

Port Merger Sub, Inc.

Port Merger Sub, Inc. is a Delaware corporation and an indirect wholly owned subsidiary of Parent that will function as the merger subsidiary in the Merger. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement and it has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities in connection with Parent’s acquisition of the Company. Upon completion of the Merger, Merger Sub will merge with and into Presidio and Merger Sub will cease to exist.

Merger Sub’s principal executive offices are located at 650 Madison Avenue, New York, New York 10022 and its telephone number is (212) 891-2880.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Presidio Board for use at the special meeting or any adjournment or postponement thereof. This proxy statement provides the Company’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Presidio Board for use at the special meeting to be held at One Penn Plaza, Suite 2832, New York, New York 10119, on November 6, 2019, at 9:30 a.m. local time, or at any adjournment or postponement thereof.

For information regarding attending the special meeting, see “The Special Meeting — Voting; Proxies; Revocation — Attendance.”

Purposes of the Special Meeting

At the special meeting, Presidio stockholders will be asked to consider and approve the following proposals:

•	the Merger Proposal;

•

the Compensation Proposal, the value of which is disclosed in the table in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger”; and

•	the Adjournment Proposal.

Our stockholders must approve the Merger Proposal for the Merger to occur. If our stockholders fail to approve the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference herein in its entirety, and certain provisions of the Merger Agreement are described in the section of this proxy statement entitled “The Merger Agreement.”

The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to adopt the Merger Agreement and vote not to approve the Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on either Presidio or Parent. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of Presidio stockholders.

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about October 7, 2019.

Record Date, Notice and Quorum

The holders of record of Common Stock as of the close of business on September 27, 2019, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, 83,337,147 shares of Common Stock were outstanding and entitled to vote at the special meeting.

The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the capital stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum for purposes of the special meeting. Once a share is represented at the special meeting, it will be counted for purposes of determining whether a quorum is present at the special meeting. However, if a new record date is set for an adjourned special meeting, a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting.

Required Vote

Each share of Common Stock outstanding as of the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.

For the Company to complete the Merger, Presidio stockholders holding a majority of the shares of Common Stock outstanding as of the close of business on the record date must vote “FOR” the Merger Proposal. An abstention with respect to the Merger Proposal, or a failure to vote your shares of Common Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” the Merger Proposal.

Approval of each of (i) the Compensation Proposal and (ii) the Adjournment Proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon, but is not a condition to the completion of the Merger. An abstention with respect to either proposal will have the same effect as a vote “AGAINST” these proposals. A failure to return your proxy card or otherwise vote your shares of Common Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have no effect on these proposals, assuming a quorum is present.

Stock Ownership and Interests of Certain Persons

Voting by the Company’s Directors and Executive Officers

As of the close of business on the record date, directors and executive officers of the Company were entitled to vote 733,586 shares of Common Stock, or approximately 0.9% of the shares of Common Stock issued and outstanding on that date and entitled to vote at the special meeting. The Company’s directors and executive officers have informed us that they intend to vote their shares in favor of the Merger Proposal and the other proposals to be considered at the special meeting, although they have no obligation to do so.

Voting by Aegis

Aegis, an affiliate of investment funds managed by affiliates of Apollo, which owns 35,125,000 shares of Common Stock representing approximately 42% of the outstanding shares of Common Stock as of September 27, 2019, has entered into the Voting Agreement with Parent. Pursuant to the Voting Agreement, Aegis has agreed, among other things, to vote its shares of Common Stock in favor of the Merger Proposal, and against any competing transaction, so long as, among other things, the Presidio Board has not made a Change of Recommendation. For more information, see the section of this proxy statement entitled “Agreements with Respect to Common Stock — The Voting Agreement.”

Voting; Proxies; Revocation

Attendance

All holders of shares of Common Stock as of the close of business on September 27, 2019, the record date, including stockholders of record and beneficial owners of Common Stock registered in the “street name” of a broker, bank or other nominee, are invited to attend the special meeting.

To attend the special meeting in person, you must provide proof of ownership of shares of Common Stock as of the record date, such as an account statement indicating ownership on that date, and a form of personal identification. If you hold your shares in “street name,” and you also wish to be able to vote at the meeting, you must obtain a legal proxy, executed in your favor, from your bank, broker or other nominee.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares of Common Stock in “street name” through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting. Attending the special meeting in person does not itself constitute a vote on any proposal.

Providing Voting Instructions by Proxy

To ensure that your shares of Common Stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Shares of Common Stock Held by Record Holder

If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address specified on the enclosed proxy card. Your shares of Common Stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares of Common Stock will be voted in the manner directed by you on your proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the Merger Proposal, Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy card or vote by telephone or via the Internet, and you are a holder of record on the record date, unless you attend the special meeting and vote in person, your shares of Common Stock will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, which will have the same effect as a vote “AGAINST” the Merger Proposal and, assuming a quorum is present, will have no effect on the Compensation Proposal, or Adjournment Proposal.

Shares of Common Stock Held in “Street Name”

If your shares of Common Stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.

In accordance with applicable stock exchange rules, brokers, banks and other nominees that hold shares of Common Stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to (i) the Merger Proposal, (ii) the Compensation Proposal or (iii) the Adjournment Proposal. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they cannot vote such shares with respect to these proposals. Therefore, unless you attend the special meeting in person with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of Common Stock not being present at the meeting and not being voted on any of the proposals. As a result, a failure to vote your shares of Common Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf) will have the same effect as a vote “AGAINST” the Merger Proposal, but it will have no effect on the other proposals, assuming a quorum is present.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it before it is voted. If you are a stockholder of record, you may revoke your proxy before the vote is taken at the special meeting by:

•

submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to 11:59 p.m. on November 5, 2019, or by completing, signing, dating and returning a new proxy card by mail to the Company;

•	attending the special meeting and voting in person; or

•	delivering a written notice of revocation by mail to the Company, in care of the Secretary, at Presidio Inc., One Penn Plaza, Suite 2832, New York, New York 10119.

Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting in person at the special meeting if you obtain a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

Abstentions

An abstention occurs when a stockholder attends the special meeting, either in person or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of Common Stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved.

Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal, a vote “AGAINST” the Compensation Proposal and a vote “AGAINST” the Adjournment Proposal.

Solicitation of Proxies

The Presidio Board is soliciting your proxy, and we will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. The Company has retained Innisfree, a proxy solicitation firm, to assist the Presidio Board in the solicitation of proxies for the special meeting, and we expect to pay Innisfree approximately $15,000, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or via the Internet by Innisfree or, without additional compensation, by certain of Presidio’s directors, officers and employees.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal or in the absence of a quorum.

Holders of a majority of shares present in person or represented by proxy at the special meeting, whether or not constituting a quorum, and entitled to vote may adjourn the special meeting. Any adjournment may be made without notice other than an announcement at the special meeting of the time, date and place of the adjourned meeting; provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. Adjournments and postponements are also subject to certain restrictions in the Merger Agreement. Presidio may not postpone or adjourn the special meeting without Parent’s prior written consent. Notwithstanding the foregoing, (i) if Presidio reasonably determines in good faith that Company Stockholder Approval is unlikely to be obtained at the special meeting, including due to an absence of quorum, the Company may adjourn or postpone the special meeting once, for a period no longer than 30 calendar days, to solicit additional proxies in favor of the Merger Proposal or (ii) if Parent reasonably determines in good faith that Company Stockholder Approval is unlikely to be obtained, Parent may request on one occasion that Presidio adjourn, delay or postpone the special meeting.

Other Information

You should not return your stock certificates or send in other documents evidencing ownership of Common Stock with the proxy card. If the Merger is completed and your shares of Common Stock are evidenced by stock certificates, the paying agent for the Merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of Common Stock evidenced by stock certificates for the Merger Consideration (without interest and subject to any required tax withholding).

THE MERGER

The description of the Merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety.

Certain Effects of the Merger

Pursuant to the terms of the Merger Agreement, if the Merger Proposal is approved by the Company’s stockholders and the other conditions to the closing of the Merger are satisfied or waived, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect wholly owned subsidiary of Parent.

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each share of Common Stock issued and outstanding immediately before the Effective Time (excluding (i) shares held by the Company as treasury stock or held by Merger Sub or Port Midco (the direct parent entity of Merger Sub) (including any Rollover Shares) (such shares, “Canceled Shares”), (ii) shares held by any direct or indirect subsidiary of Parent (other than Merger Sub and Port Midco) and the Company (the “Converted Shares”) and (iii) shares held by stockholders of the Company who have neither voted in favor of, nor consented in writing to, the approval of the Merger Proposal and who have properly exercised and have perfected a demand for appraisal rights with respect to their shares in compliance with Section 262 of the DGCL (the “Dissenting Shares”)) will be converted into the right to receive the Merger Consideration of $16.60 per share in cash, without interest and subject to any required tax withholding.

The Common Stock is currently registered under the Exchange Act and is listed on the NASDAQ under the symbol “PSDO.” Upon completion of the Merger, the Company will cease to be a publicly traded company and will be an indirect, wholly owned subsidiary of Parent. Following the completion of the Merger, the Common Stock will be delisted from the NASDAQ and deregistered under the Exchange Act, following which the Company will no longer be required to file periodic reports with the SEC with respect to its Common Stock in accordance with applicable law, rules and regulations. The Company will therefore become a privately held company, indirectly wholly owned by Parent.

Background of the Merger

Since Presidio’s initial public offering in March 2017, the Presidio Board and the Company’s management have regularly reviewed the Company’s business strategy and strategic plan and evaluated strategic and financial opportunities to maximize stockholder value. In addition, the Presidio Board and the Company’s management periodically review and assess the Company’s competitive position and actively monitor and assess industry trends; Presidio’s short- and long-term performance; Presidio’s stock price performance; and potential strategic and financial initiatives. The Presidio Board and the Company’s management also periodically discuss potential challenges that Presidio faces in executing its strategic plan. Additionally, from time to time, representatives of LionTree met with the Company’s management to discuss industry trends, Presidio’s short- and long-term performance and the broader industry landscape.

In May 2019, LionTree facilitated two introductory discussions related to the Company, in which a representative of Aegis and a representative of LionTree met separately with BC Partners and another private equity sponsor that was in the process of acquiring a portfolio company that is a participant in the Company’s industry (“Party A”). At these meetings, the representative of Aegis discussed views on the Company’s industry including recent consolidation activity that had taken place. On June 5, 2019, representatives of Party A met with Mr. Bob Cagnazzi, the Chairman of the Board and Chief Executive Officer of the Company, and a representative of LionTree, to generally discuss the broader industry landscape.

On July 3, 2019, a representative of BC Partners called a representative of LionTree to discuss a possible acquisition of the Company by affiliates of funds advised by BC Partners. The representative of LionTree told the representative of BC Partners that he would relay the call to the Presidio Board.

On July 8, 2019, the Presidio Board met telephonically, with LionTree and Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), the Company’s legal advisor, present. At this meeting, LionTree relayed to the Presidio Board the call LionTree had received from BC Partners. At the meeting, the Presidio Board discussed BC Partners’ interest, and the potential terms and timing of a transaction with BC Partners. The Presidio Board also discussed whether LionTree should contact Party A to assess their interest in a potential transaction with the Company. LionTree informed the Presidio Board that, in informal conversations with Party A following the introductory discussions, Party A informed LionTree that they were focused on closing their pending acquisition of the portfolio company that is a participant in the Company’s industry, and were not focused on a strategic transaction in the near term. Following this discussion, the Presidio Board determined that it was in the best interests of Presidio and its stockholders to engage with BC Partners and authorized LionTree and Wachtell Lipton to so engage with BC Partners.

Later on July 8, 2019, Wachtell Lipton sent a draft non-disclosure agreement to Kirkland & Ellis LLP (“Kirkland”), legal advisor to BC Partners.

On July 12, 2019, the Presidio Board met telephonically, with LionTree and Wachtell Lipton present. At this meeting, the Presidio Board reviewed and discussed with the Company’s management and LionTree and Wachtell Lipton a draft management presentation intended for use at a meeting with BC Partners. At the meeting, the Company’s management highlighted the forward-looking elements of the presentation, which the Company’s management stated were consistent with and included elements drawn from the Company’s FY2020 budget that the Presidio Board had previously approved. For a discussion of such forward-looking elements, please see below under the caption “— Certain Presidio Unaudited Prospective Financial Information.” Following discussion, the Presidio Board authorized the Company’s management to use the presentation at an upcoming meeting with BC Partners on Monday, July 15.

Later on July 12, 2019, BC Partners and the Company entered into the non-disclosure agreement, which provided for a customary standstill.

On July 15, 2019, the Company’s management met with representatives of BC Partners, with LionTree present. At the meeting, the Company’s management gave the approved management presentation to these representatives of BC Partners.

During the week of July 15, 2019, BC Partners conducted certain follow up discussions with the Company’s management.

On July 20, 2019, BC Partners met with LionTree to discuss BC Partners’ continued interest in exploring a potential acquisition of the Company. On July 21, 2019, BC Partners sent to LionTree a formal indication of interest from BC Partners with a per share indicative price of $15.60, payable 100% in cash. The letter also indicated that BC Partners would require a voting agreement from Aegis as part of the transaction. LionTree shared the letter with the Company’s management and the Presidio Board promptly upon receipt.

On July 22, 2019, the Presidio Board met telephonically, with LionTree and Wachtell Lipton present, to discuss the indication of interest from BC Partners. LionTree reviewed with the Presidio Board LionTree’s preliminary financial analysis of the indication of interest, as well as a preliminary financial analysis of Presidio’s strategic path forward should it elect to remain an independent public company. The Presidio Board asked LionTree for a more detailed analysis of the indication of interest and premia in relevant precedent transactions. After discussion, the Board directed LionTree to communicate to BC Partners that the Presidio Board was not prepared to support a transaction at the $15.60 price and to tell BC Partners that a go-shop provision would be required as part of any potential transaction. The Presidio Board also instructed LionTree to authorize BC Partners to begin discussions with potential debt financing sources and allow such financing sources access to the data room as “representatives” of BC Partners pursuant to the non-disclosure agreement.

Later on July 22, 2019, at the direction of the Company, a representative of LionTree called a representative of BC Partners to relay the feedback from the Presidio Board. The representative of BC Partners expressed a willingness to consider an increased price but required that the Company send a specific counteroffer on price. The representative of BC Partners also indicated that BC Partners was willing to include a go-shop provision in the transaction.

On July 23, 2019, the Presidio Board met telephonically, with LionTree and Wachtell Lipton present, to further discuss the response from BC Partners. LionTree described the phone call with BC Partners, and informed the Presidio Board that BC Partners required a specific counteroffer on price from the Presidio Board, and was willing to include a go-shop provision in the transaction. LionTree also informed the Presidio Board that BC Partners had indicated that a voting agreement from Aegis would be required as part of the transaction. LionTree provided additional financial analysis regarding premia in relevant precedent transactions. Wachtell Lipton discussed with the Presidio Board their fiduciary duties in the context of the sale process. Following discussion, the Presidio Board directed LionTree to propose to BC Partners a price of $16.25 per share of Common Stock, coupled with a go-shop process and the ability for the Company to continue its current quarterly dividend through the closing of the potential transaction with BC Partners.

On July 23, 2019, at the direction of the Company, LionTree called BC Partners to relay the Company’s counterproposal.

On July 24, 2019, BC Partners was provided access to a virtual data room that contained detailed business, financial, regulatory, legal and other information concerning the Company. Over the course of the following weeks, the Company uploaded documents to this data room to facilitate ongoing diligence review by BC Partners and its representatives.

On July 24, 2019, BC Partners sent LionTree a letter, increasing the per share price to $16.00 and agreeing to a go-shop on customary and market terms (including with respect to matching rights) and the continued payment of the Company’s quarterly dividend. The letter stated that this offer was BC Partners’ best and final offer. LionTree shared the letter with the Company’s management and the Presidio Board promptly upon receipt.

On July 24, 2019, the Presidio Board met telephonically, with LionTree and Wachtell Lipton present, to discuss the revised proposal from BC Partners. The Presidio Board discussed the revised proposal, including the increase in the per share price to $16.00 and the terms of a potential go-shop. LionTree also told the Presidio Board that BC Partners had orally confirmed that the offer made in BC Partners’ letter was best and final (as indicated in BC Partners’ letter). After discussion, the Presidio Board authorized LionTree and Wachtell Lipton to continue engaging with BC Partners on the basis of BC Partners’ proposal, and determined to not contact other potentially interested parties at this time, all of whom could be contacted during the go-shop period.

On July 25, 2019, Wachtell Lipton discussed its preliminary view of the structure of the potential transaction with Kirkland. In the following weeks until the execution of the Original Agreement, Wachtell Lipton and Kirkland discussed the various transaction documents on multiple occasions.

On July 31, 2019, at the direction of the Company, Wachtell Lipton provided a preliminary draft of the Original Agreement to Kirkland.

On August 5, 2019, the Presidio Board met telephonically, with LionTree and Wachtell Lipton present, to receive an update on the status of negotiations with BC Partners. LionTree provided the Presidio Board with an update on BC Partners’ efforts to obtain financing for the potential acquisition, as well as other matters. LionTree informed the Presidio Board that BC Partners had also requested a meeting with Mr. Cagnazzi to discuss potential compensation arrangements following closing of the potential acquisition. After discussion, the Presidio Board unanimously approved Mr. Cagnazzi meeting with BC Partners to begin discussions regarding post-closing compensation subject to the Compensation Committee and the Presidio Board’s pre-approval of any arrangements or agreements related thereto. Wachtell Lipton provided an overview of the terms of the draft Original Agreement that had been sent to Kirkland the prior week, a summary of which had been provided in advance of the meeting. LionTree then left the meeting, and the Presidio Board discussed certain disclosures provided to the Presidio Board by LionTree and approved finalizing engagement terms with LionTree on the basis of the disclosures that had been provided.

On August 7, 2019, Kirkland sent a revised draft of the Original Agreement and drafts of the Equity Commitment Letter, Debt Commitment Letter and Termination Fee Commitment Letter to Wachtell Lipton. Kirkland’s revised draft of the Original Agreement, among other things, (i) added an additional closing condition for receipt of CFIUS approval, (ii) added an expense reimbursement provision should Presidio’s stockholders fail to approve the Original Agreement in circumstances where a termination fee would not otherwise be payable to BC Partners and (iii) provided various revisions to the terms of the go-shop.

On August 8, 2019, Kirkland sent a preliminary draft of the Voting Agreement to Sidley Austin LLP (“Sidley”), legal counsel to Aegis.

On August 9, 2019, the Presidio Board met telephonically, with LionTree and Wachtell Lipton present, to receive an update on the status of negotiations with BC Partners. LionTree provided the Presidio Board with an update on the status of BC Partners’ efforts to obtain financing for the potential acquisition. LionTree informed the Presidio Board that BC Partners, following the previously approved meeting with Mr. Cagnazzi, had formally requested to share a roll-over agreement and a term sheet with respect to a management equity plan. The Presidio Board unanimously approved permitting BC Partners to submit the foregoing documents and further discussed these matters with Mr. Cagnazzi, subject in each case to the Compensation Committee and the Presidio Board’s pre-approval of any final arrangements or agreements. Wachtell Lipton provided an update of the terms of the draft Original Agreement, and the proposed revisions Wachtell Lipton had discussed with the Company’s management to the draft Original Agreement provided by Kirkland on August 7, a summary of which had been provided in advance of the meeting.

Also on August 9, 2019, Wachtell Lipton sent revised drafts of the Original Agreement, Equity Commitment Letter and Termination Fee Commitment Letter to Kirkland. Wachtell Lipton’s revised draft of the Original Agreement contemplated, among other things, (i) a “hell or high water” covenant to obtain CFIUS approval, (ii) a termination fee of $35 million payable by the Company in the event of entry by the Company into a Company Superior Proposal, among other fee triggers, and a termination fee of $14 million in the event of entry by the Company into a Company Superior Proposal with an Excluded Party, (iii) a reverse termination fee payable by Parent of $80 million, and (iv) certain counterproposals relating to the go-shop period.

On August 10, 2019, Sidley sent a revised draft of the Voting Agreement to Kirkland.

On August 11, 2019, Kirkland sent revised drafts of the Original Agreement, Equity Commitment Letter, Debt Commitment Letter and Termination Fee Commitment Letter to Wachtell Lipton. Kirkland’s revised draft of the Original Agreement contemplated, among other things, (i) a termination fee of $40 million payable by the Company in the event of entry by the Company into a Company Superior Proposal, among other fee triggers, and a termination fee of $20 million in the event of entry by the Company into a Company Superior Proposal with an Excluded Party and (ii) a reverse termination fee payable by Parent of $80 million.

Also on August 11, 2019, Kirkland sent a revised draft of the Voting Agreement to Sidley.

On August 12, 2019, the Presidio Board met telephonically, with LionTree and Wachtell Lipton present. LionTree reviewed with the Presidio Board LionTree’s financial analysis of the Merger Consideration and confirmed that it would be in a position to deliver a written fairness opinion addressed to the Presidio Board based on the per share Merger Consideration of $16.00 in cash, without interest, were the Presidio Board to decide to proceed with a transaction at that price. Wachtell Lipton then provided the Presidio Board with an update on the documentation that had been prepared to date in connection with the proposed Merger, a summary of which had been provided in advance of the meeting. Also at this meeting, Mr. Cagnazzi updated the Presidio Board on his discussions with BC Partners regarding proposed agreements for a stock rollover and cash investment in equity of the post-closing entity in connection with the execution of the Original Agreement. Mr. Cagnazzi also discussed the broad terms of a proposed management equity pool that would be offered by BC Partners to the Company’s senior management, as well as a proposed long-term cash incentive program to be awarded to employees, in each case upon closing of the potential transaction. LionTree then left the meeting, and the Company’s management provided an update to the Presidio Board regarding the proposed fee structure for LionTree in connection with any transaction, and the Presidio Board approved management’s proposed fee structure.

Later on August 12, 2019, Wachtell Lipton sent revised drafts of the Original Agreement, Equity Commitment Letter and Termination Fee Commitment Letter to Kirkland. Also on August 12, 2019, Sidley sent a revised draft of the Voting Agreement to Kirkland, and Kirkland sent a revised draft of the Debt Commitment Letter to Wachtell Lipton.

On August 13, 2019, the Presidio Board met telephonically, with LionTree and Wachtell Lipton present. LionTree rendered to the Presidio Board its oral opinion, which was subsequently confirmed in writing by delivery of a written opinion dated August 13, 2019, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken as set out in its opinion, the Merger Consideration to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Original Agreement was fair, from a financial point of view, to such stockholders. For a discussion of LionTree’s opinion, please see below under the caption “— Opinion of Presidio’s Financial Advisor.” Wachtell Lipton then provided the Presidio Board with an update on the documentation that had been prepared to date in connection with the proposed Merger, a summary of which had been provided in advance of the meeting. After discussion, the Presidio Board unanimously determined that the Original Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, declared it advisable to enter into the Original Agreement, and approved the execution, delivery and performance of the Original Agreement and the consummation of the transactions contemplated thereby, including the Merger. LionTree then left the meeting, and the Company’s management provided an update to the Presidio Board regarding negotiations regarding the proposed fee structure for LionTree in connection with any transaction, and the Presidio Board approved the revised fee structure.

After the meeting of the Presidio Board on August 13, 2019, the Company finalized its engagement letter with LionTree with respect to LionTree serving as financial advisor to the Company in connection with the transaction with BC Partners.

The parties executed the final agreements early in the morning of August 14, 2019. Kirkland delivered to Wachtell Lipton executed copies of the Equity Commitment Letter, Debt Commitment Letter and Termination Fee Commitment Letter in connection therewith. The parties issued a press release announcing the transaction prior to market open on August 14, 2019.

On the same day, at the direction of the Presidio Board, LionTree began contacting potential counterparties to an alternative transaction with the Company, including Party A, in connection with the go-shop process.

During the go-shop period, 52 prospective buyers, including Party A, were contacted regarding their potential interest in exploring a transaction with the Company and five such prospective buyers entered into Acceptable Confidentiality Agreements with the Company and were provided with non-public information relating to the Company.

Over the next several weeks, Mr. Cagnazzi and other representatives of the Company held meetings and had discussions with representatives of the five interested parties, including Party A, which was the only one of the five parties to ultimately submit a Company Takeover Proposal.

On September 23, 2019, Party A and its recently acquired portfolio company submitted a Company Takeover Proposal of $16.50 per share in cash, without interest (the “Party A Proposal”).

Later on September 23, 2019, the Presidio Board met telephonically, with LionTree and Wachtell Lipton present, to consider the Party A Proposal. In comparing the Party A Proposal and the transactions contemplated by the Original Agreement, the Presidio Board considered that Party A had not yet secured committed debt financing and that the Party A Proposal required the Company to pay the applicable Company Termination Fee without any reimbursement from Party A. The Presidio Board also considered that the Party A Proposal contemplated a CFIUS filing and related closing condition, which would likely extend the closing date. The Party A Proposal was also conditioned on Presidio maintaining Party A’s anonymity. Wachtell Lipton discussed with the Presidio Board their fiduciary duties in the context of the go-shop process. Following discussion, and after consultation with LionTree and Wachtell Lipton, the Presidio Board determined that the Party A Proposal would be reasonably expected to lead to a Company Superior Proposal such that Party A and its portfolio company both qualified as Excluded Parties under the Original Agreement.

On September 24, 2019, LionTree and Wachtell Lipton spoke with Party A. LionTree and Wachtell Lipton relayed to Party A the Board’s determination regarding their status as Excluded Parties. LionTree and Wachtell Lipton also shared specific points in the Party A Proposal that could be improved, including an improved purchase price, based on potential synergies available to Party A’s portfolio company, committed financing, payment by Party A of the applicable Company Termination Fee and elimination of the CFIUS approval closing condition.

Also on September 24, 2019, as required by the Original Agreement, the Company delivered written notice to Parent of the Presidio Board’s determination that Party A and its portfolio company qualified as Excluded Parties.

Later on September 24, 2019, BC Partners submitted a proposal to amend the Original Agreement to increase the merger consideration to $16.60 per share in cash, without interest and to increase the Company Termination Fee to $41,000,000, which fee would be payable by the Company if it entered into an acquisition agreement providing for a Company Superior Proposal with any person, whether or not an Excluded Party (as compared to a Company Termination Fee of $18,000,000 payable by the Company in connection with certain terminations of the Merger Agreement before October 4, 2019). BC Partners indicated that this proposal would expire at 7:00 p.m. the following day. Kirkland subsequently sent a draft of the proposed amendment to Wachtell Lipton along with a draft of an amendment to Equity Commitment Letter increasing the equity commitment amount of the parties thereto.

In the evening of September 24, 2019, the Presidio Board met telephonically, with LionTree and Wachtell Lipton present, to consider the proposed amendment to the Original Agreement received from BC Partners. After discussion, the Presidio Board determined to respond to Party A with a request to definitively strengthen the Party A Proposal by 5:00 p.m. the following day, to allow the Presidio Board to make a determination as to whether the Party A Proposal would reasonably be expected to lead to a Company Superior Proposal in light of BC Partners’ proposed amendment to the Original Agreement. The Presidio Board also asked LionTree to request of BC Partners that it extend the expiration date of its proposal to provide the Presidio Board with more time. The Presidio Board also authorized Wachtell Lipton and LionTree to engage with BC Partners on the terms of the proposed amendment. LionTree subsequently relayed this message to Party A.

On September 25, 2019, Wachtell Lipton sent a revised draft of the proposed amendment to Kirkland, which decreased the amount of the Company Termination Fee to $40,000,000, equal to the amount of the Company

Termination Fee for proposals from non-Excluded Parties under the Original Agreement. LionTree also conveyed to BC Partners the Presidio Board’s request for additional time to consider BC Partners’ proposed amendment to the Original Agreement, which request BC Partners rejected.

On September 25, 2019, Party A submitted a letter to the Company, stating that Party A was willing to incur the $18,000,000 Company Termination Fee which would apply in connection with certain terminations of the Merger Agreement before October 4, 2019. Party A stated that, if Presidio did not enter into the proposed amendment to the Original Agreement, it was committed to providing a final proposal for the Presidio Board’s consideration by 11:59 p.m. on October 1, 2019. Party A did not provide a definitive revised offer, but informed the Presidio Board that it was confident that, if given the opportunity to complete its diligence, it could improve its offer to at least $17 per share of Common Stock. Party A did not provide any additional assurances regarding its ability to secure committed debt financing or a willingness to eliminate CFIUS as a closing condition.

Later on September 25, 2019, the Presidio Board met telephonically, with LionTree and Wachtell Lipton present, to consider the letter from Party A and the proposed amendment to the Original Agreement received from BC Partners. The Board considered that although Party A had put forward an indicative price that was higher than the price contained in the amendment proposed by BC Partners, Party A’s price was not definitive or legally binding and was subject to the completion of additional diligence. The Presidio Board also discussed the fact that Party A had still not secured committed debt financing or taken a definitive position with respect to a CFIUS filing or related closing condition. The Presidio Board was also advised by Presidio’s management and advisors that Party A had conducted extensive due diligence on Presidio, which, particularly when combined with Party A’s existing knowledge of the industry, should enable it to make a definitive and binding offer. The Presidio Board compared Party A’s non-binding and conditional proposal to the certainty represented by the $16.60, fully-financed proposal of BC Partners and considered the risk that the BC Partners proposal could expire and Party A could not make a definitive superior proposal. The Board also considered that Party A could still make a Company Takeover Proposal up to the time of the shareholder vote, and that the $22 million increase in the termination fee represented approximately $0.26 per basic share outstanding, which should not preclude or discourage a proposal of at least $17 per share. After discussion, the Presidio Board unanimously determined that the proposed amendment to the Original Agreement is advisable and fair to, and in the best interests of, the Company and its stockholders, declared it advisable to enter into the amendment to the Original Agreement, and approved the execution, delivery and performance of the amendment to the Original Agreement.

Later that evening, an amendment to the Original Agreement was executed by representatives of the Company, Parent, and Merger Sub, and publicly announced the following day.

Reasons for the Merger; Recommendation of the Presidio Board

The Presidio Board evaluated, with the assistance of its legal and financial advisors, the Merger Agreement and the transactions contemplated thereby, including the Merger, and, on August 13, 2019, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, declared it advisable to enter into the Merger Agreement, and approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger. On September 25, 2019, in connection with approving the amendment to the Original Agreement, the Presidio Board reaffirmed its recommendation.

In the course of making the unanimous recommendation the Presidio Board considered the following positive factors (which are not necessarily in order of relative importance) relating to the Merger Agreement and the transactions contemplated thereby, including the Merger, each of which the Presidio Board believed supported their decision:

•	the fact that in response to the Party A Proposal, Parent and Merger Sub submitted a proposal to amend the Original Agreement to increase the merger consideration to $16.60 per share in cash, without interest, an increase of $0.60 per share above the merger consideration contemplated by the Original Agreement of $16.00 per share;

•

the current and historical market prices of the shares of Common Stock, including the market performance of the shares of Common Stock relative to those of other participants in the Company’s industry and general market indices, and the fact that the Merger Consideration of $16.60 per share represented a premium of approximately 25.9% to the closing price on the last trading day before the Original Agreement was executed, and a premium of approximately 22.7% over the 60-day volume-weighted average share price of Common Stock prior to the last trading day before the Original Agreement was executed;

•

the industry shift away from on premise to cloud solutions and the shift to public cloud computing and hyper-convergence and the shift from traditional networking infrastructure to software defined networking and their respective implications for the Company’s digital infrastructure offerings, the need for new technological solutions, including artificial intelligence, and the potential impact of such opportunities and risks on Presidio’s stand-alone operations and financial prospects;

•

the Presidio Board’s understanding of the Company’s business, assets, financial condition and results of operations, its competitive position and historical and projected financial performance, and the nature of the industry and regulatory environment in which the Company competes, and the prospects for substantially increasing stockholder value as a stand-alone company in excess of the Merger Consideration, given the risks and uncertainties in the Company’s business and general market conditions and trends;

•	the Presidio Board’s concern regarding the potential impact of any potential economic downturn on the price of shares of Common Stock;

•

the belief of the Presidio Board that the Merger Consideration represents the highest price per share of Common Stock that Parent was willing to pay and that the terms of the Merger Agreement include the most favorable terms to the Company, in the aggregate, to which Parent was willing to agree;

•	the high degree of certainty that the closing will be achieved in a timely manner, in view of the terms of the Merger Agreement;

•	the fact that Aegis, the Company’s most significant stockholder and a long-term investor in the Company, was prepared to execute and deliver the Voting Agreement;

•

the oral opinion of LionTree rendered to the Presidio Board on August 13, 2019, which was subsequently confirmed by delivery of a written opinion dated August 13, 2019, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by LionTree as set out in its opinion, the Merger Consideration to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such stockholders, as more fully described in the section of this proxy statement entitled “— Opinion of Presidio’s Financial Advisor”;

•	the terms and conditions of the Original Agreement and the other transaction documents, including:

•

during the go-shop period, the Company was permitted to solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that could constitute a Company Takeover Proposal, and could ultimately terminate the Original Agreement to accept a Company Superior Proposal as long as the Company complied with certain procedures in the Merger Agreement, as described under the section of this Proxy Statement entitled “The Merger Agreement — Company Takeover Proposal; Non-Solicitation”;

•

the fact that during the go-shop period, the Company only received one Company Takeover Proposal from a competing bidder, which resulted in an amendment to the Original Agreement increasing the merger consideration;

•	the requirement that the Merger Agreement be adopted by the holders of a majority of the outstanding shares of Common Stock;

•

the fact that the Company has sufficient operating flexibility to conduct its business in the ordinary course prior to the consummation of the Merger, including the ability of the Company to continue paying its regular quarterly cash dividend during the pendency of the Merger;

•

the provision of the Merger Agreement allowing the Board to withdraw or change its recommendation of the Merger Agreement and to terminate the Merger Agreement, in certain circumstances relating to the presence of a Company Superior Proposal (or to effect a Change of Recommendation in response to an Intervening Event) subject to a termination fee of $40 million;

•	the absence of a financing condition in the Merger Agreement and lower associated financing risk than the transaction contemplated in the Party A Proposal;

•	the end date of May 14, 2020 allowing for sufficient time to complete the Merger;

•

that Parent had obtained committed debt financing for the transaction from reputable financial institutions and committed equity financing for the transaction from certain Related Parties of BC Partners that together provide funding of an amount sufficient to cover the aggregate Merger Consideration, all fees and expenses payable by Parent, Merger Sub or the Company and the repayment or refinancing of any indebtedness required to be repaid or refinanced;

•	the obligation of Parent and Merger Sub to use reasonable best efforts to consummate the financing and the limited number and nature of the conditions to the debt and equity financing;

•

the Company’s ability, under circumstances specified in the Merger Agreement, to specifically enforce Parent’s obligation to enforce the financing commitments and to cause Parent to cause the equity financing source to fund its contribution as contemplated by the Merger Agreement and the Equity Commitment Letter;

•

the requirement that, in the event of a failure of the Merger to be consummated under certain circumstances, Parent will pay the Company a termination fee of $80 million, and the obligation to pay such amounts by Related Parties of BC Partners party to the Equity Commitment Letter, pursuant to the terms of the Termination Fee Commitment Letter, as more fully described under the section of this proxy statement entitled “— Termination Fee Commitment Letters” and “The Merger Agreement — Parent Termination Fees”; and

•

the fact that the Voting Agreement terminates upon a Change of Recommendation, as more fully described under the section of this proxy statement entitled “Agreements with Respect to Common Stock — The Voting Agreement.”

•

the availability of appraisal rights under Delaware law to holders of shares of Common Stock who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement;

•

the Presidio Board’s view that the terms of the Merger Agreement would be unlikely to deter interested third parties from making a Company Superior Proposal, including the Merger Agreement’s terms and conditions as they relate to changes in the recommendation of the Board of Directors and the payment by the Company of $40 million in connection with the termination of the Merger Agreement under certain circumstances (see the sections of this proxy statement entitled “The Merger Agreement — Company Takeover Proposal; Non-Solicitation”); and

•

the fact that, in the absence of the Merger, the Company would continue to incur significant expenses by remaining a public company, including legal, accounting, transfer agent, printing and filing fees, and that those expenses could adversely affect the Company’s financial performance and the value of shares of Common Stock.

In addition, the Presidio Board also weighed the foregoing advantages and benefits against a variety of risks and other potentially negative factors (which are not necessarily in order of relative importance), including the following:

•

the fact that the Company’s stockholders generally will have no ongoing equity participation in the Company following the Merger, and that such stockholders will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of shares of Common Stock, and will not participate in any potential future sale of the Company to a third party;

•

the possibility that Parent could, at a later date, engage in unspecified transactions with respect to the Company including restructuring efforts, special dividends or the sale of some or all of the Company or its assets to one or more purchasers that could conceivably produce a higher aggregate value than that available to the Company’s stockholders in the Merger;

•	the risk of incurring substantial expenses related to the Merger, including in connection with any litigation that may result from the announcement or pendency of the Merger;

•

the risk that there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied, and as a result, it is possible that the Merger may not be completed even if the Merger Agreement is adopted and approved by the Company’s stockholders;

•	the risk that certain regulatory approvals required to consummate the Merger, including approval from CFIUS, may not be obtained;

•	the risk that the debt financing contemplated by the Debt Commitment Letter will not be obtained, resulting in Parent not having sufficient funds to complete the transaction;

•

the Merger Agreement’s restrictions on the conduct of the Company’s business prior to the completion of the Merger, generally requiring the Company to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent the Company from pursuing otherwise attractive business opportunities and taking other actions with respect to its business that the Company may consider advantageous pending completion of the Merger;

•

the risks and costs to the Company if the Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

•	the fact that the receipt of cash in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes;

•

the fact that certain of the Company’s directors and executive officers may have interests in the Merger that may be different from, or in addition to, those of the Company’s stockholders, as further described in the section of this proxy statement entitled “— Interests of the Company’s Directors and Executive Officers in the Merger”;

•

the fact that Parent is required to pay the Company a termination fee only if certain conditions are met, as further described in the section of this proxy statement entitled “The Merger Agreement — Parent Termination Fee”;

•

the requirement that the Company pay Parent a termination fee, under certain circumstances following termination of the Merger Agreement, including if the Presidio Board terminates the Merger Agreement to accept a Company Superior Proposal, of $40 million if the Merger Agreement is terminated under certain circumstances, as further described in the section of this proxy statement entitled “The Merger Agreement — Company Termination Fee”; and

•

the fact that the announcement of the Merger Agreement and pendency of the Merger, or the failure to complete the Merger, may cause substantial harm to the Company’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), vendors and customers and may divert employees’ attention away from the Company’s day-to-day business operations.

After considering the foregoing factors, the Presidio Board concluded that, overall, the potentially beneficial factors relating to the Merger Agreement and the transactions contemplated thereby, including the Merger, outweighed the risks and potentially negative factors.

The foregoing discussion of the information and factors considered by the Presidio Board is not exhaustive but is intended to reflect the material factors considered by the Presidio Board in its consideration of the Merger Agreement and the transactions contemplated thereby, including the Merger. In view of the complexity and the large number of factors considered, the Presidio Board, individually and collectively, did not quantify or assign any relative or specific weight to the various factors. Rather, the Presidio Board based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of the Presidio Board may have given different weights to different factors.

The foregoing discussion of the information and factors considered by the Presidio Board is forward-looking in nature. This information should be read in light of the factors described under the caption “Cautionary Statement Concerning Forward-Looking Statements.”

THE PRESIDIO BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL.

Opinion of Presidio’s Financial Advisor

On August 13, 2019, at a meeting of the Presidio Board, LionTree rendered an oral opinion to the Presidio Board (which was subsequently confirmed in writing by delivery of LionTree’s written opinion dated August 13, 2019) as to the fairness, from a financial point of view, as of such date, of the Merger Consideration to be received by the holders of shares of Common Stock, excluding Canceled Shares, Converted Shares and Dissenting Shares, in the Merger pursuant to the Original Agreement based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion, as set forth in the written opinion. For purposes of LionTree’s analysis, the term “Merger Consideration” refers to the consideration of $16.00 per share of Common Stock, that would have been payable pursuant to the Original Agreement.

LionTree’s opinion was provided to, and for the benefit of, the Presidio Board in connection with its evaluation of the Merger and only addressed the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of shares of Common Stock (excluding Canceled Shares, Converted Shares and Dissenting Shares) in the Merger pursuant to the Original Agreement (without giving effect to any impact of the Merger and the other transactions contemplated by the Original Agreement on any particular stockholder of Presidio other than in its capacity as a holder of shares of Common Stock). The summary of LionTree’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and is incorporated herein by reference, and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion. However, neither LionTree’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement constitutes a recommendation to any holder of shares of Common Stock as to how such stockholder should vote or act on any matter relating to the Merger and the other transactions contemplated by the Original Agreement or any other matter.

In arriving at its opinion, LionTree, among other things:

•

reviewed a draft, dated August 13, 2019, of the Original Agreement as well as related transaction agreements, including a Voting Agreement, Equity Commitment Letter and Termination Fee Commitment Letter (together with the Original Agreement, the “Transaction Agreements”);

•	reviewed certain exhibits and disclosure schedules to the Original Agreement, each in their respective draft forms as of August 13, 2019;

•	reviewed certain publicly available business and financial information relating to Presidio;

•

reviewed certain historical financial information and other data relating to Presidio that were provided to LionTree by the management of Presidio, approved for LionTree’s use by Presidio, and not publicly available;

•

reviewed certain internal financial forecasts, estimates and other data relating to the business and financial prospects of Presidio that were provided to LionTree by the management of Presidio, approved for LionTree’s use by Presidio, and not publicly available, including financial forecasts and estimates for the fiscal years ending June 30, 2020 to June 30, 2024 (as described under the section of this proxy statement entitled “— Certain Presidio Unaudited Prospective Financial Information”);

•

conducted discussions with members of the senior management of Presidio concerning the business, operations, historical financial results, and financial prospects of Presidio and the Merger and the other transactions contemplated by the Original Agreement;

•	reviewed current and historical market prices of the shares of Common Stock;

•	reviewed certain financial performance and stock market data of Presidio and compared that data with similar data for certain other companies;

•	reviewed and compared certain financial terms of the Merger and the other transactions contemplated by the Original Agreement with the financial terms of certain other transactions; and

•	conducted such other financial studies, analyses and investigations, and considered such other information, as LionTree deemed necessary or appropriate.

In connection with LionTree’s review, with Presidio’s consent, LionTree assumed and relied upon, without independent verification, the accuracy and completeness, to the extent relevant to LionTree’s analysis, of the information provided to, discussed with, or reviewed by LionTree for the purpose of its opinion. In addition, with Presidio’s consent, LionTree did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Presidio, or any of its subsidiaries, nor was LionTree furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above (which forecasts and estimates are summarized in the section entitled “— Certain Presidio Unaudited Prospective Financial Information” and which we refer to collectively as the “forecasts and estimates”), LionTree assumed, with Presidio’s consent (and based on advice of the management of Presidio), that the forecasts and estimates were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the management of Presidio as to the future financial performance of Presidio and its subsidiaries. LionTree expressed no opinion with respect to such forecasts or estimates. LionTree’s opinion did not address any legal, regulatory, taxation, or accounting matters, as to which LionTree understood that Presidio had obtained such advice as it deemed necessary from qualified professionals, and LionTree assumed the accuracy and veracity of all assessments made by such advisors to Presidio with respect to such matters, to the extent relevant to LionTree’s analysis. LionTree’s opinion is necessarily based on economic, monetary, market, and other conditions as in effect on, and the information available to LionTree as of, the date of its opinion and LionTree’s opinion speaks only as of the date of its opinion.

LionTree’s opinion did not address Presidio’s underlying business decision to engage in the Merger and the other transactions contemplated by the Original Agreement or any related transaction, the relative merits of the Merger and the other transactions contemplated by the Original Agreement or any related transaction as compared to other business strategies or transactions that might be available to Presidio, or whether the consideration to be received by the stockholders of Presidio pursuant to the Original Agreement represented the best price obtainable. LionTree was not requested to, and did not, solicit interest from other parties prior to the date of its opinion with respect to an acquisition of, or other business combination with, Presidio or any other alternative transaction. LionTree also expressed no view as to, and its opinion did not address, the solvency of Presidio or any other entity under any state, federal, or other laws relating to bankruptcy, insolvency, or similar matters. LionTree’s opinion addressed only the fairness, from a financial point of view, to the holders of shares of Common Stock (excluding Canceled Shares, Converted Shares and Dissenting Shares), as of the date of its opinion, of the Merger Consideration to be received by such stockholders pursuant to the Original Agreement. LionTree was not asked to, nor did it, offer any opinion as to the terms, other than the Merger Consideration to the extent expressly specified in its opinion, of the Original Agreement or any related documents or the form of the Merger and the other transactions contemplated by the Original Agreement or any related transaction, including the fairness of the Merger and other transactions contemplated under the Original Agreement to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Presidio, Parent, or any of their respective affiliates. In addition, LionTree expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors, or employees of any parties to the Merger and the other transactions contemplated by the Original Agreement, or any class of such persons, whether relative to the Merger Consideration or otherwise. LionTree’s opinion should not be construed as creating any fiduciary duty on the part of LionTree (or any of its affiliates) to any party. LionTree expressed no opinion as to the prices at which the Common Stock will trade at any time. In rendering its opinion, LionTree assumed, with Presidio’s consent, that except as would not be in any way meaningful to its analysis: (i) the final executed form of the Original Agreement and the other Transaction Agreements would not differ from the draft that LionTree reviewed, (ii) the representations and warranties of the parties to the Original Agreement, and the other Transaction Agreements, were true and correct, (iii) the parties to the Original Agreement, and the other Transaction Agreements, would comply with and perform all covenants and agreements required to be complied with or performed by such parties under the Original Agreement and the related transaction documents, and (iv) the Merger and the other transactions contemplated by the Original Agreement would be consummated in accordance with the terms of the Original Agreement and the other Transaction Agreements, without any waiver or amendment of any term or condition thereof (or any change in the form or amount of Merger Consideration). LionTree also assumed, with Presidio’s consent, that all governmental, regulatory, or other third-party consents and approvals necessary for the consummation of the Merger or the other transactions contemplated by the Original Agreement would be obtained without any adverse effect on Presidio or on the expected benefits of the Merger and the other transactions contemplated by the Original Agreement in any way meaningful to its analysis.

LionTree’s opinion was provided for the sole benefit of the Presidio Board (in its capacity as such) in connection with, and for the sole purpose of, its evaluation of the Merger and the other transactions contemplated by the Original Agreement, and does not constitute a recommendation to any holder of shares of Common Stock as to how such stockholder should vote or act with respect to the Merger or the other transactions contemplated by the Original Agreement or any other matter.

In rendering its opinion to the Presidio Board, LionTree performed a variety of analyses, including those described below. This summary of LionTree’s analyses is not a complete description of the analyses underlying LionTree’s opinion. The preparation of a fairness opinion involves various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. Consequently, neither a fairness opinion nor its underlying analyses is readily susceptible to summary description. LionTree arrived at its opinion based on the results of all analyses undertaken by it, assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, LionTree believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors or focusing on information presented in tabular format, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the process underlying LionTree’s analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

In performing its analyses, LionTree considered general business, economic, industry, regulatory and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. LionTree’s analyses involved judgments and assumptions with regard to general business, economic, industry, regulatory and market conditions, financial and otherwise, and other matters, many of which are beyond the control of the parties to the Original Agreement, such as the impact of competition on the business of the parties and on the industry generally, industry growth and the absence of any material change in the financial condition and prospects of Presidio or the proposed Merger or the other transactions contemplated by the Original Agreement, and an evaluation of the results of those analyses is not entirely mathematical. LionTree believes that mathematical derivations (such as determining mean and median) of financial data are not by themselves meaningful and should be considered together with qualities, judgments, and informed assumptions. The estimates contained in the forecasts and the implied reference range values indicated by LionTree’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. Additionally, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the parties. Much of the information used in, and accordingly the results of, LionTree’s analyses are inherently subject to substantial uncertainty.

LionTree’s opinion was provided to the Presidio Board in connection with its evaluation of the Merger and the other transactions contemplated by the Original Agreement and was only one of many factors considered by the Presidio Board in evaluating the Merger and the other transactions contemplated by the Original Agreement. The consideration payable in the Merger was determined through negotiation between Presidio and Parent and the decision to enter into the Original Agreement and the other transactions contemplated by the Original Agreement was solely that of the Presidio Board. LionTree did not recommend any specific type or amount of consideration to Presidio or the Presidio Board, nor did it recommend that any specific type or amount of consideration constituted the only appropriate consideration for the Merger and the other transactions contemplated by the Original Agreement.

The following is a summary of the material analyses performed by LionTree in connection with LionTree’s presentation to the Presidio Board and opinion rendered on August 13, 2019. The order of the analyses does not represent relative importance or weight given to those analyses by LionTree. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of LionTree’s analyses.

For purposes of its analyses, LionTree reviewed a number of financial and operating metrics, including:

•

equity value, calculated as the value of the relevant company’s outstanding equity securities (taking into account its shares of outstanding common stock, outstanding restricted stock units, options and other equity-based awards, based on the treasury stock method), based on the relevant company’s closing stock price;

•

enterprise value (“EV”), calculated as the relevant company’s equity value plus net debt (calculated as outstanding indebtedness, out-of-the-money convertible securities, preferred stock, and capital lease obligations minus the amount of cash and cash equivalents on the relevant company’s balance sheet) plus the value of interests of others in majority (but not wholly owned) subsidiaries, or minority interests, minus the value of interests in entities for which the relevant company owns less than 50% of the equity, as of a specified date; and

•	EBITDA, calculated as the relevant company’s earnings before interest, taxes, depreciation and amortization.

Unless the context indicates otherwise, EVs and equity values derived from the selected companies analyses described below were calculated using the closing price of the Common Stock and the common equity of the selected publicly traded companies listed below as of market close on August 12, 2019. Accordingly, this information may not reflect current or future market conditions.

In addition, unless the context indicates otherwise, per share amounts for shares of Common Stock were calculated on a fully diluted basis using the treasury stock method, based on the Company’s “Capitalization” representation and warranty included in the Original Agreement and assuming the conversion of all outstanding restricted stock units, outstanding market and performance options and outstanding service-based options.

Financial Analyses

Selected Publicly Traded Companies Analysis. Using publicly available information, LionTree compared selected financial data of Presidio to corresponding financial data for the following publicly traded companies in the technology solutions provider industry:

•	CDW Corporation

•	Insight Enterprises Inc.

•	ePlus, Inc.

•	PC Connection, Inc.

Although none of the selected companies is directly comparable to Presidio, the companies included were chosen because they are publicly traded companies with operations that for purposes of this analysis were considered by LionTree in its judgment to be similar, in certain respects, to certain operations of Presidio. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect Presidio.

Using publicly available information, for each of the selected companies, LionTree calculated valuation multiples, including EV as a multiple of estimated EBITDA for calendar year (“CY”) 2019 (based on consensus equity research analyst estimates).

The multiples for the selected companies were compared to the corresponding CY 2019 multiples for Presidio which were calculated by LionTree from Q1 CY 2019 data from Presidio’s publicly available financial information and Q2 CY 2019 actual data and Q3 and Q4 CY 2019 forecasted data provided in the Presidio forecasts (as described under the section of this proxy statement entitled “— Certain Presidio Unaudited Prospective Financial Information”).

The multiples for each selected company and the multiples for Presidio (at its closing price as of August 12, 2019 and at a price of $16.00 per share) are set forth below:

Company	CY 2019E EV/EBITDA
CDW Corporation	13.9x
Insight Enterprises Inc.
On a Standalone Basis	6.1x
Pro Forma for PCM Inc. Acquisition	6.7x
ePlus, Inc.	10.6x
PC Connection, Inc.	8.0x
Presidio
At the closing price as of August 12, 2019	7.6x
At $16.00 Merger Consideration	8.7x

Based on the multiples calculated as described above, LionTree’s analyses of the various selected publicly traded companies and on professional judgments made by LionTree, LionTree applied a range of multiples of 7.0x to 10.0x to Presidio’s management’s estimate of Presidio’s CY 2019 EBITDA based upon the forecasts to derive a range of estimated implied values of approximately $11.43 to $19.46 per share of Common Stock. LionTree compared the foregoing implied value range to the Merger Consideration of $16.00 to be paid pursuant to the Original Agreement.

Selected Transactions Analysis. LionTree reviewed and analyzed the financial terms of selected transactions it deemed relevant. Although none of the selected transactions is directly comparable to the Merger and the other transactions contemplated by the Original Agreement, the selected transactions were chosen because, in LionTree’s judgment, they are merger and acquisition transactions that for purposes of this analysis may, in certain respects, be considered similar to the Merger and the other transactions contemplated by the Original Agreement. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the transactions and companies involved and other factors that may differ from the Merger and the other transactions contemplated by the Original Agreement.

Using publicly available information and other information provided to it, LionTree calculated, for each selected transaction, the implied EV in the transaction as a multiple of (i) EBITDA over the last 12 months (“LTM”) publicly reported prior to the announcement of the transaction and June 30, 2019 in the case of Presidio and (ii) estimated EBITDA over the next 12 months (“NTM”) following the announcement of the transaction (or other relevant date). The following table summarizes the results of this analysis:

Date Announced	Acquirer	Target	EV/LTM EBITDA	EV/NTM EBITDA
June 24, 2019	Insight Enterprises Inc.	PCM, Inc.	9.2x	n.a.
April 5, 2019	Clayton, Dubilier & Rice	Sirius Computer Solutions, Inc	7.9x	n.a.
November 6, 2018	CVC Capital Partners	ConvergeOne Holdings, Inc.	10.7x	8.9x
December 1, 2017	Forum Merger Corporation	ConvergeOne Holdings, Inc.	9.5x	8.4x
October 3, 2017	Office Depot, Inc.	CompuCom Systems, Inc.	9.6x	n.a.
June 5, 2017	Synnex Corporation	Westcon-Cornstor Americas	9.3x	n.a.
November 7, 2016	Insight Enterprises Inc.	Datalink Corporation	6.6x	n.a.
December 1, 2014	Apollo Global Management, LLC	Presidio Holdings, Inc.	7.3x	6.8x
April 22, 2013	Birch Hill Equity Partners	Softchoice Corp.	6.4x	6.2x
July 15, 2010	Nippon Telegraph and Telephone Corporation	Dimension Data	10.4x	8.8x
		Mean	8.7x	7.8x
		Median	9.3x	8.4x
		Min	6.4x	6.2x
		Max	10.7x	8.9x

Presidio	At the closing price as of August 12, 2019		7.9x	7.5x
	At $16.00 Merger Consideration		9.0x	8.5x

Based on the results of this analysis and its professional judgment and experience, LionTree selected and applied a multiple range of 7.5x to 10.0x to Presidio’s LTM EBITDA, as of June 30, 2019, to derive an implied value per share range for the Common Stock of approximately $12.13 to $18.60 per share. Further, LionTree selected and applied a multiple range of 7.0x to 8.5x to Presidio’s NTM EBITDA, as of June 30, 2019, to derive an implied value per share range for the Common Stock of approximately $11.77 to $15.91 per share. LionTree compared the foregoing implied value ranges to the Merger Consideration of $16.00 to be paid pursuant to the Original Agreement.

Discounted Cash Flow Analysis. LionTree performed a discounted cash flow (“DCF”) analysis of Presidio by calculating the estimated net present value of the unlevered, after-tax free cash flows that Presidio was forecasted to generate for the five financial years ending June 30, 2024 (“FY 2024”) based upon the forecasts.

For the DCF analysis, LionTree calculated terminal values for Presidio by applying a range of exit multiples of 7.0x to 9.0x to Presidio’s estimated EBITDA for FY 2024 based upon the forecasts. LionTree derived these exit multiple estimates by utilizing its professional judgment and experience, taking into account, among other things, current and historical trading data and the current and historical EBITDA trading multiples for Presidio. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 8.2% to 10.2%, reflecting estimates of Presidio’s weighted average cost of capital. LionTree derived these discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. LionTree then subtracted from the range of implied enterprise values Presidio’s net debt of approximately $716 million to derive a range of implied equity values for Presidio as of June 30, 2019. LionTree divided the range of implied equity values it derived by the number of fully diluted outstanding shares of Common Stock as of August 12, 2019. The DCF analysis indicated an implied per share equity value reference range of $14.99 to $21.30 for the Common Stock. LionTree compared the foregoing implied value range to the Merger Consideration of $16.00 to be paid pursuant to the Original Agreement.

Analyses Performed for Reference Purposes Only

52-Week Trading Range. For reference purposes only, LionTree reviewed historical trading prices of the Common Stock during the 52-week period ended August 12, 2019, noting that the low and high closing prices during such period ranged from $12.43 to $16.84. LionTree compared the historical trading prices to the Merger Consideration of $16.00 to be paid pursuant to the Original Agreement.

Research Analyst Price Target Analysis. For reference purposes only, LionTree reviewed one year forward share price targets for the Common Stock prepared and published by four equity research analysts and known to LionTree as of August 12, 2019. The equity research analysts and their respective one year forward share price targets for the Common Stock were as follows: Evercore Group L.L.C. — $15.00; Wells Fargo Securities, LLC — $16.00; Goldman Sachs & Co. — $15.00; and J.P. Morgan Securities LLC — $20.00. The average one year forward share price target for the Common Stock was $16.50 per share and the median one year look forward share price target for the Common Stock was $15.50, compared to the closing price of the Common Stock of $13.10 on August 12, 2019. LionTree performed a present value analysis of the equity research analyst share price targets by discounting these share price targets to present value at August 12, 2019 using a discount rate of 12.2%, reflecting LionTree’s estimate of Presidio’s cost of equity. This analysis indicated an implied per share equity value reference range of $13.64 to $18.34 for the Common Stock. LionTree compared the foregoing implied value range to the Merger Consideration of $16.00 to be paid pursuant to the Original Agreement.

Premiums Paid Analysis. For reference purposes only, using publicly available data, LionTree reviewed the premiums paid in selected all cash acquisitions of North American publicly traded companies with enterprise values between $1.0 billion and $3.0 billion for the three year period ended August 12, 2019 (excluding transactions involving real estate investment trusts, the utilities, energy and chemicals industry and investment trusts/mutual funds and major banks), for a total of 41 transactions. This analysis indicated that the median premium in the selected transactions relative to the closing price of the acquired company on the trading day prior to the announcement of the transaction was 19.7% and the median premium in the selected transactions relative to the closing price of the acquired company 30 trading days prior to the announcement of the transaction was 31.8%. LionTree applied these median premiums to the closing price of the Common Stock on August 12, 2019 and to the closing price of the Common Stock on the 30th trading day prior to and including August 12, 2019. This analysis indicated an implied per share equity value for the Common Stock of $15.68 based on the closing price of the Common Stock on the trading day prior to August 12, 2019 and $18.01 based on the closing price of the Common Stock 30 trading days prior to August 12, 2019. LionTree compared the foregoing implied value range to the Merger Consideration of $16.00 to be paid pursuant to the Original Agreement.

Other Matters

The Presidio Board selected LionTree as its financial advisor because LionTree is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger and the other transactions contemplated by the Original Agreement, and because of its significant prior experience with the industries in which Presidio operates. Pursuant to its engagement letter, Presidio’s will pay LionTree a fee for its services which is estimated to be approximately $34 million and which, subject to the following sentence, is contingent upon the consummation of the Merger and the other transactions contemplated by the Original Agreement. Presidio paid LionTree $2.5 million in connection with LionTree’s delivery of its fairness opinion, which will be credited against the fee described in the preceding sentence if and when the Merger and the other transactions contemplated by the Original Agreement are consummated. Presidio has also agreed to reimburse LionTree for certain expenses and to indemnify LionTree, its affiliates, and certain related parties against certain liabilities and expenses.

In the two years prior to the date of its opinion, LionTree and its affiliates provided investment banking services relating to an equity offering to Presidio, for which LionTree and its affiliates received compensation of approximately $68,000. In the two years prior to the date of its opinion, LionTree and its affiliates provided investment banking services to Apollo (Aegis, an affiliate of investment funds managed by affiliates of Apollo, is a significant shareholder of Presidio), BC Partners, the advisor to the manager of the investment funds that ultimately control Parent, and entities which LionTree understands to be affiliates or portfolio companies of Apollo and BC Partners respectively (such entities, “Related Parties”) including (i) in respect of Apollo and its Related Parties, CareerBuilder on its sale of Emsi to Strada Education Network, West Corp on its acquisition of Nasdaq’s PR solutions and digital media services business, an affiliate of Apollo on its acquisition of West Corp and ADT’s IPO and Apollo and certain of its affiliates in connection with their acquisitions of Shutterfly and a majority interest in Cox Media Group’s broadcast television stations and (ii) in respect of BC Partners and its Related Parties, an affiliate of BC Partners on the acquisition of the majority ownership of United Group B.V. In the two years prior to the date of its opinion, LionTree received approximately $15 million in compensation for investment banking services and approximately $750,000 in compensation for capital market services provided to Apollo and its Related Parties and approximately €3.75 million in compensation for investment banking services provided to BC Partners and its Related Parties. Following the date of its opinion, LionTree and its affiliates may have provided, and may seek in the future to provide, investment banking services and capital markets services to Presidio, Apollo, BC Partners and their respective Related Parties, and LionTree expects to receive customary fees for the rendering of these services. In the past LionTree and its affiliates have invested in, and from time to time do invest in, and alongside with, Apollo and BC Partners and their respective Related Parties. In the ordinary course of business, certain of LionTree’s employees and affiliates may hold or trade, for their own accounts and the accounts of their investors, securities of Presidio, Apollo, and Related Parties of each of Apollo and BC Partners and, accordingly, may at any time hold a long or short position in such securities.

Certain Presidio Unaudited Prospective Financial Information

Presidio does not as a matter of course make public long-term projections as to future revenues, earnings or other results, except for annual guidance regarding total revenue, adjusted EBITDA margin, pro forma diluted earnings per share, free cash flow and total net leverage and certain medium term targets regarding organic revenue growth, gross margin, EBITDA growth, EBITDA margin, capital expenditure and expected tax rate, due to, among other reasons, the uncertainty of the underlying assumptions and estimates.

In connection with the Company’s annual budgeting process, the Company’s management prepared certain internal financial projections regarding the Company’s future operations for fiscal years 2020 through 2023 (the “Budget Projections”). Subsequently, in connection with the Merger, the Company’s management prepared and provided to the Presidio Board, in connection with its evaluation of the Merger, and to LionTree, its financial advisor, in connection with its financial analyses described above under the section “— Opinion of Presidio’s Financial Advisor,” certain nonpublic, internal financial projections regarding the Company’s future operations for fiscal years 2020 through 2024 (the “August Projections” and, collectively with the Budget Projections, the “Projections”). As more specifically described below, the Projections were based on numerous variables and assumptions, including with respect to the Projections for the fiscal years 2021 through 2024, the assumptions that revenue would grow at 5% after the fiscal year ended June 30, 2020, and that EBITDA would grow at 6% after the fiscal year ended June 30, 2020. As described below, only the preliminary results of Presidio’s 2019 fiscal year (as described below under the heading “— Preliminary Results”) and the Company’s 2020 budget were provided to BC Partners in connection with its financial analyses of the Company.

Included below is a summary of the Projections for the purpose of providing Presidio’s stockholders and investors access to certain nonpublic information that was furnished to certain parties in connection with the Merger. Such information may not be appropriate for other purposes, and is not included to influence your decision, if you are a Presidio stockholder, to vote for the Merger Proposal, the Compensation Proposal or the Adjournment Proposal.

The Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines established by the American Institute of Certified Public Accountants for preparation and presentations of financial projections. This information is prospective and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the Projections. The Projections have been prepared by, and are the responsibility of, Presidio’s management. Neither the Company’s independent registered public accounting firm, nor any independent accountants, have examined, compiled or performed any procedures with respect to the Projections and, accordingly, the Company’s independent registered accounting firm does not express an opinion or any other form of assurance on the Projections or their achievability, and assumes no responsibility for, and disclaims any association with, the Projections. Presidio’s independent registered public accounting firm’s report, contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, which is incorporated by reference into this proxy statement, relates to Presidio’s historical financial information. It does not extend to the Projections and should not be read to do so. Furthermore, the Projections do not take into account any circumstances or events occurring after the date they were prepared.

While presented with numeric specificity, the Projections were based on numerous variables and assumptions (including, but not limited to, the assumptions that revenue would grow at 5% after the fiscal year ended June 30, 2020, a cash tax rate of 27.5%, free cash flow conversion of 94% throughout the projection period and no M&A activity occurring during the projection period) that are inherently subjective and uncertain and are beyond the control of Presidio’s management. Important factors that may affect actual results and cause the Projections to not be achieved include, but are not limited to, risks and uncertainties relating to Presidio’s business, industry performance, general business and economic conditions and other factors described in the section “Cautionary Statement Concerning Forward-Looking Statements.” The Projections also reflect numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the Projections. Accordingly, there can be no assurance that the projected results summarized below will be realized. Presidio’s stockholders are urged to review Presidio’s most recent SEC filings for a description of the reported and anticipated results of operations and financial condition and capital resources during 2019, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Presidio’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and any subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this proxy statement.

The inclusion of a summary of the Projections in this proxy statement should not be regarded as an indication that any of Presidio, BC Partners or their respective officers, directors, affiliates, advisors or other representatives considered the Projections to necessarily be predictive of actual future events, and the Projections should not be relied upon as such nor should the information contained in the Projections be considered appropriate for other purposes. None of Presidio, BC Partners or their respective officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from the Projections. Presidio undertakes no obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error.

The Company has not made and makes no representation to Parent, Merger Sub or any other person, in the Merger Agreement or otherwise, concerning the Projections or regarding Presidio’s ultimate performance compared to the information contained in the Projections or that the projected results will be achieved. Presidio urges all of its stockholders to review Presidio’s most recent SEC filings for a description of the Company’s reported financial results.

Budget Projections

The following is a summary of the unaudited Presidio prospective financial information for fiscal years 2019 through 2023 that was prepared by the Company’s management for purposes of preparing Presidio’s budget for its fiscal year ended June 30, 2020. The Budget Projections include a base case assumption regarding year-over-year revenue growth, as well as numerous other variables and assumptions, including those discussed above. The Budget Projections were prepared by Presidio’s management in May 2019 for purposes of presenting the Company’s annual budget for the Company’s fiscal year ended June 30, 2020 to the Presidio Board, and include projected numbers for 2020 through 2023. The Budget Projections are based solely on the information available to Presidio’s management at those times, and do not give effect to the Merger.

The Budget Projections were not provided to the Presidio Board, but were used to prepare the annual budget for the Company’s fiscal year ended June 30, 2020, which was presented for approval to the Presidio Board. The Budget Projections were provided to the Company’s financial advisor, LionTree, and were modified to create the August Projections (as described below under the heading “— August Projections”). The following table presents a summary of the Budget Projections, with all figures rounded to the nearest million, other than per share amounts:

	Fiscal Year Ended June 30,
($ in millions)	2019E (5)	2020E	2021E	2022E	2023E
Total Revenue	$3,000	$3,155	$3,238	$3,400	$3,570
% Growth	8.5%	5.2%	2.6%	5.0%	5.0%
Total Adjusted EBITDA (1)	$231	$247	$259	$273	$288
% Adjusted EBITDA Margin (2)	7.7%	7.8%	8.0%	8.0%	8.1%
Pro Forma Adjusted Net Income (3)	$132	$146	$157	$172	$186
Pro Forma Diluted Earnings Per Share (4)	$1.53	$1.67	$1.78	$1.93	$2.06

(1)

Adjusted EBITDA is defined as net income (loss) plus (i) total depreciation and amortization, (ii) interest and other (income) expense and (iii) income tax expense (benefit), and further adjusted to eliminate noncash share-based compensation expense, purchase accounting adjustments, transaction costs, other costs and earnings from disposed business.

(2)	Represents the ratio of Adjusted EBITDA to Total Revenue.
(3)

Pro Forma Adjusted Net Income reflects changes to the Company’s Adjusted Net Income to (i) show net after-tax interest savings associated with the borrowing of incremental term loans used for the redemption of the Company’s senior notes in January 2018, as if such transaction occurred on July 1, 2017, (ii) show lower after-tax interest expense associated with the Company’s term loan repricing completed in January 2018 as if such transaction occurred on July 1, 2017 and (iii) adjust results for the fiscal year ended June 30, 2019 for higher after-tax interest expense associated with incremental term loans in connection with the repurchase of 10,750,000 shares from Aegis. Adjusted Net Income is defined as net income (loss) adjusted to exclude (a) amortization of intangible assets, (b) amortization of debt issuance costs, (c) losses recognized on the disposal of businesses, (d) losses on extinguishment of debt, (e) noncash share-based compensation expense, (f) purchase accounting adjustments, (g) transaction costs, (h) other costs, (i) earnings from disposed businesses and (j) the income tax impact associated with the foregoing items to arrive at an appropriate effective tax rate on Adjusted Net Income and adjusted for the impact of permanently nondeductible expenses, the impact of tax-deductible goodwill and intangible assets resulting from certain historical acquisitions and the impact of discrete tax items.
(4)

Pro Forma Diluted Earnings Per Sshare reflects an adjustment for the 10,750,000 shares the Company repurchased from Aegis in September, 2018, as if such repurchase had occurred at the beginning of the June 30, 2019 fiscal period and were not already reflected in the basic weighted-average shares shown in the Company’s Diluted Earnings Per Share calculation.

August Projections

The following is a summary of the unaudited Presidio prospective financial information for fiscal years 2020 through 2024 that was prepared by the Company’s management to reflect the Company’s preliminary results for its fiscal year ended June 30, 2019 and Presidio’s 2020 budget, as well as numerous other variables and assumptions, including an assumption that EBITDA would grow at 6% after the fiscal year ended June 30, 2020 and the other assumptions discussed above. The August Projections were prepared by Presidio’s management in August 2019 and included budgeted numbers from the 2020 budget approved by the Presidio Board based on the Budget Projections, as well as projected numbers for 2021 through 2024. The August Projections are based solely on the information available to Presidio’s management at those times, and do not give effect to the Merger.

The August Projections were provided to the Presidio Board and its financial advisor, LionTree. Presidio provided BC Partners with preliminary results of its 2019 fiscal year (as described below under the heading “— Preliminary Results”) and its 2020 budget. The following table presents a summary of the August Projections, with all figures rounded to the nearest million:

	Fiscal Year Ended June 30,
($ in millions)	2019A	2020E (5)	2021E	2022E	2023E	2024E
Total Revenue	$3,026	$3,155	$3,313	$3,478	$3,652	$3,835
% Growth	9.4%	4.3%	5.0%	5.0%	5.0%	5.0%
Total Adjusted EBITDA (1)	$235	$247	$262	$278	$294	$312
% Growth	5.2%	5.2%	6.0%	6.0%	6.0%	6.0%
% Adjusted EBITDA Margin (2)	7.8%	7.8%	7.9%	8.0%	8.1%	8.1%
Total Adjusted EBITDA less CapEx (3)	$219	$231	$246	$261	$276	$293
Unlevered Free Cash Flow (4)	—	$122	$162	$183	$195	$207

(1)

Adjusted EBITDA is defined as net income (loss) plus (i) total depreciation and amortization, (ii) interest and other (income) expense and (iii) income tax expense (benefit), and further adjusted to eliminate noncash share-based compensation expense, purchase accounting adjustments, transaction costs, other costs and earnings from disposed business.

(2)	Represents the ratio of Adjusted EBITDA to Total Revenue.
(3)	Represents Adjusted EBITDA less capital expenditure.
(4)

Calculated by LionTree for purposes of its discounted cash flow analysis of Presidio using the financial projections provided by Presidio’s management described above as Total Adjusted EBITDA, less taxes (applying a 27.5% tax rate assumption, as provided by Presidio, to EBITDA less applicable Depreciation and Amortization), less capital expenditures, less stock based compensation, less cloud related cash pre-payments and adjusted for changes in net working capital and certain other items, in each case as provided by Presidio’s management.

(5)

Presidio provided BC Partners with a preliminary budget for its 2020 fiscal year, which reflected the following amounts: (i) Total Revenue of $3,155, (ii) Total Adjusted EBITDA of $247, and (iii) Total Adjusted EBITDA Margin percentage of 7.8%.

Preliminary Results

The following is a summary of certain preliminary results of the Company’s fourth quarter and fiscal year ended June 30, 2019, that was prepared by the Company’s management. These preliminary results were provided to the Presidio Board and its financial advisor, LionTree, in connection with preparing the August Projections. Additionally, Presidio provided BC Partners with these preliminary results in July 2019. The following table presents a summary of the preliminary results as provided to BC Partners, with all figures rounded to the nearest million:

($ in millions)	Fourth Quarter Ended June 30, 2019	Fiscal Year Ended June 30, 2019
Total Revenue	$803	$3,026
% Growth	9.8%	9.4%
Total Adjusted EBITDA (1)	$62	$235
% Adjusted EBITDA Margin (2)	7.7%	7.8%
Pro Forma Adjusted Net Income (3)	$36	$135
Pro Forma Diluted Earnings Per Share (4)	$0.42	$1.57

(1)

Adjusted EBITDA is defined as net income (loss) plus (i) total depreciation and amortization, (ii) interest and other (income) expense and (iii) income tax expense (benefit), and further adjusted to eliminate noncash share-based compensation expense, purchase accounting adjustments, transaction costs, other costs and earnings from disposed business.

(2)	Represents the ratio of Adjusted EBITDA to Total Revenue.
(3)

Pro Forma Adjusted Net Income reflects changes to the Company’s Adjusted Net Income to (i) show net after-tax interest savings associated with the borrowing of incremental term loans used for the redemption of the Company’s senior notes in January 2018, as if such transaction occurred on July 1, 2017, (ii) show lower after-tax interest expense associated with the Company’s term loan repricing completed in January 2018 as if such transaction occurred on July 1, 2017 and (iii) adjust results for the fiscal year ended June 30, 2019 for higher after-tax interest expense associated with incremental term loans in connection with the repurchase of 10,750,000 shares from Aegis. Adjusted Net Income is defined as net income (loss) adjusted to exclude (a) amortization of intangible assets, (b) amortization of debt issuance costs, (c) losses recognized on the disposal of businesses, (d) losses on extinguishment of debt, (e) noncash share-based compensation expense, (f) purchase accounting adjustments, (g) transaction costs, (h) other costs, (i) earnings from disposed businesses and (j) the income tax impact associated with the foregoing items to arrive at an appropriate effective tax rate on Adjusted Net Income and adjusted for the impact of permanently nondeductible expenses, the impact of tax-deductible goodwill and intangible assets resulting from certain historical acquisitions and the impact of discrete tax items.

(4)

Pro Forma diluted earnings per share reflects an adjustment for the 10,750,000 shares the Company repurchased from Aegis in September, 2018, as if such repurchase had occurred at the beginning of the June 30, 2019 fiscal period and were not already reflected in the basic weighted-average shares shown in the Company’s Diluted Earnings Per Share calculation.

These preliminary results were not final, and are being provided for informational purposes only. These preliminary results are superseded in their entirety by the Company’s audited annual financial statements included in Presidio’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, which is incorporated by reference into this proxy statement.

General

Important factors that may affect actual results and cause the Projections not to be achieved include risks and uncertainties relating to Presidio’s business (including general economic conditions, a reduced demand for the Company’s information technology solutions, a decrease in spending on technology products by the Company’s federal and local government clients and the availability of products from the Company’s vendor partners and maintenance of vendor relationships) and other factors described under “Cautionary Statement Concerning Forward-Looking Statements,” as well as the risk factors with respect to the Company’s business contained in its most recent SEC filings, which stockholders are urged to review, which may be found as described under “Where You Can Find More Information.” In addition, the Projections cover multiple future years, and such information by its nature is less reliable in predicting each successive year. The Projections also do not take into account any circumstances or events occurring after the date on which they were prepared and do not give effect to the transactions contemplated by the Merger Agreement, including the Merger, and also do not take into account the effect of any failure of the Merger to be completed. The Projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the Projections. Accordingly, there can be no assurance that the Projections will be realized or that actual results will not be significantly lower than projected.

The inclusion of the Projections in this proxy statement should not be regarded as an indication that any of Presidio or its affiliates, advisors or representatives considered the Projections to be predictive of actual future events, and the Projections should not be relied on as such. None of Presidio or its affiliates, advisors, officers, employees, directors or representatives can give you any assurance that actual results will not differ from the Projections, and none of those persons undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were prepared or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error. The Company does not intend to publicly update or make any other revision to the Projections. None of Presidio or any of its affiliates, advisors, officers, employees, directors or representatives has made or makes any representation to Parent, Merger Sub or any other person regarding Presidio’s ultimate performance compared to the Projections or that the results reflected therein will be achieved. For the reasons described above, readers of this proxy statement are cautioned not to place undue, if any, reliance on the Projections.

Termination Fee Commitment Letter

Concurrently with the execution of the Merger Agreement, the Investor Group entered into the Termination Fee Commitment Letter with Parent, pursuant to which the Investor Group has committed to pay the termination fee payable by Parent under certain circumstances, as well as interest and expenses and certain reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Termination Fee Commitment Letter and the Merger Agreement, in an amount not to exceed $84 million in the aggregate.

The Termination Fee Commitment Letter will terminate upon the earlier to occur of (i) the consummation of the Merger, (ii) the date on which the obligations of the Investor Group under the Termination Fee Commitment Letter have been paid in full and the proceeds of which have been paid to the Company or (iii) the 180th day after a termination of the Merger Agreement unless (x) the Company has commenced a suit, action or other legal proceeding against Parent under the Merger Agreement or alleging that the obligations of the Investor Group under the Termination Fee Commitment Letter are due and payable or (y) the Company has commenced a suit, action or other legal proceeding alleging that amounts are payable from the Investor Group to Parent pursuant to the Termination Fee Commitment Letter, in which case the Termination Fee Commitment Letter will remain in full force and effect until the date of resolution of such suit, action or proceeding, subject to certain conditions.

Financing

The Investor Group has committed to contribute or cause to be contributed to Parent at the closing of the Merger an aggregate amount in cash equal to $855 million, subject to the terms and conditions set forth in the Equity Commitment Letter.

In addition, in connection with the Merger Agreement, Merger Sub entered into the Debt Commitment Letter with the Debt Commitment Parties, pursuant to which the Debt Commitment Parties have committed to provide, upon certain terms and subject to certain conditions, Merger Sub with debt financing in an aggregate principal amount of $1,775 million.

In addition, in connection with the execution of the Merger Agreement, Parent entered into a cash investment subscription agreement with Mr. Cagnazzi, pursuant to which Mr. Cagnazzi agreed to purchase a number of Class A-2 limited partnership units in Parent having an aggregate value equal to two-thirds of the aggregate cash consideration he will receive in the Merger in respect of his Company Options net of all income taxes payable in respect thereof.

The Company has agreed to use its reasonable best efforts to provide, and to cause its subsidiaries to use their reasonable best efforts to provide, to Parent and Merger Sub such cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the financing contemplated by the Debt Commitment Letter, subject to the terms set forth in the Merger Agreement. For more information, see “The Merger Agreement — Financing and Financing Cooperation.”

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Presidio Board that Presidio stockholders approve the Merger Proposal, Presidio stockholders should be aware that the directors and executive officers of Presidio have potential interests in the Merger that may be different from, or in addition to, the interests of Presidio stockholders generally, including, among others:

•	Mr. Robert Cagnazzi has committed to contribute, immediately prior to the Effective Time, a total of 363,656 shares of Common Stock to Parent in exchange for certain equity securities of Parent;

•

members of the Presidio Board and executive officers of the Company are entitled to new and continued rights of indemnification and advancement of expenses and insurance coverage under the Merger Agreement;

•	the Company’s executive officers as of the Effective Time will become the initial executive officers of the surviving corporation;

•	the treatment of the stock options awards held by the Company’s executive officer’s as of the Effective Time; and

•	severance payments upon a termination without cause or resignation with good reason during the two years following the Effective Time.

The Presidio Board was aware of these interests and considered them, among other matters, in making its recommendation that Presidio stockholders vote in favor of the Merger Proposal.

For purposes of the disclosure below, our executive officers are (i) Robert Cagnazzi, Chairman of the Board and Chief Executive Officer, (ii) Neil O. Johnston, Executive Vice President and Chief Financial Officer, (iii) David Hart, Executive Vice President and Chief Operating Officer, (iv) Vinu Thomas, Chief Technology Officer, and (v) Elliot Brecher, Senior Vice President, General Counsel and Secretary.

Treatment of Company Equity Awards

Company Options. At the Effective Time of the Merger, each Company Option will vest (with performance-based Company Options vesting to the extent of achievement of any applicable performance goals) and be canceled and will be converted into the right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration less the applicable per share exercise price multiplied by (ii) the number of shares of Common Stock subject to such Company Option, less any applicable withholding taxes. Company Options with an exercise price that is greater than or equal to the Merger Consideration will be canceled for no consideration. The holder of the Company Option and Parent may agree in writing to an alternative treatment of the holder’s Company Option. However, Parent may not negotiate with the Company’s employees without the Company’s prior written consent and subject to the Company being provided a right to review any such arrangements. As of the date of this filing, none of the Company’s executive officers have agreed in writing to an alternative treatment of the holder’s Company Options.

Company ESPP. The current offering period in effect under the Company’s Employee Stock Purchase Plan will continue the end of the last business day before in effect through its scheduled completion date, except that no employee who was not a participant as of the date of the Merger Agreement may commence participation in such offering period and no participant in the current offering period may increase the amount of his or her payroll deduction elections as in effect on the date of the Merger Agreement. Immediately prior to the Effective Time, the Company’s Employee Stock Purchase Plan will terminate. No new offering period will commence under the Company’s Employee Stock Purchase Plan until and unless the Merger Agreement is terminated in accordance with its terms.

Estimated Value of Payments. For an estimate of the amounts that would be payable to each of the Company’s executive officers in respect of their unvested Company Options, see “— Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” below. None of the Company’s non-employee directors, other than Mr. Lerner, hold any unvested Company Options. The estimated value of Mr. Lerner’s unvested Company Options is $13,000.

Employment Agreements

Severance Payments. Each of the Company’s executive officers entered into an employment agreement at or around the time that he commenced employment with the Company (each, an “Employment Agreement”), which have been amended from time to time, including in connection with the Company’s initial public offering. In addition, in connection with the Merger, the Company amended each Employment Agreement to (i) increase the cash severance multiples applicable to each executive officer upon a severance-qualifying termination during the two years following a change in control and (ii) increase the period of months used to determine the cash payment in lieu of medical and dental benefits. Following such amendments, upon a termination without cause or resignation with good reason in connection with or during the two years following a change in control, subject to the executive officer’s execution of a release of claims, each executive officer would be entitled to (i) a multiple (3.0x for Mr. Cagnazzi, 2.5x for Messrs. Hart, Johnston and Thomas and 2.0x for Mr. Brecher) of the sum of the executive officer’s annual base salary and target annual bonus as in effect immediately prior to the change in control, payable in installments over a period of months (30 for Mr. Cagnazzi, 18 for Messrs. Hart, Johnston and Thomas and 12 for Mr. Brecher), (ii) a prorated annual bonus for the fiscal year in which such termination of employment occurs, assuming performance metrics have been satisfied at target, payable in a lump sum on the date on which the Company otherwise makes annual bonus payments to actively employed executives for such fiscal year and (iii) a lump sum cash payment equal to the cost of monthly medical and dental coverage for a period of months (36 months for Mr. Cagnazzi and 24 months for each other executive officer), payable on the first payroll date immediately following the 30th day after the date of termination. Prior to such Merger-related amendments, (i) the applicable severance multiples were 2.5x for Mr. Cagnazzi, 1.5x for Messrs. Hart, Johnston and Thomas and 1.0x for Mr. Brecher and (ii) the period of months used to determine the cash payment in lieu of medical and dental benefits was 24 months for Mr. Cagnazzi, 18 months for Messrs. Hart, Johnston and Thomas and 12 months for Mr. Brecher.

Restrictive Covenants. Each executive officer entered into a restrictive covenant agreement at the time he entered into his employment agreement. Pursuant to the restrictive covenant agreements, each executive officer is prohibited from competing with the Company and soliciting the Company’s employees, customers and suppliers for a period of 18 months following the termination of his employment.

Section 4999 of the Internal Revenue Code. None of the Company’s executive officers is entitled to receive a tax gross-up. Rather, any payment or benefit received by the executive officer that would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code as amended (referred to as the “Code”) and would subject the executive officer to the excise tax under Section 4999 of the Code will be reduced to the extent necessary so that no portion will be subject to any excise tax but only if, by reason of such reduction, the net after-tax benefit received by the executive officer exceeds the net after-tax benefit (after taking into account the excise tax, interest and penalties and any tax imposed by any comparable provision of state law and any applicable federal, state, and local income and employment taxes) that would be received by the participant if no reduction was made.

Estimated Value of Payments. For an estimate of the amounts that would be payable to each of the Company’s executive officers under the Employment Agreements if they experience a severance-qualifying termination of employment during the two years following the Effective Time, see “— Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” below.

Chief Executive Officer Agreements

Rollover Agreement. In connection with the Merger Agreement, Parent entered into a rollover agreement with Mr. Cagnazzi, pursuant to which Mr. Cagnazzi has committed to contribute, immediately prior to the Effective Time, a total of 363,656 shares of Common Stock to Parent in exchange for a number of Class A-2 limited partnership units with an aggregate value of $6,036,690 (based on a per share Merger Consideration of $16.60).

Subscription Agreement. In connection with the Merger, Parent entered into a cash investment subscription agreement with Mr. Cagnazzi, pursuant to which Mr. Cagnazzi agreed to purchase a number of Class A-2 limited partnership units in Parent having an aggregate value equal to two-thirds of the aggregate cash consideration he will receive in the Merger in respect of his Company Options, net of all income taxes payable in respect thereof.

Other Arrangements. In addition, Parent agreed to establish a management incentive equity plan, pursuant to which Parent will grant profits interests representing the right to share in the appreciation in value of Parent to select members of the Company’s management team. In addition, Parent agreed to establish a cash long-term incentive award program pursuant to which key employees will receive cash-based long-term incentive awards that vest subject to continued employment through specified vesting dates. Bonus recipients and amounts will be determined by Mr. Cagnazzi or his successor, and will be subject to the approval of the general partner of Parent. As of the date hereof, none of the Company’s executive officers have been granted any profits interests or cash long-term incentive awards pursuant to these programs.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the terms of the Merger Agreement, certain directors and officers of the Company will be entitled to certain new and ongoing indemnification and coverage under directors’ and officers’ liability and fiduciary liability insurance policies following the Merger. Such indemnification and insurance coverage is further described in the section of this proxy statement entitled “— The Merger Agreement — Indemnification and Insurance.”

Quantification Of Potential Payments And Benefits To The Company’s Named Executive Officers In Connection With The Merger

The table below sets forth the information required by Item 402(t) of Regulation S-K regarding the amount of payments and benefits that each of the Company’s executive officers may receive in connection with the Merger.

Assumptions

Unless otherwise noted, the estimates set forth in the table below assume the following:

•	the relevant per share price of Common Stock is $16.60, which equals the value of the Merger Consideration;

•	the Effective Time of the Merger occurs on October 4, 2019, which is the latest practicable date prior to the date of this filing;

•	each named executive officer experiences a termination without cause or resigns with good reason immediately following the completion of the Merger (a “Qualifying Termination”); and

•	each named executive officer’s base salary and annual target bonus amounts remain unchanged from those in place on October 4, 2019.

The amounts set forth in the table below are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described in footnotes to the table. The amounts below do not reflect certain compensation actions that may occur before the Effective Time. The actual amounts payable to the Company’s executive officers, if any, will depend on whether the executive officer incurs a Qualifying Termination, the date of such Qualifying Termination (if applicable), the closing date of the Merger and the terms of the plans or agreements in effect at such time.

Change in Control Compensation

Name	Cash ($) (1)	Equity ($) (2)	Total ($) (3)
Robert Cagnazzi	3,814,825	3,621,630	7,436,455
Neil O. Johnston	2,882,960	155,093	3,038,053
David Hart	2,864,361	2,629,915	5,494,276
Elliot Brecher	986,719	439,790	1,426,509
Vinu Thomas	2,045,201	935,848	2,981,049

(1)

The cash payments to each executive officer are payable pursuant to the Employment Agreements and consist of (i) a multiple (3.0x for Mr. Cagnazzi, 2.5x for Messrs. Hart, Johnston and Thomas and 2.0x for Mr. Brecher) of the sum of the executive officer’s annual base salary and target annual bonus as in effect immediately prior to the Effective Time, (ii) a prorated annual bonus for the fiscal year in which such termination of employment occurs, assuming performance metrics have been satisfied at target and (iii) a lump sum cash payment equal to the cost of monthly medical and dental coverage for a period of months (30 months for Mr. Cagnazzi and 24 months for each other executive officer).

The cash payments are “double-trigger” benefits payable solely upon a Qualifying Termination in connection with or during the two years following the Effective Time.

Name	Pro Rata Bonus ($)	Lump Sum Severance Payment ($)	Lump Sum Payment in Lieu of Medical/Dental ($)
Robert Cagnazzi	156,164	3,600,000	58,661
Neil O. Johnston	130,137	2,750,000	2,823
David Hart	124,932	2,700,000	39,429
Elliot Brecher	30,973	918,000	37,746
Vinu Thomas	88,493	1,912,500	44,208

For more information, please see “— Interests of the Company’s Directors and Executive Officers in the Merger — Employment Agreements” above.

(2)

The amounts in this column represent the value of unvested Company Options which will vest (with performance-based Company Options vesting to the extent of achievement of any applicable performance goals) and be canceled and will be converted into the right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration less the applicable per share exercise price multiplied by (ii) the number of shares of Common Stock subject to such Company Option, less any applicable withholding taxes.

For more information, please see “— Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Company Equity Awards” above.

(3)

None of the Company’s executive officers participate in any non-qualified deferred compensation plans or defined benefit plans. Further, none of the Company’s executive officers are entitled to a golden parachute excise tax gross-up.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of Common Stock whose shares are exchanged for cash pursuant to the Merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (referred to as the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (referred to as the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), nor does it address any considerations under state, local or foreign tax laws or U.S. federal tax laws other than those pertaining to U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, the conclusions set forth in this discussion could be subject to challenge, which challenge could be sustained.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Stock that is for U.S. federal income tax purposes:

•	a citizen or resident individual of the United States;

•

a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of Common Stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under

U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain former citizens or former long-term residents of the United States, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations or other pass-through entities or investors in such partnerships, S corporations or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of Common Stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, a holder required to accelerate the recognition of any item of gross income with respect to shares of Common Stock as a result of such income being recognized on an applicable financial statement, and U.S. holders who acquired their shares of Common Stock through the exercise of employee stock options or other compensation arrangements). This discussion also does not address the U.S. federal income tax consequences to holders of shares of Common Stock who exercise appraisal rights in connection with the Merger under the DGCL.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of Common Stock, you should consult your tax advisor.

This discussion of material U.S. federal tax consequences is for general information purposes only and is not tax advice. Holders of Common Stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the Merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, state, local, foreign income or other tax laws.

The receipt of cash by U.S. holders in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. holder’s adjusted tax basis in its shares of Common Stock.

Any such gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of Common Stock surrendered in the Merger is greater than one year as of the date of the Merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Common Stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Common Stock.

Information Reporting and Backup Withholding

Payments made in exchange for shares of Common Stock pursuant to the Merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded by the IRS or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

Regulatory Approvals

Antitrust Clearance. Under the HSR Act and related rules and regulations, certain transactions, including the Merger, may not be completed until certain waiting period requirements have expired or been terminated. The HSR Act requires that each party must file a pre-merger notification with the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) and the United States Federal Trade Commission (the “FTC”). A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar waiting period following the parties’ filings of their respective HSR Act notification forms or the early termination of that waiting period. In certain circumstances the review period may be extended by either the parties or the Antitrust Division or FTC. Completion of the Merger is conditioned on the expiration or early termination of the applicable waiting period under the HSR Act and the antitrust laws of other specified jurisdictions. The Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC on August 27, 2019 and August 28, 2019, respectively. Early termination of the waiting period under the HSR Act was granted on September 9, 2019. The Company and Parent made all required filings under foreign antitrust laws on August 28, 2019, and all required approvals under foreign antitrust laws have been received.

At any time before or after the expiration of the statutory waiting periods under the HSR Act, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the Merger, to rescind the Merger or to conditionally permit completion of the Merger subject to regulatory conditions or other remedies. In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Commitments to Obtain Antitrust Approval. The Company, Parent, and Merger Sub are each required to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by the Merger Agreement, subject to certain limitations. See the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger — Antitrust Matters.”

CFIUS Approval & DCSA Arrangements. Parent must take all actions necessary, proper or advisable to obtain CFIUS approval. In addition, Parent must take all actions necessary, proper or advisable such that (i) it obtains written acknowledgement by DCSA that it has accepted a FOCI Mitigation Plan or (ii) if DCSA has not issued a written acknowledgement that it has accepted a FOCI Mitigation Plan, DCSA has not taken any action to reject a proposed FOCI Mitigation Plan and CFIUS approval must have been obtained. Parent shall use its reasonable best efforts to take all action necessary to secure CFIUS approval and obtain the DCSA Arrangements, including providing all such assurances as may be required, requested or imposed by CFIUS or DCSA.

Commitments to Obtain CFIUS Approval & DCSA Arrangements. Presidio must use its reasonable best efforts to cooperate in connection with any actions taken by Parent in connection with obtaining CFIUS approval and DCSA Arrangements. The two aforementioned obligations include the submission of a CFIUS notice and, with respect to DCSA Arrangements, the submission of a transaction notification and FOCI Mitigation Plan. The parties submitted the transaction notification to DCSA on August 19, 2019 and the draft commitment letter to DCSA on September 13, 2019. The parties submitted the draft CFIUS notice on August 28, 2019. The parties must cooperate in connection with any such filing and in connection with resolving any investigation or other inquiry of CFIUS, DCSA or any other governmental authority related to the CFIUS and DCSA review processes. See the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger — CFIUS Approval and DCSA Arrangements.”

Filing Fees. Parent has agreed to pay all filing fees payable to any governmental authority in connection with any filings made to obtain any required regulatory approval.

Delisting and Deregistration of the Common Stock

If the Merger is completed, the Common Stock will be delisted from the NASDAQ and deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about Presidio or modify or supplement any factual disclosures about Presidio in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding the actual state of any facts and circumstances relating to Presidio. The Merger Agreement contains representations and warranties by, and covenants of, Presidio, Parent and Merger Sub, and they were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Presidio’s public disclosures. The representations, warranties and covenants in the Merger Agreement and any descriptions thereof should be read in conjunction with the disclosures in Presidio’s periodic and current reports, proxy statements and other documents filed with the SEC. See the section of this proxy statement entitled “Where You Can Find Additional Information.” Moreover, the description of the Merger Agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein in its entirety.

Additional information about Presidio may be found elsewhere in this proxy statement and Presidio’s other public filings. See the section of this proxy statement entitled “Where You Can Find Additional Information.”

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

At the Effective Time, Merger Sub will merge with and into Presidio, and the separate corporate existence of Merger Sub will cease. Presidio will be the surviving corporation in the Merger and will continue its corporate existence as a Delaware corporation and an indirect, wholly owned subsidiary of Parent. At the Effective Time, the certificate of incorporation and bylaws of Merger Sub, each in effect immediately prior to the Effective Time, will be the form of the certificate of incorporation and bylaws, respectively, of the surviving corporation in the Merger, in each case until amended in accordance with applicable law.

The directors of Merger Sub immediately prior to the Effective Time will become the initial directors of the surviving corporation. The officers of Presidio immediately prior to the Effective Time will become the initial officers of the surviving corporation.

When the Merger Becomes Effective

The closing of the Merger will take place (i) at the offices of Wachtell, Lipton, Rosen & Katz, on the third business day following the satisfaction or waiver of all of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions at such time), provided that if the marketing period has not ended by the time the conditions have been satisfied of waived, the closing will occur on the date following the satisfaction or waiver of such conditions that is the earlier to occur of (x) a business day during the marketing period determined by Parent with no less than three business days’ prior written notice to Presidio or (y) the third business day following the final day of the marketing period (subject, in each case, to the satisfaction or waiver of all conditions set forth in the Merger Agreement) or (ii) at another date and time mutually agreed upon in writing between Presidio and Parent. For purposes of the Merger Agreement, “business day” refers to any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.

For purposes of the Merger Agreement, “marketing period” means the first period of fifteen consecutive business days after the date of the Merger Agreement throughout and at the end of which (a) Parent must have received certain specified information about the Company (the “required financial information”) from the Company and such required information shall be “compliant” as set forth in the Merger Agreement and (b) the mutual conditions to the parties’ obligations to consummate the Merger and the conditions to the obligations of Parent and Merger Sub to consummate the Merger must have been satisfied or waived (other than (x) those conditions that by their nature are to be satisfied at the closing of the Merger and (y) from and after November 25, 2019 the condition requiring CFIUS approval, provided that certain CFIUS related status requirements shall have been satisfied on or prior to December 2, 2019 and continue to be satisfied for the remainder of such fifteen consecutive business day period, it being understood that this exception shall no longer apply if the Merger has not been consummated on or prior to December 31, 2019), provided (A) the marketing period shall end on any earlier date if the debt financing is consummated on such earlier date, (B) the marketing period will not commence and will not be deemed to be commenced if Presidio has announced any intention to restate, or Presidio’s independent auditors have determined that Presidio must restate, any financial statements included in the required financial information, in which case the marketing period will not be deemed to commence unless and until such restatement has been completed and the applicable required financial information has been amended or Presidio has or its independent auditors have announced it has concluded that no restatement will be required, (C) (i) the marketing period shall commence no earlier than September 3, 2019, (ii) November 29, 2019 shall not constitute a business day for purpose of the marketing period and (iii) the marketing period shall either end on or prior to December 20, 2019 or, if the marketing period has not ended on or prior to December 20, 2019, then the marketing period shall commence no earlier than January 2, 2020, and (D) the required delivery by Presidio of the financial statements as contemplated by the Debt Commitment Letter for any applicable fiscal period ended on or after June 30, 2019 shall result in the restart of the marketing period on the date of such delivery notwithstanding that a period of fifteen consecutive business days shall have passed throughout which Parent has had what would otherwise have constituted the required financial information and such information was compliant throughout such period.

On the closing date, Presidio and Parent will file a certificate of merger with the Secretary of State of the State of Delaware. The Merger will become effective at the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as may be agreed by the parties in writing and specified in the certificate of Merger.

Effect of the Merger on the Common Stock

At the Effective Time, each share of Common Stock (excluding Canceled Shares, Converted Shares and Dissenting Shares) will cease to be outstanding and automatically be canceled and converted into the right to receive the Merger Consideration, upon surrender of certificates or book-entry shares. The Merger Consideration will be paid without interest and is subject to any required tax withholdings.

At the Effective Time, each of the Canceled Shares will automatically be canceled and retired without payment of any consideration and will cease to exist. In addition, at the Effective Time, each of the Converted

Shares will automatically be converted into shares of Common Stock, par value $0.01 per share, of the surviving corporation, such that each such subsidiary’s ownership percentage of the surviving corporation immediately after the Effective Time will equal its ownership percentage in Presidio immediately prior to the Effective Time.

Treatment of Company Equity Awards

Company Options. At the Effective Time of the Merger, each Company Option will vest (with performance-based Company Options vesting to the extent of achievement of any applicable performance goals) and be canceled and will be converted into the right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration less the applicable per share exercise price multiplied by (ii) the number of shares of Common Stock subject to such Company Option, less any applicable withholding taxes. Company Options with an exercise price that is greater than or equal to the Merger Consideration will be canceled for no consideration. The holder of the Company Option and Parent may agree in writing to an alternative treatment of the holder’s Company Option. However, Parent may not negotiate with the Company’s employees without the Company’s prior written consent and subject to the Company being provided a right to review any such arrangements.

Company RSU Awards. At the Effective Time of the Merger, each restricted stock unit award relating to shares of Common Stock (“Company RSU Award”) will vest and be canceled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration for each share of Common Stock subject to such Company RSU Award, less any applicable withholding taxes.

Company ESPP. The last offering period in effect under the Company’s Employee Stock Purchase Plan was completed on October 2, 2019. No new offering period will commence under the Company’s Employee Stock Purchase Plan until and unless the Merger Agreement is terminated in accordance with its terms.

Payment for Common Stock in the Merger

At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with a paying agent in trust for the benefit of holders of shares of Common Stock, cash sufficient to pay the aggregate Merger Consideration.

As soon as reasonably practicable (and no later than two business days) after the Effective Time, the surviving corporation shall cause the paying agent to mail to each holder of record of a certificate or book-entry share that immediately prior to the Effective Time represented shares of Common Stock (other than Canceled Shares, Converted Shares and Dissenting Shares) (i) a letter of transmittal or transfer such book-entry shares to the paying agent and (ii) instructions for effecting the surrender of such certificates to the paying agent in exchange for payment of the Merger Consideration. Upon surrender to the paying agent of certificates, together with the letter of transmittal, duly completed and validly executed, and such other customary documents as may be reasonably required, the holder of such certificates or book-entry shares will be entitled to receive payment of the Merger Consideration which the holder is entitled to pursuant to the Merger Agreement in respect of each share formerly represented by such certificate (without interest and after giving effect to any required tax withholding).

Representations and Warranties

The Merger Agreement contains representations and warranties of Presidio, subject to certain exceptions in the Merger Agreement, in the Company’s confidential disclosure letter delivered in connection with the Merger Agreement and in Presidio’s public filings, as to, among other things:

•	due incorporation and capitalization;

•	corporate power and authority relating to the execution, delivery and performance of the Merger Agreement;

•	consents and approvals relating to the execution, delivery and performance of the Merger Agreement and consummation of the Merger and the absence of certain violations related thereto;

•

the forms, documents and reports required to be filed or furnished with the SEC, accuracy of the consolidated financial statements of the Company included in such documents, the establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting, the absence of material unresolved complaints, allegations, assertions or claims regarding the Company’s accounting or auditing practices and compliance in all material respects with applicable listing and corporate governance rules and regulations of the NASDAQ;

•	the accuracy of the information supplied for the purposes of this proxy statement;

•	the absence of undisclosed liabilities;

•	title to assets;

•	intellectual property, privacy and information technology;

•	material contracts;

•	insurance policies;

•	employee benefit plans and other agreements, plans and policies with or concerning employees;

•	tax returns and other tax matters;

•	the absence of certain actions, proceedings or orders;

•	compliance with applicable laws and the Company’s permits;

•	the absence of certain liabilities relating to, and violations of, environmental laws;

•	the absence of certain changes or events;

•	personal and real property matters;

•	broker’s fees;

•	the opinion of the Company’s financial advisor; and

•	affiliate transactions.

The Merger Agreement also contains representations and warranties of Parent and Merger Sub, subject to certain exceptions in the Merger Agreement and Parent’s confidential disclosure letter delivered in connection with the Merger Agreement, as to, among other things:

•	organization and capitalization;

•	corporate power and authority relating to the execution, delivery and performance of the Merger Agreement;

•	consents and approvals relating to the execution, delivery and performance of the Merger Agreement and the absence of certain violations with respect thereto;

•	the operations of Merger Sub;

•	the absence of certain actions, proceedings or orders;

•	compliance with applicable laws;

•	the accuracy of the information supplied for the purposes of this proxy statement;

•	the enforceability of the executed Equity Commitment Letter and Debt Commitment Letter providing for a commitment to provide equity financing and debt financing, respectively, to Parent, and the sufficiency of the proceeds to be disbursed under the commitment letters, together with other sources of financing available to Parent, to pay the aggregate Merger Consideration and the other amounts payable under the Merger Agreement, and the enforceability of the commitment letters;

•	solvency;

•	the enforceability of the Termination Fee Commitment Letter delivered by certain funds advised by BC Partners agreeing to fund certain obligations of Parent in connection with the Merger Agreement;

•	the absence of arrangements or agreements with Parent, Merger Sub, BC Partners or any of their affiliates with any member of the Presidio Board or Presidio’s management;

•	the absence of beneficial ownership of shares of Common Stock by Parent and its subsidiaries; and

•	broker’s fees.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” or “Parent Material Adverse Effect” qualification, as discussed below.

For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on (i) the business, assets, liabilities, operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, or (ii) the ability of the Company to timely consummate the Merger and the transactions contemplated thereby or perform its obligations under the Merger Agreement. However, none of the following, and no effect resulting or arising from the following will constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur under clause (i) above:

•	changes or developments in or affecting domestic, foreign or global markets or domestic, foreign or global economic conditions generally;

•	changes in GAAP or any official interpretation thereof;

•	changes in laws or any official interpretation or enforcement thereof;

•	changes in domestic, foreign or global political conditions;

•	changes or developments in the business or regulatory conditions affecting the industries in which the Company or its subsidiaries operate;

•

the announcement of the Merger Agreement or the anticipated consummation of the transactions contemplated thereby (except with respect to Presidio’s representations and warranties concerning execution, delivery, and consummation of the Merger Agreement);

•	weather conditions or other acts of god;

•	a decline in the trading price or trading volume of the shares of Common Stock or any change in the credit rating or ratings outlook for the Company and its subsidiaries;

•	the failure to meet any internal or analyst’s projections, guidance, budgets, expectations, forecasts or estimates;

•	actions taken or omitted by the Company and its subsidiaries at the written request of Parent or actions taken by the Company and its subsidiaries in accordance with the Merger Agreement; and

•

any legal proceedings made or brought by any current or former stockholders of Presidio (on their own behalf or on behalf of Presidio), alleging (i) a breach of fiduciary duty of any director of the Company, (ii) a claim under federal securities laws or (iii) a claim under other applicable state or federal law arising out of or related to the Merger Agreement or transactions contemplated by the Merger Agreement.

However, with respect to the matters described in the first through fifth and seventh bullets above, such effects may be taken into account to the extent that they have a disproportionate effect on Presidio and its subsidiaries, taken as a whole, relative to others in the industries of Presidio and its subsidiaries, but only to the extent of the incremental disproportionate impact on Presidio and its subsidiaries. In addition, with respect to the effects described in the eighth and ninth bullets, the underlying cause of any such effects may be taken into account unless the underlying clause is otherwise excluded by the Merger Agreement.

For purposes of the Merger Agreement, a “Parent Material Adverse Effect” means any effect that has a material adverse effect on Parent’s or Merger Sub’s ability to timely consummate the Merger and transactions contemplated thereby, including the payment of the Merger Consideration.

Conduct of Business Pending the Merger

The Merger Agreement provides that, from and after the date of the Merger Agreement and prior to the Effective Time or termination of the Merger Agreement, except with Parent’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned), as required by the Merger Agreement or applicable law or set forth in the Company’s confidential disclosure letter, Presidio will, and will cause its subsidiaries to, use commercially reasonable effects to (i) conduct its business in all material respects in the ordinary course consistent with past practice and (ii) maintain and preserve intact, in all material respects, its assets and business organization and their relationships with lenders, customers, vendors and employees and other material business relations.

In addition, the Company will not, and will cause its subsidiaries not to, other than (i) as required by the Merger Agreement or applicable law, (ii) with the prior written consent of Parent or (iii) as set forth in Presidio’s confidential disclosure letter, take any of the following actions:

•	amend their respective organizational documents;

•	split, combine or reclassify any capital stock, voting securities or other equity interests of the Company;

•

make, declare or pay any dividend or distribution, or redeem or purchase any of its capital stock other than: (i) in connection with intercompany transactions with its subsidiaries, (ii) for the acceptance or withholding of Common Stock as payment for the exercise price of Company Options, (iii) for the acceptance of Common Stock, or withholding of Common Stock otherwise deliverable, to satisfy withholding taxes incurred in connection with the exercise, vesting and/or settlement of Company Options and Company restricted stock unit awards, and (iv) the Company’s regular quarterly cash dividend not in excess of $0.04 per share (and, with respect to Company equity awards, dividends or dividend equivalents, if applicable) and with record dates consistent with the record dates customarily used by Presidio for the payment of quarterly cash dividends;

•	grant any Company equity awards or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of capital stock;

•

(i) issue, purchase, sell or otherwise permit to become outstanding any additional shares of the Company’s capital stock or securities convertible, exchangeable into or exercisable for any shares of the Company’s capital stock or any Company Options, warrants or other rights to acquire shares of the Company’s capital stock, other than: (x) due to the exercise, vesting and/or settlement of Company equity awards granted prior to the entry into the Merger Agreement and in accordance with their terms or due to the completion of the current employee stock purchase plan and (y) in connection with intercompany transactions or (ii) enter into any agreement, understanding or arrangement concerning the sale or voting of the Company’s capital stock or equity interests;

•

other than in connection with intercompany transactions involving the Company’s subsidiaries, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization or enter into any line of business unrelated to the Company’s current business;

•

incur, assume, endorse, guarantee or otherwise become liable for any indebtedness for borrowed money or issue or sell any debt securities or any rights to acquire any debt securities other than: (i) intercompany indebtedness for borrowed money or guarantees of intercompany indebtedness for borrowed money, (ii) indebtedness incurred in the ordinary course of business pursuant to the Company’s existing credit facilities and (iii) indebtedness incurred to replace, renew, extend, refinance or refund such indebtedness in the ordinary course of business and to the extent reasonably necessary to do so (up to an amount equal to the indebtedness being replaced, renewed, extended, refinanced or refunded, plus any related fees, expenses, premiums and accrued interest);

•

other than in accordance with certain contracts in effect as of the date of the Merger Agreement, sell, transfer, mortgage, subject to a lien (subject to certain exceptions) or otherwise dispose of any assets having a value in excess of $2,000,000 individually or $5,000,000 in the aggregate except in connection with: (i) intercompany transactions, (ii) sales of inventory in the ordinary course of business, and (iii) sales of rental equipment in the ordinary course or obsolete or worthless equipment;

•

other than in connection with intercompany transactions involving the Company’s subsidiaries, (i) acquire any assets outside of the ordinary course of business of any person or the business of any person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or (ii) make investments in any person or entity (whether by purchase of stock or securities, contributions to capital, property transfers or purchase of property or assets of any person);

•

except as required by any collective bargaining agreement or Company Benefit Plan (as defined in the Merger Agreement) in effect as of the date of the Merger Agreement: (i) establish, adopt, amend or terminate any Company Benefit Plan or create or enter into any plan, agreement, program, policy, trust fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of the Merger Agreement, (ii) increase in any manner the compensation (including severance, change-in-control and retention compensation) or benefits of any current or former employee, (iii) pay or award, or commit to pay or award, any bonus or incentive compensation or (iv) accelerate the time of vesting or payment of any award under any Company Benefit Plan;

•

other than in connection with the expiration of intellectual property at the end of its statutory term, sell, assign, lease, exclusively license, abandon or permit to lapse, transfer or otherwise dispose of any material intellectual property of the Company;

•	implement, adopt or materially change any financial accounting principles or methods except as required by changes to GAAP or other applicable law;

•

(i) terminate or amend in a manner that would be materially adverse to the Company or its subsidiaries any lease or material contract, (ii) enter into any lease or contract that would have been a material contract had it been entered into prior to the Merger Agreement or (iii) waive any material right under or release, sell or compromise any material claim under such lease or material contract;

•

(i) make any loan, advance or capital contributions to, or investments in, any person, other than expense advancements in the ordinary course of business to Presidio directors, officers and employees or (ii) forgive, cancel or compromise any debts or claims, or waive, release or assign any rights or claim against any Presidio director, officer or employee in excess of $250,000 individually or $500,000 in the aggregate;

•

make any expenditures or investments (including by way of prepayments) for any cloud services (including for any “reserved instances”) in excess of 20% of the amounts reflected in the “Cloud Forecast Model” made available to Parent prior to the date of the Merger Agreement;

•

pay, discharge, settle or satisfy any pending or threatened litigation (other than litigation in connection with the Merger Agreement described in the section of this proxy statement entitled “The Merger Agreement — Coordination on Transaction Litigation”) that requires payment in excess of $500,000 individually or $2,000,000 in the aggregate or imposes any non-monetary relief;

•

(i) hire any new employee or terminate (other than for cause) any full-time or part-time employee who (x) does not participate in a commission plan and earns an annual base salary together with cash target annual bonus in excess of $500,000 per year or (y) participates in a commission plan and earns an annual base salary in excess of $300,000 per year or (ii) implement any employee layoffs that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended or any similar laws;

•

(i) modify, extend or enter into any collective bargaining agreement or contract with any labor union, labor organization, works council or group of employees or (ii) recognize or certify any labor union, labor organization, works council or group of employees of the Company or its subsidiaries as the bargaining representative for any employees of Presidio or its subsidiaries;

•

(i) make, change or revoke any material tax election, (ii) change any tax accounting period, (iii) adopt or change any material method of tax accounting, (iv) file a material amended tax return (other than amendments of state or local taxes or use tax returns in the ordinary course consistent with past practice); (v) enter into any “closing agreement” within the meaning of Section 7121 of the Internal Revenue Code (or any similar provision of state, local or foreign law) with respect to a material tax amount, (vi) settle any claim, audit assessment or dispute for an amount materially in excess of the amount reserved on the Company’s financial statements or (vii) surrender any claim to a material tax refund; or

•	authorize any of, or agree or commit to do any of, the foregoing actions.

Access

Subject to certain exceptions and limitations, from and after the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement, upon reasonable request (i) Presidio shall, and shall cause its subsidiaries to, give to Parent and its representatives reasonable access, during normal business hours, to Presidio’s books and records (including personnel records), real property, offices and facilities and (ii) Presidio shall make available, and shall cause its subsidiaries to make available, during normal business hours, the Company’s officers and employees to furnish Parent with all financial, operating and other data and information request, in each case (x) as Parent reasonably requests from time to time and (y) to the extent that such access and disclosure does not obligate the Company and its subsidiaries to take actions that would unreasonably interfere with the normal course of their businesses. The foregoing does not authorize (i) any environmental testing or sampling of any real property or (ii) Parent to negotiate with the Company’s employees without the Company’s prior written consent and subject to the Company being provided a right to review any such arrangements.

The foregoing will not require Presidio or its subsidiaries to permit access or disclose any information if such access or disclosure would, in the reasonable judgment of the Company’s legal counsel, be in violation of applicable laws or binding agreements entered into by the Company or its subsidiaries prior to the date of the Merger Agreement or would reasonably be expected to result in a loss or impairment of attorney-client or work product privilege, provided that in such instances Presidio must inform Parent of the general nature of the information being withheld and, upon Parent’s request, exercise commercially reasonable efforts to provide such information in a permitted manner.

All information provided by the Company shall be held in confidence in accordance with the confidentiality agreement between Parent and the Company, which will remain in full force and effect until the closing (and terminate upon closing).

Company Takeover Proposal; Non-Solicitation

Actions Prior to “No-Shop Period Start Date”

Pursuant to the Merger Agreement, until the No-Shop Period Start Date, Presidio, its subsidiaries, and their respective representatives were permitted to:

•	solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that could constitute a Company Takeover Proposal;

•

provide information (including non-public information and data) relating to the Company and its subsidiaries and afford access to the business, properties, assets, books, records, or any personnel of the Company and its subsidiaries pursuant to an acceptable confidentiality agreement (and subject to certain restrictions on providing competitively sensitive information to competitors of the Company) subject to the requirement that the Company make available to Parent and Merger Sub any non-public information or data concerning the Company or its subsidiaries that is provided to any such person which was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such person;

•

engage in, enter into, continue or otherwise participate in, any discussions or negotiations regarding any Company Takeover Proposal (or inquiries, proposals or offers that would reasonably be expected to lead to a Company Takeover Proposal); and

•

cooperate with, assist, participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any Company Takeover Proposal, including by granting a waiver, amendment or release under any pre-existing standstill or similar provision to the extent necessary to allow for a confidential Company Takeover Proposal or an amendment to a Company Takeover Proposal to be made to the Company.

During the go-shop period that commenced on the date of the Original Agreement and continued until the No-Shop Period Start Date, 52 buyers were contacted regarding their potential interest in exploring a transaction with the Company. Five prospective buyers entered into Acceptable Confidentiality Agreements with the Company and were provided with non-public information relating to the Company. On September 23, 2019, a prospective buyer submitted a Company Takeover Proposal to the Company, which the Company believed in good faith, in consultation with its legal and financial advisors, would be reasonably expected to lead to a Company Superior Proposal. As required under the Merger Agreement, within one business day following the No-Shop Period Start Date, the Company delivered a written notice to Parent listing each “Excluded Party” and any other party that to the Company’s knowledge has, or is expected to have, a more than 10% equity interest in such Excluded Party. After receipt of such notice, and after engaging with the Excluded Party in an attempt to strengthen its proposal, the Company, Parent and Merger Sub amended the Original Agreement to, among other things, increase the Merger Consideration from $16.00 per share to $16.60 per share (in each case without interest and subject to applicable withholding taxes). A person or group of persons that submitted a proposal prior to the No-Shop Period Start Date that the Presidio Board determined prior to the No-Shop Period Start Date and after consultation with its outside legal and financial advisors constitutes or would reasonably be expected to lead to a Company Superior Proposal (as defined below) is an “Excluded Party” for purposes of the Company’s non-solicitation obligations, provided that such person or group of persons will cease to be an Excluded Party if, after the No-Shop Period Start Date, the proposal is withdrawn, terminated or modified in any material respect such that the proposal would not reasonably be expected to lead to a Company Superior Proposal.

A “Company Takeover Proposal” means any bona fide written offer, proposal or indication of interest that is not withdrawn from a person or group of persons (other than Parent or its subsidiaries), made after the date of the Merger Agreement relating to, in a single transaction or series of related transactions:

•	any acquisition or purchase, directly or indirectly, of more than 20% of any class of outstanding voting or equity securities of Presidio;

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any tender or exchange offer which, if consummated, would result in any person or group of persons beneficially owning more than 20% of any class of outstanding voting or equity securities of Presidio (whether by voting power or number of shares);

•

any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving Presidio as a result of which the stockholders of Presidio immediately prior to the transaction would hold less than 80% of the equity interests in the surviving or resulting entity of such transaction (whether by voting power or number of shares); or

•

any sale, lease exchange, transfer, license or other disposition to a person or group of persons of more than 20% of the consolidated assets of the Company and its subsidiaries (measured by the fair market value).

Actions Following “No-Shop Period Start Date”

From the No-Shop Period Start Date (or, with respect to an Excluded Party, 10 days following the No-Shop Period Start Date), the Company shall not, and shall cause each of its subsidiaries and their respective officers and directors and shall instruct its representatives not to, directly or indirectly:

•

solicit, initiate or knowingly encourage or facilitate any proposal or offer or inquiries regarding the making of any proposal or offer that constitutes or would reasonably be expected to lead to a Company Takeover Proposal; and

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish any information in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (other than in response to an unsolicited inquiry that did not arise from a breach of the Company’s non-solicitation obligations (other than a breach that is both immaterial and unintentional), solely to ascertain facts from the person making such Company Takeover Proposal consistent with its fiduciary duties about such Company Takeover Proposal and the person that made it and to refer the inquiring person to the non-solicitation provisions of the Merger Agreement).

Within five business days following the No-Shop Period Start Date (or with respect to an Excluded Party, within five business days after Company Stockholder Approval has been obtained), the Company shall request in writing that each person that has executed a confidentiality agreement in connection with its consideration of a Company Takeover Proposal or potential Company Takeover Proposal destroy or return any of the Company’s nonpublic information and terminate access to any physical or electronic data rooms.

However, at any time following the No-Shop Period Start Date and prior to the time Company Stockholder Approval is obtained, if the Company receives a bona fide written Company Takeover Proposal from a third party that is not withdrawn and did not result from a breach of the Company’s non-solicitation obligations (other than a breach that is both immaterial and unintentional) and that the Presidio Board determines in good faith, after consultation with its independent financial advisors and outside legal counsel, (i) constitutes or would reasonably be expected to lead to a Company Superior Proposal and (ii) that failure to take action under clauses (x) and (y) below would be inconsistent with its fiduciary duties under applicable law, then the Company and its representatives may (x) furnish information to such persons and their representatives pursuant to an acceptable confidentiality agreement, provided that competitively sensitive information given to any person who is a competitor of the Company will only be provided in a “clean data room” subject to a customary “clean team arrangement” regarding access to such information and (y) engage in or otherwise participate in discussions or negotiations with such person and its representatives, in each case, subject to the requirement that the Company must:

•	give Parent written notice of such determination promptly (and in any event within 24 hours) after the Presidio Board makes such determination; and

•

make available to Parent and Merger Sub any non-public information or data concerning the Company or its subsidiaries that is provided to any such person which was not previously made available to Parent or Merger Sub.

A “Company Superior Proposal” means a bona fide, written Company Takeover Proposal that did not result from a breach of the Company’s non-solicitation obligations and which the Presidio Board has determined in its good faith judgment, after consultation with the Company’s outside legal and financial advisors, to be more favorable to the Company and its stockholders from a financial point of view than the transactions contemplated by the Merger Agreement and is reasonably likely to be timely consummated in accordance with its terms, in each case, taking into account all relevant factors (including all the terms and conditions of such proposal or offer (including the transaction consideration, conditionality, timing, certainty of financing, and/or regulatory approvals and likelihood of consummation)); provided that, for the purposes of the definition of “Company Superior Proposal,” the references to “20%” and “80%” in the definition of Company Takeover Proposal will be replaced with references to “80%” and “20%,” respectively.

Change in the Presidio Board Recommendation

The Presidio Board has unanimously recommended that Presidio stockholders vote “FOR” the Merger Proposal. Generally, the Presidio Board may not:

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change, qualify, withhold, withdraw or modify, or authorize or resolve to or publicly propose or announce its intention to change, qualify, withhold, withdraw or modify, in each case in any manner adverse to Parent the recommendation of the Presidio Board that the Company’s stockholders adopt the Merger Proposal;

•

adopt, approve, endorse or recommend to Presidio stockholders, or resolve to or publicly propose or announce its intention to adopt, approve, endorse or recommend to Presidio stockholders, a Company Takeover Proposal;

•

fail to make or reaffirm the Presidio Board’s recommendation following the date on which any Company Takeover Proposal or any material modification thereto is first published or sent or given to Presidio stockholders within four business days of Parent’s written request; provided that Parent may not make a request on more than one occasion for each Company Takeover Proposal;

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fail to recommend on Schedule 14D-9 against any Company Takeover Proposal that is a tender offer or exchange subject to Regulation 14D within 10 business days after the commencement of such tender offer or exchange; or

•	publicly propose or agree to any of the foregoing prohibited actions.

The actions described in the bullet points are a “Change of Recommendation.”

The Presidio Board may effect a Change of Recommendation and/or, in response to a Company Superior Proposal, terminate the Merger Agreement in order to enter into an acquisition agreement providing for such Company Superior Proposal, if the Company has received a Company Superior Proposal after the date of execution of the Merger Agreement that did not result from a breach of the Company’s non-solicitation obligations (other than a breach that is both immaterial and unintentional), subject to the requirements that:

•

the Company provides prior written notice to Parent, at least five business days in advance, that it intends to effect a Change of Recommendation and/or terminate the Merger Agreement to enter into a Company Superior Proposal, which notice specifies the identity of the person making such Company Superior Proposal and the material terms thereof and includes a copy of the proposed Company Superior Proposal, the proposed acquisition agreement with respect thereto and all related documentation;

•

during the five business day period following the date on which notice was received (or a three business day period, in the event of any change to the financial terms or other material terms of such Company Superior Proposal), the Company and its representatives negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement as Parent may propose; and

•

upon the conclusion of the applicable negotiation period, the Presidio Board consider in good faith any revisions to the terms of the Merger Agreement proposed in writing by Parent and determines, after consultation with the Company’s independent financial advisors and outside legal counsel, that the Company Takeover Proposal continues to constitute a Company Superior Proposal.

The Presidio Board may also effect a Change of Recommendation in response to an Intervening Event if the Presidio Board determines in good faith after consultation with its independent financial advisors and outside legal counsel that the failure to effect a Change of Recommendation would be inconsistent with its fiduciary duties under applicable law, subject to the requirements that:

•

the Company provides prior written notice to Parent, at least five business days in advance, that it intends to effect a Change of Recommendation specifying the reasons therefore and including a description of the Intervening Event;

•

during the five business day period following the date on which notice was received, the Company and its representatives negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement as Parent may propose; and

•

upon the conclusion of the applicable negotiation period, the Presidio Board after taking into account any revisions to the terms of the Merger Agreement proposed by Parent, determine in good faith, after consultation with the Company’s independent financial advisors and outside legal counsel, that the failure of the Presidio Board to make such a Change of Recommendation would be inconsistent with its fiduciary duties under applicable law.

An “Intervening Event” means an event, fact, circumstance, development or occurrence that is material to the Company and its subsidiaries, taken as a whole, that (i) is not known or reasonably foreseeable by the Presidio Board as of the date of the Merger Agreement, (ii) becomes known to or by the Presidio Board prior to obtaining Company Stockholder Approval and (iii) does not relate to (w) a Company Takeover Proposal or any matter relating thereto, (x) any event, fact, circumstance, development or occurrence relating to Parent, Merger Sub or any of their affiliates, (y) changes in the market price or trading volume of the shares of Common Stock or (z) the fact that Presidio meets, exceeds, or fails to meet any internal or external projections, guidance, budgets, expectations, forecasts or estimates for any period.

Company Stockholders Meeting

Presidio has agreed to take all action required under the DGCL and the Company’s certificate of incorporation and bylaws to duly call, give notice of and convene the special meeting promptly following the mailing of this proxy statement to consider and vote upon the approval of the Merger Proposal; provided that Presidio may postpone or adjourn the special meeting with Parent’s consent. Notwithstanding the foregoing:

•

if the Company reasonably determines in good faith that Company Stockholder Approval is unlikely to be obtained at the special meeting, including due to an absence of quorum, the Company may adjourn or postpone the special meeting once, for a period no longer than 30 calendar days, to solicit additional proxies in favor of the Merger Proposal; and

•

if Parent reasonably determines in good faith that Company Stockholder Approval is unlikely to be obtained at the special meeting, Parent may request on one occasion that Presidio adjourn, delay or postpone the special meeting.

Subject to the Presidio Board’s right to make a Change of Recommendation, as described in the section of this proxy statement entitled “— Company Takeover Proposal; Non-Solicitation — Change in the Presidio Board Recommendation,” the Presidio Board must include its recommendation regarding the Merger Proposal in this proxy statement.

Financing and Financing Cooperation

Parent and Merger Sub have obtained committed financing consisting of (i) equity to be provided by the Investor Group and (ii) debt financing to be provided by the Debt Commitment Parties. In connection with the Merger Agreement, Parent and Merger Sub have delivered to the Company copies of the Financing Letters. Notwithstanding anything in the Merger Agreement to the contrary, in no event shall the receipt or availability of any funds or financing (including the financing contemplated by the Financing Letters) by or to Parent or any of its affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub under the Merger Agreement.

Equity Financing

The Equity Commitment Letter provides that the Investor Group will provide, upon the terms and subject to the conditions set forth in the Equity Commitment Letter, an aggregate amount in cash equal to $855 million in equity financing for the purpose of funding (i) the Merger Consideration and (ii) the payment of any and all fees and expenses required to be paid by Parent at the closing of the Merger, in each case in accordance with the Merger Agreement. The obligations of the members of the Investor Group to provide the equity financing under the Equity Commitment Letter are subject to a number of conditions, including, but not limited to: (x) satisfaction (or waiver by Parent and Merger Sub) of the conditions to Parent’s and Merger Sub’s obligations to effect the Merger and (y) the substantially contemporaneous consummation of the Merger and the prior or substantially contemporaneous funding of the debt financing (as defined below).

The obligation of the Investor Group to fund the equity commitment will automatically and immediately terminate upon the earliest to occur of: (i) the closing of the Merger, (ii) the valid termination of the Merger Agreement, (iii) 180 days after the Termination Date and (iv) the date that the Company or any of its subsidiaries, controlling affiliates or representatives institutes certain suits, actions or other legal proceedings.

The Company is an express third-party beneficiary of the rights granted to Parent under the Equity Commitment Letter for the purpose of obtaining specific performance of Parent’s right to cause the equity commitment to be funded to Parent under the Equity Commitment Letter (solely to the extent that Parent is permitted to enforce the equity commitment pursuant to the terms thereof and of the Merger Agreement).

Debt Financing

The Debt Commitment Letter provides that the Debt Commitment Parties will provide, upon the terms and subject to the conditions set forth in the Debt Commitment Letter, in the aggregate up to $1,775 million in debt financing (not all of which is expected to be drawn at the closing of the Merger), consisting of the following:

•	$1,025 million senior secured first lien term loan facility;

•	$100 million senior secured first lien revolving facility;

•	$400 million of senior unsecured notes or an unsecured bridge facility; and

•	$250 million senior secured first lien asset-based facility.

We refer to the financing described above as the “debt financing.” The proceeds of the debt financing will be used (i) to finance, in part, the payment of the amounts payable under the Merger Agreement, the refinancing of certain of the Company’s existing indebtedness outstanding as of the closing of the Merger and the payment of fees and expenses, related to the transactions, (ii) to provide ongoing working capital and (iii) for other general corporate purposes.

The obligations of the Debt Commitment Parties to provide the debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including, but not limited to (as applicable):

•

the consummation of the Merger in accordance with the Merger Agreement as in effect on August 14, 2019 (without giving effect to any amendments, waivers, modifications or consents thereof or thereto that are materially adverse to the Debt Commitment Parties without the consent of the lead arrangers);

•	the consummation of the equity financing;

•	the absence of a Company Material Adverse Effect since August 14, 2019;

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subject to certain limitations and exceptions, the accuracy in all material respects as of the closing of the Merger of certain specified representations and warranties in the Merger Agreement and certain specified representations and warranties in the loan documents; and

•

the borrower having used commercially reasonable efforts to afford the Debt Commitment Parties a marketing period of at least 12 consecutive business days (subject to certain blackout dates) following receipt of portions of a customary offering memorandum and certain financial statements.

As of the date hereof, the documentation governing the debt financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

Financing Cooperation

Pursuant to the Merger Agreement, each of Parent and Merger Sub shall, and shall cause their respective affiliates to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the financing on the terms (including the market “flex” provisions) and subject only to the conditions set forth in the Financing Letters. If any portion of the debt financing becomes unavailable on the terms and conditions (including any applicable market “flex” provisions) contemplated by the Debt Commitment Letter, Parent shall promptly notify the Company in writing and Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain, as promptly as practicable, in replacement thereof alternative financing from the same or alternative sources in an amount sufficient to consummate the Merger and to make all payments required to be made in connection therewith by Parent or Merger Sub with terms and conditions (including market “flex” provisions) not less favorable to Parent and Merger Sub (or their respective affiliates) than the terms and conditions set forth in the Debt Commitment Letter (or on other terms acceptable to Parent, subject to certain exceptions set forth in the Merger Agreement).

In connection with the efforts of Parent and Merger Sub to arrange the financing, prior to the closing of the Merger, the Company shall use its reasonable best efforts to provide, and to cause its subsidiaries to use their reasonable best efforts to provide, to Parent and Merger Sub, in each case at Parent’s sole cost and expense, such cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the debt financing, including using its reasonable best efforts to, upon Parent’s written request and subject to certain exceptions set forth in the Merger Agreement: (i) furnish Parent and Merger Sub (and Parent and Merger Sub may then furnish to applicable financing sources) (A) within 40 days after the end of any fiscal quarter that is not a fiscal year end, with the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related unaudited consolidated statements of operations and cash flows and (B) within 75 days after the end of any fiscal year, with the audited consolidated balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of operations and cash flows; (ii) as promptly as reasonably practicable, furnish Parent with the required financial information and supplement the required financial information to the extent that any required financial information, to the knowledge of the Company, contains any untrue statement of a material fact or omits to state any material fact necessary to make such information not misleading, as soon as practicable after obtaining knowledge thereof; (iii) assist in preparation for and participate in a reasonable number of investor and lender meetings, presentations, road shows, due diligence sessions

(including accounting due diligence sessions), drafting sessions and sessions with rating agencies in connection with the debt financing and assist Parent in obtaining ratings in connection with the debt financing; (iv) assist Parent with the preparation by Parent and the Debt Commitment Parties of materials for rating agency presentations, offering documents, offering memoranda, private placement memoranda, bank information memoranda and similar marketing documents required in connection with the debt financing, including the execution and delivery of customary authorization letters; (v) cause its independent auditors to, to the extent consistent with customary practice, (A) provide reasonable assistance to Parent in connection with Parent’s preparation of pro forma financial statements and information and (B) attend accounting due diligence sessions; (vi) cooperate reasonably with the Debt Commitment Parties’ due diligence, to the extent reasonably requested; (vii) assist Parent in connection with Parent’s preparation of pro forma financial information and pro forma financial statements of the Company and its Subsidiaries of the type necessary or reasonably requested by the Debt Commitment Parties to be included in any offering documents or customary marketing materials; (viii) execute and deliver as of (but not prior to) the closing of the Merger any pledge and security documents, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent and otherwise reasonably facilitate the pledging of collateral as of (but not prior to) the Closing; and (ix) provide (A) all documentation and other information about the Company and its subsidiaries as is reasonably required under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act, and (B) to the extent required by applicable law, beneficial ownership certifications required pursuant to 31 C.F.R. § 1010.230, in each case of this clause (ix), at least four (4) business days prior to the closing of the Merger to the extent requested in writing at least nine (9) business days prior to the closing of the Merger.

Notwithstanding the foregoing, subject to certain exceptions set forth in the Merger Agreement, (i) in no event shall the Company or any of its subsidiaries be required to provide any such cooperation to the extent it interferes unreasonably with the ongoing operations of the Company and its subsidiaries; (ii) no obligation of the Company or any of its subsidiaries or any of their respective representatives undertaken pursuant to the debt financing or the financing cooperation covenant in the Merger Agreement shall be effective until the closing of the Merger Agreement; (iii) in no event shall the Company or any of its subsidiaries be required to bear any cost or expense, pay any commitment or other fee, enter into any definitive agreement (except for customary authorization letters), incur any other liability or obligation, make any other payment or agree to provide any indemnity in connection with the debt financing or any of the foregoing prior to the closing of the Merger; (iv) such cooperation shall not require any action that would conflict with or violate the Company’s or any of its subsidiaries’ organizational documents or any laws or result in, prior to the closing of the Merger, the contravention of, or that would reasonably be expected to result in, prior to the closing of the Merger, a violation or breach of, or default under, any contract to which the Company or its subsidiaries is a party and is not entered into in contemplation of the Merger Agreement; (v) neither the Company or its subsidiaries nor any persons who are directors, officers or employees of the Company or its subsidiaries shall be required to (x) pass resolutions or consents (except those which are subject to the occurrence of the closing of the Merger passed by directors or officers continuing in their positions following the closing of the Merger) or (y) execute any document (except for customary authorization letters) or contract or incur any liability that is effective prior to the occurrence of the closing of the Merger, in each case in connection with the debt financing or the financing cooperation covenant in the Merger Agreement; (vi) none of the Company or its subsidiaries or any of their respective representatives shall be required to disclose or provide any information in connection with the debt financing, the disclosure of which, in the judgement of the Company upon advice of outside counsel, is subject to attorney-client privilege or could result in the disclosure of any trade secrets or the violation of any confidentiality obligation; (vii) none of the Company or its subsidiaries or any of their respective representatives shall be required to prepare or deliver certain types of excluded information; (viii) none of the Company or its Subsidiaries or any of their respective representatives shall be required to deliver any legal opinion in connection with the debt financing; (ix) none of the Company or its subsidiaries or any of their respective representatives shall be required to take any action that would cause the Company or any of its subsidiaries to breach any representation, warranty, covenant or agreement in the Merger Agreement; (x) none of the Company or its subsidiaries or any of their respective representatives shall be required to take any action that could cause any director, officer or employee or stockholder of the Company or any of its subsidiaries to incur personal liability; and (xi) nothing contained in financing cooperation covenant of the Merger Agreement or otherwise shall require the Company or any of its subsidiaries to be an issuer or obligor with respect to the debt financing prior to the closing of the Merger.

Parent (x) shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company or any of its subsidiaries or their respective representatives in connection with the debt financing, including the cooperation of the Company and its subsidiaries and representatives contemplated by the financing cooperation covenant in the Merger Agreement and (y) shall indemnify and hold harmless the Company, its subsidiaries and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the debt financing and any information used in connection therewith, in each case other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, fraud, gross negligence or willful misconduct of the Company or any of its subsidiaries.

Employee Matters

For one year following the Effective Time (or, if shorter, for the period of employment of the relevant Company employee), Parent will provide each continuing Presidio employee with (i) at least the same annual base salary or base wage rate as in effect immediately prior to the Effective Time, (ii) at least the same cash bonus or other short-term cash incentive opportunities (excluding any equity-based or long-term incentive opportunities) provided to such continuing Presidio employee in respect of the year in which the Effective Time occurs, (iii) other employee benefits (excluding any deferred compensation, post-termination or retiree health or welfare and equity or equity-based benefits) that are substantially comparable in the aggregate to those provided under the Presidio benefit plans in which the continuing Presidio employee participated immediately prior to the Effective Time and (iv) severance benefits on terms and conditions agreed between Presidio and Parent, which are generally consistent with levels of severance benefits as in effect immediately prior to the date of the Merger Agreement.

Parent will credit continuing Presidio employees with their service with Presidio and its current and former affiliates to the same extent and for the same purposes as recognized under any comparable Presidio benefit plan, which service will be taken into account for purposes of (i) eligibility for participation, (ii) vesting and (iii) determining the level of benefits of the corresponding employee benefit plan (excluding any defined benefit pension, nonqualified deferred compensation, equity or equity-based compensation, or post-termination or retiree health or welfare benefit plan) offered by Parent or its subsidiaries to the Presidio employees during the calendar year in which the Effective Time occurs. Parent will not be required to recognize such service if it would result in a duplication of benefits or compensation.

During the plan year in which the Effective Time occurs, Parent will also use commercially reasonable efforts to (i) waive any pre-existing condition limitations under any applicable group health care plans of Parent and its subsidiaries if such condition was satisfied or waived under the comparable Presidio benefit plan prior to the Effective Time and (ii) credit continuing Presidio employees and their eligible dependents with all payments credited against out-of-pocket maximums and deductible payments and co-payments paid by such individual, in each case, under the applicable Presidio health insurance benefit plan during the portion of the plan year prior to the Effective Time for the purpose of determining the extent to which any such individual has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health insurance plans of Parent and its subsidiaries.

Efforts to Complete the Merger

The Company, Parent, and Merger Sub are each required to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by the Merger

Agreement as soon as practicable, including to (i) prepare and file all forms, registration and notifications to or with any governmental authority required to be filed to consummate the transactions contemplated by the Merger Agreement, (ii) use reasonable best efforts to satisfy the conditions to consummating the transactions contemplated by the Merger Agreement, (iii) use reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period permit, order or approval of, waiver or any exemption by, any governmental authority (including furnishing all information and documentary material required under the HSR Act or other applicable antitrust laws) required to be obtained or made by Parent, Merger Sub, the Company or any of their respective subsidiaries in connection with the transactions or the taking of any action contemplated by the Merger Agreement and (iv) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement.

The Company and Parent shall (i) keep the other apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement and work cooperatively in connection with obtaining all required consents, authorizations, orders or approvals of, or any exemptions by, any governmental authority reviewing the transactions contemplated by the Merger Agreement, (ii) promptly consult with the other with respect to and provide any necessary information and assistance as the other may reasonably request with respect to (and, in the case of correspondence, provide the other (or their counsel) with copies of) all notices, submissions or filings made by or on behalf of such party with any governmental authority or any other information supplied by or on behalf of such party to, or correspondence with, any person in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement, (iii) promptly inform the other, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other parties orally of) any communication from or to any governmental authority regarding the transactions contemplated by the Merger Agreement, and permit the other to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed communication or submission with any such governmental authority and (iv) not participate in any meeting or teleconference with any governmental authority with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement unless it consults with the other in advance and, to the extent not prohibited by such governmental authority, gives the other the opportunity to attend and participate thereat. Materials required to be provided pursuant to the foregoing may be redacted to remove references concerning the valuation of the Company, as necessary to comply with contractual arrangements, and as necessary to address reasonable privilege concerns. In addition, outside counsel for any party may, as it deems advisable and necessary, reasonably designate such materials as “outside antitrust counsel only material.”

Antitrust Matters. The Company and Parent have agreed to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transaction contemplated by the Merger Agreement as promptly as practicable (and in any event within 10 business days) after the date of the Merger Agreement and to (ii) make or file, as promptly as practicable, with the appropriate governmental authority, all other filings, registrations and notifications required to be filed to consummate the Merger under any applicable competition law. The Company and Parent have also agreed to respond as promptly as practicable to any inquiries or request for supplemental information and material from a governmental authority in connection with filings made with such governmental authority. So as to permit closing to occur as promptly as practicable and in any event prior to the Termination Date, Parent, Merger Sub and the Company shall (x) propose, negotiate, commit to, effect and agree to the sale, divestiture, license, holding separate, and other disposition of and restriction on the businesses, assets, properties, product lines, and equity interest of, or changes to the conduct of business of, the Company, Parent, and certain of their respective affiliates (which excludes any portfolio companies of BC Partners) (y) create, terminate, or divest relationships, ventures, contractual rights or obligations of the Company or Parent and certain of their respective affiliates (which excludes any portfolio companies of BC Partners), and (z) otherwise take or commit to take action that would limit Parent’s freedom of action with respect its ability to retain or hold any businesses, assets, equity interests, product lines or properties of Parent or the Company and their respective affiliates (which excludes any portfolio companies of BC Partners). The Company, however, will not propose, negotiate, effect or agree to any such actions without the prior written consent of Parent. In addition, the Company and Parent agree to use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement. The Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC on August 27, 2019 and August 28, 2019, respectively. Early termination of the waiting period under the HSR Act was granted on September 9, 2019. The Company and Parent made all required filings under foreign antitrust laws on August 28, 2019, and all required approvals under foreign antitrust laws have been received.

CFIUS Approval and DCSA Arrangements. Parent must take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain the CFIUS approval and the DCSA Arrangements. The Company agrees to use its reasonable best efforts to cooperate in connection with any such actions taken by Parent in connection with obtaining the CFIUS approval and DCSA Arrangements. With respect to the DCSA Arrangements, the Company must provide, or cause to be provided, an initial notification to DCSA of the transactions pursuant to the NISPOM and any other U.S. national industrial security regulations within three business days after the date of the Merger Agreement. As promptly as practicable following the submission of the initial notification the Company and Parent must provide, or cause to be provided, the information necessary for DCSA to conduct a review of foreign ownership, control or influence pursuant to the NISPOM and any other applicable U.S. national industrial security regulations. Parent agrees to submit to DCSA a FOCI Mitigation Plan no later than thirty (30) calendar days after the date of the Merger Agreement. With respect to the CFIUS approval, Parent and Company must (i) file, or cause to be filed, with CFIUS a draft of the CFIUS Notice within 10 business days of the Merger Agreement and (ii) as promptly as practicable, incorporate any feedback from CFIUS regarding the draft notice and file or cause to be filed the CFIUS Notice. The parties submitted the transaction notification to DCSA on August 19, 2019 and the draft commitment letter to DCSA on September 13, 2019. The parties submitted the draft CFIUS notice on August 28, 2019. Parent shall use its reasonable best efforts to take all action necessary to secure the CFIUS approval and obtain the DCSA Arrangements, which efforts shall include providing all such assurances as may be required, requested, or imposed by CFIUS or DCSA, including, without limitation, entering into a mitigation agreement, letter of assurance, national security agreement, special security agreement, proxy agreement, trust agreement or other similar arrangement or agreement, in relation to the business and assets of the Company.

The Company and Parent agree to cooperate with each other in connection with any such filing and in connection with resolving any investigation or other inquiry of CFIUS, DCSA or any other government entity related to the review process for CFIUS approval and DCSA Arrangements including (i) allowing the other to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions to CFIUS or DCSA, (ii) subject to any restrictions by CFIUS or DCSA, promptly informing the other of any communication received by Parent or the Company, or given by Parent or the Company to, CFIUS or DCSA by promptly providing copies to the other of any such written communication unless reasonably determined by Parent or the Company to be business confidential information, and (iii) permitting the other to review in advance any written or oral communication that Parent or the Company gives to CFIUS or DCSA, and consult with the Company in advance of any meeting, telephone call or conference with CFIUS or DCSA, and to the extent not prohibited by CFIUS or DCSA, giving the other the opportunity to attend and participate in any telephonic conferences or in-person meetings with CFIUS or DCSA.

Indemnification and Insurance

For a period of six years after the Effective Time, Parent and the surviving corporation shall, to the full extent permitted under applicable law, (i) indemnify and hold harmless each present and former (or future, but prior to the Effective Time), director or officer of Presidio or any of its subsidiaries and any person who served as a director, officer member, trustee or fiduciary of another corporation, partnership joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or its subsidiaries (collectively, the “Covered Persons”) in connection with any “D&O Claim” (as defined in the Merger

Agreement), any losses, claims, damages, liabilities, claim expenses, judgments, fines, penalties and amounts paid in settlement relating to or resulting from such D&O claim and (ii) promptly advance claim expenses as incurred by the Covered Persons in connection with any D&O claim, provided that any Covered Person to whom expenses are advanced provides an undertaking to repay the advance if it is ultimately determined by a court of competent jurisdiction that such Covered Person is not entitled to indemnification.

In addition, prior to the Effective Time, Presidio may obtain and prepay the premium for a six year “tail” insurance policy for D&O claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time. If the Company fails to obtain such tail policy prior to the Effective Time, Parent or the surviving corporation shall obtain such a tail policy. Any such tail policy must have at least the same coverage and amounts and contain terms and conditions that are no less favorable to the covered individuals as the Company’s and its subsidiaries’ existing directors’ and officers’ insurance policy with a claims period of six years from the Effective Time. Notwithstanding the foregoing, in no event will Presidio and its subsidiaries (or Parent, as applicable) be required to expend a premium in excess of 300% of the aggregate annual amount currently paid by the Company and its subsidiaries for such insurance and, if the annual premium of such insurance coverage exceeds such maximum amount, Presidio, Parent or the surviving corporation will obtain a policy with the greatest coverage available for the maximum amount.

Coordination on Transaction Litigation

Presidio has agreed to provide Parent with prompt notice of and keep Parent informed on a prompt basis of the status of any transaction litigation brought by any stockholder or purported stockholder of the Company against the Company, its subsidiaries or any of their respective directors or officers. Presidio has agreed to give Parent the opportunity to participate in the defense or settlement of any transaction litigation, provided that no settlement or disclosure with respect to such litigation may be agreed without Parent’s consent (such consent not to be unreasonably withheld or delayed).

Conduct of Parent and Merger Sub Pending the Merger

Except as required by applicable law or required by the Merger Agreement, Parent has agreed that it will not, and that it will not permit any of its subsidiaries (including Merger Sub) to, until the Effective Time (or such earlier date on which the Merger Agreement may be terminated):

•

acquire or agree to acquire whether by merging, consolidating with, purchasing a material portion of the assets of or equity in, a person or entity (a “Specified Acquisition”) or enter into any new line of business, if entering into a definitive agreement relating to the consummation of a Specified Acquisition or entering into such new line of business would be reasonably expected to (x) prevent, materially delay or impede the obtaining of or otherwise adversely affect in any material respect Parent’s ability to procure the required authorizations, consents, orders from a governmental authority or the expiration of any applicable waiting period necessary to consummate the transactions contemplated by the Merger Agreement or (y) materially increase the risk of a government order, ruling, judgment or injunction prohibiting the consummation of the transactions contemplated by the Merger Agreement; or

•	take any action that is intended to or will materially delay Parent’s ability to perform its obligations under the Merger Agreement.

In addition, Parent has agreed to cause Merger Sub to perform its obligations under the Merger Agreement.

Other Covenants and Agreements

The Merger Agreement also contains additional covenants, including covenants concerning (i) the filing of this proxy statement, (ii) public announcements with respect to the transactions contemplated by the Merger Agreement, (iii) the termination of affiliate contracts, (iv) resignation of existing directors and (v) other actions related to takeover statutes and reporting requirements under Section 16 of the Exchange Act.

Conditions to Completion of the Merger

Each party’s obligation to complete the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

•

no law or order having been enacted, issued or promulgated by a governmental authority of competent jurisdiction that is in effect and that restrains, enjoins or prohibits the consummation of the Merger;

•	receipt of Company Stockholder Approval;

•	the expiration or termination of the applicable waiting period under the HSR Act, and those of the antitrust laws of other specified jurisdictions; and

•	CFIUS approval.

The respective obligations of Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver by Parent and Merger Sub on or before the Effective Time of the following additional conditions:

•

the accuracy, except for any de minimis inaccuracies, of the representations and warranties of the Company with respect to capitalization as of the date of the Merger Agreement and the closing date (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•

the accuracy in all material respects of the representations and warranties of the Company with respect to due incorporation, obligations to repurchase equity, subsidiary securities, due authorization, violations of the Company’s certificate of incorporation or bylaws, and broker fees, in each case as of the date of the Merger Agreement and the closing date (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•

the accuracy in all respects of the representations and warranties of the Company with respect to the absence of any Company Material Adverse Effect since July 1, 2018 as of the date of the Merger Agreement and the closing date;

•

the accuracy of the other representations and warranties of the Company as of date of the Merger Agreement and the closing date (without giving effect to any materiality or Company Material Adverse Effect qualifications and except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct would not, individually or in the aggregate have or reasonably be expected to have a Company Material Adverse Effect;

•	the performance by the Company in all material respects of the covenants, obligations and agreements required to be performed or complied with under the Merger Agreement at or prior to the closing;

•	the absence of a Company Material Adverse Effect having occurred after the date of the Merger Agreement; and

•

the receipt by Parent and Merger Sub of a certificate signed by the Company’s Chief Executive Officer or Chief Financial Officer, confirming that the conditions set forth in the three preceding bullet points have been satisfied.

The obligation of the Company to complete the Merger is subject to the satisfaction or waiver by the Company on or before the Effective Time of the following additional conditions:

•

the accuracy of the representations and warranties of Parent and Merger Sub as of date of the Merger Agreement and the closing date (without giving effect to any materiality or Parent Material Adverse Effect qualifications and except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct would not, individually or in the aggregate have or reasonably be expected to have a Parent Material Adverse Effect;

•

the performance by each of Parent and Merger Sub in all material respects of the covenants, obligations and agreements required to be performed or complied with under the Merger Agreement at or prior to the closing; and

•	the receipt by the Company of a certificate signed by an officer of Parent, confirming that the conditions set forth in the two preceding bullet points have been satisfied.

Termination

The Merger Agreement may be terminated and the Merger may be abandoned in the following circumstances:

•	at any time prior to the Effective Time by the mutual written consent of Presidio and Parent;

•	at any time prior to the Effective Time by either Presidio or Parent:

•

if the Merger has not been consummated on or before the Termination Date, provided that the foregoing termination right will not be available to a party if such party has breached in any material respect any provision of the Merger Agreement in any manner that was the primary cause of the failure of the consummation of the Merger to occur on or before the Termination Date (it being understood that Parent or Merger Sub’s failure to close as a result of the unavailability of debt financing shall not limit such termination right);

•

if (i) any permanent injunction, judgment or order issued by a court or other governmental authority of competent jurisdiction permanently prohibiting, making illegal or enjoining the completion of the transactions contemplated by the Merger Agreement becomes final and nonappealable or (ii) any statute, rule, regulation or order is enacted, entered, enforced or deemed applicable that prohibits, makes illegal or enjoins the consummation of the transactions contemplated by the Merger Agreement, provided that the foregoing termination right will not be available to a party if such party has breached in any material respect any provision of the Merger Agreement in any manner that was the primary cause of the issuance of such order;

•

if the Presidio stockholders’ meeting has been held and completed and Company Stockholder Approval has not been obtained at the Presidio stockholders’ meeting (or any adjournment or postponement thereof) at which a vote on the Merger Proposal is taken;

•	by Presidio:

•

at any time prior to the Effective Time, if Parent or Merger Sub breaches or fails to perform any representation, warranty, covenant or other agreement, which breach (i) would give rise to the failure of a condition to the obligation of Presidio to complete the Merger relating to Parent or Merger Sub’s representations, warranties, covenants and agreements in the Merger Agreement and (ii) is either incapable of being cured by Parent or Merger Sub, or if capable of being cured, has not been cured by the earlier of the Termination Date or 30 business days following receipt of written notice from the Company of such breach, provided that the Company does not have the foregoing termination right to the extent the Company is at such time in breach of any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement which breach would give rise to the failure of a condition to the obligation of Parent or Merger Sub to complete the Merger relating to the Company’s representations, warranties, covenants and agreements in the Merger Agreement;

•

at any time prior to the time Company Stockholder Approval is obtained, in order to enter into an acquisition agreement providing for a Company Superior Proposal in accordance with the Merger Agreement, provided that concurrently with such termination, the Company pays the termination fee, as described below;

•	if (i) the marketing period has ended, (ii) all of the conditions to the obligation of Parent and Merger Sub to complete the Merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at closing) and continue to be satisfied or waived during the three business day period described below, (iii) Merger Sub fails to consummate the Merger within three business days of the later of the date on which Parent and Merger Sub are required to consummate the closing pursuant to the Merger Agreement and receipt of notice set forth below, and (iv) the Company has provided irrevocable written notice to Parent at least three business days prior to the date of such termination confirming that all of the conditions to the obligation of the Company to complete the Merger have been and continue to be satisfied or irrevocably waived and that it stands ready, willing and able to consummate the Merger and the other transactions contemplated by the Merger Agreement;

•	by Parent:

•

at any time prior to the Effective Time, if the Company breaches or fails to perform any representation, warranty, covenant or other agreement, which breach (i) would give rise to the failure of a condition to the obligation of Parent or Merger Sub to complete the Merger relating to the Company’s representations, warranties, covenants and agreements in the Merger Agreement and (ii) is either incapable of being cured by the Company, or if capable of being cured, has not been cured by the earlier of the Termination Date or 30 business days following receipt of written notice from Parent of such breach, provided that Parent or Merger Sub do not have the foregoing termination right to the extent Parent or Merger Sub is at such time in breach of any of their representations, warranties, covenants or other agreements set forth in the Merger Agreement which breach would give rise to the failure of a condition to the obligation of the Company to complete the Merger relating to Parent or Merger Sub’s representations, warranties, covenants and agreements in the Merger Agreement;

•	at any time prior to the time Company Stockholder Approval is obtained if the Company has effected a Change of Recommendation; or

•	at any time prior to the time Company Stockholder Approval is obtained if the Company willfully breaches its post-go shop non-solicitation obligations.

Company Termination Fee

Presidio will pay Parent a termination fee in an amount equal to $40 million if:

•	the Company terminates the Merger Agreement in order to enter into an acquisition agreement providing for a Company Superior Proposal;

•	Parent terminates the Merger Agreement because the Presidio Board has made a Change of Recommendation;

•	Parent terminates the Merger Agreement because of the Company’s willful and material breach of its post-go shop non-solicitation obligations; or

•	if all three of the following conditions are satisfied:

•

(i) Parent terminates the Merger Agreement because of the Company’s breach or failure to perform any representation, warranty, covenant or other agreement, which breach (x) would give rise to the failure of a condition to the obligation of Parent or Merger Sub to complete the Merger related to the Company’s representations, warranties, covenants and agreements in the Merger Agreement and (y) is either incapable of being cured by the Company, or if capable of being cured, has not been cured by the earlier of the Termination Date or 30 business days following receipt of written notice from Parent of such breach or (ii) either party terminates the Merger Agreement because the Merger has not been consummated on or before the Termination Date (provided that at the time of termination the Company was not entitled to terminate the Merger Agreement based on Merger Sub’s failure to consummate the Merger after the marketing period had ended, as described under the section of this proxy statement entitled “— Termination”);

•

any person has publicly made, proposed or communicated a bona fide Company Takeover Proposal after the date of the Merger Agreement that is not withdrawn prior to obtaining Company Stockholder Approval (or, if earlier, prior to the time of termination of the Merger Agreement); and

•

within 12 months of termination of the Merger Agreement, Presidio or its subsidiaries completes or enters into a definitive agreement with respect to, and thereafter completes, a Company Takeover Proposal.

In no event will the Company be required to pay a termination fee on more than one occasion.

Parent Termination Fee

Parent will pay Presidio a termination fee in an amount equal to $80 million if:

•

the Company terminates the Merger Agreement because there has been a breach of or failure to perform any representation, warranty, covenant or other agreement of Parent or Merger Sub, which breach or failure to perform (i) would give rise to the failure of a closing condition to the Company’s obligation to consummate the closing and (ii) is incapable of being cured by Parent or Merger Sub or, if capable of being cured, has not been cured before the earlier of the Termination Date or 30 business days following receipt or written notice from the Company of such breach;

•

Parent terminates the Merger Agreement because the Merger is not consummated on or before the Termination Date and at such time the Company could have terminated the Merger Agreement due to the foregoing bullet; or

•

the Company terminates the Merger Agreement because the marketing period has ended, all of the conditions to the obligation of Parent and Merger Sub to complete the Merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Merger), Merger Sub fails to consummate the Merger within three business days of the later of the date on which Parent and Merger Sub are required to consummate the closing pursuant to the Merger Agreement and the notice described below, and the Company has provided irrevocable written notice to Parent at least three business days prior to the date of such termination confirming that all of the conditions to the obligation of the Company to complete the Merger have been and continue to be satisfied or irrevocably waived and it stands ready, willing and able to consummate the Merger and the other transactions contemplated by the Merger Agreement.

In no event will Parent be required to pay Parent’s termination fee on more than one occasion.

Limitation on Remedies

In the event the Merger Agreement is terminated in accordance with the provisions described in the section of this proxy statement entitled “The Merger Agreement — Termination,” the Merger Agreement will become void and have no further force or effect, with no liability to any person on the part of Parent, Merger Sub or the Company or their respective subsidiaries, except that no such termination will relieve (i) Presidio of any liability to pay the Company’s termination fee or Parent to pay Parent’s termination fee as required pursuant to the Merger Agreement or (ii) Parent, Merger Sub or the Company of any liability for damages arising out of fraud or willful breach; provided that the payment of the Parent’s termination fee and if applicable, the termination expenses and interest, (as described in the section above entitled “The Merger Agreement — Parent Termination Fee”) will be the Company’s sole and exclusive remedy against Parent, Merger Sub, the debt financing sources or any of their respective affiliates, including any director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney or representative, for any breach (including a willful breach) loss, damage or failure to perform under the Merger Agreement (whether willfully, intentionally, unintentionally or otherwise). In addition, certain sections of the Merger Agreement, including, among others, sections relating to the confidentiality obligations of Presidio, Parent and Merger Sub, Parent’s obligation to pay and/or reimburse the Company in respect of certain costs incurred by the Company, will survive termination.

Expenses

Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring the expense, except that all filing fees payable to any governmental authority in connection with any filings made to obtain any required regulatory approval will be borne by Parent. Except as otherwise provided in the Merger Agreement, all transfer, documentary, sales, use, stamp registration and other such taxes imposed with respect to the transfer of shares of Common Stock pursuant to the Merger will be borne by Parent, the Company, Merger Sub or the surviving corporation and not by holders of the Common Stock.

Amendment and Modification

Subject to the provisions of applicable law, at any time prior to the Effective Time, the Merger Agreement may be amended or waived if the amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub. In addition, certain provisions of the Merger Agreement may not be amended or waived in a manner that is materially adverse to the debt financing source parties without the prior written consent of those debt financing source parties adversely affected.

Jurisdiction; Specific Enforcement

Under the Merger Agreement, each of the parties has agreed that it will bring any claims, controversies, disputes or proceedings in connection with transactions contemplated by the Merger Agreement exclusively in the Court of Chancery of the State of Delaware, or if that court lacks or declines to accept jurisdiction, another federal or state court located in the State of Delaware. However, each of the parties has agreed that it will not bring or support any action or claim against any debt financing source party in connection with the Merger Agreement, the debt financing or the transactions contemplated by the Merger Agreement or the debt financing in any forum other than any state or federal court sitting in the Borough of Manhattan in the City of New York.

The Company, Parent and Merger Sub have agreed that irreparable damage would occur in the event that the parties do not perform or otherwise breach the provisions of the Merger Agreement (including failing to take such actions as are required of them in order to consummate the Merger and effect the closing) in accordance with its specified terms. The Company, Parent and Merger Sub have acknowledged and agreed that: (i) they are entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement; (ii) neither the Company’s termination fee nor Parent’s termination fee will be constructed to diminish or impair any party’s right to specific enforcement; and (iii) the right of specific enforcement is an integral part of transactions contemplated under the Merger Agreement and without that right neither Presidio nor Parent would have entered into the Merger Agreement. Any party seeking an order or injunction to prevent and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction.

Notwithstanding anything to the contrary in the Merger Agreement, the Company, Parent and Merger Sub have acknowledged and agreed that the Company will be entitled to seek an injunction, specific performance or other equitable remedies in connection with the enforcement of Parent’s obligation to cause the equity financing to be funded to fund the Merger Consideration and Parent’s and Merger Sub’s obligation to close only if:

•

all conditions to the obligation of Parent and Merger Sub to complete the Merger have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, but subject to such conditions being able to be satisfied at the closing) and at the time the Company institutes such proceedings Parent and Merger Sub are required the consummate the transactions contemplated by the Merger Agreement;

•	the debt financing has been funded or will be funded in accordance with the terms and conditions if the equity financing is funded at the closing; and

•

the Company has irrevocably confirmed in writing with at least three business days’ notice that its obligations to complete the Merger have been and continue to be satisfied or irrevocably waived and that if the equity and debt financing are funded, the Company is willing to complete the closing in accordance with the Merger Agreement.

The Company may concurrently seek both (i) a grant of specific performance or other equitable relief of Parent’s obligation to cause the equity financing to be funded and to consummate the closing and (ii) the payment of the Parent Termination Fee, if, as and when required pursuant to the Merger Agreement, but under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of Parent’s obligation to cause the equity financing to be funded and to consummate the closing or other equitable relief, on the one hand, and payment of the Parent Termination Fee, and interest and expenses and certain reimbursement obligations of the Parent, if any are due under the Merger Agreement, on the other hand.

AGREEMENTS WITH RESPECT TO COMMON STOCK

The Voting Agreement

Aegis, an affiliate of investment funds managed by affiliates of Apollo, which owns 35,125,000 shares of Common Stock representing approximately 42% of the outstanding shares of Common Stock as of September 27, 2019, has entered into the Voting Agreement with Parent. Pursuant to the Voting Agreement, Aegis has agreed, among other things, to (i) vote in favor of the Merger Proposal and the Adjournment Proposal and (ii) vote against any (x) Company Takeover Proposal, (y) extraordinary dividend or distribution by the Company, other than quarterly dividends of up to $0.04 per share of Common Stock and (z) action, proposal, transaction or agreement that would or would be reasonably expected to prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement. The Voting Agreement shall terminate upon the earliest of (a) the termination of the Merger Agreement, (b) the Effective Time, (c) any amendment to the Merger Agreement that (x) decreases the amount or changes the form of Merger Consideration or (y) imposes any material restrictions or additional conditions on the payment of the Merger Consideration, or (d) a Change of Recommendation made in accordance with the Merger Agreement.

Notwithstanding the foregoing, Aegis is not required to be present (in person or by proxy) or vote (or cause to be voted) any of its shares to amend the Merger Agreement or to take any action that results in the amendment or modification, or a waiver of a provision therein in a manner that (i) decreases the amount or changes the form of Merger Consideration or (ii) imposes any material restrictions or additional conditions on the payment of the Merger Consideration.

The Rollover Agreement

In connection with the Merger Agreement, Parent entered into a rollover agreement with Mr. Cagnazzi, pursuant to which Mr. Cagnazzi has committed to contribute, immediately prior to the Effective Time, a total of 363,656 shares of Common Stock to Parent in exchange for a number of Class A-2 limited partnership units with an aggregate value of $6,036,690 (based on a per share Merger Consideration of $16.60).

In addition, the rollover commitment letter provides that on the closing date of the Merger, Mr. Cagnazzi and Parent will enter into an amended and restated limited partnership agreement of Parent in accordance with a previously negotiated term sheet that will govern the rights and obligations of the equity holders of Parent following consummation of the Merger.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Presidio is providing its stockholders with a separate advisory (non-binding) vote to approve the Compensation Proposal, as described in the table in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger,” including the footnotes to the table and related narrative discussion.

The Presidio Board unanimously recommends that the stockholders of Presidio approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Presidio’s named executive officers in connection with the Merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger,” including the footnotes to the table and the related narrative discussion, is hereby APPROVED.”

The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to adopt the Merger Agreement and vote not to approve the Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on either Presidio or Parent. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation may be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of Presidio stockholders.

The above resolution approving the Merger-related compensation of Presidio’s named executive officers on an advisory (non-binding) basis requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

The Presidio Board unanimously recommends that the stockholders of Presidio vote “FOR” the Compensation Proposal.

VOTE ON ADJOURNMENT

The Company’s stockholders are being asked to approve the Adjournment Proposal. If the Adjournment Proposal is approved, the special meeting could be adjourned by the Presidio Board to any date (subject to certain limitations in the Merger Agreement). Presidio may not postpone or adjourn the special meeting without Parent’s prior written consent. Notwithstanding the foregoing, (i) if Presidio reasonably determines in good faith that Company Stockholder Approval is unlikely to be obtained at the special meeting due to an absence of quorum, the Company may adjourn or postpone the special meeting once, for a period no longer than 30 calendar days, to solicit additional proxies in favor of the Merger Proposal or (ii) if Parent reasonably determines in good faith that Company Stockholder Approval is unlikely to be obtained, Parent may request on one occasion that Presidio adjourn, delay or postpone the special meeting. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time before their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the Merger Proposal but do not indicate a choice on the Adjournment Proposal, your shares of Common Stock will be voted in favor of the Adjournment Proposal.

The Company does not anticipate calling a vote on this proposal if the Merger Proposal is approved by the requisite number of shares of Common Stock at the special meeting.

The vote on the Adjournment Proposal is a vote separate and apart from the vote on Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Adjournment Proposal and vice versa.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

The Presidio Board unanimously recommends that the stockholders of Presidio vote “FOR” the Adjournment Proposal, if a vote on the Adjournment Proposal is called.

MARKET PRICE OF THE COMMON STOCK

Shares of Common Stock are traded on the NASDAQ under the symbol “PSDO.” On September 27, 2019, there were approximately 33 holders of record of Common Stock. Certain shares of Common Stock are held in “street” name and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number.

The following table sets forth for the periods indicated the high and low sales prices per share for Common Stock on the NASDAQ. The table also provides information as to dividends declared per share of Common Stock.

	Market Price		Dividend Per Share
	Low	High
Fiscal Year Ended June 30, 2017
Third Quarter (from March 10, 2017)	$13.26	$15.59	$0.00
Fourth Quarter	$12.75	$16.38	$0.00

Fiscal Year Ended June 30, 2018
First Quarter	$12.75	$15.18	$0.00
Second Quarter	$13.98	$19.49	$0.00
Third Quarter	$13.87	$19.74	$0.00
Fourth Quarter	$11.97	$16.51	$0.00

Fiscal Year Ended June 30, 2019
First Quarter	$12.80	$17.61	$0.04
Second Quarter	$11.97	$15.17	$0.04
Third Quarter	$12.59	$17.39	$0.04
Fourth Quarter	$12.56	$15.18	$0.04

Fiscal Year Ended June 30, 2020
First Quarter (through October 4, 2019)	$12.83	$16.96	$0.04

The closing sale price of shares of Common Stock on August 13, 2019, the last trading day prior to the announcement of the Original Agreement, was $13.19 per share. On October 4, 2019, the most recent practicable date before the filing of this proxy statement, the closing price for shares of Common Stock was $16.79 per share. You are encouraged to obtain current market quotations for shares of Common Stock in connection with voting your shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 27, 2019, regarding the beneficial ownership of shares of Common Stock with respect to:

•	each person that is a beneficial owner of more than 5% of the outstanding Common Stock;

•	each director;

•	each named executive officer; and

•	all directors and executive officers as a group.

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. In addition, except as otherwise indicated in these footnotes, the address of each of the directors and executive officers of the Company is c/o Presidio, Inc., One Penn Plaza, Suite 2832, New York, New York 10119. The below beneficial ownership information includes shares of Common Stock issuable upon the exercise of options within 60 days of September 27, 2019.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Stockholders
AP VIII Aegis Holdings, L.P (1)	35,125,000	42.1%
ArrowMark Colorado Holdings LLC (2)	7,369,651	8.8%
Named Executive Officers and Directors
Heather Berger	—	—
Elliot Brecher (3)	70,150	*
Robert Cagnazzi (4)	1,640,212	1.9%
Christopher L. Edson	—	—
David Hart (5)	383,818	*
Salim Hirji	—	—
Neil O. Johnston (6)	56,400	*
Steven Lerner (7)	35,000	*
Matthew H. Nord	—	—
Pankaj Patel (8)	25,000	*
Michael A. Reiss	—	—
Todd H. Siegel (9)	15,000	*
Vinu Thomas (10)	111,778	*
All Directors and Executive Officers as a group (13 persons)	2,337,358	2.8%

*	Less than 1%.
(1)

Aegis holds shares of Common Stock as indicated in the above table. AP VIII Aegis Holdings GP, LLC (“Aegis GP”) is the general partner of Aegis, and Apollo Investment Fund VIII, L.P. (“Apollo Fund VIII”)

is one of the members of Aegis GP and as such has the right to direct the manager of Aegis GP in its management of Aegis GP. Apollo Management VIII, L.P. (“Management VIII”) serves as the non-member manager of Aegis GP and as the investment manager of Apollo Fund VIII. AIF VIII Management LLC (“AIF VIII LLC”) serves as the general partner of Management VIII. Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VIII LLC, and Apollo Management GP, LLC (“Apollo Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Apollo Management GP and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP. The address of each of the entities and individuals named in this paragraph is 9 West 57th Street, New York, New York 10019. Each of Aegis GP, Apollo VIII, Management VIII, AIF VIII LLC, Apollo Management, Apollo Management GP, Management Holdings, and Management Holdings GP, and Messrs. Leon Black, Joshua Harris and Marc Rowan, the managers, as well as executive officers, of Management Holdings GP, disclaims beneficial ownership of all shares of Common Stock included herein, and the foregoing shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or for any other purpose.
(2)

Ownership consists of shares of Common Stock beneficially owned by ArrowMark Colorado Holdings LLC (“ArrowMark”), as disclosed on its Schedule 13G filed with the SEC on February 14, 2019. The address of ArrowMark is 100 Fillmore Street, Suite 325, Denver, CO 80206.

(3)

Consists of 500 shares of Common Stock held by Mr. Brecher and options to purchase an aggregate of 69,650 shares of Common Stock (representing the portion of 184,746 options that have vested or will vest within 60 days of September 27, 2019).

(4)

Consists of 535,484 shares of Common Stock held by The Project Brizo Limited Partnership, 10,000 shares or Common Stock held by Mr. Cagnazzi, and options to purchase an aggregate of 1,094,728 shares of Common Stock (representing the portion of 1,723,528 options that have vested or will vest within 60 days of September 27, 2019). Robert Cagnazzi is the President of KBLAG LTD., which is the general partner of The Project Brizo Limited Partnership.

(5)

Consists of 151,718 shares of Common Stock held by Mr. Hart and options to purchase an aggregate of 232,100 shares of Common Stock (representing the portion of 604,000 options that have vested or will vest within 60 days of September 27, 2019).

(6)	Consists of options to purchase an aggregate of 56,400 shares of Common Stock (representing the portion of 225,600 options that have vested or will vest within 60 days of September 27, 2019).
(7)

Consists of 25,000 shares of common stock held by Mr. Lerner and options to purchase an aggregate of 10,000 shares of Common Stock (representing the portion of 15,000 options that have vested or will vest within 60 days of September 27, 2019).

(8)	Consists of 10,000 shares of Common Stock held by Mr. Patel and the portion of 15,000 options that have vested or will vest within 60 days of September 27, 2019).
(9)	Represents the portion of 15,000 options that have vested or will vest within 60 days of September 27, 2019.
(10)

Consists of 884 shares of Common Stock held by Mr. Thomas and options to purchase 110,894 shares of Common Stock (representing the portion of 314,644 options that have vested or will vest within 60 days of September 27, 2019).

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the Merger and to receive payment in cash for the fair value of your shares of Common Stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the Merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in the loss or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of Common Stock unless otherwise indicated.

Beneficial owners of shares of Common Stock who do not also hold such shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of Common Stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your shares of Common Stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Section 262 of the DGCL requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders meeting to vote on the Merger in connection with which appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes our notice to the Company’s stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262 of the DGCL and a copy of the full text of Section 262 of the DGCL is attached hereto as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to us a written demand for appraisal of your shares before the vote with respect to the Merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the Merger Agreement and the Merger. Voting against or failing to vote for the Merger Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. A stockholder’s failure to make a written demand before the vote with respect to the Merger is taken will constitute a waiver of appraisal rights.

•

You must not vote in favor of, or consent in writing to, the Merger Proposal. A vote in favor of the Merger Proposal, by proxy submitted by mail, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger Proposal or abstain from voting on the Merger Proposal.

•

You must continue to hold your shares of Common Stock from the date of making the demand through the effective date of the Merger. Therefore, a stockholder who is the record holder of shares of Common Stock on the date the written demand for appraisal is made but who thereafter transfers the shares before the effective date of the Merger will lose any right to appraisal with respect to such shares.

•	You must otherwise comply with the procedures set forth in Section 262.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Merger Consideration (without interest and subject to any required tax withholding), but you will have no appraisal rights with respect to your shares of Common Stock.

All demands for appraisal pursuant to Section 262 of the DGCL should be addressed to the Company, in care of the Secretary, at Presidio, Inc., One Penn Plaza, Suite 2832, New York, New York 10119, and must be delivered before the vote on the Merger Agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of Common Stock.

Within 10 days after the effective date of the Merger, Presidio, as the surviving corporation, must give written notice that the Merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement and the Merger. At any time within 60 days after the effective date of the Merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw such stockholder’s demand for appraisal and to accept the Merger Consideration (without interest and subject to any required tax withholding) specified by the Merger Agreement for his or her shares of Common Stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of Presidio, as the surviving corporation. Within 120 days after the effective date of the Merger, any stockholder who has complied with Section 262 of the DGCL will, upon written request to Presidio, as the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and the Merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the Effective Time, but not thereafter, either Presidio, as the surviving corporation, or any stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon Presidio, as the surviving corporation. If no such petition is filed within that 120-day period, appraisal rights will be lost for all holders of shares who had previously demanded appraisal of their shares. Presidio, as the surviving corporation, has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of the Company to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Presidio, as the surviving corporation, the Company will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified, a list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. If immediately before the Merger the shares of the class or series of stock as to which appraisal rights are available were listed on a national securities exchange, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (ii) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million or (iii) the Merger was approved pursuant to Sections 253 or 267 of the DGCL.

After determination of the stockholders entitled to appraisal of their shares of Common Stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, Presidio, as the surviving corporation, may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (i) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. Upon application by Presidio, as the surviving corporation, or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal before the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by Presidio, as the surviving corporation, and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by Presidio, as the surviving corporation, to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to Presidio of the certificates representing such stock.

In determining the fair value of the shares of Common Stock and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”

The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of Common Stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL.

Moreover, we do not anticipate offering more than the per share Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Common Stock is less than the per share Merger Consideration.

Costs of the appraisal proceeding may be imposed upon Presidio, as the surviving corporation, and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of an order, each party bears its own expenses. Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 of the DGCL will not, after the Effective Time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date before the Effective Time; however, if no petition for appraisal is filed within 120 days after the effective date of the Merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the Merger within 60 days after the effective date of the Merger or thereafter with the written approval of the Company, then the right of that stockholder to appraisal will cease. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the Merger Consideration that such holder would have received (without interest and subject to any required tax withholding) pursuant to the Merger Agreement within 60 days after the effective date of the Merger.

In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. Each stockholder will receive a separate proxy card. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to the Company, in care of the Secretary, at Presidio, Inc., One Penn Plaza, Suite 2832, New York, New York 10119, or by calling us at (212) 652-5700. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the Merger is completed, the Company does not expect to hold a 2019 annual meeting of stockholders. However, if the Merger is not completed, the Company will hold a 2019 annual meeting of stockholders.

As described in the Company’s annual meeting proxy statement for the 2018 annual meeting of stockholders filed on October 2, 2018, any stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2019 must have been received by us no later than June 4, 2019, if such proposals are to be included in the proxy statement and related proxy materials relating to that meeting pursuant to Rule 14a-8 of the Exchange Act. In addition, under the Company’s bylaws, any proposal for consideration at the annual meeting of stockholders to be held in 2019 submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it was received by Presidio’s Secretary at our principal executive offices between the close of business on July 10, 2019 and August 11, 2019, and is otherwise in compliance with the requirements set forth in the Company’s bylaws, which can be accessed in the “Investor Overview — Corporate Governance” section of our corporate website at http://www.investors.presidio.com.

Additional information regarding the procedures to submit a stockholder proposal at the 2019 annual meeting, if one will be held, is included in the Company’s proxy statement for its 2018 annual meeting of stockholders, filed on October 2, 2018.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at its address above, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The Company will make available a copy of its public reports, without charge, on the Investors page of its website at http://www.presidio.com as soon as reasonably practicable after the Company files the reports electronically with the SEC. The information provided on our website is not part of this proxy statement, and is not incorporated by reference herein. In addition, you may obtain a copy of the reports, without charge, by contacting the Company at Presidio, Inc., Attn: Secretary, One Penn Plaza, Suite 2832, New York, New York 10119, or by calling us at (212) 652-5700. In order to ensure timely delivery of the documents before the special meeting, any request should be made promptly to the Company.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	Presidio’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the SEC on August 29, 2019; and

•	Presidio’s Current Report on Form 8-K, in each case to the extent filed and not furnished with the SEC on August 14, 2019 and September 26, 2019.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THE MERGER OR THE SPECIAL MEETING OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. THIS PROXY STATEMENT IS DATED OCTOBER 7, 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT AND WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

PRESIDIO, INC.,

BCEC – PORT HOLDINGS (DELAWARE), LP

and

PORT MERGER SUB, INC.

Dated as of August 14, 2019

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of August 14, 2019, by and among Presidio, Inc., a Delaware corporation (the “Company”), BCEC – Port Holdings (Delaware), LP, a Delaware limited partnership (“Parent”), and Port Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Certain capitalized terms used herein are defined in Article I.

W I T N E S E T H:

WHEREAS, Parent desires to acquire the Company, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the transactions contemplated herein (the “Transactions”) are advisable and fair to, and in the best interests of, the Company and its stockholders; (b) declared it advisable to enter into this Agreement; (c) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions; and (d) resolved to recommend that the stockholders of the Company adopt this Agreement, in each case, on the terms and subject to the conditions of this Agreement;

WHEREAS, in furtherance of the foregoing, Merger Sub will, in accordance with the DGCL (as defined below) and on the terms and subject to the conditions set forth in this Agreement, merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and as an indirect wholly-owned subsidiary of Parent (the “Surviving Corporation”);

WHEREAS, immediately following the consummation of the Merger, Port Borrower Sub, Inc., a wholly-owned Subsidiary of Merger Sub will, in accordance with the DGCL, merge with and into Presidio Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Presidio Holdings”) with Presidio Holdings as the surviving corporation in such merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, (i) certain stockholders of the Company are executing and delivering a voting and support agreement in favor of Parent and Merger Sub (the “Support Agreement”), pursuant to which those stockholders, among other things, will, subject to the terms of the Support Agreement, vote their shares of Common Stock in favor of approval of this Agreement and take certain other actions in furtherance of the Transactions;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, BC European Capital X-1 to 10 and 5A LP, and BCEC X Luxembourg 1 SCSp (together, the “Sponsor”) is entering into an equity commitment letter in respect of the Parent Termination Fee and the Termination Expenses and Interest (the “Termination Fee Commitment Letter”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. The following terms shall have the following meanings for purposes of this Agreement:

“Acceptable Confidentiality Agreement” shall mean a confidentiality agreement on terms that, with respect to confidentiality and use, are no less restrictive to the Company’s counterparty thereto to those contained in the

Confidentiality Agreement, and except for such changes necessary in order for the Company to comply with its obligations under this Agreement, and that does not contain any expense reimbursement or any other similar reimbursement obligations.

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. For purposes of this Agreement, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract, management control, or otherwise. “Controlled” and “Controlling” shall be construed accordingly. In no event shall a portfolio company or investment fund, in either case, affiliated with Apollo Global Management, LLC or Sponsor or BC Partners Advisors L.P. be considered to be an Affiliate of the Company or any of its Subsidiaries or of Parent or Merger Sub, as applicable; provided that, for purposes of Section 6.6 investment funds affiliated with BC Partners Advisors L.P. shall be deemed an Affiliate of Parent and Merger Sub.

“Affiliate Contract” shall have the meaning set forth in Section 4.20.

“Agreement” shall mean this Agreement, including the Company Disclosure Letter, the Parent Disclosure Letter and the annexes and exhibits hereto, as it and they may be amended from time to time.

“Assets” shall have the meaning set forth in Section 4.7.

“Authorization Letters” shall mean reasonable and customary authorization letters furnished in connection with the Debt Financing that consists of syndicated bank financing, which letters authorize the distribution of information to prospective lenders or investors and contain customary representations.

“Book-Entry Shares” shall mean shares of Common Stock which, immediately prior to the Effective Time, are not represented by Certificates but are represented in book-entry form.

“Bribery Legislation” shall mean any Law related to combating bribery and corruption, including legislation implementing the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions or the U.N. Convention Against Corruption including, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the U.K. Bribery Act 2010.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by Law or other action of a Governmental Authority to close.

“Bylaws” shall mean the amended and restated bylaws of the Company, as amended from time to time.

“Canceled Shares” shall have the meaning set forth in Section 3.1(b)(ii).

“Capitalization Date” shall have the meaning set forth in Section 4.1(c)(ii).

“CBA” shall have the meaning set forth in Section 4.9(a)(xi).

“Certificate” shall mean a stock certificate which, immediately prior to the Effective Time, represents shares of Common Stock.

“Certificate of Incorporation” shall mean the amended and restated certificate of incorporation of the Company, as amended from time to time.

“Certificate of Merger” shall have the meaning set forth in Section 2.3.

“CFIUS” shall mean the Committee on Foreign Investment in the United States.

“CFIUS Approval” shall mean, following the filing of a joint voluntary notice of the transactions contemplated by this Agreement (the “CFIUS Notice”) with CFIUS, (a) the receipt by Parent and the Company of written notification (including by e-mail) from CFIUS that (i) CFIUS has determined that none of the transactions contemplated by this Agreement is a “covered transaction” under the DPA; or (ii) CFIUS has completed a review or investigation of the CFIUS Notice and has concluded all action under the DPA; or (b) if CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision and (i) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement or (ii) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after fifteen (15) days from the date the President received such report from CFIUS.

“CFIUS Investigation Notice” shall have the meaning set forth in the definition of CFIUS Status Threshold.

“CFIUS Notice” shall have the meaning set forth in the definition of CFIUS Status Threshold.

“CFIUS Status Threshold” shall mean each of the following conditions: (a) the CFIUS Notice shall have been filed in accordance with the DPA, (b) the first 45-day review period under the DPA commencing on the date that the CFIUS Notice is accepted by CFIUS shall have expired, and either (i) Parent and the Company shall have received written notice (including by e-mail) from CFIUS that none of the transactions contemplated by this Agreement is a “covered transaction” under the DPA, or (ii) Parent and the Company shall have received written notice (including by e-mail) from CFIUS that CFIUS intends to undertake an investigation (the “CFIUS Investigation Notice”) and no more than ten (10) days shall remain until the date specified in the CFIUS Investigation Notice for completion of such investigation, and (c) (1) neither Parent nor the Company shall have received oral or written notice from CFIUS that CFIUS has identified national security concerns or (2) CFIUS has identified national security concerns but has identified mitigation that would reasonably be expected to result in a CFIUS Approval on or prior to the end of the Marketing Period, which mitigation is consistent with the obligations of Parent pursuant to Section 6.6, that would address such concerns.

“Change of Recommendation” shall have the meaning set forth in Section 6.4(e).

“Claim Expenses” shall mean reasonable and documented out-of-pocket attorneys’ fees and all other reasonable and documented out-of-pocket costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, legal research, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal) any D&O Claim for which indemnification is authorized pursuant to Section 6.9, including any action relating to a claim for indemnification or advancement brought by a Covered Person.

“Closing” shall mean the consummation of the Transactions.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall have the meaning set forth in Section 4.1(c)(i).

“Company” shall have the meaning set forth in the Preamble.

“Company Acquisition Agreement” shall have the meaning set forth in Section 6.4(e).

“Company Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other equity or equity-based incentive, compensation, severance, employment, consulting, change-in-control, retention, vacation, paid time off, fringe benefit, bonus, incentive, savings, retirement, deferred compensation, or other compensatory or benefit plan, agreement, program, policy or arrangement, whether or not subject to ERISA, (a) entered into, contributed to (or required to be contributed to), sponsored by or maintained by the Company or any of its Subsidiaries or (b) for which the Company or any of its Subsidiaries has any Liability (contingent or otherwise), other than a Multiemployer Plan.

“Company Board” shall have the meaning set forth in the Recitals.

“Company Disclosure Documents” shall have the meaning set forth in Section 4.5(a).

“Company Disclosure Letter” shall have the meaning set forth in the introductory language to Article IV.

“Company ESPP” shall mean the Company’s Employee Stock Purchase Plan.

“Company Equity Awards” shall mean, collectively, the Company RSU Awards and Company Options.

“Company Equity Plans” shall mean the Company’s 2017 Long-Term Incentive Plan and the Amended and Restated 2015 Long-Term Incentive Plan.

“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by Company or any of its Subsidiaries.

“Company Material Adverse Effect” shall mean any Effect that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to timely consummate the Transactions or perform its obligations hereunder; provided, however, that with respect to the preceding sub-clause (a), no Effects to the extent resulting or arising from the following shall be deemed to constitute or be taken into account in determining whether there has been, is, or would reasonably be expected to be, a Company Material Adverse Effect: (i) any changes or developments in domestic, foreign or global markets or domestic, foreign or global economic conditions generally, including (A) any changes or developments in or affecting the domestic or any foreign securities, equity, credit or financial markets or (B) any changes or developments in or affecting domestic or any foreign interest or exchange rates, (ii) changes in GAAP or any official interpretation thereof, (iii) changes in Law or any changes or developments in the official interpretation thereof by Governmental Authorities after the date hereof, (iv) changes in domestic, foreign or global political conditions (including the outbreak or escalation or worsening of war, hostilities, sabotage, military actions, acts of terrorism, cyber-attacks or computer hacking carried about by any Person affiliated with or related to any Governmental Authority, national emergency or similar events), including any material worsening of such conditions threatened or existing on the date of this Agreement, (v) changes or developments in the business or regulatory conditions affecting the industries in which the Company or any of its Subsidiaries operate, (vi) the announcement or the existence of this Agreement or the anticipated consummation of the transactions contemplated hereby (provided that this clause (vi) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement, the pendency or consummation of this Agreement and the Transactions), (vii) weather conditions or other acts of God, (viii) a decline in the trading price or trading volume of the shares of Common Stock or any change in the credit ratings or ratings outlook for the Company or any of its Subsidiaries, or the availability or cost of equity, debt or other financing to Parent or Merger Sub (provided that the underlying causes thereof may be considered in determining whether a Company Material Adverse Effect has occurred if not otherwise excluded hereunder), (ix) the failure to meet any internal or analyst’s projections, guidance, budgets, expectations, forecasts or estimates (provided that the underlying causes thereof may be considered in determining whether a Company Material Adverse Effect has occurred if not otherwise excluded hereunder), (x) any action required to be taken or omitted by the Company or any of its Subsidiaries at the written request of Parent or any action taken by the Company or any of its Subsidiaries in accordance with this Agreement and (xi) any actions or claims made or brought by any stockholders of the Company (on their behalf or on behalf of the Company) alleging (A) a breach of any fiduciary duty of any director of the Company, (B) any claim under federal securities Laws or (C) any claim similar to those described in clauses (A) and (B) under other applicable state or federal Law, in each case relating to the evaluation, negotiation or entry into or terms of the Merger Agreement, recommendation of the Transactions to the Company’s stockholders or consummation of the Transactions including, for the avoidance of doubt, any claim challenging the validity of, or seeking to enjoin the operation of, any provision of the Merger Agreement; except, with respect to clauses (i), (ii), (iii), (iv), (v) and (vii), to the extent that such impact is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to others in the industry or industries in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.

“Company Material Contract” shall have the meaning set forth in Section 4.9(a).

“Company Option” shall mean an option to purchase shares of Common Stock.

“Company Registered Intellectual Property” shall mean Company Intellectual Property that is Registered Intellectual Property.

“Company Related Parties” shall have the meaning set forth in Section 8.3(g).

“Company RSU Award” shall mean each restricted stock unit award in respect of a share of Common Stock.

“Company SEC Documents” shall have the meaning set forth in Section 4.4(a).

“Company Securities” shall have the meaning set forth in Section 4.1(c)(iii).

“Company Stockholder Approval” shall have the meaning set forth in Section 4.3.

“Company Stockholders Meeting” shall have the meaning set forth in Section 6.5(c).

“Company Superior Proposal” shall mean a bona fide, written Company Takeover Proposal (with references to twenty percent (20%) and eighty percent (80%) being deemed to be replaced with references to eighty percent (80%) and twenty percent (20%), respectively) by a third party and that did not result from a breach by the Company of Section 6.4 (other than Section 6.4(a), and other than any breach that is both immaterial and unintentional), which the Company Board determines in good faith after consultation with the Company’s outside legal and financial advisors to be more favorable to the Company and its stockholders from a financial point of view than the Transactions and is reasonably likely to be timely consummated in accordance with its terms, in each case, taking into account all relevant factors (including all the terms and conditions of such proposal or offer (including the transaction consideration, conditionality, timing, certainty of financing, and/or regulatory approvals and likelihood of consummation) and this Agreement (and any changes to the terms of this Agreement proposed by Parent pursuant to Section 6.4)).

“Company Takeover Proposal” shall mean any bona fide written offer, proposal or indication of interest that is not withdrawn from a Person or “group” (as defined in or under Section 13(d) of the Exchange Act) of Persons (other than a proposal or offer by Parent or any Subsidiary of Parent) made after the date hereof relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (a) any acquisition or purchase by any Person or “group” of Persons, directly or indirectly, of more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares), or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person or “group” of Persons beneficially owning more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares), (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company and a Person or “group” (as defined in or under Section 13(d) of the Exchange Act) of Persons pursuant to which the stockholders of the Company immediately preceding such transaction hold less than eighty percent (80%) of the equity interests in the surviving or resulting entity of such transaction (whether by voting power or number of shares) or (c) any sale, lease, exchange, transfer, license or other disposition to a Person or “group” of Persons of more than twenty percent (20%) of the consolidated assets of the Company and its Subsidiaries (measured by the fair market value thereof).

“Company Termination Fee” shall mean (a) if payable in connection with a valid termination of this Agreement by the Company pursuant to Section 8.1(d)(ii) prior to the No-Shop Period Start Date or, with respect to a Company Superior Proposal made by an Excluded Party, prior to the Cut-Off Time, an amount equal to $18,000,000 and (b) if payable in any other circumstance, an amount equal to $40,000,000.

“Competition Law” shall mean any Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or lessening of competition through merger or acquisition or restraint of trade.

“Compliant” shall mean, with respect to the Required Financial Information, that (a) such Required Financial Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Financial Information not misleading and (b) the Company’s auditors have not withdrawn, or advised the Company in writing that they intend to withdraw, any audit opinion on any of the audited financial statements contained in the Required Financial Information.

“Confidentiality Agreement” shall mean that certain non-disclosure agreement between BC Partners Advisors L.P. and the Company, dated as of July 12, 2019.

“Continuing Employee” shall have the meaning set forth in Section 6.7(a).

“Contract” shall mean any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or obligation that is legally binding; provided that Contracts shall exclude statements of work, sales orders and purchase orders entered into in the ordinary course of business that do not contain any material terms other than pricing.

“Converted Shares” shall have the meaning set forth in Section 3.1(b)(iii).

“Copyrights” shall have the meaning set forth in the definition of Intellectual Property.

“Covered Persons” shall have the meaning set forth in Section 6.9(a).

“Current ESPP Offering Periods” shall have the meaning set forth in Section 3.1(c)(iv).

“Cut-Off Time” shall have the meaning set forth in Section 6.4(b).

“D&O Claim” shall mean any threatened, asserted, pending or completed claim, action, suit, proceeding, inquiry or investigation, whether instituted by any party hereto, any Governmental Authority or any other Person, that any Covered Person in good faith believes might lead to the institution of any action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to a Covered Persons’ duties or service as a director or officer of the Company or the applicable Subsidiary thereof at or prior to the Effective Time (including with respect to any acts, facts, events or omissions occurring in connection with the approval of this Agreement and the Transactions, including the consideration and approval thereof and the process undertaken in connection therewith and any D&O Claim relating thereto).

“Data Security Requirements” shall mean all of the following, in each case to the extent relating to data privacy, protection, or security and applicable to the conduct of the business of the Company or any Company Subsidiary: (a) all applicable Laws and any related security breach notification requirements; (b) the Company’s and its Subsidiaries’ own respective rules, policies, and procedures; and (c) material Contracts to which the Company or any of its Subsidiaries is bound.

“DCSA” shall mean the Defense Counterintelligence and Security Agency, formerly known as the Defense Security Service.

“DCSA Arrangements” shall mean (a) receipt by Parent and the Company of written acknowledgement (including by email) from DCSA that it has accepted a foreign ownership, control, or influence mitigation plan (“FOCI Mitigation Plan”) with respect to any business of the Company that is subject to the NISPOM, or (b) if DCSA has not issued a written acknowledgement that it has accepted a FOCI Mitigation Plan, DCSA has not taken any action to reject a proposed FOCI Mitigation Plan and the CFIUS Approval has been obtained.

“Debt Commitment Letter” shall have the meaning set forth in Section 5.8(b).

“Debt Financing” shall have the meaning set forth in Section 5.8(b).

“Designated Employee” shall mean any individual who is employed by the Company or one of its Subsidiaries on a full-time or part-time basis who (i) does not participate in any commission plan and earns an annual base salary together with cash target annual bonus in excess of $500,000 per year or (ii) participates in a commission plan and earns an annual base salary in excess of $300,000 per year.

“DGCL” shall mean the General Corporation Law of the State of Delaware, as amended from time to time.

“Dissenting Shares” shall have the meaning set forth in Section 3.2.

“Draft Notice” shall have the meaning set forth in Section 6.6(f)(ii).

“DPA” shall mean Section 721 of the Defense Production Act of 1950 as amended, and 31 C.F.R. Part 800.

“Effect” shall mean any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence.

“Effective Time” shall have the meaning set forth in Section 2.3.

“Enforceability Exceptions” shall have the meaning set forth in Section 4.2(c).

“Environmental Law” shall mean any applicable Law (a) relating to pollution or the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of) any hazardous or toxic materials, substances or wastes or (b) that regulates, imposes liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage) or establishes standards of care with respect to any of the foregoing.

“Environmental Permits” shall mean any Permit required under any applicable Environmental Law.

“Equity Financing” shall have the meaning set forth in Section 5.8(a).

“Equity Funding Letter” shall have the meaning set forth in Section 5.8(a).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliates” shall mean, with respect to any Person or any trade or business, whether or not incorporated, which, together with the Company or any of its Subsidiaries, is (or at any relevant time has been or would be) treated as a single employer under Section 414 of the Code.

“Ex-Im Laws” shall mean all applicable Laws and regulations related to the export, re-export, transfer, retransfer, deemed export, or import of goods, services, technology, software, software source code, or any other items, including but not limited to the U.S. Export Administration Regulations and the International Traffic in Arms Regulations, and the export controls of the European Union and its member states; all other applicable laws and regulations governing exports, imports, and customs, except to the extent inconsistent with U.S. law; and U.S. anti-boycott laws and regulations.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Information” shall have the meaning set forth in the definition of “Required Financial Information”.

“Excluded Party” shall mean any Person or group of Persons from whom the Company or any of its Representatives has received a Company Takeover Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date that the Company Board determines in good faith (such determination to be made prior to the No-Shop Period Start Date and after consultation with its outside legal advisor and financial advisor) constitutes or would be reasonably expected to lead to a Company Superior Proposal; provided that any Person shall cease to be an Excluded Party if, at any time after the No-Shop Period Start Date, the Company Takeover Proposal submitted by such Person is withdrawn or terminated or modified in any material respect such that such Company Takeover Proposal would not reasonably be expected to lead to a Company Superior Proposal.

“Existing Bank Credit Agreement” shall have the meaning set forth in the definition of Existing Credit Facilities.

“Existing CPC Facility” shall have the meaning set forth in the definition of Existing Credit Facilities.

“Existing Credit Facilities” shall mean, collectively, (a) the Credit Agreement, dated as of February 2, 2015, by and among the Subsidiaries of the Company party thereto, the lenders and other parties thereto and Credit Suisse, AG, Cayman Islands Branch, as administrative agent (the “Existing Bank Credit Agreement”); (b) the Second Amended and Restated Receivables Purchase Agreement, dated as of February 2, 2015, by and among the Subsidiaries of the Company party thereto, the other parties thereto and PNC Bank, National Administration, as administrator (the “Existing PNC Facility”); and (c) the Third Amended and Restated Credit Agreement, dated as of February 28, 2014, among the Subsidiaries of the Company party thereto, the other parties thereto and Wells Fargo Capital Finance, LLC (successor to Castle Pines Capital LLC) (the “Existing CPC Facility”), in each case as in effect from time to time.

“Existing PNC Facility” shall have the meaning set forth in the definition of Existing Credit Facilities.

“Financing” shall have the meaning set forth in Section 5.8(b).

“Financing Conditions” shall have the meaning set forth in Section 5.8(c).

“Financing Letters” shall have the meaning set forth in Section 5.8(b).

“Financing Sources” shall mean the agents, arrangers and lenders that are parties to the Debt Commitment Letter, including the agents, arrangers and lenders party to any joinder agreements entered into in connection therewith, together with their respective affiliates and their and their respective affiliates’ officers, directors, employees, controlling persons, agents and representatives and their respective permitted successors and assigns.

“FOCI Mitigation Plan” shall have the meaning in the definition of DCSA Arrangements.

“GAAP” shall mean U.S. generally accepted accounting principles, consistently applied.

“Government Contract” shall mean any Contract for the sale of supplies or services currently in performance or that remains subject to audit between the Company or any of its Subsidiaries on one hand and a Governmental Authority on the other hand or entered into by the Company or any of its Subsidiaries as a first-tier subcontractor in connection with a Contract between another Person and a Governmental Authority.

“Governmental Authority” shall mean any U.S., state, local or foreign government, any governmental, regulatory or administrative body, agency or authority, any court or judicial authority or arbitration tribunal (public or private), whether national, federal, state, provincial or local or otherwise, including any stock exchange, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable Law.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“Intellectual Property” shall mean any and all common law or statutory rights anywhere in the world arising under or associated with: (a) patents and patent applications (“Patents”); (b) trademarks, service marks, trade dress, trade names, logos, slogans, domain names, and other designations of origin (“Marks”); (c) copyrights (and any other equivalent rights in works of authorship (including rights in Software as a work of authorship)) (“Copyrights”); (d) trade secrets and industrial secrets, and rights in know-how and other confidential or proprietary business or technical information in each case that derive independent economic value from not being generally known (“Trade Secrets”); (e) rights in domain names, uniform resource locators, social media identifiers and other names and locators associated with Internet addresses and sites, and (f) other similar or equivalent intellectual property rights anywhere in the world.

“Interim Period” shall have the meaning set forth in Section 6.1(a).

“Intervening Event” shall mean an event, fact, circumstance, development or occurrence that is material to the Company and its Subsidiaries, taken as a whole, that (a) is not known to or reasonably foreseeable by the Company Board as of the date of this Agreement; (b) becomes known to or by the Company Board prior to obtaining the Company Stockholder Approval; and (c) does not relate to (i) a Company Takeover Proposal or any matter relating thereto or consequence thereof, (ii) any event, fact, circumstance, development or occurrence relating to Parent, Merger Sub or any of their respective Affiliates, (iii) changes in the market price or trading volume of the shares of Common Stock in and of themselves, or (iv) the fact that the Company meets, exceeds, or fails to meet in any quantifiable respect, any internal or analyst’s projections, guidance, budgets, expectations, forecasts or estimates for any period.

“IRS” shall have the meaning set forth in Section 4.11(a).

“IT Assets” shall mean the computers, software and software platforms, databases, websites, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment of the Company and its Subsidiaries that are required in connection with the operation of the business of the Company and its Subsidiaries.

“Knowledge of Parent” shall mean the actual knowledge of the individuals set forth on Section 1.1(a) of the Parent Disclosure Letter, in each case after reasonable inquiry.

“Knowledge of the Company” shall mean the actual knowledge of the individuals set forth on Section 1.1(a) of the Company Disclosure Letter, in each case after reasonable inquiry.

“Laws” shall have the meaning set forth in Section 4.14(a).

“Leased Real Property” shall mean real property which the Company or any of its Subsidiaries leases, subleases or occupies as tenant, subtenant or occupant pursuant to any Lease.

“Leases” shall mean leases, subleases or other occupancy agreements (together with any and all amendments and modifications thereto and any guarantees thereof).

“Liabilities” shall mean any and all debts, liabilities and obligations, whether fixed, contingent or absolute, matured or unmatured, accrued or not accrued, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.

“Liens” shall mean liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, title defects, easements, rights-of-way, covenants, encroachments or other adverse claims of any kind with respect to a property or asset.

“Litigation” shall have the meaning set forth in Section 4.13.

“Marketing Period” shall mean the first period of fifteen (15) consecutive Business Days after the date of this Agreement (a) throughout and at the end of which Parent shall have the Required Financial Information and the Required Financial Information shall be Compliant (it being understood that if, after satisfaction of clause (b) below, the Company shall in good faith reasonably believe that it has provided the Required Financial Information and the Required Financial Information is Compliant, it may deliver to Parent a written notice to that effect (stating when it believes the Required Financial Information was delivered), in which case, subject to the proviso below, the Company shall be deemed to have delivered the Required Financial Information to Parent on the date specified in that notice and the Required Financial Information shall be deemed to be Compliant unless Parent in good faith reasonably believes that the Company has not completed delivery of the Required Financial Information or the Required Financial Information is not Compliant and, within two (2) Business Days after its receipt of such notice from the Company, Parent delivers a written notice to the Company to that effect (stating with specificity which Required Financial Information Parent in good faith reasonably believes the Company has not delivered or the reason for which the Required Financial Information is not Compliant)), and (b) throughout and at the end of which the conditions set forth in Sections 7.1 and 7.2 are satisfied (other than (x) those conditions that by their terms are to be satisfied at the Closing, but subject to such conditions being able to be satisfied at the Closing and (y) from and after November 25, 2019 the condition set forth in Section 7.1(d) but subject to the CFIUS Status Threshold having been satisfied on or prior to December 2, 2019 and continuing to be satisfied for the remainder of such fifteen (15) consecutive Business Day period (it being understood that the exception set forth in this sub-clause (y) shall no longer apply in the event the Effective Time has not occurred on or prior to December 31, 2019)); provided, that (A) the Marketing Period shall end on any earlier date prior to the expiration of the fifteen (15) consecutive Business Day period described above if the Debt Financing is consummated on such earlier date, (B) the Marketing Period will not commence and will not be deemed to have commenced if, on or prior to the completion of such fifteen (15) consecutive Business Day period, the Company has announced any intention to restate, or the Company’s independent auditors have determined that the Company must restate, any financial statements included in the Required Financial Information, in which case the Marketing Period will be deemed not to commence unless and until such restatement has been completed and the applicable Required Financial Information has been amended or the Company has or its independent auditors have, as applicable, announced or informed Parent that it has concluded that no restatement will be required.

(C) (i) the Marketing Period shall commence no earlier than September 3, 2019, (ii) November 29, 2019 shall not constitute a Business Day for purposes of the Marketing Period and (iii) the Marketing Period shall either end on or prior to December 20, 2019 or, if the Marketing Period has not ended on or prior to December 20, 2019, then the Marketing Period shall commence no earlier than January 2, 2020, and (D) the required delivery by the Company of the financial statements contemplated by clauses (x) and (y) of paragraph 4 of Exhibit E to the Debt Commitment Letter (as in effect on the date hereof) for any applicable fiscal period ended on or after June 30, 2019 shall result in the “restart” of the Marketing Period on the date of such delivery (to the extent on such date the requirements set forth in this definition are satisfied), notwithstanding that a period of fifteen (15) consecutive Business Days shall have passed throughout which Parent has had what would otherwise have constituted the Required Financial Information (were the Closing to have occurred prior to such required delivery of financial statements for such subsequent period) and such information having been Compliant throughout such period.

“Marks” shall have the meaning set forth in the definition of Intellectual Property.

“Material Customer” shall have the meaning set forth in Section 4.9(d).

“Material Policy” shall have the meaning set forth in Section 4.10.

“Material Supplier” shall have the meaning set forth in Section 4.9(d).

“Maximum Premium” shall have the meaning set forth in Section 6.9(c).

“Merger” shall have the meaning set forth in the Recitals.

“Merger Consideration” shall have the meaning set forth in Section 3.1(b)(i).

“Merger Sub” shall have the meaning set forth in the Preamble.

“Multiemployer Plan” shall have the meaning set forth in Section 3(37) of ERISA.

“NASDAQ” shall have the meaning set forth in Section 4.3.

“NISPOM” shall mean the National Industrial Security Program Operating Manual, DoD 5220.22-M in effect as of the date hereof.

“Non-Party Affiliates” shall have the meaning set forth in Section 9.13.

“No-Shop Period Start Date” shall have the meaning set forth in Section 6.4(a).

“OFAC” shall have the meaning set forth in Section 4.14(d).

“Order” shall mean any award, judgment, injunction, determination, ordinance, consent, ruling, decree or order (whether temporary, preliminary or permanent) issued, adopted, granted, awarded or entered by any Governmental Authority of competent jurisdiction.

“Organizational Documents” shall mean the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments, restatements and supplements thereto.

“Owned Real Property” shall mean all real property owned by the Company or any of its Subsidiaries, together with all structures, facilities, improvements and fixtures presently or hereafter located thereon or attached thereto.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Disclosure Letter” shall have the meaning set forth in the introductory language to Article V.

“Parent Material Adverse Effect” shall mean, with respect to Parent and Merger Sub, any Effect that has a material adverse effect on Parent’s or Merger Sub’s ability to timely consummate the Transactions (including the payment of the Merger Consideration).

“Parent Related Party” shall have the meaning set forth in Section 8.3(h).

“Parent Termination Fee” shall have the meaning set forth in Section 8.3(d).

“Patents” shall have the meaning set forth in the definition of Intellectual Property.

“Paying Agent” shall have the meaning set forth in Section 3.3(a).

“Payment Fund” shall have the meaning set forth in Section 3.3(a).

“Permit” shall mean any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Law.

“Permitted Liens” shall mean: (a) Liens for Taxes, assessments and governmental charges or levies not yet delinquent or that are being contested in good faith through appropriate proceedings and for which adequate reserves are maintained on the consolidated financial statements included in the Company SEC Documents filed prior to the date hereof, in accordance with GAAP; (b) materialmen’s, warehouseman’s, mechanics’, carriers’, workmen’s and repairmen’s liens, any statutory Liens arising in the ordinary course of business by operation of applicable Law with respect to a liability that is not yet due or delinquent or being contested in good faith, and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business consistent with past practice; (e) Liens (other than Liens securing indebtedness for borrowed money), defects or irregularities in title, easements, rights-of-way, covenants, restrictions, and other, similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate; (f) all applicable zoning, entitlement, conservation restrictions, building and similar codes and regulations and other land use regulations, none of which materially detracts from the value of or materially and adversely interferes with the present use of, such real property; (g) Liens to be released at or prior to Closing; (h) Liens securing obligations under or secured pursuant to the Existing Credit Facilities; (i) Liens relating to intercompany borrowings among a person and its wholly owned subsidiaries; and (j) Liens securing indebtedness or Liabilities that are reflected in the Company SEC Documents.

“Person” shall mean an individual, corporation, partnership, joint venture, trust, association, estate, joint stock company, limited liability company, Governmental Authority or any other organization or entity of any kind.

“Port Midco” shall mean the direct parent entity of Merger Sub.

“President” shall have the meaning set forth in the definition of CFIUS Approval.

“Presidio Holdings” shall have the meaning set forth in the Recitals.

“Prohibited Financing Modifications” shall have the meaning set forth in Section 6.15(a).

“Proxy Statement” shall have the meaning set forth in Section 4.3.

“Recommendation” shall have the meaning set forth in Section 4.2(b).

“Redacted Fee Letter” shall mean a fee letter from a financing source in which the only redactions are fee amounts, “price flex” and other economic provisions that are customarily redacted in connection with merger agreements of this type; provided that, in each case, such redactions do not relate to any terms that would be reasonably likely to adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount (except as a result of increased original issue discount or upfront fees resulting from the exercise of “price flex”) of the debt financing or other funding being made available by such financing source.

“Registered Intellectual Property” shall mean all United States, international or foreign (a) issued Patents and Patent applications; (b) registered Marks and applications to register Marks; (c) registered Copyrights and applications for Copyright registration; and (d) any other Intellectual Property Right that is subject to any filing or recording with any Governmental Authority or other public or quasi-public legal authority (including domain names).

“Representatives” shall have the meaning specified in Section 6.4(a).

“Required Amounts” shall have the meaning set forth in Section 5.8(i).

“Required Financial Information” shall mean (A) the financial statements necessary to satisfy the conditions set forth in paragraph 4 of Exhibit E of the Debt Commitment Letter (as in effect on the date of this Agreement), (B) such other customary, historical financial information regarding the Company and the Company Subsidiaries as Parent shall reasonably and timely request from the Company in writing, including to the extent reasonably necessary to allow Parent to prepare customary pro forma financial statements customarily included in offering documents for (x) an offering of non-convertible, high yield debt securities issued pursuant to Rule 144A promulgated under the Securities Act (“Rule 144A”) or (y) syndicated credit facilities and (C) Authorization Letters for inclusion in any information materials that authorize the distribution of information provided under clauses (A) and (B) above to prospective lenders. Notwithstanding anything to the contrary in this definition or otherwise, the “Required Financial Information” shall not include, and nothing herein shall require the Company to provide (or be deemed to require the Company to prepare), any (1) description of all or any portion of the Debt Financing, including any “description of notes”, “plan of distribution” or information customarily provided by investment banks or their counsel or advisors in the preparation of an offering memorandum for debt securities pursuant to Rule 144A, (2) risk factors relating to, or any description of, all or any component of the financing contemplated thereby, (3) any information required by Rule 3-05, Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any information regarding executive compensation related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A, (4) consolidating financial statements, separate Subsidiary financial statements, related party disclosures, or any segment information, in each case which are prepared on a basis not consistent with the Company’s reporting practices for the periods presented pursuant to clause (A) above, (5) pro forma financial statements or (6) projections (the information provided in the foregoing clauses (1)-(6), the “Excluded Information”).

“Rollover Agreement” shall mean the rollover agreement by and between Parent and Rollover Stockholder, dated as of the date hereof with respect to exchange or contribution of the Rollover Shares.

“Rollover Shares” shall mean the shares of Common Stock held by the Rollover Stockholder that is subject to the Rollover Agreement.

“Rollover Stockholder” shall mean Robert Cagnazzi.

“Rule 144A” shall have the meaning set forth in the definition of “Required Financial Information”.

“Sanctioned Country” shall mean any country or region that is or in the past five (5) years has been the subject or target of a comprehensive embargo under Sanctions Laws (including Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine).

“Sanctioned Person” shall mean any Person that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including but not limited to OFAC’s Specially Designated Nationals and Blocked Persons List; the Denied Persons, Unverified, and Entity Lists, maintained by the U.S. Department of Commerce; the Debarred List and non-proliferation sanctions lists maintained by the U.S. State Department; the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions, maintained by the European Union; the Consolidated List of Asset Freeze Targets, maintained by HM Treasury (UK); and the UN Consolidated Sanctions List, maintained by the UN Security Council; (ii) any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by, a Person or Persons described in clause (i); or (iii) any Person that is organized, resident, or located in a Sanctioned Country.

“Sanctions Laws” shall have the meaning set forth in Section 4.14(d).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time and the rules and regulations promulgated thereunder.

“Software” shall mean computer software programs in both source code and object code format, including databases, data files, application programming interfaces, user interfaces, and documentation relating thereto, as the context requires.

“Specified Acquisition” shall have the meaning set forth in Section 6.2(c).

“Sponsor” shall have the meaning set forth in the Recitals.

“Subscription Agreement” shall mean the subscription agreement by and among Parent, Merger Sub and the Rollover Stockholder, dated as of the date hereof with respect to purchase of certain equity securities in Parent (or an affiliate of Parent).

“Subsidiary” shall mean, with respect to any Person, another Person, (a) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing Person or body or (b) more than fifty percent (50%) of the equity interests of which is owned directly or indirectly by such first Person.

“Subsidiary Securities” shall have the meaning set forth in Section 4.1(d).

“Support Agreements” shall have the meaning set forth in the Recitals.

“Surviving Corporation” shall have the meaning set forth in the Recitals.

“Takeover Law” shall mean any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover Laws of any jurisdiction or other applicable Laws that purport to limit or restrict business combinations or the ability to limit or restrict business combinations or the ability to acquire or to vote shares.

“Tax” shall mean all U.S. federal, state, local or foreign taxes, imposts, levies or other similar assessments, including any net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, estimated, employment, excise, goods and services, severance, stamp, occupation, premium, property, social security, environmental, alternative or add-on, value added, registration, occupancy, capital stock, unincorporated business, unemployment, disability, workers compensation, accumulated earnings, personal holding company, annual reports, windfall profits or other taxes, duties or levies of any nature whatsoever, or similar charges or assessments, imposed by any Governmental Authority, together with all interest, penalties or additions to tax imposed with respect thereto.

“Tax Proceedings” shall mean any audit, examination, investigation, claim, contest, dispute, litigation or other proceeding with respect to Taxes or by or against any Taxing Authority.

“Tax Returns” shall mean any report, return (including any information return), declaration, claim for refund or other document filed or required to be filed with any Taxing Authority or jurisdiction with respect to Taxes, including any attachment thereto and any amendment thereof.

“Taxing Authority” shall mean any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

“Termination Date” shall have the meaning set forth in Section 8.1(b).

“Termination Expenses and Interest” shall have the meaning set forth in Section 8.1(f).

“Termination Fee Commitment Letter” shall have the meaning set forth in the Recitals.

“Trade Secrets” shall have the meaning set forth in the definition of Intellectual Property.

“Transaction Approvals” shall have the meaning set forth in Section 4.3.

“Transaction Documents” shall have the meaning set forth in Section 9.10.

“Transactions” shall have the meaning set forth in the Recitals.

“Treasury Regulations” shall mean the regulations promulgated under the Code, as such regulations may be amended from time to time.

“Willful Breach” shall mean, with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching party with actual knowledge, or knowledge that a Person acting reasonably under the circumstances should have, that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement.

ARTICLE II

MERGER

2.1. Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Merger, the Company shall continue as the Surviving Corporation and the separate corporate existence of Merger Sub shall cease.

2.2. Closing. Unless this Agreement shall have been terminated pursuant to Section 8.1, the Closing shall take (A) place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019 on the date that is three (3) Business Days after the date on which the last of the conditions precedent set forth in Article VII is satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time); provided that if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article VII (other than conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at such time), the Closing shall occur on the date following the satisfaction or waiver of such conditions that is the earliest to occur of (x) a Business Day during the Marketing Period to be specified by Parent on no less than three Business Days’ prior written notice to the Company and (y) the third (3rd) Business Day following the final day of the Marketing Period (subject, in each case, to the satisfaction or waiver of all of the conditions set forth in Article VII) or (B) such other place, time and date as the Company and Parent may agree in writing. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the “Closing Date.”

2.3. Effective Time. As promptly as practicable on the Closing Date, the parties hereto shall cause a certificate of merger meeting the requirements of Section 251 of the DGCL (the “Certificate of Merger”) relating to the Merger to be properly executed and filed with the Secretary of State of the State of Delaware in accordance with the terms and conditions of the DGCL and in such form as is reasonably satisfactory to both Parent and the Company. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time which the parties hereto shall have agreed and designated in the Certificate of Merger as the effective time of the Merger (the “Effective Time”).

2.4. Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation in the Merger, and all debts, Liabilities, obligations and duties of the Company and Merger Sub shall become the debts, Liabilities, obligations and duties of the Company as the Surviving Corporation in the Merger.

2.5. Certificate of Incorporation and Bylaws. The certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the form of the certificate of incorporation of the Surviving Corporation in the Merger as of the Effective Time, and the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the form of the bylaws of the Surviving Corporation in the Merger as of the Effective Time, each until amended in accordance with applicable Law and consistent with the obligations set forth in Section 6.9.

2.6. Directors and Officers. Until duly removed or until successors are duly elected or appointed and qualified, the directors of Merger Sub immediately prior to the Effective Time of the Merger shall be the initial directors of the Surviving Corporation as of the Effective Time, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation as of the Effective Time.

ARTICLE III

MERGER

3.1. Treatment of Common Stock and Company Equity Awards. At the Effective Time, by virtue of the Merger and without any action on the part of any party or holder of any shares of Common Stock or Company Equity Awards or any other securities of the Company:

(a) Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and all such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(b) Treatment of Common Stock.

(i) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (excluding Canceled Shares, Converted Shares and Dissenting Shares) and all rights in respect thereof, shall, by virtue of the Merger, be converted into the right to receive $16.00, payable net to the seller in cash, without interest (the “Merger Consideration”), and such shares shall otherwise cease to be outstanding, shall automatically be canceled and retired and cease to exist, and each holder of Certificate or Book-Entry Shares that immediately prior to the Effective Time represented any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

(ii) Each share of Common Stock held by the Company as treasury stock or held by Merger Sub or Port Midco (including the Rollover Shares), in each case, immediately prior to the Effective Time (the “Canceled Shares”), shall be canceled and retired without any conversion thereof, and no payment or distribution shall be made with respect thereto.

(iii) Each share of Common Stock held by Parent or any direct or indirect Subsidiary of Parent (other than Merger Sub and Port Midco) and the Company immediately prior to the Effective Time (the “Converted Shares”) shall be converted into such number of shares of common stock of the Surviving Corporation so as to maintain relative ownership percentages.

(c) Treatment of Company Equity Awards.

(i) At the Effective Time, unless otherwise agreed in writing after the date hereof between any holder and Parent, each Company Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall fully vest (provided that any performance-based Company Options shall vest to the extent of achievement of any applicable performance goals determined in good faith in accordance with the terms of the applicable award agreement) and be canceled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (A) the excess of the Merger Consideration over the exercise price per share of Common Stock subject such Company Option, if any, by (B) the total number of shares of Common Stock subject to such Company Option. Any Company Option which remains unvested as of the Effective Time (taking into account the consummation of the transactions contemplated herein) or with an exercise price per share of Common Stock that is greater than or equal to the Merger Consideration shall be canceled for no consideration immediately prior to the Effective Time and the holder of such Company Option shall have no further rights with respect thereto.

(ii) At the Effective Time, each Company RSU Award that is outstanding immediately prior to the Effective Time shall fully vest and be canceled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration in respect of each share of Common Stock subject to such Company RSU Award immediately prior to the Effective Time, less any applicable withholding Taxes.

(iii) As promptly as reasonably practicable following the Closing Date, but in no event later than the next regularly scheduled payroll date that is at least two (2) Business Days following the Closing Date, Parent shall cause the Company or the Surviving Corporation to pay the Merger Consideration described in Sections 3.1(c)(i) and (ii) to holders of Company Equity Awards through the payroll system or payroll provider of the Surviving Corporation (after giving effect to any required Tax withholding). If any payment of the Merger Consideration cannot be made through the Company’s or the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder (less applicable withholding Taxes), which check will be sent by overnight courier to such holder as promptly as reasonably practicable following the Closing Date.

(iv) On the date hereof and following the execution and delivery of this Agreement by the parties, the Company shall take all actions with respect to the Company ESPP that are necessary to provide that: (A) the offering period in effect as of the date hereof (the “Current ESPP Offering Period”) shall continue in effect until its scheduled completion date, at which time purchases shall be made for current participants pursuant to current elections, but no employee who is not a participant in the Company ESPP as of the end of the Business Day immediately prior to the date hereof may become a participant in the Company ESPP and no current participant may increase the amount of his or her participation or payroll deduction election from that in effect on the date hereof; (B) subject to the consummation of the Merger, the Company ESPP shall be terminated immediately prior to the Effective Time; and (C) no new offering period shall be commenced under the Company ESPP until and unless this Agreement is terminated in accordance with its terms.

(v) Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof administering any Company Equity Plan) shall take all such actions as are necessary to approve and effectuate the foregoing provisions of this Section 3.1(c), including making any determinations and/or adoption resolutions of the Company Board or a committee thereof or any administrator of a Company Equity Plan as may be necessary and delivering appropriate notices.

(d) Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately and equitably adjusted, without duplication, provided, however, that nothing in this Section 3.1(d) shall be construed to permit the Company or any of its Subsidiaries or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.

3.2. Dissenting Shares. Notwithstanding any other provision of this Agreement to the contrary, shares of Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have, in all respects, properly exercised and perfected a demand for and are entitled to appraisal for such shares in accordance with Section 262 of the DGCL and, as of the Effective Time, have complied in all respects with Section 262 of the DGCL and shall not have effectively withdrawn or lost such Person’s rights to such appraisal and payment under the DGCL with respect to such shares (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration pursuant to Section 3.1(a). Such stockholders instead shall only be entitled to receive payment of the appraised value of such Dissenting Shares held by them in accordance with the provisions of, and as provided by, Section 262 of the DGCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have waived, withdrawn, or otherwise are not entitled to, the right to appraisal of such shares of Common Stock under Section 262 of the DGCL shall thereupon be deemed to have been canceled and converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, and after giving effect to any required Tax withholdings, the Merger Consideration upon surrender in the manner provided in Section 3.3. The Company shall (a) give Parent prompt notice of any notice or demand for appraisal or payment for shares of Common Stock or any withdrawals of such demands received by the Company, (b) give Parent the opportunity to direct all negotiations and proceedings with respect to any such demands and (c) not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle or otherwise negotiate, any such demands, or approve any withdrawal of any such demands, or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with the provisions under Section 262 of the DGCL, or agree to do any of the foregoing.

3.3. Exchange of Common Stock and Paying Fund

(a) Paying Agent; Paying Fund. At or prior to the Effective Time, Parent shall designate a bank or trust company of national recognition and reasonably acceptable to the Company (the “Paying Agent”) to act as agent for the holders of shares of Common Stock to receive the funds to which such holders shall become entitled pursuant to Section 3.1(b) and shall enter into a paying agent agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities under this Agreement. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, in trust for the benefit of the holders of Common Stock cash sufficient to make payment of the cash consideration to which holders of such shares shall become entitled pursuant to Section 3.1(b) (excluding payments with respect to Canceled Shares, Converted Shares and Dissenting Shares) (such aggregate cash, the “Payment Fund”). The Payment Fund shall not be used for any other purpose, subject to Section 3.3(h).

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, and in no event later than two (2) Business Days thereafter, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the Paying Agent to mail to each holder of record of (i) a Certificate whose shares of Common Stock were converted into the right to receive the consideration payable pursuant to Section 3.1(b) (A) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in customary form and contain customary provisions) and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and (ii) Book-Entry Shares whose shares of Common Stock were converted into the right to receive the consideration payable pursuant to Section 3.1(b) instructions for use in effecting the surrender of such Book-Entry Shares in exchange for the Merger Consideration. Each holder of record of one or more Certificates, upon surrender to the Paying Agent of such Certificate or Certificates, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by Parent or the Paying Agent, and each holder of record of Book-Entry Shares, upon surrender to the Paying Agent of such Book-Entry Shares (which shall be deemed surrendered upon receipt by the Paying Agent of an “agent’s message” in customary form or such other evidence as the Paying Agent may reasonably request), shall be entitled to receive in exchange therefor the amount of Merger Consideration to which such holder is entitled pursuant to
Section 3.1(b), and the Certificates or Book-Entry Shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered if such Certificate or Book-Entry Share shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the transfer or establish to the reasonable satisfaction of Parent and the Paying Agent that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 3.3(b), each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, subject to the terms and conditions set forth herein. No interest shall be paid or will accrue on any payment to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article III.

(c) No Further Ownership Rights in Common Stock. The Merger Consideration paid upon the surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock formerly represented by such Certificates or Book-Entry Shares, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on the shares of Common Stock in accordance with the terms of this Agreement prior to the Effective Time. At the close of business on the day on which the Effective Time occurs, the share transfer books of the Company shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or Book-Entry Share is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of and exchanged as provided in this Article III, subject to applicable Law in the case of Dissenting Shares.

(d) Termination of Payment Fund. Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains unclaimed by, or otherwise undistributed to, the holders of the Certificates or Book-Entry Shares for twelve (12) months after the Effective Time shall be delivered to Surviving Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this Article III shall (subject to abandoned property, escheat or other similar Laws) thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration for satisfaction of its claim for Merger Consideration which such holder has the right to receive pursuant to the terms of this Article III.

(e) No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any distributions from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to such date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Lost Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 3.3(d), Parent) will issue, or will cause to be issued, in exchange for such lost, stolen or destroyed Certificate and the making of a customary indemnity, the payments with respect to such Certificate to which such Person is entitled pursuant to this Article III.

(g) Withholding Rights. Notwithstanding anything in this Agreement to the contrary, the Paying Agent, Parent, the Company, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(h) Investment of Payment Fund. The Paying Agent shall invest any cash included in the Payment Fund, as directed by Parent; provided that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article III, and following any losses from any such investment, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of shares of Common Stock at the Effective Time in the amount of such losses, which additional funds will be deemed to be part of the Payment Fund. Any interest or other income resulting from such investments shall be paid to Parent, upon demand.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company SEC Documents filed with, or furnished to, the SEC and publicly available at least two days prior to the date hereof (without giving effect to any amendment to any such Company SEC Document filed on or after the date that is two days prior to the date hereof) (excluding any disclosures set forth in any “risk factors,” “forward-looking statements” and similar disclosures to the extent cautionary, predictive or forward-looking in nature; it being understood that any matter disclosed in such filings shall not be deemed disclosed for purposes of the representations in Sections 4.1, and 4.2), or in the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (each section of which qualifies the correspondingly numbered representation or warranty specified therein and any such other representations or warranties where its applicability to, relevance as an exception to, or disclosure for purposes of, such other representation or warranty is reasonably apparent), the Company represents and warrants to Parent and the Merger Subs as follows:

4.1. Due Incorporation; Capitalization; Indebtedness.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (where such concept is recognized) in good standing under the Laws of its respective jurisdiction of organization. Each of the Company’s Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and (where such concept is recognized) is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company has made available to Parent prior to the date of this Agreement a true and complete copy of the Certificate of Incorporation and Bylaws, in each case, as amended through the date hereof. The Certificate of Incorporation and Bylaws are in full force and effect, and the Company is not in material violation of any of their provisions. Section 4.1(b) of the Company Disclosure Letter sets forth a true and complete list of the Subsidiaries of the Company.

(c) Capitalization.

(i) The entire authorized capital stock of the Company is two hundred and fifty million one hundred (250,000,100) shares of capital stock, consisting of two hundred fifty million (250,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”), and one hundred (100) shares of preferred stock, par value $0.01 per share.

(ii) As of August 10, 2019 (the “Capitalization Date”), (A) 83,106,099 shares of Common Stock were issued and outstanding, which number does not include any shares of Common Stock held by the Company in treasury, (B) 0 shares of Common Stock were held by the Company in treasury, (C) 9,123,384 shares of Common Stock were subject to Company Options (assuming any applicable performance metrics were deemed satisfied at maximum levels), (D) 75,000 shares of Common Stock were subject to Company RSU Awards, (E) 993,743 shares of Common Stock reserved and available for issuance pursuant to the Company ESPP, (F) 3,032,761 shares of Common Stock reserved for issuance and available for grants of future awards under the Company Equity Plans; and (G) no other shares of capital stock or other voting securities were issued, reserved for issuance or outstanding (including any Converted Shares), and from the Capitalization Date through the date of this Agreement, the Company has not issued any shares of Common Stock, Company Options, Company RSU Awards or any other shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock. All of the outstanding shares of Common Stock are, and all shares of Common Stock that may be issued prior to the Effective Time will be, duly authorized, validly issued, fully paid and nonassessable. No shares of Common Stock are subject to or were issued in violation of applicable Law or the preemptive rights of any stockholder or any purchase option, call option, right of first refusal, subscription right or any similar right under any provision of the DGCL, other applicable Laws, the Certificate of Incorporation or Bylaws or any agreement to which the Company is a party or otherwise bound. Section 4.1(c)(ii) of the Company Disclosure Letter sets forth an accurate list, as of the Capitalization Date, of each outstanding Company Equity Award, in each case specifying the name of the holder, the type of award, the number of underlying shares of Common Stock, the date of grant, and if applicable, the exercise price per shares and expiration date.

(iii) Except as set forth in Section 4.1(c)(ii), there are no (A) issued and outstanding shares of capital stock of or other voting or equity interests in the Company, (B) securities of the Company or its Subsidiaries convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in the Company, (C) options, warrants, calls or other rights or agreements to acquire from the Company or its Subsidiaries, or other obligation of the Company or its Subsidiaries to issue, deliver, transfer or sell, or cause to be issued, delivered, transferred or sold, any shares of capital stock of or other voting or equity interests in the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in the Company, (D) voting trusts, proxies or other similar agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of or other voting or equity interests in the Company or any of its Subsidiaries, or (E) obligations requiring the registration for sale of any shares of capital stock of or other voting or equity interests in the Company or any of its Subsidiaries (the items in clauses (A), (B) and (C) being referred to collectively as the “Company Securities”).

(iv) There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (other than issuances in connection with the exercise, purchase, vesting or settlement of Company Equity Awards outstanding as of the Capitalization Date in accordance with their terms, or as set forth in the Certificate of Incorporation). No Subsidiary of the Company owns any shares of capital stock of the Company.

(d) All of the outstanding shares of capital stock of and other voting or equity interests in each of the Company’s Subsidiaries have been and are duly authorized and validly issued, fully paid and nonassessable and are owned beneficially and of record wholly by the Company or one of the Company’s wholly owned Subsidiaries, free and clear of any Liens other than Permitted Liens. No shares of capital stock of any of the Company’s Subsidiaries are subject to or were issued in violation of the preemptive rights of any stockholder or any purchase option, call option, right of first refusal, subscription right or any similar right under any provision of the DGCL, applicable Laws, the Organizational Documents of any of the Company’s applicable Subsidiaries or any agreement to which the Company or any of its Subsidiaries is a party or otherwise bound, except as would not be material to the Company and its Subsidiaries, taken as a whole. There are no outstanding (i) shares of capital stock of or other voting or equity interests in any of the Company’s Subsidiaries (other than those held by the Company or any of its Subsidiaries), (ii) securities of the Company or any of its Subsidiaries convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Subsidiary of the Company or (iii) options, warrants or other rights or agreements to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of capital stock of or other voting or equity interests in any of the Company’s Subsidiaries or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any of the Company’s Subsidiaries (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Subsidiary Securities. There are no restrictions of any kind which prevent the payment of dividends or distributions by any of the Company’s Subsidiaries (other than restrictions under the Existing Credit Facilities).

(e) Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, or, other than as referred to in Section 4.1(c)(ii) of the Company Disclosure Letter, other securities, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

4.2. Due Authorization.

(a) The Company has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to the filings under Section 2.3, to consummate the Transactions, and except for obtaining the Company Stockholder Approval, no other corporate actions or proceedings on the part of the Company or its stockholders shall be necessary to authorize this Agreement and the Transactions. The execution, delivery and performance by the Company of this Agreement, and, assuming the representations and warranties set forth in Section 5.11 are true and correct, the consummation by it of the Merger, have been duly authorized by the Company Board and, assuming that the Merger is consummated in accordance with the DGCL, except for filing the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Transactions.

(b) The Company Board has adopted resolutions unanimously (i) approving the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, (ii) determining that this Agreement and the Transactions are fair to and in the best interests of the Company and the Company’s stockholders, (iii) approving and declaring advisable this Agreement and the consummation of the Merger, (iv) resolving that this Agreement and the Transactions shall be governed by and effected under Section 251 of the DGCL and (v) recommending that the stockholders of the Company adopt this Agreement (the “Recommendation”), which resolutions have not, except after the date of this Agreement as permitted by Section 6.4, been subsequently rescinded, modified or withdrawn. The Company Stockholder Approval is the only vote of holders of securities of the Company which is required to approve this Agreement and consummation of the Merger and the other transactions contemplated hereby. The resolution passed by the Company Board pursuant to the first sentence of this Section 4.2(b) contains all the consents required in order to approve the entry into the Merger Agreement and the consummation of the Transactions pursuant to Section 6 of the Stockholders Agreement of the Company dated March 10, 2017.

(c) The Company has duly and validly executed and delivered this Agreement. Assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance moratorium, reorganization or similar Laws now or hereafter in effect which affect the enforcement of creditors’ rights generally and by rules of Law governing specific performance, injunctive relief and equitable principles (the “Enforceability Exceptions”).

(d) Prior to the execution of this Agreement, the Company and the Company Board have taken all action necessary to exempt under or make not subject to (i) the provisions of Section 203 of the DGCL, (ii) any other applicable Takeover Law or (iii) any provision of the Organizational Documents of the Company and its Subsidiaries that would require any corporate approval other than that otherwise required by the DGCL or other applicable state Law, each of the execution of this Agreement and the Transactions. The Company does not have in effect any “poison pill,” shareholder rights plan or similar anti-takeover agreement or plan.

4.3. Consents and Approvals; No Violations. Except for in connection with or in compliance with (a) filing with the SEC of a proxy statement relating to the Company Stockholders Meeting (as amended or supplemented from time to time, including the letter to stockholders, notice of meeting and form of proxy, the “Proxy Statement”) and the Certificate of Merger as contemplated under Section 2.3, (b) the HSR Act, (c) the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, as may be required in connection with the Transactions, (d) state securities takeover and “blue sky” laws, as may be required in connection with the Merger, (e) the rules and regulations of, and any filings with and approvals of, the NASDAQ Global Select market (“NASDAQ”) (f) the approval of the Company Board set forth in
Section 4.2(a), (g) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock to adopt this Agreement and approve the Transactions (the “Company Stockholder Approval”), (h) Competition Laws set forth on Section 4.3(a) of the Company Disclosure Letter, (i) the CFIUS Approval and (j) the DCSA Arrangements (collectively, the “Transaction Approvals”), the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions will not, subject to the accuracy of Parent’s and Merger Sub’s representations and warranties set forth in Section 5.11, (i) violate in any material respect any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound or affected; (ii) require any notification to or filing or registration by the Company or any of its Subsidiaries with, or consent or approval with respect to the Company or any of its Subsidiaries of, or other action by, any Governmental Authority; (iii) violate or conflict with any provision of the Certificate of Incorporation or Bylaws, (iv) violate or conflict with any provision of the Organizational Documents of any of the Company’s Subsidiary; (v) require any consent of, notice to or other action by any Person under, constitute a default or breach or an event that, with or without notice or lapse of time or both, would constitute a default or breach under, or cause or permit termination, cancelation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any Contract or any Permit affecting the assets or business of the Company and its Subsidiaries; or (vi) result in the creation of imposition of any Lien (other than Permitted Liens) on the properties or assets of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iv) (v) and (vi) as has not had, and would not be reasonably expected to have a Company Material Adverse Effect.

4.4. Financial Statements; Internal Controls and Procedures.

(a) The Company has timely filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC since June 30, 2017 (all such forms, documents and reports filed or furnished by the Company since such date, the “Company SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No executive officer of the Company has failed to make the certifications required of her or him under Section 302 or 906 of the Sarbanes-Oxley Act. None of the Company’s Subsidiaries is, or at any time since June 30, 2017 has been, required to file any forms, reports or other documents with the SEC or subject to the reporting requirements under the Exchange Act. As of the date hereof, there are no unresolved comments received from the SEC staff with respect to the Company SEC Documents, and the Company has not received written notice from the SEC since June 30, 2017 that any of the Company SEC Documents is the subject of ongoing SEC review. The Company is and has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

(b) The consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material and to any other adjustments described therein, including the notes thereto), (ii) were prepared in all material respects in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply as to form in all material respects with the applicable accounting requirements under the Securities Act, the Exchange Act and the applicable rules and regulations of the SEC.

(c) The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are designed to ensure that all information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended June 30, 2018, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of the Company has not identified (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to report financial information and (ii) any fraud or allegations of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) Since June 30, 2017, none of the Company or any of its Subsidiaries or any of their directors, officers, employees, nor, to the Knowledge of the Company, their respective auditors, accountants or representatives has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

4.5. Company Information.

(a) Each document required to be filed by the Company with the SEC (including the Proxy Statement) in connection with the Merger (the “Company Disclosure Documents”), and any amendments or supplements thereto, when filed, distributed or otherwise disseminated to the Company’s stockholders, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The Company Disclosure Documents, at the time of the filing of such Company Disclosure Documents or any supplement or amendment thereto with the SEC and at the time such Company Disclosure Documents or any supplements or amendments thereto are first distributed or otherwise disseminated to the Company’s stockholders, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. For the avoidance of doubt, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Company Disclosure Documents.

4.6. No Undisclosed Liabilities. There are no Liabilities of the Company or any of its Subsidiaries that would be required to be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, except for (a) Liabilities that are reflected or reserved against on the consolidated balance sheet of the Company and its Subsidiaries included in its Annual Report on Form 10-K for the annual period ended June 30, 2018 (including any notes thereto), (b) Liabilities arising in connection with the Transactions contemplated hereby, (c) Liabilities incurred in the ordinary course of business since June 30, 2018 (other than Liabilities resulting from a material breach or material default, in each case by the Company, of any Material Contract, infringement or misappropriation by the Company of material Intellectual Property or violation by the Company of Law in any material respect), and (d) Liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, agreement or arrangement (including any contract, agreement or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the purpose or intended effect of such Contract, agreement or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company (on a consolidated basis) in the Company’s published financial statements or any Company SEC Documents.

4.7. Title to Assets. Except as would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in or valid license to, each of its assets and properties reflected in the consolidated financial statements included in the Company SEC Documents or that are material to its business as conducted as of the date of this Agreement (the “Assets”), in each case, free and clear of any Lien, except for Permitted Liens.

4.8. Intellectual Property.

(a) Section 4.8(a) of the Company Disclosure Letter contains an accurate and complete list, as of the date of this Agreement, of the Company Registered Intellectual Property. No registrations or applications for Company Registered Intellectual Property have expired or been canceled or abandoned except in accordance with the expiration of the term of such rights or in the ordinary course of business, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (i) exclusively own all Company Intellectual Property, in each case, free and clear of all Liens (except for Permitted Liens) and the consummation of the Transactions will not adversely affect such ownership and (ii) have the valid and enforceable rights to any other Intellectual Property owned by a third party as may be necessary for the conduct of the business of the Company as it relates to the resale or distribution of such third party’s products by the Company or its Subsidiaries.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has taken commercially reasonable measures to maintain the confidentiality of the Company’s material Trade Secrets. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Persons who have participated in the creation or development of any material Intellectual Property for the Company or any of its Subsidiaries have executed and delivered to the Company a valid and enforceable written Contract providing for (i) the non-disclosure by such person or entity of Trade Secrets of the Company or the Company Subsidiaries and (ii) the assignment by such Person (by way of a present grant of assignment) to the Company or one of the Company Subsidiaries of all right, title and interest in and to such Intellectual Property. To the Knowledge of the Company, no Person or entity is in breach of any such Contract, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the conduct of the business of the Company and its Subsidiaries does not infringe, violate or constitute misappropriation of, and since June 30, 2017, has not infringed, violated or constituted misappropriation of, any Intellectual Property of any third Person, provided that no representation or warranty is made with respect to any third Person’s products (including any third Person’s products that are distributed, supported or resold by Company or its Subsidiaries); (ii) to the Knowledge of the Company, as of the date hereof, no third Person is infringing, violating, or misappropriating any material Company Intellectual Property and (iii) as of the date hereof, there is no pending claim or asserted claim in writing (including any “cease and desist” letters and invitations to license), and since June 30, 2017, the Company and its Subsidiaries have received no claim or asserted claim in writing asserting that the Company or any of its Subsidiaries have infringed, violated or misappropriated, or is infringing, violating or misappropriating any Intellectual Property rights of any third Person.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries use commercially reasonable measures to protect the confidentiality, integrity and security of the IT Assets and all information stored or contained therein or transmitted thereby against any unauthorized use, access, interruption, modification, or corruption, and to ensure that all IT Assets are fully functional and free from any bug, virus, malware, and the like, and (ii) the Company and its Subsidiaries have implemented, maintained and tested commercially reasonable disaster recovery procedures and facilities for their respective business. Since June 30, 2017, there have been no failures or breakdowns of any IT Assets that have caused the substantial disruption or interruption in or to the use of the IT Assets or the operation of the business of the Company or its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries maintain and enforce commercially reasonable policies, procedures and rules regarding data privacy, protection and security, and (ii) the Company and the Company Subsidiaries are, and since June 30, 2017, have been, in compliance in all material respects with all Data Security Requirements. To the Knowledge of the Company there have been no charge, challenge, complaint, claim or demand from any person or entity (including any Governmental Authority) with respect to any actual or alleged (A) incidents of security breaches or intrusions or unauthorized access or use of any of the IT Assets or Trade Secrets of the Company or any of its Subsidiaries, or (B) unauthorized access to or collection, use, processing, storage, sharing, distribution, transfer, disclosure, destruction or disposal of any such Trade Secrets or other confidential information, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.9. Contracts.

(a) Section 4.9(a) of the Company Disclosure Letter contains an accurate and complete list, as of the date of this Agreement, of all Contracts (other than any Company Benefit Plan) in effect as of the date hereof, of the following types to which the Company or any of its Subsidiaries is a party or bound or to which any of the Assets is subject (the “Company Material Contracts”):

(i) any Contract that is filed by the Company as a material Contract pursuant to Item 601(b)(10) of Regulation S-K of the SEC;

(ii) any Contract that expressly imposes any material restriction on the right or ability of the Company and its Subsidiaries, collectively, to compete with any other Person (or in any line of business, market or geographical area);

(iii) any Contract with a material customer that expressly obligates the Company and its Subsidiaries (or following the Closing, Parent and its Subsidiaries), in each case, taken as a whole, to conduct business with any third party on an exclusive basis;

(iv) any Contract relating to indebtedness for borrowed money of (or guarantees thereof by) the Company or any of its Subsidiaries having an outstanding or committed principal amount (or a guarantee thereof) in excess of $2,000,000 (other than any such indebtedness owed by the Company or any wholly owned Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company, and guarantees thereof);

(v) any Contract (A) granting to Company or any of its Subsidiaries rights to any Intellectual Property owned by a third party that are material to the Company and the Company Subsidiaries taken as a whole, excluding (x) Contracts for commercially available Software and (y) “shrink wrap,” “click through” or other standard term licenses to commercially available Software; (B) granting to a third party rights to any Intellectual Property owned by the Company or any of its Subsidiaries that are material to the Company and its Subsidiaries taken as a whole, excluding any non-exclusive licenses entered into in the ordinary course of business; or (C) restricting the Company’s or any of its Subsidiaries’ rights to use, practice, or enforce any Company Intellectual Property that is material to the Company and its Subsidiaries taken as a whole;

(vi) any Contract entered into on or after June 30, 2017 that provides for the acquisition or disposition of any assets (other than acquisitions or dispositions of inventory or other assets held for sale in the ordinary course of business) or business (whether by merger, sale of stock, sale of assets or otherwise) or capital stock or other equity interests of any Person or any Contract relating to the acquisition or disposition of assets or businesses with any outstanding obligations as of the date of this Agreement, in each case with a value in excess of $2,000,000;

(vii) any material joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or Control of any joint venture, partnership or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;

(viii) any Contract with a Material Customer or a Material Supplier;

(ix) any Contract pursuant to which the Company or any of its Subsidiaries has an obligation to make an investment in or loan to any other Person (other than in or to any wholly owned Subsidiary of the Company), in each case with an aggregate value in excess of $1,000,000;

(x) any Government Contract with a value in excess of $10,000,000;

(xi) any collective bargaining agreement or other Contract with any labor union, labor organization, works council or group of employees (each, a “CBA”);

(xii) any Contract that is a material settlement, conciliation or similar agreement with any Governmental Authority or pursuant to which the Company or any of its Subsidiaries will have any material outstanding obligation after the date of this Agreement, other than with a Governmental Authority in its capacity as a customer of the Company or any of its Subsidiaries;

(xiii) any Contract for employment or engagement with a Designated Employee; and

(xiv) any Contract that is a material settlement that restricts in any material respect the operations or conduct of the Company or any of its Subsidiaries.

(b) Neither the Company nor any Subsidiary of the Company is in material breach of or default in any respect under the terms of any Company Material Contract and, to the Knowledge of the Company, as of the date hereof, no other party to any Company Material Contract is in material breach of or default in any respect under the terms of any Company Material Contract, and no event has occurred or not occurred through the Company’s or any of its Subsidiaries’ action or inaction or, to the Knowledge of the Company, prior to the date hereof through the action or inaction of any third party, that with notice or the lapse of time or both would constitute a material breach of or default or result in the termination of or a right of termination or cancelation thereunder, accelerate the performance or obligations required thereby, or result in the loss of any benefit under the terms of any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, each Company Material Contract (i) is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and of each other party thereto, and (ii) is in full force and effect, subject to the Enforceability Exceptions, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no disputes pending or, to the Knowledge of the Company, threatened with respect to any Company Material Contract, and neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to a Company Material Contract to terminate for default, convenience or otherwise, or not renew, any Company Material Contract, or otherwise materially change the quantity or quality of the nature of the business conducted under such Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent a true and complete copy of each Company Material Contract (including all modifications, amendments and waivers thereto).

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the Knowledge of the Company, each Government Contract was legally awarded, (ii) to the Knowledge of the Company no Government Contract or proposal for the award of a Government Contract is, as of the date hereof, the subject of any bid or award protest proceedings, (iii) neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Government Contract, including without limitation any representations or certifications made in connection with any Government Contract, (iv) neither the Company nor any Subsidiary of the Company breached or violated any Law, certification, representation, clause, provision or requirement pertaining to any Government Contract, (v) since June 30, 2017, neither the Company nor any Subsidiary of the Company been suspended or debarred from bidding on Government Contracts by a Governmental Authority or received written notice of any pending audit or investigation, (vi) since June 30, 2017, to the Knowledge of the Company neither the Company nor any Subsidiary of the Company has been audited or investigated by any Governmental Authority with respect to any Government Contract, (vii) since June 30, 2017, neither the Company nor any Subsidiary of the Company conducted or initiated any internal investigation or made any disclosure with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract; (viii) since June 30, 2017, neither the Company nor any Subsidiary of the Company received from any Governmental Authority or any other Person any written notice of default or request to show cause with respect to any Government Contract; or (ix) since June 30, 2017, neither the Company nor any Subsidiary of the Company had any Government Contract terminated by any Governmental Authority or any other Person for default or failure to perform. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) the Company and its Subsidiaries have established and maintained adequate internal controls for compliance with their respective Government Contracts, (B) all pricing discounts under Government Contracts have been properly reported to and credited to the customer and all invoices and claims for payment, reimbursement or adjustment submitted by the Companies and its Subsidiaries were current, accurate and complete in all respects as of their respective submission dates, (C) there are no outstanding claims or disputes in connection with any of the Company’s or any of its Subsidiaries’ Government Contracts and (D) there are no outstanding or unsettled allegations of fraud, false claims or overpayments nor any investigations or audits by any Governmental Authority with regard to any of the Company’s or its Subsidiaries’ Government Contracts.

(d) The Company has made available to Parent a true and complete list of the ten (10) largest customers (measured by annual revenue to the Company and its Subsidiaries in the twelve (12) month period ended June 30, 2019) (collectively, the “Material Customers”) and the ten (10) largest suppliers (measured by annual expenditures of the Company and its Subsidiaries in the twelve (12) month period ended June 30, 2019) (collectively, the “Material Suppliers”) of the Company and its Subsidiaries. No Material Customer or Material Supplier has canceled or terminated its relationship with the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notice that any such Material Customer or Material Supplier intends to cancel or terminate its relationship with the Company or any of its Subsidiaries. The Company has made available to Parent a true and complete copy of each Contract (including all modifications, amendments and waivers thereto) with each Material Customer and each Material Supplier.

4.10. Insurance. Except as would not reasonably be expected to have, a Company Material Adverse Effect, the Company maintains insurance with insurers in such amounts and against such risks as the management of the Company has in good faith determined to be prudent and appropriate, all material insurance policies maintained by or for the benefit of the Company or any of its Subsidiaries, the Assets or otherwise covering the business of the Company and its Subsidiaries (“Material Policies”) are in full force and effect in accordance with their terms and, to the Knowledge of the Company, no written notice of cancelation or non-renewal of such policies has been received, and there is no existing breach, default or event which, with or without notice or the lapse of time or both, would constitute a breach or default or permit termination or modification of any such policies. Section 4.10 of the Company Disclosure Letter sets forth an accurate list of each Material Policy.

4.11. Employees and Employee Benefit Plans.

(a) Section 4.11(a) of the Company Disclosure Letter sets forth a complete and correct list of each material Company Benefit Plan. With respect to each material Company Benefit Plan, a copy of each of the following documents, and all amendments and modifications to such documents, has been made available to Parent: (i) the written document evidencing such Company Benefit Plan or, with respect to any such plan that is not in writing, a written description of the material terms thereof, and all amendments, modifications or material supplements to such Company Benefit Plan, (ii) the annual report (Form 5500), if any, filed with the U.S. Internal Revenue Service (“IRS”) for the last plan year, (iii) the most recently received IRS determination letter, if any, relating to such Company Benefit Plan, (iv) the most recent actuarial report and/or financial statement, if any, relating to such Company Benefit Plan, and (v) any related trust agreements, annuity contracts, insurance contracts or documents of any other funding arrangements. No Company Benefit Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside of the United States.

(b) Except as would not reasonably be expected to have a Company Material Adverse Effect: (i) all Company Benefit Plans comply and have been established, maintained, funded, operated, and administered in accordance with their terms and the requirements of all Laws applicable thereto; (ii) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, involving any Company Benefit Plan; and (iii) there have been no non-exempt “prohibited transactions” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan.

(c) Except as would not reasonably be expected to result in a material liability to the Company or its Subsidiaries, (i) each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a current favorable determination letter or opinion letter from the IRS, and there are no existing circumstances or events that would reasonably be expected to adversely affect the qualified status of each such Company Benefit Plan; (ii) no Company Benefit Plan is under audit or is the subject of an audit, investigation or other administrative proceeding by the IRS, the Department of Labor, or any other Governmental Authority, nor is any such audit, investigation or other administrative proceeding, to the Knowledge of the Company, threatened; and (iii) all contributions, reimbursements, premium payments and other payments required to have been made under or with respect to each Company Benefit Plan as of or prior to the date hereof have been made or accrued (as applicable) on a timely basis in accordance with applicable Law and such Company Benefit Plan’s terms.

(d) No Company Benefit Plan is, and none of the Company, its Subsidiaries, or any of its ERISA Affiliates, during the six (6) years prior to the date hereof, has maintained, contributed to, been required to contribute to or otherwise had any Liability with respect to: (i) any plan that is or was subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code, or (ii) any Multiemployer Plan. No Company Benefit Plan is a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA). Neither the

Company nor any of its Subsidiaries has any Liability, or is reasonably expected to have any, material Liability: (i) under Title IV of ERISA; or (ii) on account of at any time being considered a single employer under Section 414 of the Code with any other Person.

(e) Neither the Company nor any of its Subsidiaries has any Liability under any Company Benefit Plan or otherwise for providing post-termination or retiree health, medical, life or other welfare benefits to any Person, other than as required under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code or applicable Law at the sole expense of such employee. Neither the Company nor any of its Subsidiaries has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any Tax or other material penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code.

(f) Except as expressly provided under this Agreement or as required by applicable Law, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions will not (alone or in combination with any other event): (i) entitle any current or former employee, officer or director of the Company or any of its Subsidiaries to severance pay or any other payment, (ii) result in any payment becoming due, accelerate the time of payment or vesting of benefits or increase the amount of or result in the forfeiture of any compensation or benefits due to any such employee, officer or director, (iii) result in any forgiveness of indebtedness of any such employee, officer or director or trigger any funding obligation under any Company Benefit Plan, or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code). The Company maintains no obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(g) Each Company Benefit Plan and any other agreement, plan, Contract or arrangement maintained by the Company or a Company Subsidiary that is, in any part, a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

(h) There are no labor unions, works councils, or other labor organizations representing any employees employed by the Company or any of its Subsidiaries. Except as would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2017, there has not occurred and, to the Knowledge of the Company, there is not threatened, (i) any strike, slowdown, picketing, material labor-related arbitration, material grievance, or work stoppage by, or lockout of, or to the Knowledge of the Company, union organizing activities with respect to, any employees of the Company or any of its Subsidiaries, (ii) any Litigation against the Company or any of its Subsidiaries relating to the alleged violation of any Laws pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Authority, or (iii) any application for representation or certification of a labor union, works council, or other labor organization seeking to represent any employees of the Company or any of its Subsidiaries.

(i) The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, applicant and employee background checking, immigration, workers’ compensation, occupational safety and health requirements, plant closings, wages and hours, worker classification, withholding of Taxes, employment discrimination, disability rights or benefits, equal opportunity, labor relations, employee leave issues, affirmative action and unemployment insurance and related matters.

(j) Except as would not reasonably be expected to result in material Liability to the Company or any of its Subsidiaries, (i) none of the Company or its Subsidiaries has entered into a settlement agreement with a current or former officer, director or employee of the Company or any of its Subsidiaries resolving allegations of sexual harassment or misconduct by an executive officer, director or employee of the Company or any of its Subsidiaries, and (ii) there are no, and since January 1, 2017, there have not been any Litigations pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries, in each case, involving allegations of sexual harassment or misconduct by an officer, director or employee of the Company or any of its Subsidiaries. The Company and its Subsidiaries have promptly, thoroughly and impartially investigated all material sexual harassment or other material discrimination allegations with respect to current and former employees of which it is or was aware.

(k) Section 4.11(k) of the Company Disclosure Letter sets forth a good faith estimate of the accumulated payroll deductions expected to be used to purchase shares of Common Stock under the Company ESPP at the conclusion of the Current ESPP Offering Period.

(l) This Section 4.11 (along with Section 4.9 (as it relates to the subject matter hereof) and Section 4.16) contains the sole and exclusive representations and warranties of the Company with respect to the subject matter hereof.

4.12. Taxes. Except as would not reasonably be expected to have a Company Material Adverse Effect:

(a) All Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account extensions) and all such Tax Returns are true, complete and correct.

(b) All Taxes due and payable by or with respect to the Company or any of its Subsidiaries (whether or not shown on a Tax Return) have been timely paid, except for Taxes for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP.

(c) There are no Liens for Taxes upon any assets of the Company or any of its Subsidiaries other than Permitted Liens.

(d) Each of the Company and its Subsidiaries has complied in all respects with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements), with respect to payments made to any employee, independent contractor, creditor, stockholder or other third party, and has timely collected, deducted or withheld and paid over to the appropriate Taxing Authority all amounts required to be so collected, deducted or withheld and paid over in accordance with applicable Laws.

(e) There are no Tax Proceedings with respect to Taxes or Tax Returns of the Company or any of its Subsidiaries pending or threatened in writing. No Taxing Authority has asserted in writing any deficiency or claim with respect to Taxes or any adjustment to Taxes against the Company or any of its Subsidiaries with respect to any taxable period for which the period of assessment or collection remains open and that has not been finally settled.

(f) Neither the Company nor any of its Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than a group the common parent of which is or was the Company or any Subsidiary of the Company), (ii) is a party to, bound by, or obligated under any Tax sharing, allocation, indemnity or similar agreement or arrangement (other than (x) any such agreement or arrangement that is solely between or among the Company and/or any of its Subsidiaries, or (y) customary provisions in commercial arrangements entered into in the ordinary course of its business or in purchase agreements and the primary purpose of which arrangement is not related to Taxes), or (iii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor.

(g) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or foreign Law).

(h) In the last two (2) years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

Notwithstanding any other provision of this Agreement, it is agreed and understood that no representation or warranty is made by the Company in this Agreement with respect to Taxes, other than the representations in Section 4.4, Section 4.11, Section 4.16 and this Section 4.12.

4.13. Litigation. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since June 30, 2018, (a) none of the Company, its Subsidiaries or the Assets is subject to any Order, and (b) there is no audit, investigation, charge, complaint, claim, action, suit, arbitration, prosecution, proceeding, hearing or, to the Knowledge of the Company, inquiry or investigation, of any nature (civil, criminal, regulatory or otherwise) in Law or in equity (“Litigation”), of, before or in any, Governmental Authority, court or quasi-judicial or administrative agency or official of any federal, state, local or foreign jurisdiction, arbitrator or mediator, pending, or, to the Knowledge of the Company, threatened against or affecting any of the Company, its Subsidiaries or the Assets.

4.14. Compliance with Laws; Permits.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are, and since June 30, 2017 have been, in compliance in all material respects with all applicable federal, state, local and foreign laws (including common law), statutes, codes, ordinances, rules, regulations, judgments, Orders, injunctions, decrees or agency requirements of Governmental Authorities (collectively, “Laws”). Since June 30, 2017, neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Authority regarding any actual or alleged failure to comply with any Law in any material respect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries hold all authorizations, licenses, permits, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Authority necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets, and to carry on and operate their businesses as currently conducted.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or its Subsidiaries, or to the Knowledge of the Company, any director, officer, employee or agent of the Company or any of its Subsidiaries, in each case, acting on behalf of the Company or any of its Subsidiaries, has in the past three years, directly or indirectly, (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries or (iii) violated or is in violation of applicable Bribery Legislation. The Company and its Subsidiaries maintain and, since June 30, 2017, have maintained books and records that are accurate in all material respects, and adhere and, since June 30, 2017, have adhered to a system of commercially reasonable policies, procedures, and internal controls, in each case as required by applicable Bribery Legislation.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since June 30, 2017, the Company, its Subsidiaries and their respective officers, managers, employees and, to the Knowledge of the Company, agents and third-party representatives acting on their behalf have at all times conducted their businesses in all material respects in accordance with U.S. and non-U.S. economic sanctions Laws, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations

and the European Union (“Sanctions Laws”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries nor any of their respective officers, managers, employees nor, to the Knowledge of the Company, agents or third-party representatives acting on their behalf is currently or since June 30, 2017 has been: (i) a Sanctioned Person; (ii) operating in, organized in, conducting business with, or otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iii) in violation of any Ex-Im Laws or U.S. anti-boycott requirements.

(e) Notwithstanding anything contained in this Section 4.14, no representation or warranty shall be deemed to be made in this Section 4.14 in respect of environmental, Tax, employee benefits or labor matters.

4.15. Environmental Matters. Except as would not reasonably be expected to have a Company Material Adverse Effect (a) the Company and each of its Subsidiaries are, and since June 30, 2017 have been, in compliance with applicable Environmental Laws, and each has, or has applied for, and is and since June 30, 2017 has been in compliance with, all Environmental Permits necessary for the conduct and operation of their respective businesses, including as presently conducted, (b) since June 30, 2017 (or prior to such time to the extent unresolved) none of the Company or any of its Subsidiaries has received any written notice, demand, letter or claim alleging that the Company or such Subsidiary is in violation of, or liable under, any Environmental Law, (c) none of the Company or any of its Subsidiaries is subject to any judgment, decree, Litigation or judicial Order relating to compliance with, or Liability under, Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of hazardous materials, and (d) there has been no release or disposal of, no contamination by, and no exposure of any Person to, any Hazardous Materials so as to give rise to any Liability under Environmental Laws for the Company or any of its Subsidiaries. Notwithstanding anything herein to the contrary, this Section 4.15 contains the sole and exclusive representations and warranties of the Company with respect to any environmental matters, including, without limitation, any Liability arising under any Environmental Laws.

4.16. Absence of Changes. Except with respect to the Transactions or as required or permitted by this Agreement, since March 31, 2019, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice and have not taken any action that would have required Parent’s consent under Sections 6.2(b)(i), 6.2(b)(ii), 6.2(b)(iii), 6.2(b)(v), 6.2(b)(vi),
6.2(b)(vii), 6.2(b)(viii), 6.2(b)(ix), 6.2(b)(xi), 6.2(b)(xiv), 6.2(b)(xv), or 6.2(b)(xvi) if such action or event occurred after March 31, 2019. Since July 1, 2018 to the date of this Agreement, there has not been any change, event, effect, development or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.17. Real Property.

(a) Leased Real Property. Except as set forth in Section 4.17(a) of the Company Disclosure Letter, with respect to each of the material Leases: (i) such Lease is a valid and binding agreement of the Company or one or more of its Subsidiaries, on the one hand, and to the Knowledge of the Company, each other party thereto, on the other hand, and is in full force and effect and enforceable in accordance with its terms; (ii) the Company or the applicable Subsidiary of the Company party to the respective material Lease pertaining to the Company’s material Leased Real Property has good and valid title to the leasehold estate under such material Leases free and clear of any Liens other than Permitted Liens; and (iii) the Company nor any of its Subsidiaries is in breach or default in any material respect under any such Lease and no event has occurred or circumstances exist which, with the delivery of notice, the passage of time or both, would constitute such breach or default, or permit the termination, modification or acceleration of rent under such Lease. The Leases comprise all of the real property used in, or otherwise related to, the business of the Company and its Subsidiaries.

(b) Owned Real Property. Neither the Company nor any of its Subsidiaries own any Owned Real Property.

4.18. Brokers and Finders. Except for LionTree Advisors LLC, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.

4.19. Opinions of Financial Advisor. The Company Board has received an opinion of LionTree Advisors LLC, dated as of the date of this Agreement and to the effect that, as of the date of such opinion and based on and subject to the various assumptions, qualifications, limitations and matters set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of Common Stock which opinion (along with the financial advisor engagement letter) has been made available to Parent promptly following receipt by the Company for informational purposes only.

4.20. Affiliate Transactions. Neither the Company nor any of its Subsidiaries is a creditor or debtor to, or party to any Contract or transaction with, any holder of five percent (5%) or more of the shares of Common Stock or any present or former director, officer, employee or Affiliate of the Company or any of its Subsidiaries, or to any “immediate family member” (within the meaning of Item 404 of Regulation S-K promulgated by the SEC) of any of the foregoing, or has engaged in any transaction with any of the foregoing within the 12 months preceding the date of this Agreement (each, an “Affiliate Contract”), except for employment or compensation agreements or arrangements with directors, officers and employees made in the ordinary course consistent with past practice, and which has not been so disclosed in the Company SEC Documents. For the purposes of this Section 4.20, the last sentence in the definition of “Affiliates” shall be disregarded (other than for transactions with respect to portfolio companies affiliated with Apollo Global Management, LLC in ordinary course of business and on arms-length terms).

4.21. No Additional Representations. The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article V or in any certificate delivered by Parent pursuant to this Agreement (a) Parent or Merger Sub does not make, or has not made and Company has not relied on, any representations or warranties relating to Parent, Merger Sub or their businesses or otherwise, (b) no person has been authorized by Parent or Merger Sub to make any representation or warranty relating to themselves or their business or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Company or any of its representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in Article V. Without limiting the foregoing, the Company acknowledges and agrees that, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article V (as qualified by the Parent Disclosure Letter) neither the Parent, Merger Sub nor any other Person will have or be subject to any Liability or other obligation to the Company or their Representatives or Affiliates or any other Person resulting from the Company’s or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to the Company or their Representatives or Affiliates in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing in this Section 4.21 is intended or shall be deemed to have the effect of eliminating, limiting or restricting in any way any Person’s rights or remedies in the event of fraud.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Letter”) (each section of which qualifies the correspondingly numbered representation or warranty specified therein and any such other representations or warranties where its applicability to, relevance as an exception to, or disclosure for purposes of, such other representation or warranty is reasonably apparent), Parent and Merger Sub jointly and severally represent and warrant to the Company that:

5.1. Due Incorporation; Capitalization.

(a) Each of Parent and Merger Sub is duly organized, validly existing and, where such concept is applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization.

(b) Each of Parent and Merger Sub has all requisite power and authority to (i) conduct its businesses in the manner in which its businesses are currently being conducted and (ii) own and use its assets in the manner in which its assets are currently owned and used. Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification and/or licensing, except where any failure to be so qualified would not reasonably be expected to have a Parent Material Adverse Effect. Parent is not in violation of any provision of its Organizational Documents in any material respect. All of the issued and outstanding equity interests of Merger Sub are owned by a wholly-owned subsidiary of Parent free and clear of Liens of any kind, other than Permitted Liens.

5.2. Due Authorization.

(a) Each of Parent and Merger Sub has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Transactions.

(b) The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the applicable Transactions, including the Merger, have been duly and validly approved by the unanimous vote of the boards of directors or other governing body of Parent and Merger Sub and, immediately following execution and delivery of this Agreement, will be adopted by the sole stockholder of Merger Sub, and no other corporate actions or proceedings on the part of Parent or Merger Sub or their respective stockholders shall be necessary to authorize this Agreement and the Transactions.

(c) Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement. Assuming the due authorization, execution and delivery hereof by the Company, this Agreement constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to the Enforceability Exceptions.

5.3. Consents and Approvals; No Violations. Except for in connection with or in compliance with the Transaction Approvals, stockholder and/or board approvals of Parent and Merger Sub and the filing with the SEC of the Proxy Statement, the execution, delivery and performance by Parent and the Merger Sub of this Agreement and the consummation of the Transactions will not (i) violate, in any material respect, any Law or Order applicable to Parent or any of its Subsidiaries or by which any of their respective properties or assets are bound or affected; (ii) require any notification to or filing or registration by Parent or any of its Subsidiaries with, or consent or approval with respect to Parent or any of its Subsidiaries of, or other action by, any Governmental Authority; (iii) violate or conflict with any provision of the Organizational Documents of Parent or Parent’s Subsidiaries; and (iv) require any consent of or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit termination, cancelation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any Contract to which Parent or a Merger Sub is a party or by which Parent or a Merger Sub or any of their assets or properties is bound or any Permit affecting the assets or business of Parent or a Merger Sub, except, in the case of clauses (ii) and (iv) as would not have, and would not be reasonably expected to have a Parent Material Adverse Effect.

5.4. Operations of Merger Sub. Merger Sub was formed specifically for the Transactions. Since its date of incorporation, Merger Sub has not, and prior to the Effective Time will not have, carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.

5.5. Litigation. As of the date hereof, there is no Litigation to which Parent or Merger Sub is a party pending or, to the Knowledge of Parent, threatened that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, neither Parent nor Merger Sub is subject to any outstanding Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.6. Compliance with Laws. Except as would not reasonably be expected to have a Parent Material Adverse Effect, since the date of their respective incorporation, each of Parent and Merger Sub has been and is in compliance with all applicable Laws.

5.7. Parent and Merger Sub Information. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement, at the time it (and any amendment or supplement thereto) is first filed with the SEC, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. For the avoidance of doubt, no representation or warranty is made by Parent or Merger Sub with respect to (and nothing in this Section 5.7 shall apply to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of the Company or any of its Subsidiaries.

5.8. Financing; Solvency.

(a) Parent has delivered to the Company a true, complete and correct copy of a fully executed equity commitment letter dated the date of this Agreement (together with all exhibits, annexes, schedules and term sheets attached thereto and as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement in compliance with Section 6.15, the “Equity Funding Letter”) from the Sponsor pursuant to which the Sponsor has agreed to make an equity investment in Parent, subject to the terms and conditions therein, in cash in the aggregate amount set forth therein (the “Equity Financing”). The Equity Funding Letter provides that the Company is an express third-party beneficiary of, and is entitled to require Parent to specifically enforce performance of the Sponsor’s obligation to fund the Equity Financing in accordance with and subject to the terms of, the Equity Funding Letter.

(b) Parent has delivered to the Company a true, complete and correct copy of a fully executed debt commitment letter and Redacted Fee Letter dated the date of this Agreement from the financial institutions identified therein (together with all exhibits, annexes, schedules and term sheets attached thereto and as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement in compliance with Section 6.15, collectively, the “Debt Commitment Letter” and, together with the Equity Funding Letter, the “Financing Letters”), pursuant to which such financial institutions have agreed to provide, subject to the terms and conditions therein, debt financing in the amounts set forth therein (being collectively referred to as the “Debt Financing” and, together with the Equity Financing, collectively referred to as the “Financing”).

(c) As of the date of this Agreement, the Financing Letters are in full force and effect and constitute the valid, binding and enforceable obligation of Parent and, to the Knowledge of Parent, the other parties thereto, enforceable in accordance with their terms (subject to the Enforceability Exceptions). There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing contemplated by the Financing Letters, other than the conditions precedent set forth in the Financing Letters (such conditions precedent, the “Financing Conditions”).

(d) As of the date of this Agreement, the Financing Letters have not been amended or modified in any manner, and the respective commitments contained therein have not been terminated, reduced, withdrawn or rescinded in any respect by Parent or, to the Knowledge of Parent, any other party thereto, and no such termination, reduction, withdrawal or rescission is contemplated by Parent or, to the Knowledge of Parent, any other party thereto.

(e) As of the date of this Agreement, assuming the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger, Parent has no reason to believe that (i) any of the Financing Conditions will not be satisfied on or prior to the Closing Date or (ii) the Financing contemplated by the Financing Letters will not be available to Parent on the Closing Date assuming the Financing Conditions are satisfied.

(f) As of the date of this Agreement, Parent is not in default or breach under the terms and conditions of the Financing Letters and, assuming the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger, no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach thereunder on the part of Parent or a failure to satisfy a Financing Condition therein by Parent.

(g) As of the date of this Agreement, other than the Redacted Fee Letter, there are no side letters, understandings or other agreements or arrangements relating to the Financing Letters or the Financing to which Parent or any of its Affiliates is a party that could affect the conditionality, availability or amount of the Financing contemplated by the Financing Letters in any respect.

(h) Parent or an Affiliate thereof on its behalf has fully paid any and all commitment or other fees and amounts required by the Financing Letters to be paid on or prior to the date of this Agreement.

(i) The Financing, if and when funded in accordance with the Financing Letters, will provide Parent and Merger Sub at and as of the Closing Date with sufficient available funds to consummate the Transactions and to make all payments required to be made in connection therewith by Parent or Merger Sub, including (x) the payment of the Merger Consideration required to be paid on the Closing Date, (y) the repayment of all outstanding debt (and all premiums and fees payable in connection therewith) required by its terms to be repaid, redeemed, retired, canceled, terminated or otherwise satisfied or discharged at the Closing and (z) the payment of all other amounts to be paid by Parent, Merger Sub, the Surviving Corporation or their Subsidiaries pursuant to or in connection with this Agreement and the Transactions, and associated costs and expenses of the Transactions required to be paid by Parent, Merger Sub, the Surviving Corporation or their Subsidiaries pursuant to this Agreement or the Financing Letter (such amounts, collectively, the “Required Amounts”). Notwithstanding anything in this Agreement to the contrary, in no event shall the receipt or availability of any funds or financing (including the Financing contemplated by the Financing Letters) by or to Parent or any of its Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.

(j) Neither Parent nor Merger Sub is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Immediately after giving effect to the Transaction (including any financing in connection with the Transactions), assuming (x) the accuracy of the Company’s representations and warranties set forth in Article IV of this Agreement, (y) the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger, and

(z) the most recent financial forecasts of the Company made available to Parent by the Company or its Affiliates on or prior to the date hereof were prepared in good faith upon assumptions that were reasonable at such time (it being understood that the Company is not making any representation and warranty with respect thereto as a result of such assumption in this sub-clause (z)), (i) Parent and its Subsidiaries, taken as a whole, will not have incurred indebtedness beyond their ability to pay such indebtedness as it matures or becomes due, (ii) the then present fair saleable value of the assets of Parent and its Subsidiaries, taken as a whole, will exceed the amount that will be required to pay their probable Liabilities (including the probable amount of all contingent Liabilities) and indebtedness as it becomes absolute or matured, (iii) the assets of Parent and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their probable Liabilities (including the probable amount of all contingent Liabilities) and indebtedness and (iv) Parent and its Subsidiaries, taken as a whole, will not have unreasonably small capital to carry on their businesses as presently conducted or as proposed to be conducted.

5.9. Parent Termination Fee. Concurrently with the execution of this Agreement, Parent has delivered to the Company a true, complete and correct copy of the Termination Fee Commitment Letter. The Termination Fee Commitment Letter is in full force and effect and constitutes the valid, binding and enforceable obligation of the Sponsor, enforceable by the Company in accordance with its terms (subject to the Enforceability Exceptions). As of the date of this Agreement, the Sponsor is not in default or breach under the terms and conditions of the Termination Fee Commitment Letter and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default, breach or failure by Sponsor to satisfy a condition under the terms and conditions of the Termination Fee Commitment Letter.

5.10. Certain Arrangements. Other than the Support Agreement, the Confidentiality Agreement, the Rollover Agreement and the Subscription Agreement (i) as of the date of this Agreement, there are no and (ii) following the execution and delivery of this Agreement and until the earlier of Closing or termination of this Agreement, except pursuant to Section 6.1, there will be no Contracts or other arrangements or understandings (whether oral or written and whether or not legally binding) or commitments to enter into Contracts or other arrangements or understandings (whether oral or written and whether or not legally binding) (a) between Parent, Merger Sub, the Sponsor or any of their Affiliates (other than any existing limited partner of the Sponsor or any of their Affiliates), on the one hand, and any member of the Company’s management or the Company Board or any beneficial owner of shares of Common Stock, on the other hand, that relate to the Company or any of its businesses or Subsidiaries (including those businesses and Subsidiaries following the Closing) or the Transactions (including as to continuing employment or equity roll-over) or (b) pursuant to which any stockholder of the Company would be entitled to receive value or consideration of a different amount or nature than the Merger Consideration or agrees to vote against or otherwise oppose any Company Superior Proposal.

5.11. Ownership of Common Stock. None of Parent, Merger Sub or any of their respective “affiliates” or “associates” is, or has been at any time during the last three years, an “interested stockholder” of the Company (in each case, as such quoted terms are defined under Section 203 of the DGCL). Neither Parent nor Merger Sub owns any shares of Common Stock.

5.12. Brokers and Finders. Neither Parent nor any of Parent’s Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.

5.13. Investigation; No Other Representations. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Contracts, Intellectual Property, real estate, technology, Liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, and each of them acknowledges that it and its Representatives have received access to certain books and records, facilities, equipment, Contracts and other assets of the Company and its Subsidiaries that it and its Representatives have requested to review and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company and its Subsidiaries. Parent and Merger Sub acknowledge and agree that, except for the representations and warranties expressly set forth in Article IV (as qualified by the Company Disclosure Letter) or any certificate delivered by the Company pursuant to this Agreement (a) the Company does not make, or has not made, and neither Parent nor Merger Sub has relied upon, any express or implied representations or warranties relating to the Company, its Subsidiaries or their respective businesses or otherwise, (b) no person has been authorized by the Company to make any representation or warranty relating to it or its business or otherwise in connection with the Transactions and, if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent or Merger Sub or any of their representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information are the subject of any express representation or warranty set forth in Article IV or any certificate delivered by the Company pursuant to this Agreement. Without limiting the foregoing, each of Parent and Merger Sub acknowledge and agree that, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article IV (as qualified by the Company Disclosure Letter), and the Support Agreement, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or Affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the electronic data room maintained by or on behalf of the Company or its Representatives for purposes of the transactions contemplated by this Agreement, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing in this Section 5.13 is intended or shall be deemed to have the effect of eliminating, limiting or restricting in any way any Person’s rights or remedies in the event of fraud.

ARTICLE VI

COVENANTS AND AGREEMENTS

6.1. Access to Information, Employees and Facilities.

(a) For purposes of furthering the Transactions, from the date of this Agreement until the earlier of the Effective Time or the date this Agreement is terminated (the “Interim Period”), subject to Section 6.1(b) and Section 6.1(c), the Company shall, and shall cause its Subsidiaries to, give Parent and its Representatives, upon reasonable notice, reasonable access during normal business hours to the books and records (including personnel records), real property, offices and facilities of the Company and its Subsidiaries, and, during such normal business hours in the Interim Period, the Company shall, and shall cause its Subsidiaries to, make the officers and employees of the Company and its Subsidiaries available to Parent and its Representatives and to furnish to Parent all financial, operating and other data and information, in each case, (i) as Parent shall from time to time reasonably request, and (ii) to the extent that such access and disclosure would not obligate the Company or any of its Subsidiaries to take any actions that would unreasonably interfere with the normal course of their businesses; provided that this Section 6.1 does not authorize environmental testing or sampling of the Leased Real Property or Owned Real Property; and provided, further, that in no event shall access to the officers and/or employees of the Company and its Subsidiaries be made available to Parent or any of its Representatives for the purpose of negotiating and/or entering into any new employment or compensation arrangements without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed) and subject to such parties providing the Company and its Representatives the opportunity to review any such proposed arrangements a reasonable period of time prior to the proposed execution of any such arrangements.

(b) Nothing in Section 6.1(a) shall require the Company to provide access or to disclose any information to the other party or its Representatives if such access or disclosure, in the reasonable judgment of the Company’s legal counsel, would be in violation of applicable Laws or binding agreements entered into by the Company or its Subsidiaries prior to the date of this Agreement or would reasonably be expected to result in a loss or impairment of the protection of any attorney-client or work product privilege; provided, that in such instances the Company shall inform Parent of the general nature of the information being withheld and, upon Parent’s request, exercise commercially reasonable efforts to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in this sentence. If any of the information or material furnished pursuant to Section 6.1(a) includes material or information subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened Litigation or governmental investigations, each party hereto understands and agrees that the parties hereto have a commonality of interest with respect to such matters and it is the desire, intention and mutual understanding of the parties hereto that the sharing of such material or information is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or information or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information provided by the Company that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement and the joint defense doctrine.

(c) All such information provided by the Company shall be held in confidence in accordance with the Confidentiality Agreement, which Confidentiality Agreement will remain in full force and effect until Closing and shall automatically terminate on and with effect from the Closing.

6.2. Conduct of Business.

(a) During the Interim Period, other than (i) as required by this Agreement, (ii) with the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned), (iii) as required by applicable Law or (iv) as set forth in Section 6.2(a) of the Company Disclosure Letter, the Company shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to conduct its business in all material respects in the ordinary course consistent with past practice and to maintain and preserve intact, in all material respects, its Assets and business organization and their relationships with lenders, customers, vendors and employees and other material business relations; provided that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 6.2(b) (subject to the exceptions set forth therein) shall be deemed a breach of this sentence, unless such action would constitute a breach of such other provision.

(b) The Company shall not, and shall cause its Subsidiaries not to, other than (w) as otherwise required by this Agreement, (x) with the prior written consent of Parent, (y) as required by applicable Law or (z) as set forth in Section 6.2(b) of the Company Disclosure Letter:

(i) amend their respective Organizational Documents;

(ii) split, combine or reclassify any capital stock, voting securities or other equity interests of the Company;

(iii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except for (A) any such transactions solely among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (B) the acceptance or withholding of shares of Common Stock as payment for the exercise price of Company Options, or (C) the acceptance of shares of Common Stock, or withholding of shares of Common Stock otherwise deliverable, to satisfy withholding Taxes incurred in connection with the exercise, vesting and/or settlement of Company Equity Awards; provided that the Company may make, declare and pay quarterly cash dividends (and, with respect to the Company Equity Awards, as and if applicable, dividends or dividend equivalents) in an amount per share not in excess of $0.04 per quarter and with record dates consistent with the record dates customarily used by the Company for the payment of quarterly cash dividends, including with respect to the quarter in which the Effective Time occurs unless the Effective Time precedes the record date for such quarter; provided, further that any such quarterly dividend for which the record date precedes the Effective Time may be paid prior to the Effective Time;

(iv) grant any Company Equity Awards or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, other than as set forth in Section 6.2(b)(iv) of the Company Disclosure Letter in the ordinary course of business;

(v) (A) issue, purchase, sell or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of its capital stock, except (i) due to the exercise, vesting and/or settlement of Company Equity Awards granted prior to the date hereof in accordance with their terms or due to the completion of the Current ESPP Offering Period pursuant to the terms of the Company ESPP, or (ii) in transactions solely among the Company and its Subsidiaries or among the Company’s wholly owned Subsidiaries, or (B) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock or equity interests;

(vi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization, other than the Transactions and other than any mergers, consolidations or reorganizations solely among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries or enter into any new line of business unrelated to its current business;

(vii) incur, assume, endorse, guarantee or otherwise become liable for any indebtedness for borrowed money or issue or sell any debt securities or any rights to acquire any debt securities, except for (A) any indebtedness for borrowed money among the Company and/or its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Company, (B) guarantees by the Company of indebtedness for borrowed money of wholly owned Subsidiaries of the Company or guarantees by wholly owned Subsidiaries of the Company of indebtedness for borrowed money of the Company or any of its wholly owned Subsidiaries, which indebtedness is incurred in compliance with this clause (vii) or is outstanding on the date hereof, (C) indebtedness incurred in the ordinary course of business pursuant to the Existing Credit Facilities, and (D) indebtedness incurred to replace, renew, extend, refinance or refund any such indebtedness of the Company or its wholly owned Subsidiaries, in the case of this clause (D), in the ordinary course of business, to the extent reasonably necessary to do so, and up to an amount equal to the indebtedness being replaced, renewed, extended, refinances or refunded (plus any related fees, expenses, premiums and accrued interest);

(viii) other than in accordance with contracts or agreements in effect on the date hereof and set forth in Section 6.2(b) of the Company Disclosure Letter, sell, transfer, mortgage, subject to a Lien (other than a Permitted Lien) or otherwise dispose of any of its Assets having a value in excess of $2,000,000 individually or $5,000,000 in the aggregate to any Person (other than to the Company or a wholly owned Subsidiary of the Company and other than (A) sales of inventory in the ordinary course of business, and (B) sales of rental equipment in the ordinary course or obsolete or worthless equipment);

(ix) acquire any assets (other than acquisitions of assets in the ordinary course of business) or any other Person or business of any other Person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or make any investment in any Person, in each case other than a wholly owned Subsidiary of the Company (or any assets thereof), either by purchase of stock or securities, contributions to capital, property transfers or purchase of property or assets of any Person other than a wholly owned Subsidiary of the Company;

(x) except as required by any CBA or the express terms of Company Benefit Plan in effect as of the date hereof, (A) establish, adopt, amend or terminate any Company Benefit Plan or create or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, other than any such amendments to existing Company Benefit Plans that do not materially increase the annual cost to the Company of maintaining such Company Benefit Plan; provided that no such amendment shall include or increase any severance payments,

(B) increase in any manner the compensation (including severance, change-in-control and retention compensation) or benefits of any current or former employees of the Company or its Subsidiaries, (C) pay or award, or commit to pay or award, any bonuses or incentive compensation (whether cash, equity, or equity-based), or (D) accelerate the time of vesting or payment of any award under any Company Benefit Plan or otherwise;

(xi) sell, assign, lease, exclusively license, abandon or permit to lapse, transfer or otherwise dispose of any Intellectual Property that is material to the Company and its Subsidiaries taken as a whole, other than the expiration of Intellectual Property at the end of its statutory term;

(xii) implement or adopt any material change in its financial accounting principles or its methods, other than as may be required by GAAP or applicable Law;

(xiii) (A) terminate or amend in a manner materially adverse to the Company or any of its Subsidiaries, any Company Material Contract or Lease other than, for the avoidance of doubt, any renewal or expiration in the ordinary course of business of such Company Material Contract or Lease according to such Material Contract’s or Lease’s terms on substantially the same terms (and except for any Company Material Contract set forth in Section 4.9(a)(i) of the Company Disclosure Letter), (B) enter into any contract or lease that, if entered into prior to the date hereof, would be a Company Material Contract or Lease, or (C) waive any material right under or release, settle or compromise any material claim under any Company Material Contract or Lease;

(xiv) (A) make any loan, advance or capital contribution to or investment in any Person, other than expense advancements in the ordinary course of business to directors, officers and employees of the Company or (B) forgive, cancel or compromise any debt or claim, or waive, release or assign any right or claim, in each case against any director, officer or employee of the Company, in excess of $250,000 individually on $500,000 in the aggregate;

(xv) make any expenditures or investments (including by way of prepayments) for any cloud services (including for any “reserved instances”) in excess of 20% of the amounts reflected in the “Cloud Forecast Model” made available to Parent prior to the date hereof;

(xvi) without prejudice to Section 6.11, pay, discharge, settle or satisfy any pending or threatened Litigation, other than settlements that are solely for monetary damages of less than $500,000 individually and $2,000,000 in the aggregate;

(xvii) (i) modify, extend, or enter into any CBA or (ii) recognize or certify any labor union, labor organization, works council, or group of employees of the Company or its Subsidiaries as the bargaining representative for any employees of the Company or its Subsidiaries;

(xviii) hire or terminate (other than for cause) the employment or engagement of any Designated Employee or announce or implement any employee layoffs that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws;

(xix) make, change or revoke any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, file any material amended Tax Return (other than amendments of state or local sales or use Tax returns in the ordinary course consistent with past practice), enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or foreign Law) with respect to a material amount of Taxes, settle any claim, audit, assessment or dispute with respect to Taxes for an amount materially in excess of the amount reserved, or surrender any right to claim a refund of a material amount of Taxes; or

(xx) authorize any of, or agree or commit to do any of, the foregoing actions.

Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing, except as expressly set forth herein. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of the Company and its Subsidiaries.

(c) Except as required by this Agreement or as required by applicable Law, during the Interim Period, Parent shall not, and shall not permit any of its Subsidiaries to, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a material portion of the assets of or equity in, any Person (a “Specified Acquisition”) or enter into any new line of business, if the entering into of a definitive agreement relating to or the consummation of such a Specified Acquisition or the entering into of such new line of business, as applicable, would reasonably be expected to (A) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent to procure, any authorizations, consents, orders, declarations or approvals of any Governmental Authority or the expiration or termination of any applicable waiting period necessary to consummate the transactions contemplated hereby or (B) materially increase the risk of any Governmental Authority entering an order, ruling, judgment or injunction prohibiting the consummation of the transactions contemplated hereby or (ii) take any action that is intended to or will materially delay the ability of Parent to otherwise perform its covenants and agreements under this Agreement or to consummate the Transactions.

6.3. Obligations of Merger Sub. Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

6.4. Go Shop; No Solicitation.

(a) Go Shop. Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. New York City time on September 23, 2019 (the “No-Shop Period Start Date”), the Company and its Subsidiaries and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) shall have the right to (i) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that could constitute a Company Takeover Proposal, (ii) provide information (including non-public information and data) relating to the Company or any of its Subsidiaries and afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub) to any Person (and its Representatives, including potential financing sources) pursuant to an Acceptable Confidentiality Agreement; provided that competitively sensitive information or data provided to any such Person who is or whose Affiliates are a competitor of the Company or any of its Subsidiaries will only be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data; provided, further, the Company shall provide to Parent and Merger Sub any non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such Person, (iii) engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any Persons (and their respective Representatives, including potential financing sources) with respect to any Company Takeover Proposals (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to a Company Takeover Proposal) and (iv) cooperate with or assist or participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any Company Takeover Proposals, including granting a waiver, amendment or release under any pre-existing standstill or similar provision to the extent necessary to allow for a confidential Company Takeover Proposal or amendment to a confidential Company Takeover Proposal to be made to the Company. As promptly as reasonably practicable, and in any event within one (1) Business Day following the No-Shop Period Start Date, the Company shall deliver to Parent a written notice setting forth the identity of each Excluded Party and each other Person that, to the Knowledge of the Company, has (or is expected to have) a more than ten percent (10%) equity interest in such Excluded Party.

(b) No Solicitation or Negotiation. Except as expressly permitted by this Section 6.4, from the No-Shop Period Start Date (or, with respect to an Excluded Party, from 11:59 p.m. New York City time on the tenth (10th) day following the No-Shop Period Start Date) (the tenth (10th) day, the “Cut-Off Time”) until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall cause each of its Subsidiaries and its and their respective officers and directors, and shall instruct its and its Subsidiaries’ other Representatives not to, directly or indirectly, (i) solicit, initiate, or knowingly encourage or facilitate any proposal or offer or any inquiries regarding the making of any proposal or offer, including any proposal or offer to its stockholders, that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, or (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (other than, in response to an unsolicited inquiry that did not arise from a breach of Section 6.4(b) (other than any breach that is both immaterial and unintentional), solely to ascertain facts from the Person making such Company Takeover Proposal consistent with its fiduciary duties about such Company Takeover Proposal and the Person that made it, solely to refer the inquiring Person to this Section 6.4). The Company shall, and the Company shall cause its Subsidiaries, and its and their respective officers and directors to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives to, immediately after the No-Shop Period Start Date (or, with respect to an Excluded Party, the Cut-Off Time) cease any and all existing solicitation, discussions or negotiations with any Persons (or provision of any nonpublic information to any Persons) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, except as set forth in the last sentence of this Section 6.4(b). Within five (5) Business Days following the No-Shop Period Start Date (or, with respect to an Excluded Party, within five (5) Business Days after the Company Stockholder Approval has been obtained), the Company shall (A) request in writing that each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a Company Takeover Proposal or potential Company Takeover Proposal promptly destroy or return to the Company all nonpublic information heretofore furnished by the Company or any of its Representatives to such person or any of its Representatives in accordance with the terms of such confidentiality agreement and (B) terminate access to any physical or electronic data rooms relating to a possible Company Takeover Proposal by such Person and its Representatives. Notwithstanding the commencement of the No-Shop Period Start Date, the Company may continue to engage in the activities described in clauses (ii) and (iii) of Section 6.4(a) (subject to compliance with the terms thereof) with respect to any Excluded Party, including with respect to any amended or modified Company Takeover Proposal submitted by any Excluded Party following the No-Shop Period Start Date until obtaining the Company Stockholder Approval, and the restrictions in this Section 6.4(b) shall not apply with respect thereto.

(c) Superior Proposals. Notwithstanding anything to the contrary contained in this Agreement, if at any time from and after the No-Shop Period Start Date and prior to obtaining the Company Stockholder Approval, the Company receives a bona fide written Company Takeover Proposal that is not withdrawn from any Person that did not result from a breach of Section 6.4(b) (other than any breach that is both immaterial and unintentional), and if the Company Board determines in good faith, after consultation with its independent financial advisors and outside legal counsel, (x) that such Company Takeover Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal, and (y) failure to take the actions set forth in clauses (A) and (B) below would be inconsistent with its fiduciary duties under applicable Law, then the Company and its Representatives may, in response to such Company Takeover Proposal, (A) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the Person that has made such written Company Takeover Proposal and its Representatives; provided that competitively sensitive information or data provided to any such Person who is a competitor of the Company or any of its Subsidiaries will only be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data (provided, that the Company shall, prior to or substantially concurrently with the delivery to such Person, provide to Parent any information concerning the Company or any of its Subsidiaries that is provided or made available to such Person or its Representatives unless such information has been previously provided to Parent) and (B) engage in or otherwise participate in discussions or negotiations with the Person making such Company Takeover Proposal and its Representatives regarding such Company Takeover Proposal. The Company shall promptly (and in any event within 24 hours) notify Parent in writing if the Company Board makes the determinations set forth in this Section 6.4(c) or if the Company takes any of the actions in clauses (x) and (y) above.

(d) Notice. At any time after the No-Shop Period Start Date (or, with respect to an Excluded Party, the Cut-Off Time) and until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall (i) promptly (and in no event later than 24 hours after receipt) notify Parent in writing in the event that the Company or any of its Subsidiaries or its or their Representatives receives a Company Takeover Proposal or any offer, proposal, inquiry or request for information or discussions relating to the Company or its Subsidiaries that is or would be reasonably likely to lead to a Company Takeover Proposal or in each case, any amendment or modification to the material terms of any Company Takeover Proposal (after the Cut-Off Time, with respect to an Excluded Party, or after the No-Shop Period Start Date, with respect to any other Person), including the identity of the Person making the Company Takeover Proposal or offer, proposal, inquiry or request and the material terms and conditions thereof (along with unredacted copies of all proposed transaction documents received by the Company or any of its Representatives after the Cut-Off Time, with respect to an Excluded Party, or after the No-Shop Period Start Date, with respect to any other Person), and (ii) keep Parent reasonably informed, on a reasonably current basis (but in no event more often than once every 48 hours), as to the status of (including any material developments) such Company Takeover Proposal, offer, proposal, inquiry or request.

(e) Change in Recommendation or Termination in Response to Company Superior Proposal. Notwithstanding anything else in this Agreement to the contrary, from the date hereof, except as expressly permitted by this Section 6.4(e), neither the Company Board nor any committee thereof shall (i) (A) change, qualify, withhold, withdraw or modify, or authorize or resolve to or publicly propose or announce its intention to change, qualify, withhold, withdraw or modify, in each case in any manner adverse to Parent, the Recommendation, or fail to include the Recommendation in the Proxy Statement in accordance with Section 6.5, (B) adopt, approve, endorse or recommend to the stockholders of the Company, or resolve to or publicly propose or announce its intention to adopt, approve, endorse or recommend to the stockholders of the Company, a Company Takeover Proposal, (C) within four (4) Business Days of Parent’s written request, fail to make or reaffirm the Recommendation following the date any Company Takeover Proposal or any material modification thereto is first published or sent or given to the stockholders of the Company; provided, that Parent may not make any such request on more than one occasion in respect of any Company Takeover Proposal or more than one occasion in respect of any material modification of a Company Takeover Proposal, (D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9 against any Company Takeover Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer, or (E) publicly propose or agree to any of the foregoing (any action described in this clause (i) being referred to as a “Change of Recommendation”), or (ii) cause or direct the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, option agreement, expense reimbursement agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to, or that would reasonably be expected to lead to, any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.4(c)) (a “Company Acquisition Agreement”) or publicly propose or agree to do any of the foregoing. Notwithstanding anything to the contrary set forth in this Agreement, prior to obtaining the Company Stockholder Approval, the Company Board may, in response to a Company Superior Proposal received by the Company after the date of this Agreement that did not result from a breach of Section 6.4(b) (other than any breach that is both immaterial and unintentional), (x) make a Change of Recommendation, (y) other than in connection with a Company Superior Proposal or a Company Takeover Proposal in compliance with this Section 6.4, take any action to exempt any Person from the restrictions of any Takeover Laws (including under Section 203 of the DGCL) or (z) cause the Company to validly terminate this Agreement in accordance with Section 8.1(d)(ii); provided that prior to making such Change of Recommendation or terminating this Agreement in accordance with Section 8.1(d)(ii), (A) the Company shall have given Parent at least five (5) Business Days’ prior written notice of its intention to take such action, including the material terms and conditions of, and the identity of the person making any such Company Superior Proposal and contemporaneously provided to Parent a copy of the Company Superior Proposal, a copy of any proposed Company Acquisition Agreement and all related documentation, (B) during such five (5) Business Day period following the date on which such notice is received, the Company shall and shall cause its Representatives to, negotiate with Parent in good faith (to the extent Parent wishes to negotiate) to make such adjustments to the terms and conditions of this Agreement as Parent may propose, (C) upon the end of such notice period (or such subsequent notice period as contemplated by clause (D)), the Company Board shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Parent, and shall have determined, after consultation with its independent financial advisors and outside legal counsel, that the Company Superior Proposal would nevertheless continue to constitute a Company Superior Proposal, and (D) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Company Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (A) above of this proviso and a new notice period under clause (A) of this proviso shall commence (provided that the notice period thereunder shall only be three (3) Business Days) during which time the Company shall be required to comply with the requirements of this Section 6.4(e) anew with respect to such additional notice, including clauses (A) through (D) above of this proviso. For the avoidance of doubt, the Cut-Off Date shall be tolled and shall not take effect during the periods described in the foregoing sentence.

(f) Change of Recommendation in Response to Intervening Event. The foregoing notwithstanding, prior to obtaining the Company Stockholder Approval, the Company Board may, solely in response to an Intervening Event, make a Change of Recommendation, if the Company and the Company Board has complied with its obligations under this Section 6.4, and the Company Board determines in good faith, after consultation with the Company’s independent financial advisors and outside legal counsel, that the failure of the Company Board to take such action would be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Company Board shall not be entitled to effect such a Change of Recommendation until (i) the Company shall have given Parent at least five (5) Business Days’ prior written notice of its intention to effect such a Change of Recommendation and specifying the reasons therefor, which notice shall include a description the applicable Intervening Event, (ii) during the five (5) Business Day period following the date on which such notice is received, the Company shall and shall cause its Representatives to negotiate in good faith with Parent (to the extent Parent wishes to negotiate), to make adjustments to the terms and conditions of this Agreement and (iii) following the end of such five (5) Business Day period, the Company Board, after consultation with the Company’s independent financial advisors and outside legal counsel and taking in account any revisions to the terms and conditions of this Agreement proposed by Parent, shall have determined in good faith that the failure of the Company Board to make such a Change of Recommendation would be inconsistent with its fiduciary duties under applicable Law.

(g) Nothing contained in this Section 6.4 shall prohibit the Company or the Company Board from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, (ii) making any disclosure to the stockholders of the Company that is required by Law or (iii) making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act; provided, however, that this Section 6.4(g) shall not be deemed to permit the Company Board to make a Change of Recommendation other than in accordance with Section 6.4(e) or Section 6.4(f). Nothing contained in this Section 6.4 shall be deemed to limit the proviso set forth in Section 6.8. Any breach by any Representative of the Company of the provisions of Section 6.4(b) shall be deemed to be, and shall have all effects as a breach by the Company.

6.5. Proxy Statement; Company Stockholders Meeting.

(a) As promptly as reasonably practicable after the execution of this Agreement (and in any event no later than twenty (20) Business Days after the date of this Agreement), the Company shall prepare and file with the SEC the Proxy Statement in preliminary form, which shall, subject to Section 6.4, include the Recommendation. The Company shall use all reasonable efforts to respond as promptly as practicable to any comments by the SEC staff in respect of the Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the date of this Agreement; provided that in no event shall the Company be required to mail the Proxy Statement to holders of Common Stock prior to five Business Days after the No-Shop Start Date or, if there are any Excluded Parties, the Cut-Off Time. Parent and Merger Sub shall exercise reasonable best efforts to furnish all information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company shall provide Parent a reasonable opportunity to review and propose comments on the Proxy Statement prior to the filing thereof (and any amendments or supplements thereto) or any responses or other communications to the SEC or its staff and shall in good faith consider such comments reasonably proposed by Parent for inclusion therein. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. The Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to holders of Common Stock as of the record date established for the Company Stockholders Meeting as promptly as practicable, and in no event more than five (5) Business Days, after the date on which the SEC confirms that it has no further comments on the Proxy Statement; provided that in no event shall the Company be required to mail the Proxy Statement to holders of Common Stock prior to the No-Shop Start Date or, if there are any Excluded Parties, the Cut-Off Time.

(b) If at any time prior to the Company Stockholders Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by a party, which information should be set forth in an amendment or supplement to the Proxy Statement, the party that discovers such information shall promptly notify the other party and the Company shall use reasonable best efforts to prepare (with the assistance of Parent) and mail to its stockholders such an amendment or supplement, in each case, to the extent required by applicable Law. The Company further agrees to use reasonable best efforts to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its stockholders, in each case as and to the extent required by applicable Law.

(c) Subject to the other provisions of this Agreement, the Company shall (i) take all actions required under the DGCL and the Certificate of Incorporation and Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders promptly following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholders Meeting”), with the record date and meeting date of the Company Stockholders Meeting to be selected after reasonable consultation with Parent, and (ii) subject to a Change of Recommendation pursuant to, and in accordance with, Section 6.4, use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and approval of the transactions contemplated hereby. Except as Parent shall have otherwise consented to in writing in advance, the adoption of this Agreement shall be the only matter (other than procedural matters and matters that are required by the Exchange Act or other applicable Law to be voted on by the Company’s stockholders in connection therewith) which the Company shall propose to be acted on by the Company’s stockholders at the Company Stockholders Meeting; provided that the foregoing shall not in any way limit the Company’s ability to hold the Company Stockholders Meeting simultaneously with the Company’s annual meeting of stockholders. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholders Meeting at any time prior to the 20th Business Day following the mailing of the Proxy Statement to the Company’s stockholders.

(d) Notwithstanding anything to the contrary in this Agreement but subject to the DGCL, unless and until this Agreement is terminated in accordance with its terms, the Company’s obligation to call, give notice of, convene and hold the Company Stockholders Meeting under this Agreement shall not be limited, or otherwise affected, by the commencement, disclosure, announcement or submission to the Company of any Company Takeover Proposal, and once established, the Company shall not change the record date for the Company Stockholders Meeting or postpone or adjourn the Company Stockholders Meeting without the prior written consent of Parent. Notwithstanding the foregoing, (i) if the Company reasonably determines in good faith that the

Company Stockholder Approval is unlikely to be obtained at the Company Stockholders Meeting, including due to an absence of quorum, then on no more than one occasion (for a period of not more than thirty (30) calendar days) and prior to the vote contemplated having been taken, the Company shall have the right to require an adjournment or postponement of the Company Stockholders Meeting for the purpose of soliciting additional votes in favor of this Agreement, and (ii) if requested by Parent on no more than one occasion, the Company shall adjourn, delay or postpone the Company Stockholders Meeting, if Parent reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained at the Company Stockholders Meeting. The Company shall keep Parent informed on a reasonably current basis regarding its solicitation efforts and proxy tallies following the dissemination of the Proxy Statement to the Company’s stockholders.

6.6. Efforts.

(a) Parent, Merger Sub and the Company shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective the Transactions as promptly as practicable, including (i) preparing and filing all forms, registrations and notifications to or with any Governmental Authority required to be filed to consummate the Transactions, (ii) using reasonable best efforts to satisfy the conditions to consummating the Transactions, (iii) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, Order or approval of, waiver or any exemption by, any Governmental Authority (including furnishing all information and documentary material required under the HSR Act or other applicable Competition Laws) required to be obtained or made by Parent, Merger Sub, the Company or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated by this Agreement, and (iv) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions.

(b) Parent and the Company shall each keep the other apprised of the status of matters relating to the completion of the Transactions and work cooperatively in connection with obtaining all required consents, authorizations, Orders or approvals of, or any exemptions by, any Governmental Authority undertaken pursuant to the provisions of this Section 6.6. In that regard, prior to the Closing, each party shall promptly consult with the other parties to this Agreement with respect to and provide any necessary information and assistance as the other parties may reasonably request with respect to (and, in the case of correspondence, provide the other parties (or their counsel) with copies of) all notices, submissions or filings made by or on behalf of such party or any of its Affiliates with any Governmental Authority or any other information supplied by or on behalf of such party or any of its Affiliates to, or correspondence with, any Person in connection with this Agreement and the Transactions. Each party to this Agreement shall promptly inform the other parties to this Agreement, and if in writing, furnish the other parties with copies of (or, in the case of oral communications, advise the other parties orally of) any communication from or to any Governmental Authority regarding the Transactions, and permit the other parties to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed communication or submission with any such Governmental Authority. No party or any of its Affiliates shall participate in any meeting or teleconference with any Governmental Authority in connection with this Agreement and the Transactions unless it consults with the other parties in advance and, to the extent not prohibited by such Governmental Authority, gives the other parties the opportunity to attend and participate thereat. Notwithstanding the foregoing, Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.6(b) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel. Notwithstanding anything to the contrary contained in this Section 6.6, materials provided pursuant to this Section 6.6 may be redacted (i) to remove references concerning the valuation of the Company and the Transactions, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable privilege concerns.

(c) The Company and Parent shall make or file, as promptly as practicable, with the appropriate Governmental Authority all filings, forms, registrations and notifications required to be filed to consummate the Merger under any applicable Competition Law, and subsequent to such filings, the Company and Parent shall, and shall cause their respective Affiliates to, as promptly as practicable, respond to inquiries from Governmental Authorities, or provide any supplemental information that may be requested by Governmental Authorities, in connection with filings made with such Governmental Authorities. The Company and Parent shall file their notification and report forms under the HSR Act no later than ten (10) Business Days after the date of this Agreement, and any filings, notifications or submissions required under any other applicable Competition Laws as promptly as practicable after the date of this Agreement.

(d) Without limiting the generality of the foregoing, in connection with the efforts referenced in Section 6.6(c) so as to permit the Closing to occur as promptly as practicable and in any event before the Termination Date, Parent, Merger Sub and the Company shall, and shall cause their respective Affiliates to (subject to it being conditioned on the consummation of the Transactions), (i) propose, negotiate, commit to, effect and agree to, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, holding separate, and other disposition of and restriction on the businesses, assets, properties, product lines, and equity interests of, or changes to the conduct of business of, the Company, Parent and their respective Affiliates (including the Surviving Corporation and its Affiliates), (ii) create, terminate, or divest relationships, ventures, Contractual rights or obligations of the Company or Parent or their respective Affiliates, and (iii) otherwise take or commit to take any action that would limit Parent’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of Parent or the Company (including any of their respective Affiliates). If requested by Parent, the Company will agree to any action contemplated by this Section 6.6; provided, that any such agreement or action is conditioned on the consummation of the Transactions. Without limiting the foregoing, in no event will the Company (and the Company will not permit any of its Affiliates to) propose, negotiate, effect or agree to any such actions without the prior written consent of Parent.

(e) In furtherance and not in limitation of the covenants of the parties contained in this Section 6.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Transactions or any other transaction contemplated by this Agreement as in violation of any Competition Law, each of the Company and Parent shall use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions.

(f) Without limiting the provisions of Section 6.6(b), (x) Parent shall (and shall cause its respective Affiliates to) take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to obtain the CFIUS Approval and the DCSA Arrangements, and (y) the Company shall, and shall cause its respective Affiliates, to use reasonable best efforts to cooperate in connection with any such actions taken by Parent in connection with obtaining the CFIUS Approval and the DCSA Arrangements, including in furtherance of and without limiting the foregoing, in the case of each of clause (x) and (y):

(i) with respect to the DCSA Arrangements, (A) within three (3) Business Days after the date of this Agreement, the Company shall provide, or cause to be provided, an initial notification to DCSA of the Transactions pursuant to the NISPOM and any other applicable U.S. national industrial security regulations; (B) as promptly as practicable following the submission of the initial notification required by clause (A), Parent and the Company shall provide, or cause to be provided, the information necessary for DCSA to conduct a review of foreign ownership, control or influence pursuant to the NISPOM and any other applicable U.S. national industrial security regulations; and (C) no later than thirty (30) calendar days after the date of this Agreement, Parent shall submit to DCSA, and the Company shall cooperate in the submission of, a FOCI Mitigation Plan;

(ii) with respect to the CFIUS Approval, (A) within ten (10) Business Days after the date of this Agreement, the Parent and Company shall file, or cause to be filed, with CFIUS a draft of the CFIUS Notice

(the “Draft Notice”) as contemplated under 31 C.F.R. §800.401(f), and (B) as promptly as practicable after receiving and incorporating any feedback from CFIUS regarding the Draft Notice, the Parent and Company shall file, or cause to be filed, the CFIUS Notice in accordance with the DPA;

(iii) supplying, as promptly as practicable, any certification, additional information, documents or other materials in respect of such notice or the transactions contemplated by this Agreement that may be requested by CFIUS or DCSA, respectively, in connection with its review process related to the CFIUS Approval and the DCSA Arrangements; and

(iv) cooperating with each other in connection with any such filing and in connection with resolving any investigation or other inquiry of CFIUS, DCSA or any other Governmental Authority related to the review processes for the CFIUS Approval and the DCSA Arrangements, including by (A) allowing each other to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions to CFIUS or DCSA, (B) promptly informing each other of any communication received by Parent or the Company, or given by Parent or the Company to, CFIUS or DCSA by promptly providing copies to the other party of any such written communication, except for any exhibits to such communications providing the personal identifying information required by 31 C.F.R. §800.402(c)(6)(vi), information otherwise requested by CFIUS or DCSA to remain confidential or information reasonably determined by Parent or the Company to be business confidential information and (C) permitting each other to review in advance any written or oral communication that Parent or the Company gives to CFIUS or DCSA, and consult with the Company in advance of any meeting, telephone call or conference with CFIUS or DCSA, and to the extent not prohibited by CFIUS or DCSA, give each other the opportunity to attend and participate in any telephonic conferences or in-person meetings with CFIUS or DCSA.

(g) Notwithstanding anything to the contrary in this Agreement, and without limiting the generality of the foregoing Section 6.6(f), Parent shall use reasonable best efforts to take all action necessary to secure the CFIUS Approval and obtain the DCSA Arrangements, which efforts shall include providing all such assurances as may be required, requested, or imposed by CFIUS or DCSA, including, without limitation, entering into a mitigation agreement, letter of assurance, national security agreement, special security agreement, proxy agreement, trust agreement or other similar arrangement or agreement, in relation to the business and assets of the Company.

(h) Notwithstanding anything herein to the contrary, Parent shall bear the cost of any filing fee payable to a Governmental Authority in connection with any filings made under this Section 6.6.

6.7. Employee Matters.

(a) For the one (1) year period immediately following the Closing Date (or, if shorter, the period of employment of the relevant Continuing Employee), Parent shall provide, or cause its Subsidiaries to provide, each employee of the Company or any of its Subsidiaries as of the Closing, to the extent that each such employee remains employed with Parent or any of its Subsidiaries (including the Surviving Corporation) as of and following the Closing (any such employee, a “Continuing Employee”) with: (i) at least the same annual base salary or base wage rate as in effect immediately prior to the Closing Date, (ii) at least the same cash bonus or other short-term cash incentive opportunities (excluding any equity-based or long-term incentive opportunities) provided to such Continuing Employee by the Company in respect of the fiscal year in which the Closing Date occurs, and (iii) other employee benefits (excluding any deferred or long-term incentive compensation, defined benefit pension, nonqualified deferred compensation, post-termination or retiree health or welfare and equity or equity-based benefits) that are substantially comparable in the aggregate to such employee benefits (excluding any defined benefit pension, nonqualified deferred compensation, post-termination or retiree health or welfare and equity or equity-based benefits) provided under the Company Benefit Plans in which the Continuing Employee participated immediately prior to the Closing Date. Without limiting the immediately preceding sentence, Parent shall provide, or shall cause its Subsidiaries to provide, for the one (1) year period immediately following the Closing Date, each Continuing Employee with severance benefits on the terms and conditions and at the levels set forth on Section 6.7(a) of the Company Disclosure Letter, determined (x) without taking into account any reduction after the Closing in compensation paid to such Continuing Employee and (y) by taking into account each Continuing Employee’s service with the Company and its Subsidiaries (and any predecessor entities) and, after the Closing, Parent and its Subsidiaries.

(b) Periods of employment of Continuing Employees with the Company or any of its current or former Affiliates, to the same extent and for the same purposes as recognized under any comparable Company Benefit Plan of the Company and its Affiliates, including their predecessor entities, shall be taken into account for purposes of (i) eligibility for participation, (ii) vesting, and (iii) determining level of benefits of the corresponding employee benefit plan (excluding any plan providing for defined benefit pension, nonqualified deferred compensation, equity or equity-based compensation, or post-termination or retiree health or welfare benefits) offered by Parent or a Subsidiary of Parent to the Continuing Employees during the calendar year in which the Closing Date occurs; provided, however, that Parent and its Affiliates shall not be required to recognize such service to the extent such credit would result in duplication of benefits or compensation. Additionally, during the applicable plan year in which the Closing Date occurs, Parent shall, or cause one of its Subsidiaries to, use commercially reasonable efforts to (A) waive any pre-existing condition limitations under all applicable group health care plans of Parent or a Subsidiary of Parent to the extent such condition was satisfied or waived under the comparable Company Benefit Plan prior to the Closing Date and (B) credit all Continuing Employees and their eligible dependents with all payments credited against out-of-pocket maximums and deductible payments and co-payments paid by such Person, in each case, under the Company Benefit Plan providing health insurance during the portion of the plan year prior to the Closing Date for the purpose of determining the extent to which any such Person has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health insurance plans of Parent or a Subsidiary of Parent for such plan year.

(c) Parent shall, or shall cause its Subsidiaries to, assume and honor all Company Benefit Plans (other than Company Equity Plans and Company ESPP) set forth on Section 4.11(a) of the Company Disclosure Letter in accordance with their terms.

(d) Nothing in this Section 6.7 shall (i) be treated as the establishment of, an amendment of, or undertaking to establish or amend, any Company Benefit Plan or any other compensation benefit plan, program, policy, agreement or arrangement or (ii) prohibit Parent or any of its Affiliates from establishing, amending, modifying or terminating any Company Benefit Plan or any other compensation or benefit plan, program, policy, agreement or arrangement or from terminating or modifying the employment or engagement of any Continuing Employee or other service provider. The provisions of this Section 6.7 are solely for the benefit of the respective parties to this Agreement and nothing in this Section 6.7, express or implied, shall confer upon any Continuing Employee, or legal representative or beneficiary thereof or other Person, any rights or remedies, including third-party beneficiary right or any right to employment or continued employment (or any particular term or condition of employment) for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement or a right of any employee or beneficiary of such employee or other Person under any other compensation or employee benefit plan, program, policy, agreement or arrangement that such employee or beneficiary or other Person would not otherwise have under the terms of any such benefit plan without regard to this Agreement.

6.8. Public Announcements. The Company and Parent agree that the initial press release to be issued with respect to the execution and delivery of this Agreement shall be joint and in a form agreed to by the parties and the parties shall consult with each other before issuing any subsequent press release or making any other public announcement with respect to this Agreement and the Transactions and shall not issue any such press release or make any such public announcement without the prior consent of the other party (which shall not be unreasonably withheld, delayed or conditioned); provided that (a) a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public announcement to the extent required by applicable Law or the applicable rules of any stock exchange or by any regulatory authority, (b) each of the Company and Parent may make press releases or public communications concerning this Agreement and the Transactions that consist solely of information previously disclosed in previous press releases or announcements made by Parent and/or the Company in compliance with this Section 6.8 and (c) each of the Company and Parent may make any public statements in response to questions by the press, analysts, investors or analysts or those participating in investor calls or industry conferences, so long as such statements consist solely of information previously disclosed in previous press releases, public disclosures or public statements made by Parent and/or the Company in compliance with this Section 6.8; provided, further, (x) the Company shall be permitted to issue press releases or make public announcements with respect to any Company Takeover Proposal or from and after a Change of Recommendation without being required to consult with Parent but after providing a copy of such press release or public announcement to Parent prior to issuance thereof and (y) Parent and its Affiliates shall be permitted to make communications to, and provide ordinary course information to its Financing Sources, its direct and indirect equityholders, existing or prospective general and limited partners, members, managers and investors of any of its Affiliates, in each case, who are subject to customary confidentiality restrictions.

6.9. Indemnification and Insurance.

(a) From and after the Effective Time for a period of 6 years, the Surviving Corporation and Parent shall, to the fullest extent permitted by applicable Laws, as now or hereafter in effect: (i) indemnify and hold harmless each person who is at the date hereof, was previously, or during the period from the date hereof through the Effective Time will be, serving as a director or officer of the Company or any of its Subsidiaries and each Person who served as a director, officer member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or any of its Subsidiaries of the Company or any of its Subsidiaries (collectively, the “Covered Persons”) in connection with any D&O Claim and any losses, claims, damages, liabilities, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such D&O Claim (without prejudice to Section 6.11), and (ii) promptly advance to such Covered Person any Claim Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any D&O Claim in advance of the final disposition of such D&O Claim, including payment on behalf of or advancement to the Covered Person of any Claim Expenses incurred by such Covered Person in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case subject to the Covered Person to whom Claim Expenses are advanced providing, to the extent required by applicable Law, an undertaking to repay such advances if it is finally determined by a court of competent jurisdiction that such Covered Person is not entitled to indemnification. In the event of any such D&O Claim, Parent and the Surviving Corporation shall cooperate with the Covered Person in the defense of any such D&O Claim. All rights to indemnification and advancement conferred hereunder shall continue as to a Person who has ceased to be a director, officer or employee of the Company or any of its Subsidiaries after the date hereof and shall inure to the benefit of such Person’s heirs, successors, executors and personal and legal representatives for a period of six (6) years from the Effective Time.

(b) For not less than six (6) years from and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, limitations on liability of Covered Persons, indemnification of and advancement of expenses to Covered Persons than are set forth as of the date hereof in the Certificate of Incorporation and the Bylaws. Notwithstanding anything herein to the contrary, if any D&O Claim (whether arising before, at or after the Effective Time) is made against such persons with respect to matters subject to indemnification hereunder on or prior to the sixth (6th) anniversary of the Effective Time, the provisions of this Section 6.9(b) shall continue in effect until the final disposition of such D&O Claim. Following the Effective Time, the Company shall cause the indemnification Contracts in existence on the date of this Agreement set forth on Section 6.9(b) of the Company Disclosure Letter with any of the Covered Persons to continue in full force and effect in accordance with their terms.

(c) At the Company’s option and expense, or if Parent requests, prior to the Effective Time, the Company may purchase (and pay in full the aggregate premium for) a six (6)-year prepaid “tail” insurance policy (which policy by its express terms shall survive the Merger) of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the covered individuals as the Company’s and its Subsidiaries’ existing directors’ and officers’ insurance policy or policies with a claims period of six (6) years from the Effective Time for D&O Claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time; provided that the premium for such tail policy shall not exceed three hundred percent (300%) of the aggregate annual amounts currently paid by the Company and its Subsidiaries for such insurance (such amount being the “Maximum Premium”). If the Company fails to obtain such tail policy prior to the Effective Time, Parent or the Surviving Corporation shall obtain such a tail policy; provided, however, that the premium for such tail policy shall not exceed the Maximum Premium; provided, further, that if such tail policy cannot be obtained or can be obtained only by paying aggregate annual premiums in excess of the Maximum Premium, Parent, the Company or the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Maximum Premium. Parent and the Surviving Corporation shall cause any such policy (whether obtained by Parent, the Company or the Surviving Corporation) to be maintained in full force and effect, for its full term, and Parent shall cause the Surviving Corporation to honor all its obligations thereunder.

(d) In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) sell all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.9.

(e) The obligations under this Section 6.9 shall not be terminated or modified in any manner that is adverse to any Covered Persons (and their respective successors and assigns), it being expressly agreed that each Covered Person (including their respective successors and assigns) shall be a third party beneficiary of this Section 6.9. In the event of any breach by the Surviving Corporation or Parent of this Section 6.9, the Surviving Corporation shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by Covered Persons in enforcing the indemnity and other obligations provided in this Section 6.9 as such fees are incurred, upon the written request of such Covered Person.

6.10. Exchange Delisting; Listing. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NASDAQ to enable the delisting by the Surviving Corporation of the Common Stock from NASDAQ and the deregistration of the Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

6.11. Transaction Litigation. The Company shall provide Parent prompt notice of any litigation brought by any stockholder of the Company or purported stockholder of the Company against the Company, any of its Subsidiaries or any of their respective directors or officers relating to the Transactions, and shall keep Parent informed on a prompt basis with respect to the status thereof. The Company shall give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any such litigation and reasonably cooperate with Parent in conducting the defense or settlement of such litigation, and no such settlement or any disclosure in connection therewith shall be agreed without Parent’s prior written consent, which consent shall not be unreasonably withheld or delayed. In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 6.11 and Section 6.2 or Section 6.6, the provisions of this Section 6.11 shall control.

6.12. Rule 16b-3. Prior to the Effective Time, the Company shall take all such reasonable steps as may be necessary to cause any dispositions of Company equity securities pursuant to the Transactions by each individual (including any Person who is deemed to be a “director by deputization” under applicable securities Laws) who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with applicable SEC rules and regulations and interpretations of the SEC staff.

6.13. Takeover Law. Neither Parent nor the Company or any of its Subsidiaries shall take any action that would cause any Takeover Law to become applicable to this Agreement and the Transactions, and each of Parent and the Company shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the Transactions from any applicable Takeover Law now or hereafter in effect. If any Takeover Law may become, or may purport to be, applicable to the Transactions, each of Parent and the Company shall promptly take such reasonable actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and to otherwise act to eliminate or minimize the effects of any Takeover Law on any of the Transactions.

6.14. Payoff. The Company shall use its reasonable best efforts to obtain and deliver to Parent, at least one (1) Business Day prior to the Closing Date, (a) customary payoff letters with respect to each of the Existing Bank Credit Agreement and, if requested by Parent in writing, the Existing PNC Facility and Existing CPC Facility and (b) other customary documents relating to the release of any Liens securing and guarantees of the Existing Bank Credit Agreement and, if applicable, the Existing PNC Credit Facility and Existing CPC Facility.

6.15. Financing.

(a) Each of Parent and Merger Sub shall, and shall cause their respective Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms (including the market “flex” provisions) and subject only to the conditions set forth in the Financing Letters, including using reasonable best efforts to (i) maintain in effect and comply with the Financing Letters and the definitive agreements relating to the Financing in a timely and diligent matter, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms (including the market “flex” provisions) and subject only to the conditions set forth in the Debt Commitment Letter (or on other terms acceptable to Parent, subject to the Prohibited Financing Modifications), (iii) satisfy on a timely basis all conditions applicable to Parent and Merger Sub in the Financing Letters and the definitive agreements related thereto (including by consummating the Equity Financing at or prior to the Closing on the terms and subject to the conditions set forth in the Equity Funding Letter) (or, if necessary or deemed advisable by Parent, seek the waiver of conditions applicable to Parent and Merger Sub contained in such Debt Commitment Letter or such definitive agreements related thereto), (iv) upon the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to consummate the Transactions, consummate the Financing and cause the lenders and the other Persons committing to fund the Financing to fund the Financing at the Closing, and (v) enforce its rights under the Financing Letters and the definitive agreements relating to the Financing. Parent and Merger Sub shall not, and shall cause its respective Affiliates to not, without the prior written consent of the Company, (x) agree to or permit any termination of or amendment, supplement or modification to be made to, or grant any waiver of any provision under, the Equity Funding Letter (other than as expressly permitted under the Equity Funding Letter as in effect on the date hereof) or (y) agree to or permit any termination of or amendment, supplement or modification to be made to, or grant any waiver of any provision under, the Debt Commitment Letter, any related fee letter or the definitive agreements relating to the Debt Financing if, in the case of this clause (y), such termination, amendment, supplement, modification or waiver would (A) reduce the aggregate amount of any portion of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount as compared to the fees and original issue discount contemplated by the Debt Commitment Letter on the date of this Agreement unless the Debt Financing or Equity Financing is increased by a corresponding amount) such that the aggregate amount of the Financing would be below the amount required to pay the Required Amounts at the Closing, (B) impose new or additional conditions precedent to the availability of the Debt Financing or otherwise expand, amend or modify any of the conditions precedent to the Debt Financing in a manner that would reasonably be expected to delay or prevent the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing) on the Closing Date or (C) adversely impact the ability of Parent or Merger Sub, as applicable, to enforce its rights against other parties to the Debt Commitment Letter or the definitive agreements with respect to the Debt Financing (the foregoing clauses (A) through (C), collectively, the “Prohibited Financing Modifications”). Parent shall promptly deliver to the Company copies of any amendment, modification, supplement, consent or waiver to or under any Financing

Letter or the definitive agreements relating to the Financing promptly upon execution thereof. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Section 6.15 shall require, and in no event shall the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (x) seek the Equity Financing from any source other than the counterparties to, or in any amount in excess of that contemplated by, the Equity Funding Letter, or (y) pay any fees in excess of those contemplated by the Equity Funding Letter or the Debt Commitment Letter (including any market “flex” provisions contained therein).

(b) Parent shall keep the Company informed on a reasonably prompt basis and in reasonable detail of the status of its efforts to arrange the Debt Financing and provide to the Company complete, correct and executed copies of the material definitive documents for the Debt Financing. Parent and Merger Sub shall give the Company prompt written notice (i) of any material breach, default, termination, cancellation or repudiation by any party to any of the Financing Letters or definitive documents related to the Financing of which Parent or Merger Sub becomes aware, (ii) of the receipt by Parent or Merger Sub of any written notice or other written communication from any Financing Source with respect to any (A) material breach, default, termination, cancellation or repudiation by any party to any of the Financing Letters or any definitive document related to the Financing of any provisions of the Financing Letters or any definitive document related to the Financing or (B) material dispute or disagreement between Parent and any Financing Source or among any parties to any of the Financing Letters or any definitive document related to the Financing, in each case regarding the obligation to fund the Financing in an amount necessary to fund the Required Amount on the terms and in the manner contemplated by the Financing Letters, and (iii) of the occurrence of an event or development that could reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the Financing necessary to fund the Required Amount on the terms and in the manner contemplated by the Financing Letters. As soon as reasonably practicable, but in any event within two business days of the date the Company delivers to Parent or Merger Sub a written request, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence; provided that none of Parent or Merger Sub shall be required to disclose or provide any such information, the disclosure of which, in the judgement of Parent upon advice of outside counsel, is subject to attorney-client privilege; provided, that, subject to not violating attorney-client privilege, Parent or Merger Sub shall notify the Company of the withholding thereof and use reasonable best efforts to provide an alternative means of disclosing or providing such information. If any portion of the Debt Financing becomes unavailable on the terms and conditions (including any applicable market “flex” provisions) contemplated by the Debt Commitment Letter, Parent shall promptly notify the Company in writing and Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain, as promptly as practicable, in replacement thereof alternative financing from the same or alternative sources in an amount sufficient to fund the Required Amount with terms and conditions (including market “flex” provisions) not less favorable to Parent and Merger Sub (or their respective Affiliates) than the terms and conditions set forth in the Debt Commitment Letter (or on other terms acceptable to Parent, subject to the Prohibited Financing Modifications). Parent shall deliver to the Company true and complete copies of the alternative debt commitment letters (including Redacted Fee Letters) pursuant to which the same or any such alternative source shall have committed to provide any portion of the Debt Financing. For purposes of this Agreement, references to (x) the “Financing” shall include the financing contemplated by the Financing Letters as permitted to be amended, modified, supplemented or replaced by this Section 6.15, (y) the “Debt Commitment Letter” shall include such documents as permitted to be amended, modified, supplemented or replaced by this Section 6.15 and (z) “Debt Financing” shall include the debt financing contemplated by the Debt Commitment Letter as permitted to be amended, modified, supplemented or replaced by this Section 6.15. Notwithstanding the foregoing, compliance by Parent and Merger Sub with this Section 6.15 shall not relieve Parent or Merger Sub of their obligations to consummate the transactions contemplated by this Agreement whether or not the Financing is available.

(c) Prior to the Closing Date, the Company shall use its reasonable best efforts to provide, and to cause its Subsidiaries to use their reasonable best efforts to provide, to Parent and Merger Sub, in each case at Parent’s sole cost and expense, such cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the Debt Financing, including using its reasonable best efforts to, upon Parent’s written request:

(i) furnish Parent and Merger Sub (and Parent and Merger Sub may then furnish to applicable Financing Sources) (A) within 40 days after the end of any fiscal quarter that is not a fiscal year end, with the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related unaudited consolidated statements of operations and cash flows and (B) within 75 days after the end of any fiscal year, with the audited consolidated balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of operations and cash flows;

(ii) as promptly as reasonably practicable, furnish Parent with the Required Financial Information and supplement the Required Financial Information to the extent that any Required Financial Information, to the Knowledge of the Company, contains any untrue statement of a material fact or omits to state any material fact necessary to make such information not misleading, as soon as practicable after obtaining Knowledge thereof;

(iii) assist in preparation for and participate in a reasonable number of investor and lender meetings (including a reasonable and limited number of one-on-one meetings and calls that are requested in advance with or by the parties acting as lead arrangers or agents for, and prospective lenders and Parents of, the Debt Financing), presentations, road shows, due diligence sessions (including accounting due diligence sessions), drafting sessions and sessions with rating agencies in connection with the Debt Financing at reasonable times and locations mutually agreed, and assist Parent in obtaining ratings in connection with the Debt Financing;

(iv) assist Parent with the preparation by Parent and the Financing Sources of materials for rating agency presentations, offering documents, offering memoranda, private placement memoranda, bank information memoranda and similar marketing documents required in connection with the Debt Financing, including the execution and delivery of Authorization Letters;

(v) cause its independent auditors to, to the extent consistent with customary practice, (A) provide reasonable assistance to Parent in connection with Parent’s preparation of pro forma financial statements and information and (B) attend accounting due diligence sessions;

(vi) cooperate reasonably with the Financing Sources’ due diligence, to the extent reasonably requested;

(vii) assist Parent in connection with Parent’s preparation of pro forma financial information and pro forma financial statements of the Company and its Subsidiaries of the type necessary or reasonably requested by the Financing Sources to be included in any offering documents or customary marketing materials; provided, that neither the Company nor any of its Subsidiaries or Representatives shall be required to provide any information or assistance relating to (A) the proposed debt and equity capitalization that is required for such pro forma financial information or assumed interest rates, dividends (if any) and fees and expenses relating to such debt and equity capitalization or (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing;

(viii) execute and deliver as of (but not prior to) the Closing any pledge and security documents, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent (including a certificate of the chief financial officer of the Company with respect to solvency matters in the form set forth as an annex to the Debt Commitment Letter) and otherwise reasonably facilitate the pledging of collateral as of (but not prior to) the Closing; provided, that, except for Authorization Letters, (A) none of the documents or certificates shall be executed and/or delivered except in connection with the Closing, (B) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing and (C) no liability shall be imposed on the Company or any of its Subsidiaries or any of their respective officers or employees involved prior to the Closing Date with respect to such matters; and

(ix) provide (A) all documentation and other information about the Company and its Subsidiaries as is reasonably required under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act, and (B) to the extent required by applicable law, beneficial ownership certifications required pursuant to 31 C.F.R. § 1010.230 (provided, in the case of this clause (B), that none of the Company or its Subsidiaries shall be responsible for including in any such certification information relating to the post-closing ownership of the Company or its Subsidiaries), in each case of this clause (ix), at least four (4) Business Days prior to the Closing Date to the extent requested in writing at least nine (9) Business Days prior to the Closing Date;

provided that:

(A) in no event shall the Company or any of its Subsidiaries be required to provide any such cooperation to the extent it interferes unreasonably with the ongoing operations of the Company and its Subsidiaries;

(B) no obligation of the Company or any of its Subsidiaries or any of their respective Representatives undertaken pursuant to the Debt Financing or the cooperation contemplated by this Section 6.15 shall be effective until the Effective Time;

(C) in no event shall the Company or any of its Subsidiaries be required to bear any cost or expense, pay any commitment or other fee, enter into any definitive agreement (except for Authorization Letters), incur any other liability or obligation, make any other payment or agree to provide any indemnity in connection with the Financing or any of the foregoing prior to the Effective Time;

(D) nothing in this Section 6.15 shall require any action that would conflict with or violate the Company’s or any of its Subsidiaries’ organizational documents or any Laws or result in, prior to the Effective Time, the contravention of, or that would reasonably be expected to result in, prior to the Effective Time, a violation or breach of, or default under, any Contract to which the Company or its Subsidiaries is a party and is not entered into in contemplation hereof;

(E) neither the Company or its Subsidiaries nor any Persons who are directors, officers or employees of the Company or its Subsidiaries shall be required to (x) pass resolutions or consents (except those which are subject to the occurrence of the Closing passed by directors or officers continuing in their positions following the Closing) or (y) execute any document (except for Authorization Letters) or Contract or incur any liability that is effective prior to the occurrence of the Closing, in each case in connection the Debt Financing or the cooperation contemplated by this Section 6.15;

(F) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to disclose or provide any information in connection with the Financing, the disclosure of which, in the judgement of the Company upon advice of outside counsel, is subject to attorney-client privilege or could result in the disclosure of any Trade Secrets or the violation of any confidentiality obligation; provided, that, subject to not violating attorney-client privilege, the Company or such Subsidiary shall notify Parent of the withholding thereof (to the extent not prohibited thereby) and use reasonable best efforts to provide an alternative means of disclosing or providing such information;

(G) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to prepare or deliver any Excluded Information;

(H) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to deliver any legal opinion in connection with the Debt Financing;

(I) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to take any action that would cause the Company or any of its Subsidiaries to breach any representation, warranty, covenant or agreement in this Agreement;

(J) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to take any action that could cause any director, officer or employee or stockholder of the Company or any of its Subsidiaries to incur personal liability; and

(K) nothing contained in this Section 6.15 or otherwise shall require the Company or any of its Subsidiaries to be an issuer or obligor with respect to the Debt Financing prior to the Closing.

Parent (x) shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including (A) reasonable attorneys’ fees and (B) fees and expenses of the Company’s accounting firms engaged to assist in connection with the Financing, including performing additional requested procedures, reviewing any offering documents, participating in any meetings and providing any comfort letters) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the Financing, including the cooperation of the Company and its Subsidiaries and Representatives contemplated by this Section 6.15(c) and (y) shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing (including the performance of their respective obligations under this Section 6.15 (including any action taken in accordance with this Section 6.15)) and any information used in connection therewith, in each case other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, fraud, gross negligence or willful misconduct of the Company or any of its Subsidiaries.

(d) The Company hereby consents to the use of its logos solely in connection with the Financing; provided that Parent and Merger Sub shall ensure that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or the Company’s reputation or goodwill.

(e) Parent and Merger Sub acknowledge and agree that the obtaining of the Financing, or any alternative financing, is not a condition to their obligations to consummate the Transactions.

6.16. Resignations. The Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the Effective Time, effective upon the Effective Time.

6.17. Termination of Affiliate Contracts. The Company shall cause all Affiliate Contracts set forth on Section  6.17 of the Company Disclosure Letter to be terminated on or prior to the Closing.

ARTICLE VII

CONDITIONS PRECEDENT TO THE MERGER

7.1. Conditions to Each Party’s Obligations. The obligations of the Company, Parent and Merger Sub to complete the Closing and effect the Merger under Article III of this Agreement are subject to the satisfaction of the following conditions precedent on or before the Effective Time:

(a) No Prohibition. No Governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect or (ii) issued or granted any Order or injunction (whether temporary, preliminary or permanent) that is in effect, in each case which has the effect of restraining, enjoining or prohibiting the consummation of the Merger.

(b) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(c) Antitrust. Any applicable waiting period under the HSR Act, and any other applicable Competition Laws set forth in Section 7.1(c) of the Company Disclosure Letter, shall have expired or been terminated.

(d) CFIUS Approval. The CFIUS Approval shall have been obtained.

7.2. Conditions to Obligations of Parent and Merger Sub. (a) The obligations of Parent and Merger Sub to complete the Closing and effect the Merger under Article III of this Agreement are further subject to the satisfaction (or waiver in writing by Parent and Merger Sub) of the following conditions precedent on or before the Effective Time:

(i) The representations and warranties of the Company set forth in Sections 4.1(c)(i)-(iii), shall be true and correct (except for any de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(ii) The representations and warranties of the Company set forth in Sections 4.1(a), 4.1(c)(iv), 4.2, 4.3(iii), third sentence of Section 4.1(d) and 4.18 shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) in all material respects;

(iii) the representations and warranties of the Company set forth in the second sentence of Section 4.16 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date; and

(iv) other than the representations and warranties listed in the immediately preceding clauses (i), (ii) and (iii), each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (without giving effect to any materiality, Company Material Adverse Effect or like qualifications therein) as though made on and as of such date and time (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in each case, for such failures to be true and correct as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

(b) The Company shall have duly performed and complied with, in all material respects, the covenants, obligations and agreements contained in this Agreement to be performed and complied with by it at or prior to the Closing.

(c) No Company Material Adverse Effect shall have occurred since the date of this Agreement.

(d) Parent and Merger Sub shall have received a certificate executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer confirming that the conditions set forth in clauses (a), (b) and (c) of this Section 7.2 have been duly satisfied.

7.3. Conditions to Obligations of the Company. The obligation of Company to complete the Closing and effect the Merger are further subject to the satisfaction (or waiver in writing by the Company) of the following conditions precedent on or before the Effective Time:

(a) The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (without giving effect to any materiality, Parent Material Adverse Effect or like qualifications therein) as though made on and as of such date and time (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in each case, for such failures to be true and correct as would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

(b) Parent and Merger Sub shall have duly performed and complied with, in all material respects, the respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) The Company shall have received a certificate executed on behalf of Parent by an officer of Parent confirming that the conditions set forth in Section 7.3(a) and Section  7.3(b) have been duly satisfied.

ARTICLE VIII

TERMINATION

8.1. Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

(a) With the mutual written consent of each of the Company and Parent at any time prior to the Effective Time;

(b) By written notice of either the Company or Parent, if the Closing shall not have occurred on or before 11:59 p.m. Eastern Time on May 14, 2020 (such date, the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any party that has breached in any material respect any provision of this Agreement in any manner that shall have been the primary cause of the failure of the Closing to occur on or before the Termination Date (it being understood that (without prejudice to Section 8.3(d)) Parent’s and Merger Sub’s failure to close as a result of the unavailability of the Debt Financing (or any alternative financing contemplated by Section 6.15) to be funded at Closing for any reason shall not in any way limit its termination right pursuant to this Section 8.1(b));

(c) By written notice of either the Company or Parent, if (i) any permanent injunction or other judgment or Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Transactions and has become final and non-appealable; or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Transactions that prohibits, makes illegal or enjoins the consummation of the Transactions, except that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any party that has breached in any material respect any provision of this Agreement in any manner that was the primary cause of the issuance of such Order;

(d) By written notice of the Company:

(i) prior to the Closing, if Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise, to the failure of a condition set forth in Sections 7.1 or 7.3 to be satisfied and (B) is incapable of being cured or, if curable, has not been cured, by Parent or Merger Sub prior to the earlier of the (x) Termination Date and (y) thirtieth (30th) Business Day after its receipt of written notice thereof from the Company; provided that the Company shall not have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement so as to cause the closing conditions in Sections 7.1 and 7.2 not to be satisfied;

(ii) prior to obtaining the Company Stockholder Approval, in accordance with, and subject to compliance with the terms and conditions of, Section 6.4(e) in order to enter into a Company Acquisition Agreement to effect a Company Superior Proposal (with such Company Acquisition Agreement being entered into substantially concurrently with the termination of this Agreement); provided that concurrently with such termination, the Company pays the Company Termination Fee pursuant to Section 8.3(b);

(iii) if (A) the Marketing Period has ended, (B) all of the conditions set forth in Sections 7.1 and 7.2 have been satisfied or waived at the Closing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied at the time of termination) and continue to be satisfied or waived during the three (3) Business Day period described below, (C) Merger Sub shall have failed to consummate the Merger within three (3) business days following the later of the date on which the Closing should have occurred pursuant to Section 2.2 and the receipt of notice contemplated under the following sub-clause (D) and (D) the Company has irrevocably confirmed to Parent in writing at least three (3) Business Days prior to such termination that all of the conditions set forth in Section 7.3 have been and continue to be satisfied or irrevocably waived and it stands ready, willing and able to consummate the Transactions; or

(e) By written notice of Parent:

(i) prior to the Closing, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 7.1 or 7.2 to be satisfied, and (B) is incapable of being cured or, if curable, has not been cured, by the Company prior to the earlier of the (x) Termination Date and (y) thirtieth (30th) Business Day after its receipt of written notice thereof from Parent; provided that Parent or Merger Sub shall not have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement so as to cause the closing conditions in Sections 7.1 and 7.3 not to be satisfied;

(ii) prior to obtaining the Company Stockholder Approval, if (A) a Change of Recommendation shall have occurred or (B) the Company shall have Willfully Breached its covenants set forth in Section 6.4(b); or

(f) By written notice of either the Company or Parent, if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor (including any adjournments or postponements thereof permitted by this Agreement), in each case, at which a vote on the adoption of this Agreement was taken.

8.2. Expenses; Transfer Taxes.

(a) Except as otherwise specifically provided herein, each party hereto shall bear its own expenses in connection with this Agreement and the Transactions.

(b) Except as otherwise provided in Section 3.3(b), all transfer, documentary, sales, use, stamp, registration and other such Taxes imposed with respect to the transfer of shares of Common Stock pursuant to the Transactions shall be borne by Parent, the Company, Merger Sub or the Surviving Corporation and expressly shall not be a liability of holders of Common Stock.

8.3. Effect of Termination.

(a) In the event of termination of this Agreement by either the Company or Parent pursuant to Section 8.1, this Agreement will forthwith become void and have no further force or effect, without any Liability on the part of Parent, Merger Sub, the Company or any of their respective Subsidiaries, except as provided in this Section 8.3, Section 6.1(c), Section 6.8, Section 8.2, and Article IX, which will survive any termination hereof, and provided that, subject to this Section 8.3, none of Parent, Merger Sub or the Company shall be relieved or released from any liabilities or damages arising out of its fraud or Willful Breach.

(b) In the event that:

(i) this Agreement is terminated (x) by the Company pursuant to Section 8.1(d)(ii) or (y) by Parent pursuant to Section 8.1(e)(ii), then the Company shall pay the Company Termination Fee to Parent (or its designee), at or prior to the time of termination and as a condition to such termination in the case of termination by the Company, or as promptly as reasonably practicable (and, in any event, within two (2) Business Days following such termination) in the case of a termination by Parent, in each case, payable by wire transfer of immediately available funds; or

(ii) (A) this Agreement is terminated by (x) either Parent or the Company pursuant to Section 8.1(b) (provided that at the time of termination the Company shall not have been entitled to terminate this

Agreement pursuant to Section 8.1(d)(iii)) or Section 8.1(f), or (y) by Parent pursuant to Section 8.1(e)(i); (B) a bona fide Company Takeover Proposal shall have been publicly made, proposed or communicated (or shall have otherwise become publicly known) after the date of this Agreement and not withdrawn prior to obtaining the Company Stockholder Approval at the Company Stockholders Meeting (or, if earlier, prior to the time of termination of this Agreement); and (C) at any time on or prior to the twelve (12)-month anniversary of such termination, the Company or any of its Subsidiaries completes or enters into a definitive agreement with respect to, and thereafter completes, a Company Takeover Proposal, then, in any such event, the Company shall pay to Parent (or its designee) the Company Termination Fee, such payment to be made promptly, and in any event within two (2) Business Days from the earliest to occur of the foregoing events in clause (C), payable by wire transfer of immediately available funds to an account designated by Parent; provided that, for purposes of this Section 8.3(b)(ii), all references in the definition of Company Takeover Proposal to twenty percent (20%) or eighty percent (80%) shall be deemed references to fifty percent (50%).

(c) The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(d) In the event that (i) the Company shall terminate this Agreement pursuant to Section 8.1(d)(i) or Section 8.1(d)(iii), or (ii) Parent shall terminate this Agreement pursuant to Section 8.1(b) and at such time the Company is entitled to validly terminate this Agreement pursuant to Section 8.1(d)(i) or Section 8.1(d)(iii), then in each such case Parent shall pay to the Company a termination fee in an amount equal to $80,000,000 (the “Parent Termination Fee”) by wire transfer of same-day funds as promptly as reasonably practicable (and, in any event, within two (2) Business Days) following such termination. The parties hereto acknowledge and hereby agree that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

(e) Each of the parties hereto acknowledges that neither the Company Termination Fee nor the Parent Termination Fee is intended to be a penalty but rather is liquidated damages in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which such Company Termination Fee or the Parent Termination Fee is paid, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

(f) Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.3 are an integral part of the Transactions and that, without these agreements, the parties hereto would not enter into this Agreement. Accordingly, if a party hereto fails to promptly pay any amount due pursuant to this Section 8.3, and the other party commences a suit that results in a final and non-appealable judgment against the failing party for the amounts set forth in this Section 8.3 or a portion thereof, the failing party shall pay to the other party all reasonable and documented out-of-pocket fees, costs and expenses of enforcement (including reasonable and documented attorney’s fees as well as expenses incurred in connection with any such action), together with interest on such amount or such portion thereof at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made (together, the “Termination Expenses and Interest”); provided that in no event shall any party be required to pay Termination Expenses and Interest in the aggregate amount exceeding $3,500,000.

(g) Notwithstanding anything to the contrary in this Agreement, but subject to the provisos in Section 8.3(a) and Section 9.6, in any circumstance in which this Agreement is terminated and Parent has the right to receive payment of the Company Termination Fee pursuant to this Section 8.3, the payment of the Company Termination Fee and, if applicable, the Termination Expenses and Interest, shall be the sole and exclusive monetary remedy of Parent Related Parties against the Company and any of its Non-Party Affiliates (together, the “Company Related Parties”) for any loss or damage suffered as a result of the failure of the Transactions or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement (except that the Company remains obligated to pay to Parent and Merger Sub any amount due and payable pursuant to Section 8.3(f)), whether in equity or at law, in contract, in tort or otherwise, except that nothing shall relieve the Company of its obligations under Section 6.8. For the avoidance of doubt, nothing in this Section 8.3(g) shall limit, abridge or otherwise modify any Liabilities of the Company pertaining to fraud or a Willful Breach.

(h) Notwithstanding anything to the contrary in this Agreement, but subject to Section 9.6, if Parent or Merger Sub breaches this Agreement (whether willfully (including a Willful Breach), intentionally, unintentionally or otherwise) or fails to perform hereunder (whether willfully (including a Willful Breach), intentionally, unintentionally or otherwise), then, except for the right to seek specific performance in accordance with and subject to the terms and conditions of Section 9.6, the sole and exclusive remedies (whether at Law, in equity, in contract, in tort or otherwise) against Parent, Merger Sub, or any of their Non-Party Affiliates (each a “Parent Related Party”) for any breach (whether willfully (including a Willful Breach), intentionally, unintentionally or otherwise), loss, damage or failure to perform under (whether willfully (including a Willful Breach), intentionally, unintentionally or otherwise), this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith shall be for the Company to terminate this Agreement pursuant to Section 8.1(d)(i) or Section 8.1(d)(iii) and receive payment of the Parent Termination Fee pursuant to and solely to the extent required by Section 8.3(d), and, if applicable, the Termination Expenses and Interest, and upon payment of such amounts, (a) none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement (whether in equity or at law, in contract, in tort or otherwise, and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person or otherwise) and (b) no Company Related Party shall be entitled to bring, and in no event support, facilitate or encourage, the bringing of any Litigation (under any legal theory, whether sounding in law or in equity (in each case whether for breach of contract, in tort or otherwise)) against a Parent Related Party with respect to, arising out of, or in connection with, the failure of the Closing to occur or for a breach or failure to perform hereunder, under the Financing Letters or otherwise (in any case, whether willfully, intentionally, unintentionally or otherwise), and the Company shall cause any such Litigation pending as of any termination of this Agreement to be dismissed with prejudice as promptly as practicable after such termination. Notwithstanding anything to the contrary in this Agreement (including this Section 8.3(h)), if the Parent Termination Fee and, if applicable, the Termination Expenses and Interest are paid to the Company, under no circumstances will any Company Related Party, or the Company Related Parties in the aggregate, be entitled to monetary damages or monetary remedies for any claims, damages or other losses suffered as a result of the failure of the transactions contemplated by this Agreement or in the Financing Letters to be consummated or for a breach or failure to perform hereunder or thereunder or for any representation made or alleged to have been made in connection herewith or therewith, in excess of the amount of the Parent Termination Fee and, if applicable, the Termination Expenses and Interest. Under no circumstances shall the collective monetary damages payable by Parent and the other Parent Related Parties (including the Sponsor) under this Agreement or the Termination Fee Commitment Letter for non-compliance with or breaches (in each case, whether knowingly, willfully, intentionally or unintentionally or otherwise, and including any fraud) under this Agreement or the Termination Fee Commitment Letter exceed an aggregate amount equal to the Parent Termination Fee. For the avoidance of doubt, nothing in this Section 8.3(h) shall limit, abridge or otherwise modify (A) any remedies of the Company pursuant to Section 9.6, but subject to the terms therein and (B) any remedies available to the Company under the Confidentiality Agreement.

ARTICLE IX

MISCELLANEOUS

9.1. Nonsurvival of Representations and Warranties. None of the representations and warranties and, subject to the following sentence, covenants and agreements, in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

9.2. Amendment; Waiver. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub. After the Effective Time, this Agreement may not be amended. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. To the extent any amendment or waiver of Section 8.3, this Section 9.2, the proviso in Section 9.7(a), Section 9.7(c), Section 9.8, Section 9.12 and Section 9.13 (and any other provision of this Agreement to the extent an amendment or waiver of such provision would modify the substance of any of the foregoing provisions) is sought that is materially adverse to the rights of the Financing Sources in their capacities as such, the prior written consent of such materially adversely affected Financing Sources shall be required before such amendment or waiver is rendered effective. To the extent any amendment or waiver of Section 9.12 and Section 9.13 is sought that is materially adverse to the rights of any the Non-Party Affiliate, the prior written consent of such materially adversely affected Non-Party Affiliate shall be required before such amendment or waiver is rendered effective.

9.3. Notices. Any notice, request, instruction or other document or other communication to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (i) when received if given in person or by courier or a courier service (providing proof of delivery), (ii) on the date of transmission if sent by email or facsimile by 9:00 p.m. New York City time on a Business Day or, otherwise, on the next succeeding Business Day, (iii) on the next Business Day if sent by an overnight delivery service marked for overnight delivery (providing proof of delivery), or (iv) five (5) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

(a) If to the Company, addressed as follows:

Presidio, Inc.

One Penn Plaza

New York, NY 10119

Attention: Elliot Brecher

Email: ebrecher@presidio.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Fax:             212-403-2000

Attention:   Andrew J. Nussbaum

                    Gordon S. Moodie

Email:         AJNussbaum@wlrk.com

                    GSMoodie@wlrk.com

(b) If to Parent or Merger Sub, or after the Closing, the Surviving Corporation, addressed as follows:

BCEC – Port Holdings (Delaware), LP

c/o BC Partners Advisors L.P.

650 Madison Avenue

New York, New York 10022

Attention: Fahim Ahmed

Email: Fahim.Ahmed@bcpartners.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Peter Martelli, P.C.; Dvir Oren, P.C.; Abhishek Kolay

Email: peter.martelli@kirkland.com; dvir.oren@kirkland.com;

abhishek.kolay@kirkland.com

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

9.4. Counterparts. This Agreement may be executed in counterparts and such counterparts may be delivered in electronic format (including by .pdf and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart and copies produced therefrom shall have the same effect as an original. To the extent applicable, the foregoing constitutes the election of the parties hereto to invoke any Law authorizing electronic signatures.

9.5. Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Sections of the Company Disclosure Letter and the Parent Disclosure Letter are for convenience only and shall not be deemed part of this Agreement, the Company Disclosure Letter or the Parent Disclosure Letter or be given any effect in interpreting this Agreement, the Company Disclosure Letter or the Parent Disclosure Letter. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Underscored references to Articles, Sections or Exhibits shall refer to those portions of this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term in this Agreement the singular. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic format) in a visible form. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. The phrase “ordinary course of business” when used in this Agreement shall be deemed to be followed by the words “consistent with past practice”. References to documents or information “made available” or “provided” to Parent or similar terms shall mean documents or information (x) uploaded at least one hour prior to the entry into and execution of this Agreement in the “Project Provo” dataroom hosted at wwwna2.dfsvenue.com or (y) provided via email or fileshare site by Representative of the Company to Representatives of Parent at least one hour prior to the entry into and execution of this Agreement. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any capitalized term used in any Exhibit, the Company Disclosure Letter or the Parent Disclosure Letter but not otherwise defined therein shall have the meaning given to such term in this Agreement. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. Any reference to any Contract or other document means such Contract or document as from time to time amended, modified or supplemented (if permitted under this Agreement) and includes all exhibits, schedules or other attachments thereto. All references to dollars or to “$” shall be references to United States dollars.

9.6. Specific Performance. The parties hereto agree that irreparable damage for which monetary relief (including any fees payable pursuant to Section 8.3), even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate the Merger and effect the Closing. Subject to the following sentence, the parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.7(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (b) the provisions set forth in Section 8.3 shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement and (c) the right of specific enforcement is an integral part of the Transactions and without that right neither the Company nor Parent would have entered into this Agreement. Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the Equity Financing to be funded to fund the Merger Consideration and Parent’s and Merger Sub’s obligations to effect the Closing (but not the right of the Company to seek such injunctions, specific performance or other equitable remedies for any other reason) shall be subject to the requirements that (i) all conditions in Sections 7.1 and 7.2 have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to such conditions being able to be satisfied at the Closing) at the Closing and at the time the Company initially institutes such proceeding Parent and Merger Sub are required to consummate the transactions contemplated by the Merger Agreement pursuant to Section 2.2 of the Merger Agreement, (ii) the Debt Financing has been funded in accordance with the terms and conditions thereof or will be funded in accordance with the terms and conditions thereof at the Closing if the Equity Financing is funded at the Closing and (iii) the Company has irrevocably confirmed in writing at least three (3) Business Days prior thereto (and not revoked, withdrawn or modified such confirmation) that the conditions set forth in Section 7.3 have been and continue to be satisfied or irrevocably waived and that if the Equity Financing and Debt Financing are funded, then the Closing shall occur pursuant to the terms of this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law, other than an assertion that the exercise of specific performance was not effected in accordance with provisions of this Section 9.6. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.6 shall not be required to provide any bond or other security in connection with any such order or injunction breaches of this Agreement. Notwithstanding anything else to the contrary in this Agreement, for the avoidance of doubt, while the Company may concurrently seek (x) specific performance or other equitable relief, subject in all respects to this Section 9.6 and (y) payment of the Parent Termination Fee if, as and when required pursuant to this Agreement and subject to Section 8.3, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance to cause the Equity Financing to be funded at the Closing in accordance with the terms of this Section 9.6 (whether under this Agreement or the Equity Funding Letter) or other equitable relief, on the one hand, and payment of the Parent Termination Fee and/or the Termination Expenses and Interest, if any, as and when due, pursuant to Section 8.3, on the other hand.

9.7. Governing Law; Jurisdiction.

(a) This Agreement and all claims, controversies, disputes or proceedings in connection with the transactions contemplated by this Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware applicable to contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles; provided, however, that notwithstanding the foregoing, except as otherwise set forth in the Debt Commitment Letter (including as it relates to (I) the interpretation of the definition of Company Material Adverse Effect (and whether or not a Company Material Adverse Effect has occurred), including, for purposes of the Financing Conditions (as defined in the Debt Commitment Letter), (II) the determination of the accuracy of any Acquisition Agreement

Representations (as defined in the Debt Commitment Letter) and whether as a result of any inaccuracy of any Acquisition Agreement Representation Parent or any of its Affiliates have the right to terminate Parent’s or its obligations under this Agreement in accordance with Section 8.1(e)(i) hereof or decline to consummate the Closing in accordance with Section 7.2(a) hereof and (III) the determination of whether the Closing has been consummated in accordance with the terms of this Agreement), all claims, controversies, disputes or proceedings and matters relating to the interpretation, construction, validity and enforcement (whether at law, in equity, in contract, in tort, or otherwise) against any of the Financing Sources in any way relating to the Debt Commitment Letter or the performance thereof or the Debt Financing, shall be exclusively governed by, and construed and interpreted in accordance with, the Laws of the state of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of Laws of any other jurisdiction.

(b) All Litigation arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Litigation, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Litigation and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Litigation. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 9.3; provided, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law. The parties hereto agree that a final judgment in any such Litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(c) Notwithstanding anything in this Agreement to the contrary, each of the other parties hereto agrees that (i) it will not bring or support any Litigation against the Financing Sources, in their capacities as such, in any way relating to this Agreement or the transactions contemplated herein, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the transactions contemplated thereby, in any forum other than a court of competent jurisdiction located within the Borough of Manhattan in the City of New York, New York, whether a state or Federal court and (ii) the provisions of Section  9.8 relating to the waiver of jury trial shall apply to any such Litigation.

9.8. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES OF FACT AND LAW, AND THEREFORE, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE NEGOTIATION, EXPLORATION, DUE DILIGENCE WITH RESPECT TO OR ENTERING INTO OF THIS AGREEMENT, THE MERGER, THE DEBT FINANCING OR THE TRANSACTIONS, INCLUDING IN ANY LITIGATION AGAINST ANY FINANCING SOURCE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

9.9. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.10. Entire Understanding. This Agreement, together with the Exhibits, the Company Disclosure Letter, the Parent Disclosure Letter, the Equity Funding Letter, the Termination Fee Commitment Letter and the

Confidentiality Agreement (the “Transaction Documents”) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any Person other than the parties hereto.

9.11. Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of law) by any of the parties without the prior written consent of the other parties; provided that Parent and Merger Sub may assign any of their rights and obligations under this Agreement to another wholly owned direct or indirect Subsidiary of Parent without the prior written consent of the Company, but no such assignment shall relieve Parent of its obligations under this Agreement. Any purported assignment in contravention of this Section 9.11 shall be null and void.

9.12. Third Party Beneficiaries. This Agreement is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, except for: (a) if the Effective Time occurs, the right of the Company’s stockholders to receive the Merger Consideration; (b) if the Effective Time occurs, the right of the holders of Company Options and Company RSU Awards to receive such amounts as provided for in Section 3.1(c); (c) if the Effective Time occurs, the rights of the Covered Persons set forth in Section 6.9 of this Agreement; (d) the rights of the Company’s Subsidiaries and the respective Representatives of the Company and its Subsidiaries set forth in Section 6.15(c); (e) the Financing Sources shall be express third party beneficiaries of Section 8.3, Section 9.2, the proviso in Section 9.7(c)(a), Section 9.7(c), Section 9.8, this Section 9.12 and Section 9.13, as each of such Sections shall expressly inure to the benefit of the Financing Sources; and (f) the rights of Non-Party Affiliates set forth in Section 9.13, which are intended for the benefit of the Persons and shall be enforceable by the Persons referred to in clauses (a) through (f) above.

9.13. Non-Recourse. All claims or causes of Litigation (whether in Contract or in tort, in law or in equity) that may be based upon, arise out of or relate to the Transaction Documents or the negotiation, execution, performance or non-performance of Transaction Documents (including any representation or warranty made in or in connection with this Agreement, any other Transaction Document or as an inducement to enter into this Agreement or such other Transaction Document) may be made by any party hereto only against the Persons that are expressly identified as parties hereto or thereto. In no event shall any named party to the Transaction Documents have any shared or vicarious liability for the actions or omissions of any other Person. No Person who is not a named party to the Transaction Documents (including the Financing Sources), including any director, officer, employee, incorporator, member, partner, stockholder, Affiliate (disregarding for purposes of this Section 9.13, the last sentence in the definition of “Affiliate”), agent, attorney or Representative of any named party to this Agreement that is not itself a named party to the Transaction Documents (including the Financing Sources) (“Non-Party Affiliates”), shall have any Liability (whether in Contract or in tort, in law or in equity, or based upon any theory that seeks to impose Liability of an entity party against its owners or Affiliates) to any party to this Agreement for any obligations or Liabilities arising under, in connection with or related to the Transaction Documents or for any claim based on, in respect of, or by reason of the Transaction Documents or their negotiation or execution; and each party hereto or thereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates (including the Financing Sources). The parties acknowledge and agree that the Non-Party Affiliates (including the Financing Sources) are intended third-party beneficiaries of this Section 9.13. Nothing herein shall modify, impact, limit or impair the rights of any party to the Debt Commitment Letter or any document as it relates to any claim or cause of Litigation (whether in Contract or in tort, in law or in equity) that may be based on or relate to the Debt Financing or the negotiation, execution, performance or non-performance of the Debt Commitment Letter or the Debt Financing.

9.14. Further Assurances. Upon the reasonable request of Parent or the Surviving Corporation, each party will, on and after the Closing Date, execute and deliver to the other parties such other documents, assignments and other instruments as may be reasonably required to effectuate the Merger and to effect and evidence the provisions of this Agreement and the Transactions.

9.15. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

9.16. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

COMPANY

PRESIDIO, INC.

By:	/s/ Robert Cagnazzi
Name: Robert Cagnazzi
Title: Chairman of the Board and Chief Executive Officer

PARENT

BCEC – PORT HOLDINGS (DELAWARE), LP

By:	/s/ Matthew Elston
Name: Matthew Elston
Title: Director

By:	/s/ Mark Rodliffe
Name: Mark Rodliffe
Title: Director

PORT MERGER SUB, INC.

By:	/s/ Fahim Ahmed
Name: Fahim Ahmed
Title: President and Secretary

EXECUTION VERSION

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of September 25, 2019, is entered into by and among Presidio, Inc., a Delaware corporation (the “Company”), BCEC – Port Holdings (Delaware), LP, a Delaware limited partnership (the “Parent”), and Port Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”). Each of the parties to this Amendment is individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company, Parent and Merger Sub entered into that certain Agreement and Plan of Merger dated as of August 14, 2019 (the “Merger Agreement”);

WHEREAS, pursuant to Section 9.2 of the Merger Agreement, at any time prior to the Effective Time, the Merger Agreement may be amended or modified by written agreement of, the Company, Parent and Merger Sub; and

WHEREAS, in accordance with Section 9.2 of the Merger Agreement, the Parties wish to amend the Merger Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties hereby agree as follows:

1.	Defined Terms. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning ascribed to them in the Merger Agreement.

2.	Amendment to the Merger Agreement.

2.1	The definition of “Company Termination Fee” is hereby deleted in its entirety and replaced with the following:

“Company Termination Fee” shall mean an amount equal to $40,000,000.

2.2	Section 3.1(b)(i) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

2.3

“Each share of Common Stock issued and outstanding immediately prior to the Effective Time (excluding Canceled Shares, Converted Shares and Dissenting Shares) and all rights in respect thereof, shall, by virtue of the Merger, be converted into the right to receive $16.60, payable net to the seller in cash, without interest (the “Merger Consideration”), and such shares shall otherwise cease to be outstanding, shall automatically be canceled and retired and cease to exist, and each holder of Certificate or Book-Entry Shares that immediately prior to the Effective Time represented any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.”

3.

No Other Change. The Parties hereby acknowledge and agree that, except as set forth in this Amendment, the terms and provisions of the Merger Agreement shall not be affected hereby and shall continue in full force and effect.

4.

Effect of Amendment. This Amendment shall form a part of the Merger Agreement for all purposes, and each Party shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby, including for purposes of Section 9.10 of the Merger Agreement.

5.	Miscellaneous. Sections 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 9.11, 9.12, 9.15 and 9.16 of the Merger Agreement shall apply to this Amendment mutatis mutandis.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

PRESIDIO, INC.
By:	/s/ Robert Cagnazzi
Name:	Robert Cagnazzi
Title:	Chairman of the Board and Chief Executive Officer

[Signature Page to Amendment No. 1 to Merger Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

BCEC – PORT HOLDINGS (DELAWARE), LP
By: BCEC MANAGEMENT X LIMITED
Its: General Partner

By:	/s/ Matthew Elston
Name:	Matthew Elston
Title:	Director

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Director

PORT MERGER SUB, INC.

By:	/s/ Fahim Ahmed
Name:	Fahim Ahmed
Title:	President and Secretary

Annex B

LionTree Advisors LLC 660 Madison Avenue, 15th Floor New York, NY 10065

CONFIDENTIAL

August 13, 2019

The Board of Directors

Presidio, Inc.

One Penn Plaza

Suite 2932

New York, New York 10119

Dear Members of the Board:

We understand that Presidio, Inc. (the “Company”) proposes to enter into an Agreement and Plan of Merger, to be dated as of August 13, 2019 (the “Agreement”), by and among the Company, Port Aggregator, LP (the “Acquiror”) and Port Merger Sub, Inc., a wholly owned subsidiary of the Acquiror (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger and a wholly-owned subsidiary of Acquiror, and each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Stock”), other than shares of Company Stock (i) held by the Company as treasury stock or held by Acquiror or Merger Sub or by any of their respective Subsidiaries, or (ii) held by Persons who shall have, in all respects, properly exercised and perfected a demand for and are entitled to appraisal for such shares in accordance with Section 262 of the DGCL (the shares referred to in (i) and (ii) collectively, “Excluded Shares”), will be converted into the right to receive $16.00 in cash (the “Consideration”).

The transactions contemplated by the Agreement (collectively, the “Transaction”) and the terms and conditions thereof are more fully set forth in the Agreement. Capitalized terms used but not defined in this letter have the meanings ascribed thereto in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Stock (other than Excluded Shares) of the Consideration to be received by such stockholders pursuant to the Agreement (without giving effect to any impact of the Transaction on any particular stockholder of the Company other than in its capacity as a holder of Company Stock).

In arriving at our opinion, we have, among other things:

(i)

reviewed a draft, dated August 13, 2019, of the Agreement, as well as related transaction agreements, including a Voting Agreement, Equity Commitment Letter and Termination Fee Commitment Letter (together, the “Transaction Agreements”);

(ii)	reviewed certain exhibits and disclosure schedules to the Agreement, each in their respective draft forms as of August 13, 2019;

(iii)	reviewed certain publicly available business and financial information relating to the Company;

(iv)

reviewed certain historical financial information and other data relating to the Company that were provided to us by the management of the Company, approved for our use by the Company, and not publicly available;

The Board of Directors

Presidio, Inc.

August 13, 2019

(v)

reviewed certain internal financial forecasts, estimates and other data relating to the business and financial prospects of the Company that were provided to us by the management of the Company, approved for our use by the Company, and not publicly available, including financial forecasts and estimates for the fiscal years ending June 30, 2020 to June 30, 2024;

(vi)

conducted discussions with members of the senior management of the Company concerning the business, operations, historical financial results, and financial prospects of the Company and the Transaction;

(vii)	reviewed current and historical market prices of the Company Stock;

(viii)	reviewed certain financial performance and stock market data of the Company and compared that data with similar data for certain other companies;

(ix)	reviewed and compared certain financial terms of the Transaction with the financial terms of certain other transactions; and

(x)	conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness, to the extent relevant to our analysis, of the information provided to, discussed with, or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any of its subsidiaries, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, with your consent (and based on advice of management of the Company), that they have been reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and its subsidiaries. We express no opinion with respect to such forecasts or estimates. This opinion does not address any legal, regulatory, taxation, or accounting matters, as to which we understand that you have obtained such advice as you deemed necessary from qualified professionals, and we have assumed the accuracy and veracity of all assessments made by such advisors to the Company with respect to such matters, to the extent relevant to our analysis. Our opinion is necessarily based on economic, monetary, market, and other conditions as in effect on, and the information available to us as of, the date hereof and our opinion speaks only as of the date hereof.

Our opinion does not address the Company’s underlying business decision to engage in the Transaction or any related transaction, the relative merits of the Transaction or any related transaction as compared to other business strategies or transactions that might be available to the Company, or whether the consideration to be received by the stockholders of the Company pursuant to the Agreement represents the best price obtainable. We were not requested to, and did not, solicit interest from other parties prior to the date hereof with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. We also express no view as to, and our opinion does not address, the solvency of the Company or any other entity under any state, federal, or other laws relating to bankruptcy, insolvency, or similar matters. This opinion addresses only the fairness, from a financial point of view, to the holders of Company Stock (other than Excluded Shares), as of the date hereof, of the Consideration to be received by such stockholders pursuant to the Agreement. We have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Transaction or any related transaction, including the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company, the

The Board of Directors

Presidio, Inc.

August 13, 2019

Acquiror, or any of their respective affiliates. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors, or employees of any parties to the Transaction, or any class of such persons, whether relative to the Consideration or otherwise. This letter should not be construed as creating any fiduciary duty on the part of LionTree Advisors LLC (or any of its affiliates) to any party. We express no opinion as to the prices at which the Company Stock will trade at any time. In rendering this opinion, we have assumed, with your consent, that except as would not be in any way meaningful to our analysis: (i) the final executed form of the Agreement and the other Transaction Agreements will not differ from the draft that we have reviewed, (ii) the representations and warranties of the parties to the Agreement, and the other Transaction Agreements, are true and correct, (iii) the parties to the Agreement, and the other Transaction Agreements, will comply with and perform all covenants and agreements required to be complied with or performed by such parties under the Agreement and the related Transaction documents, and (iv) the Transaction will be consummated in accordance with the terms of the Agreement and other Transaction Agreements, without any waiver or amendment of any term or condition thereof (or any change in the form or amount of Consideration). We have also assumed, with your consent, that all governmental, regulatory, or other third-party consents and approvals necessary for the consummation of the Transaction or otherwise contemplated by the Agreement will be obtained without any adverse effect on the Company or on the expected benefits of the Transaction in any way meaningful to our analysis.

This opinion is provided solely for the benefit of the Board of Directors of the Company (in its capacity as such) in connection with, and for the sole purpose of, its evaluation of the Transaction, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any other matter.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services, a portion of which is payable in connection with this opinion and the principal portion of which is contingent upon the successful completion of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. As previously disclosed to you, we and our affiliates have provided, and from time to time do provide, investment banking services to the Company, Apollo Global Management LLC (“Apollo”) a significant shareholder of the Company, BC Partners LLP (“BC Partners”) and entities which we understand to be affiliates or portfolio companies of Apollo and BC Partners respectively (such entities, “Related Parties”) including (i) in respect of the Company, an equity offering in November 2017; (ii) in respect of Apollo and its Related Parties, CareerBuilder on its sale of Emsi to Strada Education Network, West Corp on its acquisition of Nasdaq’s PR solutions and digital media services business, an affiliate of Apollo on its acquisition of West Corp and ADT’s IPO and Apollo and certain of its affiliates in connection with their acquisitions of Shutterfly and a majority interest in Cox Media Group’s broadcast television stations; and (iii) in respect of BC Partners and its Related Parties, an affiliate of BC Partners on the acquisition of the majority ownership of United Group B.V. We and our affiliates may seek in the future to provide investment banking services and capital markets services to the Company, Apollo, BC Partners and their respective Related Parties, and we expect to receive customary fees for the rendering of these services. As previously disclosed to you, in the past we and our affiliates have invested in, and from time to time do invest in, and alongside with, Apollo and BC Partners and their respective Related Parties. In the ordinary course of business, certain of our employees and affiliates may hold or trade, for their own accounts and the accounts of their investors, securities of the Company, Apollo, and Related Parties of each of Apollo and BC Partners and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of LionTree Advisors LLC.

The Board of Directors

Presidio, Inc.

August 13, 2019

This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party, nor shall any public reference to us be made, for any purpose whatsoever except with our prior written consent in each instance.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Stock (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such stockholders.

Very truly yours,

/s/ LIONTREE ADVISORS LLC

Annex C

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRESIDIO, INC.

C/O BROADRIDGE

P.O. BOX 1342

BRENTWOOD, NY 11717

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E84590-S90698                         KEEP THIS PORTION FOR YOUR RECORDS

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PRESIDIO, INC.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3:				For	Against	Abstain

1.   To adopt the Agreement and Plan of Merger, dated as of August 14, 2019, as amended on September 25, 2019 and as it may be further amended from time to time, by and among Presidio, Inc., BCEC – Port Holdings (Delaware), LP and Port Merger Sub, Inc. (the “Merger Proposal”);

				☐	☐	☐

2. To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger; and				☐	☐	☐

3.   To approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal or in the absence of a quorum.

				☐	☐	☐
NOTE: We may conduct such other business as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

E84591-S90698

PRESIDIO, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

November 6, 2019

The stockholder(s) hereby appoint(s) Robert Cagnazzi and Neil Johnston, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Presidio, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:30 a.m. local time on November 6, 2019, at One Penn Plaza, Suite 2832, New York, New York 10119, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE